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As filed with the Securities and Exchange Commission on January 3, 2007

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Masonite International Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	2431 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)
1600 Britannia Road East Mississauga, Ontario L4W 1J2 Canada (905) 670-6500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Masonite Corporation (Exact name of registrant as specified in its charter)			Masonite International Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	2431 (Primary Standard Industrial Classification Code Number)	64-0198020 (I.R.S. Employer Identification No.)	Ontario, Canada (State or other jurisdiction of incorporation or organization)	2431 (Primary Standard Industrial Classification Code Number)	98-0377314 (I.R.S. Employer Identification No.)
One North Dale Mabry Highway, Suite 950 Tampa, Florida 33609 (813) 877-2726 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)			1600 Britannia Road East Mississauga, Ontario L4W 1J2 Canada (905) 670-6500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Frederick Arnold
One North Dale Mabry Highway, Suite 950
Tampa, Florida 33609
(813) 739-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:
Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Tel: (212) 455-2000
Fax: (212) 455-2502

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

       If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Title of Each Class Of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Senior Subordinated Notes due 2015 issued by Masonite Corporation	$412,000,000	100%(1)	$412,000,000(1)	$44,084(2)

Guarantees of Senior Subordinated Notes due 2015 issued by Masonite Corporation(3)	(4)	(4)	(4)	(4)

Senior Subordinated Notes due 2015 issued by Masonite International Corporation	$358,000,000	100%(1)	$358,000,000(1)	$38,306(2)

Guarantees of Senior Subordinated Notes due 2015 issued by Masonite International Corporation(3)	(4)	(4)	(4)	(4)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act of 1933, as amended.
(2)
The registration fee for the securities offered hereby was calculated under Rule 457(f)(2) of the Securities Act of 1933, as amended.
(3)
See inside facing page for table of additional registrant guarantors.
(4)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.

       The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant As Specified In Its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, of Registrant's Principal Executive Offices	Phone Number
3061275 Nova Scotia Company	Nova Scotia	Not Applicable	1600 Britannia Road East Mississauga, Ontario L4W 1J2 Canada	(905) 670-6500
Bonlea Limited	United Kingdom	Not Applicable	Birthwaite Business Park Huddersfield Road Darton, Barnsley S75 5JS United Kingdom	+44-1226-383434
Castlegate Entry Systems, Inc.	Canada	Not Applicable	1600 Britannia Road East Mississauga, Ontario L4W 1J2 Canada	(905) 670-6500
Crown Door Corporation	Canada	Not Applicable	1600 Britannia Road East Mississauga, Ontario L4W 1J2 Canada	(905) 670-6500
Cutting Edge Tooling, Inc.	Florida	83-0338818	One North Dale Mabry Highway, Suite 950 Tampa, Florida 33609	(813) 877-2726
Door Installation Specialists Corporation	Florida	20-1562354	One North Dale Mabry Highway, Suite 950 Tampa, Florida 33609	(813) 877-2726
Eger Properties	California	68-0316847	One North Dale Mabry Highway, Suite 950 Tampa, Florida 33609	(813) 877-2726
Florida Made Door Co.	Florida	59-0737960	One North Dale Mabry Highway, Suite 950 Tampa, Florida 33609	(813) 877-2726
Masonite Chile Holdings S.A.	Chile	Not Applicable	Ruta Q-50, Km. 1,5 Cabrero, Chile 447000	+56-43-404402
Masonite Components	Ireland	Not Applicable	Derryoughter Drumsna Carrick on Shannon Co. Leitrim Republic of Ireland	+353-71-9659500
Masonite Europe	Ireland	Not Applicable	Derryoughter Drumsna Carrick on Shannon Co. Leitrim Republic of Ireland	+353-71-9659500
Masonite Europe Limited	United Kingdom	Not Applicable	Birthwaite Business Park Huddersfield Road, Darton, Barnsley, S75 5JS United Kingdom	+44-1226-383434
Masonite Ireland	Ireland	Not Applicable	Derryoughter Drumsna Carrick on Shannon Co. Leitrim Republic of Ireland	+353-71-9659500
Masonite Mexico, S.A. de C.V.	Mexico	Not Applicable	Carretera Laredo Km. 23 Cienega de Flores, Estado Nuevo Leon 65550 Mexico	+5281-8220-8900
Masonite PrimeBoard Inc.	North Dakota	20-2765752	One North Dale Mabry Highway, Suite 950 Tampa, Florida 33609	(813) 877-2726
Pintu Acquisition Company, Inc.	Delaware	62-1647932	One North Dale Mabry Highway, Suite 950 Tampa, Florida 33609	(813) 877-2726
Premdor Crosby Limited	United Kingdom	Not Applicable	Birthwaite Business Park Huddersfield Road, Darton, Barnsley, S75 5JS United Kingdom	+44-1226-383434
Premdor Finance LLC	Delaware	51-0404966	Nemours Building, Suite 1414 1007 Orange Street Wilmington, Delaware 19801	(302) 652-5200

Premdor U.K. Holdings Limited	United Kingdom	Not Applicable	Birthwaite Business Park Huddersfield Road, Darton, Barnsley S75 5JS United Kingdom	+44-1226-383434
WMW, Inc.	Delaware	76-0533326	One North Dale Mabry Highway, Suite 950 Tampa, Florida 33609	(813) 877-2726
Woodlands Millwork I, Ltd.	Texas	76-0285989	One North Dale Mabry Highway, Suite 950 Tampa, Florida 33609	(813) 877-2726

Information contained herein is subject to completion or amendment. A registration statement relating to those securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy.

Subject to Completion, dated January 3, 2007

PRELIMINARY PROSPECTUS

Masonite International Inc.

Masonite Corporation          Masonite International Corporation

OFFER TO EXCHANGE

        Up to $412,000,000 aggregate principal amount of Senior Subordinated Notes due 2015 issued by Masonite Corporation, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Subordinated Notes due 2015 issued by Masonite Corporation.

        Up to $358,000,000 aggregate principal amount of Senior Subordinated Notes due 2015 issued by Masonite International Corporation, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Subordinated Notes due 2015 issued by Masonite International Corporation.

        The exchange notes will be fully and unconditionally guaranteed on an unsecured basis by our parent company, Masonite International Inc., and certain of our domestic and foreign subsidiaries.

        We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradeable exchange notes that have been registered under the Securities Act of 1933.

The Exchange Offer

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes representing the same underlying indebtedness that are freely tradeable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on            , 2007 which is the 21st business day after the date of this prospectus.

  •
  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. or Canadian federal income tax purposes.

  •
  The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

        All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indentures. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

        You should carefully consider the "Risk Factors" beginning on page 19 of this prospectus before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2007.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

        This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date.

        Following the date of this prospectus we will be subject to reporting obligations and any filings we make will be available via the website of the United States Securities and Exchange Commission, or SEC, at www.sec.gov. You can also obtain any filed documents regarding us without charge by written or oral request to:

Masonite International Inc.
One North Dale Mabry Highway, Suite 950
Tampa, Florida 33609
Attn. Frederick Arnold
Telephone: (813) 739-3000

        Please note that copies of documents provided to you will not include exhibits.

        In order to receive timely delivery of requested documents in advance of the expiration date of the exchange offer, you should make your request no later than                 , 2007, which is five business days before you must make a decision regarding the exchange offer.

        See "Available Information".

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

        Unless we indicate otherwise, financial information in this preliminary prospectus has been prepared in accordance with Canadian GAAP. Canadian GAAP differs in some respects from U.S. GAAP, and thus our financial statements may not be comparable to the financial statements of U.S. companies. Certain differences as they apply to us are summarized in note 26 to the annual

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consolidated financial statements and note 20 of the unaudited interim consolidated financial statements included elsewhere in this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

        Masonite International Inc. is incorporated under the Canada Business Corporations Act and Masonite International Corporation, a subsidiary of Masonite International Inc., is incorporated under the Ontario Business Corporations Act. Certain of our guarantors are also incorporated in jurisdictions outside of the United States. Each of Masonite International Inc. and Masonite International Corporation has its principal executive office in Ontario, Canada. Certain of the directors, officers and experts named in this prospectus are not residents of the United States, and all or a substantial portion of their assets and a substantial portion of the assets of Masonite International Inc., Masonite International Corporation and our non-U.S. guarantors are located outside of the United States. It may be difficult for you to effect service of process within the United States upon us or our directors, officers and experts who are not residents of the United States or to realize in the United States upon judgments of U.S. courts based upon the civil liability under the federal securities laws of the United States. We have been advised by Davies Ward Phillips & Vineberg LLP, our Canadian counsel, that there is doubt as to the enforceability in Canada against us or against our directors, officers or experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

EXCHANGE RATE INFORMATION

        The following table sets forth, for the periods indicated, translations of Canadian dollars into U.S. dollars at specified rates. These translations have been made at the indicated noon-buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York. These rates are provided solely for your convenience. They are not necessarily the rates used by us in the preparation of our financial statements.

Year Ended December 31	Average
2001	0.6444
2002	0.6368
2003	0.7186
2004	0.7702
2005	0.8269
Recent Monthly Data	Average	Low	High
April 2006	0.8742	0.8534	0.8926
May 2006	0.9009	0.8903	0.9100
June 2006	0.8979	0.8902	0.9090
July 2006	0.8855	0.8990	0.8760
August 2006	0.8943	0.8840	0.9037
September 2006	0.8760	0.8872	0.9048

INDUSTRY DATA

        We obtained the industry, market and competitive position data referenced throughout this prospectus from our own internal estimates and research as well as from industry and general publications and research, and surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified market and industry data from third party sources. While we believe our internal company research is reliable, such research has not been verified by any independent source.

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PROSPECTUS SUMMARY

        This summary highlights information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should read the entire prospectus carefully.

        Unless the context otherwise requires, in this prospectus "Masonite", the "Company", "we", "us" and "our" refer to Masonite International Inc. ("Masonite International") and its subsidiaries; and references to the "Issuers" mean Masonite Corporation ("Masonite U.S.") and Masonite International Corporation ("Masonite Canada"), the issuers of the notes. Masonite U.S., a direct wholly owned subsidiary of Masonite International, operates Masonite International's U.S. subsidiaries. Masonite Canada, also a direct wholly owned subsidiary of Masonite International, operates Masonite International's Canadian subsidiaries as well as certain other non-U.S. subsidiaries. All amounts are in U.S. dollars unless specified otherwise. Unless otherwise indicated, financial information identified in this prospectus as "pro forma" gives effect to the closing of the acquisition pursuant to which we were acquired by affiliates of Kohlberg Kravis Roberts & Co. L.P. ("KKR") (the "Transaction") and certain other events as described under "Unaudited Pro Forma Consolidated Financial Information."

Our Company

        We are one of the largest manufacturers of doors in the world, with a significant market share in both interior and exterior door products. We sell approximately 50 million doors per year in over 70 countries, including the United States, Canada, the United Kingdom, France, and throughout Central and Eastern Europe. For the year ended December 31, 2005 our sales were $2.4 billion.

        Our products are marketed under well-recognized brand names throughout the world. In North America, we market our doors primarily under the Masonite brand, which is a leading brand in the door industry. Our sales are derived from two primary sources of door demand: residential repair, renovation and remodeling of existing homes, and the construction of new homes. We believe that sales to the residential repair, renovation and remodeling sector represents the larger component of our business in North America. Approximately 79% of our 2005 sales were generated in North America, where we believe we have a leading market share in both interior and exterior doors, 18% in Europe, and the remainder in South America, Asia, Africa and the Middle East.

        We have a global manufacturing and distribution footprint, with over 80 facilities in 18 countries, primarily in North America and Europe. We are a vertically integrated producer, manufacturing key components of doors, including composite molded and veneer door facings, glass door lites and cut stock. In order to realize cost advantages and efficiencies provided by vertical integration, we have integrated the various operations in our North American segment as well as our Europe and Other segment to the point where we share common systems, financing and infrastructure. We believe that our high level of vertical integration provides us with competitive and cost advantages over competitors not as vertically integrated, and enhances our ability to develop new and proprietary products.

        As part of our "all products" cross-merchandising strategy, we provide our customers with a broad product offering of interior and exterior doors and entry systems at various price points. We manufacture a broad line of interior doors, including residential molded, flush, stile and rail, louvre and specially-ordered commercial and architectural doors. We also manufacture exterior residential steel and fiberglass doors and entry systems. In 2005, sales of interior and exterior products accounted for approximately 64% and 36% of our revenue, respectively. In addition, we also sell certain door components to other door manufacturers.

        We sell doors through multiple distribution channels, including: (i) directly to retail home center customers; (ii) one-step distributors that sell directly to homebuilders and contractors; and (iii) two-step wholesale distributors that resell to other distributors. For North American retail home center customers, our numerous door fabrication facilities provide value-added fabrication and logistical services, including store delivery of pre-hung interior and exterior doors. We believe our ability to provide: (i) a broad product range; (ii) frequent, rapid, on-time and complete delivery; (iii) consistency in products and merchandising; (iv) national service; and (v) special order programs differentiate us from our competitors.

Post-Transaction Initiatives

        We were acquired on April 6, 2005 by an affiliate of KKR. Since the acquisition we have implemented a strategic focus designed to enhance the operating performance of our business and deliver increased value to our customers.

        Our "Blueprint for Profitable Growth" focuses employees at all levels on achieving key customer and manufacturing metrics, including targets for customer service, product profitability and manufacturing efficiencies. To accomplish these goals we have deployed an intensive program based upon "Lean Sigma" methodologies, along with a comprehensive review of product pricing. In addition, we have introduced a detailed set of operational metrics which are used to assess facility performance and to benchmark best practices across the company. We believe that these initiatives will provide us with a strong platform for future profitability and growth.

Business Strengths

        We believe that we are distinguished by the following business strengths:

        Leading Global Manufacturer.    With operations in 18 countries and customers in over 70 countries, we are a leading manufacturer of doors in the United States, Canada, the United Kingdom and France.

        Diversified Business.    Our business is diversified by geography and distribution channel, with a broad product offering of doors. We sell products through multiple distribution channels, including one- and two-step distributors, retail home centers and wholesale building supply dealers, thereby reducing our reliance on any one channel.

        Focus on Stable End Market.    We generate the majority of our revenue from residential repair, renovation and remodeling spending, which has historically been less cyclical than new construction spending.

        Strong Brand Recognition.    Our brands are well recognized for their design, innovation, reliability and quality. We market our doors globally, primarily under the Masonite® and Premdor® brands, as well as other well-recognized names.

        Strong Customer Relationships with Well-Established Multi-Channel Distribution.    We have well-established relationships within all door distribution channels. Our top ten customers have been purchasing doors from us for more than 10 years on average and we believe that we are typically their leading door supplier.

        Low Cost Producer with Leading Technology and Infrastructure.    We have numerous design, process and product patents developed primarily at our 141,000 square foot research facility in West Chicago.

        Vertically Integrated Operations.    We are one of the few vertically integrated manufacturers of doors in the world, enabling us to control the many facets of production, decrease lead times and enhance customer service.

Business Strategy

        We intend to build upon our leading position in the door market worldwide through the following key elements of our business strategy:

        Implement the Blueprint for Profitable Growth.    Our Blueprint for Profitable Growth was introduced during the fourth quarter of 2005 and distributed to employees around the world and to many of our customers, suppliers and investors. The Blueprint provides direction for all employees with clear, distinct and common goals and actions that we believe will enable us to improve operations across our business.

        We identified three priorities which we believe will improve our performance:

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  Creating a common culture across the Company with a focus on operational excellence while preserving our traditional entrepreneurial spirit.

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  Driving cost reductions through all parts of our business, including at the plant level through improving core operational metrics; in the supply chain as we build capabilities to better manage and reduce materials, services and distribution costs; and in administrative costs by challenging all spending in selling and administrative cost centers.

  •
  Improving pricing discipline based on a comprehensive understanding of customer and product line profitability, and the value that we provide to our customers.

        Enhance Value Proposition for Our Customers.    Through the implementation of Lean Sigma, we intend to further enhance the value we provide to our customers by decreasing our lead times and focusing on other key customer service metrics.

        Continue Leadership in New Product Design and Technology.    We consider our strong focus on research and development to be one of our major strengths and intend to capitalize on our leadership in this area through the development of new and innovative products and improved manufacturing processes.

Issuer Information

        Masonite International Inc., the parent company of Masonite Corporation and Masonite International Corporation, was incorporated under the Canada Business Corporations Act on February 2, 2005. Masonite Corporation is a Delaware corporation incorporated on September 1, 1925. Masonite International Corporation and Specialty Buildings Products Ltd. amalgamated on May 30, 2005 to form Masonite International Corporation under the Ontario Business Corporations Act.

        Our principal executive offices are located at 1600 Britannia Road East, Mississauga, Ontario, Canada L4W 1J2 and One North Dale Mabry Highway, Suite 950, Tampa, Florida 33609. Our telephone number is (905) 670-6500 and (813) 877-2726, respectively. Our web site is located at www.masonite.com. Information on our web site does not constitute part of this prospectus and is not incorporated by reference herein.

Summary of the Terms of the Exchange Offer

        On April 6, 2005, in connection with the closing of the Transaction, we entered into a $770.0 million senior subordinated loan agreement. The proceeds of the loan were used to partially fund the Transaction. See "The Transaction". The senior subordinated loan initially carried an interest rate of LIBOR plus 6.00%, which increased over time to a maximum interest rate of 11% per annum. On October 6, 2006, the senior subordinated loan was repaid in full with the automatic issuance of a new debt obligation comprised of a senior subordinated term loan bearing an interest rate of 11% and maturing on April 6, 2015. Certain lenders exercised their option on and after October 6, 2006 to receive Senior Subordinated Notes due 2015 for all or a part of the principal amount of the senior subordinated term loan of such lender then outstanding (the "private placement").

        In this prospectus, the terms "outstanding notes" refers to the Senior Subordinated Notes due 2015 issued by Masonite Corporation (the "outstanding U.S. notes") and the Senior Subordinated Notes due 2015 issued by Masonite International Corporation (the "outstanding Canada notes") issued in the private placement; the term "exchange notes" refers to Senior Subordinated Notes due 2015 issued by Masonite Corporation and the Senior Subordinated Notes due 2015 issued by Masonite International Corporation, as registered under the Securities Act of 1933, as amended (the "Securities Act"); and the term "notes" refers to both the outstanding notes and the exchange notes.

General	In connection with the private placement, we entered into a registration rights agreement with The Bank of New York, as Trustee, for the holders of the outstanding notes (the "Trustee"), in which we and the guarantors agreed, among other things, to use our commercially reasonable efforts to file a registration statement within 90 days (January 4, 2007) after the date on which the outstanding notes were first issued and to cause the registration statement to become effective by the date that is 180 days (April 4, 2007) from the date outstanding notes were first issued.
You are entitled to exchange in the exchange offer your outstanding notes for exchange notes representing the same underlying indebtedness, which are identical in all material respects to the outstanding notes except:
	•	the exchange notes have been registered under the Securities Act;
	•	the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreement; and
	•	certain additional interest rate provisions of the registration rights agreement are no longer applicable.
The Exchange Offer	We are offering to exchange up to:
	•	$412,000,000 aggregate principal amount of Senior Subordinated Notes due 2015 issued by Masonite Corporation, which have been registered under the Securities Act, for any and all outstanding Senior Subordinated Notes due 2015 issued by Masonite Corporation; and
	•	$358,000,000 aggregate principal amount of Senior Subordinated Notes due 2015 issued by Masonite International Corporation, which have been registered under the Securities Act, for any and all outstanding Senior Subordinated Notes due 2015 issued by Masonite International Corporation.

Subject to the satisfaction or waiver of specified conditions, we will exchange, as evidence of the same underlying indebtedness, the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the applicable exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.
Upon completion of the exchange offer, there may be no market for the outstanding notes and you may have difficulty selling them.
Resales	Based on interpretations by the staff of the Securities and Exchange Commission, or the "SEC", set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, if:
	1.	you are acquiring the exchange notes in the ordinary course of your business;
	2.	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;
	3.	you are not an "affiliate" of either of the Issuers within the meaning of Rule 405 under the Securities Act; and
	4.	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.
If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of the Issuers, then:
	1.	you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no- action letters; and
	2.	in the absence of an exception from the position of the SEC stated in (1) above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.
If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See "Plan of Distribution."

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2007, which is the 21st business day after the date of this prospectus, unless extended by us. We do not currently intend to extend the expiration date of the exchange offer.
Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration date of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.
Interest on the Exchange Notes and the Outstanding Notes	Each exchange note will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid on the outstanding notes, from October 6, 2006. The interest on the notes will be payable on each April 15 and October 15, beginning April 15, 2007. No interest will be paid on outstanding notes following their acceptance for exchange.
Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See "The Exchange Offer—Conditions to the exchange offer."
Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or "DTC", and wish to participate in the exchange offer for the outstanding notes, you must comply with the Automated Tender Offer Program procedures of DTC. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
	1.	you are acquiring the exchange notes in the ordinary course of your business;
	2.	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;
	3.	you are not an "affiliate" of any of the Issuers within the meaning of Rule 405 under the Securities Act; and
	4.	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.
If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must represent to us that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of such exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaged in, or intend to engage in, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of any of the Issuers, then you cannot rely on the positions and interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.
Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact such person promptly and instruct such person to tender those outstanding notes on your behalf.
Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other documents required by the letter of transmittal or you cannot comply with the DTC procedures for book-entry transfer prior to the expiration date, then you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer—Guaranteed delivery procedures."
Effect on Holders of Outstanding Notes	In connection with the issuance of the outstanding notes, we entered into a registration rights agreement with the Trustee for the holders of the outstanding notes that grants the holders of outstanding notes registration rights. By making the exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Accordingly, we will not be obligated to pay additional interest as described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the applicable indenture, except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement and we will not be obligated to pay additional interest as described in the registration rights agreement, except in certain limited circumstances.
To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.
Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States or Canadian federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences" and "Certain Canadian Federal Income Tax Consequences."
Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer.
Exchange Agent	The Bank of New York, whose address and telephone number are set forth in the section captioned "The exchange offer—exchange agent" of this prospectus, is the exchange agent for the exchange offer.

Summary of the Terms of the Exchange Notes

        The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indentures under which the outstanding notes were issued, and each series of the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the respective indenture. The following summary is not intended to be a complete description of the terms of the notes. For a more detailed description of the notes, see "Description of Notes." The outstanding notes and the exchange notes are collectively referred to herein as the "notes" unless the context otherwise requires.

Issuers	Masonite U.S. and Masonite Canada.
Securities	Up to $412,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 issued by Masonite U.S.; and
Up to $358,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 issued by Masonite Canada.
Maturity Date	The notes will mature on April 6, 2015.
Interest Payment Dates	We will pay interest on the notes on April 15 and October 15, commencing on April 15, 2007. Interest accrued on the indebtedness evidenced by the exchange notes from October 6, 2006.
Additional Amounts
If Masonite Canada is required to withhold or deduct any Canadian taxes from any payment under or with respect to its notes, it will pay such additional amounts as may be necessary so that the net amount received by each holder after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been withheld or deducted, subject to the exceptions described under the heading "Description of Notes—Additional Amounts."
Guarantees
All payments with respect to the notes, including principal and interest, are fully and unconditionally guaranteed on an unsecured senior basis by Masonite International, the Issuers' direct parent company, by the other Issuer, and by each of the Issuers' existing and future U.S. restricted subsidiaries and by certain of the Issuers' non-U.S. restricted subsidiaries.
Ranking	The outstanding notes are, and the exchange notes will be, our unsecured senior subordinated obligations and:
• are subordinated in right of payment to our existing and future senior debt, including our senior secured credit facilities;
• rank equally in right of payment to all of our future senior subordinated debt;
•
are effectively subordinated in right of payment to all of our existing and future secured debt (including our senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of any of our subsidiaries that is not a guarantor of the notes; and

	•	rank senior in right of payment to all of our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes.

Similarly, the note guarantees with respect to the outstanding notes are, and the note guarantees with respect to the exchange notes will be, unsecured senior subordinated obligations of the guarantors and:
	•	are subordinated in right of payment to all of the applicable guarantor's existing and future senior debt, including such guarantor's guarantee under our senior secured credit facilities;
	•	rank equally in right of payment to all of the applicable guarantor's future senior subordinated debt;
•
are effectively subordinated in right of payment to all of the applicable guarantor's existing and future secured debt (including such guarantor's guarantee under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the notes; and
	•	rank senior in right of payment to all of the applicable guarantor's future subordinated debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes.

As of September 30, 2006, (1) the notes and related guarantees ranked junior to approximately $1,225.4 million of senior indebtedness under our senior secured credit facilities, and (2) we had an additional $282.0 million of unutilized capacity under our senior secured revolving credit facility (excluding $8.2 million of outstanding undrawn letters of credit). In addition, the notes were structurally subordinated to $34.8 million of senior indebtedness incurred by our non-guarantor subsidiaries.
Optional Redemption
Prior to April 6, 2010, the Issuers may redeem all or a part of the notes at a redemption price equal to 100% of the principal amount of notes redeemed plus an applicable make-whole premium (as described in "Description of Notes—Optional Redemption") plus accrued and unpaid interest to the redemption date.

After April 6, 2010, the Issuers may redeem some or all of the notes at par plus accrued interest plus a premium equal to one half of the coupon on such notes, which premium shall decline ratably on each subsequent anniversary of April 6 to zero on April 6, 2014.

Optional Redemption After Certain Equity Offerings
In addition, before April 6, 2008, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 111% of the face amount thereof with the proceeds of equity offerings; provided that at least 65% of the notes originally issued under the applicable Indenture remain outstanding.
Change of Control Offer
Upon the occurrence of a change of control, the Issuers will be required, subject to certain conditions, to offer to repurchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. See "Description of Notes—Offer to Purchase—Change of Control."
Asset Sale Proceeds
If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay senior indebtedness or make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued interest.
Certain Indenture Provisions
The Issuers issued the notes under indentures among the Issuers, Masonite International, the other guarantors and the trustee. The indentures limit the ability of the Issuers, Masonite International and their restricted subsidiaries to, among other things:
	•	incur additional indebtedness and issue preferred stock;
	•	make restricted payments;
	•	place restrictions on the Issuers, Masonite International and their restricted subsidiaries to pay dividends or make other distributions;
	•	make investments;
	•	sell assets;
	•	enter into transactions with affiliates;
	•	merge or consolidate with other entities; and
	•	create or incur liens.
Each of the covenants is subject to a number of important exceptions and qualifications. See "Description of Notes—Certain Covenants."
No Prior Market; Listing
The exchange notes will generally be freely transferable but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

ERISA Considerations	The notes may, subject to certain restrictions described in "Certain ERISA Considerations" herein, be sold and transferred to ERISA Plans and Plans.
Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Risk Factors

        See "Risk Factors" for a description of some of the risks you should consider before deciding to participate in the exchange offer.

Summary Consolidated Financial Data

        Set forth below is summary historical consolidated financial data of Masonite International Corporation, the entity acquired pursuant to the Transaction (the "Predecessor"), and summary historical consolidated financial data of Masonite International (the "Successor") at the dates and for the periods indicated. The historical data for the periods presented has been prepared in accordance with Canadian GAAP. The historical data of the Predecessor for the fiscal years ended December 31, 2003 and 2004 and the period from January 1, 2005 to April 6, 2005 have been derived from the Predecessor's historical consolidated financial statements included elsewhere in this prospectus, which have been audited by KPMG LLP. The historical data of the Successor presented as at December 31, 2005 and for the period from February 2, 2005 to December 31, 2005 has been derived from the Successor's historical consolidated financial statements included elsewhere in this prospectus which have been audited by KPMG LLP.

        Subsequent to December 31, 2005, Deloitte & Touche LLP was appointed as auditors of the Company. As at the current date, Deloitte & Touche LLP have not audited the financial statements of the Company for an period.

        The historical data for the periods from February 2, 2005 to September 30, 2005 and from January 1, 2006 to September 30, 2006 and as at September 30, 2006 have been derived from the unaudited consolidated financial statements of the Successor included elsewhere in this prospectus. This historical data includes, in the opinion of management, all adjustments necessary for a fair presentation of the operating results and financial condition of the Predecessor and Successor, respectively, for such periods and as of such dates.

        The summary unaudited pro forma consolidated financial data have been prepared to give effect to the Transaction (defined herein) as if it had occurred on January 1, 2005. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The summary unaudited pro forma consolidated financial data are for information purposes only and do not purport to represent what our results of operations or financial position actually would have been if the Transaction had occurred at any date, and such data do not purport to project the results of operations for any future period.

        The summary historical consolidated financial data should be read in conjunction with and is qualified by reference to, "Unaudited Pro Forma Consolidated Financial Information," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes thereto included elsewhere in this prospectus.

	Predecessor			Successor(1)	Combined(2)	Pro Forma	Successor(1)	Combined(2)	Successor(1)
	Fiscal Years Ended December 31,		Period From January 1, to April 6,	Period From February 2, to December 31,	Fiscal Year Ended December 31,	Fiscal Year Ended December 31,	Period From February 2, to September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2003	2004	2005	2005	2005	2005	2005	2005	2006
					(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in millions of U.S. dollars)
Statement of Operations Data:
Sales	$1,777.2	$2,199.9	$600.1	$1,828.4	$2,428.5	$2,428.5	$1,233.2	$1,833.3	$1,879.5
Cost of sales	1,380.2	1,722.7	486.7	1,497.9	1,984.7	1,964.2	1,007.9	1,494.6	1,486.9

Gross profit	397.1	477.2	113.4	330.4	443.8	464.3	225.3	338.7	392.6

Selling, general and administration expenses	162.2	189.9	54.4	161.3	215.7	217.7	105.8	160.2	159.2
Depreciation	47.5	58.5	17.9	60.3	78.2	79.3	39.0	57.0	65.3
Amortization	0.2	4.1	1.1	29.9	31.0	40.0	20.5	21.6	26.7
Interest	36.4	39.5	11.2	137.1	148.3	177.8	90.4	101.6	137.2
Other expense (income), net	3.1	7.7	66.4	22.6	89.0	12.0	20.5	86.8	16.6

	Predecessor			Successor(1)	Combined(2)	Pro Forma	Successor(1)	Combined(2)	Successor(1)
	Fiscal Years Ended December 31,		Period From January 1, to April 6,	Period From February 2, to December 31,	Fiscal Year Ended December 31,	Fiscal Year Ended December 31,	Period From February 2, to September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2003	2004	2005	2005	2005	2005	2005	2005	2006
					(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in millions of U.S. dollars)
Income (loss) before income taxes and non-controlling interest	147.7	177.4	(37.7)	(80.8)	(118.5)	(62.5)	(50.9)	(88.6)	(12.5)
Income taxes	34.5	42.7	(8.3)	(16.3)	(24.6)	(6.3)	(19.3)	(27.6)	(4.8)
Non-controlling interest	5.5	6.8	1.3	5.3	6.6	6.6	4.0	5.3	5.6

Net income (loss)(3)	$107.7	$128.0	$(30.7)	$(69.8)	$(100.5)	$(62.8)	$(35.6)	$(66.2)	$(13.2)

Other Financial Data:
Capital expenditures	$49.5	$70.2	$12.4	$69.8	$82.2	$82.2	$41.2	$53.6	35.3
EBITDA(4)	234.9	287.3	58.9	169.1	228.1	246.6	119.5	178.5	233.4
Adjusted EBITDA(4)						298.4		228.9	256.8
	Successor
	As at December 31,	As at September 30,
	2005	2006
		(unaudited)
	(in millions of U.S. dollars)
Balance Sheet Data:
Cash and cash equivalents	$47.5	$61.3
Working capital	211.2	249.5
Total assets	3,297.3	3,262.8
Total debt	2,105.2	2,030.2
Total shareholder's equity	492.3	503.2

(1)
The only activity of the Successor in the February 2, 2005 to April 6, 2005 period is a realized exchange loss of $5.3 million to hedge the Canadian dollars required to close the Transaction. See note 1 of our consolidated financial statements contained elsewhere in this prospectus.

(2)
The combined financial data for the period ended September 30, 2005 and the year ended December 31, 2005 represents the combined historical results of the Predecessor and Successor for the periods reported. These combined results are for informational purposes only in order to facilitate discussion and analysis of our results of operations and do not purport to be a presentation in accordance with GAAP.

(3)
Reconciliation of certain financial data from Canadian GAAP to U.S. GAAP:

	Predecessor			Successor	Combined	Pro Forma	Successor	Combined	Successor
	Fiscal Years Ended December 31,		Period From January 1, 2005 to April 6,	Period From February 2, 2005 to December 31,	Fiscal Year Ended December 31,	Fiscal Year Ended December 31,	Period From February 2, 2005 to September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2003	2004	2005	2005	2005	2005	2005	2005	2006
					(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of net income (loss)—Canadian GAAP to U.S. GAAP
Net income (loss)—Canadian GAAP	$107.7	$128.0	$(30.7)	$(69.8)	$(100.5)	$(62.8)	$(35.6)	$(66.2)	$(13.2)
Effect of SFAS 133(a)	3.3	6.6	1.4	—	1.4	—	—	1.4	—
Effect of EITF 88-16(b)	—	—	—	0.3	0.3	0.3	0.4	0.3	—
Tax effect of U.S. GAAP adjustments	(1.0)	(1.9)	(0.5)	(0.2)	(0.6)	(0.1)	(0.1)	(0.6)	—

Net income (loss)—U.S. GAAP	$110.0	$132.7	$(29.7)	$(69.6)	$(99.4)	$(62.6)	$(35.3)	$(65.0)	$(13.2)

	Successor
	As at December 31,	As at September 30,
	2005	2006
		(unaudited)
Reconciliation of shareholder's equity—Canadian GAAP to U.S. GAAP
Shareholder's equity—Canadian GAAP	$492.3	$503.2
Effect of SFAS 133(a)	9.9	12.5
Effect of EITF 88-16(b)	(5.8)	(1.9)

Shareholder's equity—U.S. GAAP	$496.4	$513.9

(a)    SFAS No. 133: Accounting for derivative instruments and hedging activities ("SFAS 133"):

        SFAS 133 and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of SFAS 133", ("SFAS 138") requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships.

        Forward exchange contracts:

        The Company enters into forward exchange contracts to hedge certain forecasted cash flows. The contracts are for periods consistent with the forecasted transactions. All relationships between hedging instruments and hedged items, as well as risk management objectives and strategies are documented. Changes in the spot value of the foreign currency contracts that are designated, effective and qualified as cash flow hedges of forecasted transactions are reported in accumulated other comprehensive income and are reclassified into the same component of earnings and in the same period as the hedged transaction is recognized. Under Canadian GAAP, the derivative instruments are not marked to market and the related off balance sheet gains and losses are recognized in earnings in the same period as the hedged transactions.

        Interest rate swap agreements:

        The Company has entered into interest rate swap agreements to convert a portion of its floating rate debt into fixed rate debt in accordance with the Company's risk management objective of mitigating the variability and uncertainty in its cash flows due to variable interest rates. At the inception of these hedges, Masonite had met the criteria for designation and assessing the effectiveness of hedging relationships, thus these interest rate swaps were designated as cash flow hedges.

        For the Predecessor, the criteria under SFAS 133 were not met prior to the establishment of its interest rate swap agreements. Accordingly, any change in the fair value of the interest rate swaps was reported in income from inception to December 31, 2003. As of January 1, 2004, the Company had met the criteria for designation and assessing the effectiveness of hedging relationships, thus the interest rate swaps were designated as cash flow hedges. Under U.S. GAAP, changes in fair value of these financial instruments that are designated as effective and qualify as cash flow hedges are reported in accumulated other comprehensive income and are reclassified into income in the same period as the hedged transaction is reported.

(b)    EITF 88-16: Basis in leveraged buyout transactions:

        Under Canadian GAAP, the Transaction was accounted for using the purchase method with a 100% change in basis. Under U.S. GAAP, a portion of the purchase cost (representing approximately 1% of the purchase price) of the Transaction is accounted for at the carrying value of management's continuing equity interests. The termination of a former senior executive resulted in a step acquisition, as the percentage of the Company owned by management decreased. The results of this step acquisition are reflected in the operations of the Company in the Successor Period. As at December 31, 2005, approximately 0.4% of the purchase cost of the Transaction is accounted for at the carrying value of management's continuing equity interests. As a result, the purchase cost and the reduction of purchase cost is allocated pro rata to the assets acquired and liabilities assumed and shareholder's equity is reduced by a similar amount.

(4)
EBITDA, a measure used historically by management to measure operating performance, is defined as net income plus interest, income taxes, depreciation and amortization, other expense (income), net, (gain) loss on refinancing, net and non-controlling interest. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to adjustments required in calculating covenant ratios and compliance under the indentures governing the notes and our senior secured credit facilities. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP, are not measures of financial condition or profitability, and should not be considered as an alternative to (1) net income (loss) determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use, as they do not include certain cash requirements such as interest payments, tax payments and debt service requirements. We believe that the inclusion of EBITDA and Adjusted EBITDA in this prospectus is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indentures governing the notes and our senior secured credit facilities. Adjusted EBITDA is a material component of these covenants. For instance, both the indentures governing the notes and the senior secured credit facilities contain financial ratios that are calculated by reference to Adjusted EBITDA. Non-compliance with the financial ratio maintenance covenants contained in our senior secured credit facilities could result in the requirement to immediately repay all amounts outstanding under such facilities, while non-compliance with the debt incurrence ratio contained in the indentures governing the notes would prohibit us from being able to incur additional indebtedness other than pursuant to specified exceptions. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The following table sets forth a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated:

	Predecessor			Successor	Combined	Pro Forma	Successor	Combined	Successor
	Fiscal Years Ended December 31,		Period From January 1, 2005 to April 6,	Period From February 2, 2005 to December 31,	Fiscal Year Ended December 31,	Fiscal Year Ended December 31,	Period From February 2, 2005 to September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2003	2004	2005	2005	2005	2005	2005	2005	2006
					(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in millions of U.S. dollars)
Reconciliation of net income (loss) to EBITDA:
Net income (loss)	$107.7	$128.0	$(30.7)	$(69.8)	$(100.5)	$(62.8)	$(35.6)	$(66.2)	$(13.2)
Interest	36.4	39.5	11.2	137.1	148.3	177.8	90.4	101.6	137.2
Income taxes	34.5	42.7	(8.3)	(16.3)	(24.6)	(6.3)	(19.3)	(27.6)	(4.8)
Depreciation and amortization	47.7	62.6	19.0	90.3	109.3	119.3	59.5	78.5	92.0
Other expense (income)	3.1	7.7	66.4	22.6	89.0	12.0	20.5	86.8	16.6
Non-controlling interest	5.5	6.8	1.3	5.3	6.6	6.6	4.0	5.3	5.6

EBITDA	$234.9	$287.3	$58.9	$169.1	$228.1	$246.6	$119.5	$178.5	$233.4

	Pro Forma	Combined	Successor
	Fiscal Year Ended December 31,	Nine Months Ended September 30,	Nine Months Ended September 30,
Reconciliation of EBITDA to Adjusted EBITDA:
	2005	2005	2006
EBITDA	$246.6	$178.5	$233.4
Receivables transaction charges(a)	6.5	4.2	5.9
Inventory purchase accounting adjustment(b)	1.2	20.5	—
U.S. fire(c)	5.0	5.0	—
Facility closures/realignments(d)	1.8	1.8	1.9
Hurricanes impact(e)	7.9	7.9	(0.7)
U.K. fire(f)	1.6	—	—
Inventory losses(g)	8.4	—	9.0
Acquisitions impact (including synergies)(h)	9.5	7.8	—
Stock-based compensation(i)	4.5	1.8	1.2
Franchise and capital tax	3.0	1.4	1.9
Foreign exchange gains	(4.2)	(1.3)	(0.6)
Craftmaster contract termination(j)	1.3	1.3	—
Other(k)	5.3	—	4.7

Adjusted EBITDA	$298.4	$228.9	$256.8

  (a)
  Represents transaction charges related to the sale of receivables.

  (b)
  Margins were impacted by fair value adjustments to increase the value of inventory acquired as part of business combinations. Acquisitions completed following the Transaction resulted in an adjustment that increased cost of sales by approximately $1.2 million during the fourth quarter of 2005.

  (c)
  During the first quarter of 2005, we experienced an equipment electrical fire at a door facings plant located in the southeastern United States reducing profitability by an estimated $5.0 million.

  (d)
  We incurred $1.8 million of costs related to a significant realignment of its exterior door manufacturing facilities in the first quarter of 2005. During the first quarter of 2006, we rationalized and relocated certain facilities to better align capacity with demand. Total costs associated with these activities were $1.9 million.

  (e)
  During the third quarter of 2005, our operations were adversely impacted by hurricanes in parts of the southeastern United States, resulting in a $7.9 million reduction in profits. During the third quarter of 2006, we received $0.7 million of insurance proceeds.

  (f)
  In the fourth quarter of 2005, we lost $1.6 million of inventory due to a fire caused by arsonists at a leased warehouse near a factory located in the United Kingdom.

  (g)
  In the fourth quarter of 2005, we undertook a review of a product line of exterior doors that are distributed in the United States. Due to a reduction in anticipated future market demand for the product and the age of the inventory, a write down of $7.0 million was recorded on this inventory. Other write-offs of $1.4 million were also recorded. During the second quarter of 2006, we wrote down $9.0 million of obsolete inventory at various facilities within the organization.

  (h)
  We estimated that the six acquisitions completed during 2005 would have resulted in additional EBITDA that was not included in Masonite's 2005 consolidated results. Included in that calculation of Adjusted EBITDA for the last twelve months ended December 31, 2005 is $9.5 million of pro forma EBITDA and related synergies.

  (i)
  Represents non-cash equity compensation expense.

  (j)
  Represents $1.3 million of estimated cost savings that would have been achieved (in the first quarter of 2005) had the molded door facing supply contract between Masonite and Craftmaster been terminated as of January 1, 2004.

  (k)
  Adjusted EBITDA also excludes certain other costs, including employee future benefits, severance, litigation, and sponsor fees.

RISK FACTORS

        You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before participating in the exchange offer.

Risks Related to Our Indebtedness and the Notes

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness, including the notes.

        As of September 30, 2006, we had outstanding indebtedness of approximately $2,030.2 million, and availability of $273.8 million under our revolving credit facility after giving effect to outstanding letters of credit. Our outstanding indebtedness represented approximately 78% of our total capitalization (based on total capitalization of $2,594.7 million).

        Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the indentures governing the notes and the agreements governing such other indebtedness;

  •
  require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limit our flexibility in planning for and reacting to changes in our businesses and in the industries in which we operate;

  •
  make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

  •
  limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes; and

  •
  place us at a disadvantage compared to our competitors who may have less debt.

        Any of the above listed factors could materially adversely affect our business and results of operations. Furthermore, our interest expense could increase if interest rates increase because our senior secured credit facilities does bear interest at floating rates. See "Description of Notes—Interest" and "Description of Certain Indebtedness—Senior Secured Credit Facilities."

We and our subsidiaries will be able to incur more debt, which could further exacerbate the risks associated with our substantial anticipated leverage.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indentures and our senior secured credit facilities do not fully prohibit us or our subsidiaries from doing so. To the extent new debt is added to our and our subsidiaries' currently anticipated debt levels, the substantial leverage risks would increase. Specifically, our senior secured credit facilities allow us, subject to certain conditions, to incur additional term loans in an aggregate principal amount of up to $300.0 million, which additional term loans would have the same security and guarantees as under the senior secured credit facilities.

To service our indebtedness, we require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

        Our ability to pay interest on and principal of the notes at maturity and to satisfy our other debt obligations principally will depend upon our future operating performance. As a result, prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments.

        If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Our ability to restructure or refinance our debt will depend on the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt instruments, including the senior secured credit facilities and the indentures governing the notes may restrict us from adopting some of these alternatives. Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect, which could be material, on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the notes.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

        A substantial portion of our assets are owned by subsidiaries. Repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Although certain of our subsidiaries are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures governing the notes limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

The assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

        Your claims in respect of the notes will be effectively subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables, and the claims (if any) of third party holders of preferred equity interests in our non-guarantor subsidiaries.

The notes are not secured by the Issuers' assets, and the lenders under the Issuers' senior secured credit facilities are entitled to remedies available to a secured lender, which gives them priority over you to collect amounts due to them.

        In addition to being contractually subordinated to all existing and future senior indebtedness, the notes and the guarantees thereof are not secured by any of the Issuers' assets. In contrast, the Issuers' obligations under the senior secured credit facilities are secured by substantially all of the Issuers' assets and substantially all of the assets of Masonite International and of each guarantor including a perfected first-priority pledge of all the capital stock held by either Issuer or any guarantor (which will be limited in the case of any foreign subsidiary of a U.S. entity to 65% of the voting stock of such foreign subsidiary, and, in the case of other subsidiaries other than U.S. subsidiaries, as the Issuers and The Bank of Nova Scotia agree). In addition, we may incur other senior indebtedness, which may be substantial in amount, and which may, in certain circumstances, be secured. As of September 30, 2006, we had $1,225.4 million of senior secured indebtedness. The Issuers' senior secured credit facilities allow us, subject to certain conditions, to incur additional term loans under the term facility in an aggregate principal amount of up to $300.0 million, which additional term loans would have the same security and guarantees as the senior secured credit facilities.

        In addition, we established receivables sales arrangements with a maximum amount of $135.0 million pursuant to which we from time to time are permitted to sell non-interest bearing trade accounts receivable. We do not have a retained interest in the receivables sold under these sales arrangements. Accordingly, any receivables sold pursuant to these facilities do not constitute assets of ours and will not be available to satisfy payment obligations on the notes.

Because the notes and the guarantees will be unsecured obligations, your right of repayment may be compromised if any of the following situations occur:

  •
  the commencement of bankruptcy, liquidation, reorganization, or other winding-up proceedings;

  •
  there is a default in payment under the senior secured credit facilities or other secured indebtedness; or

  •
  there is an acceleration of any indebtedness under the senior secured credit facilities or other secured indebtedness.

        If any of these events occurs, the secured lenders could sell those of our assets in which they have been granted a security interest, to your exclusion, even if an event of default exists under the indentures at such time. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the notes and the guarantees.

U.S. federal and state and Canadian federal and provincial laws allow courts, under specific circumstances, to void the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors.

        Masonite International and the guarantors guarantee and the Issuers cross-guarantee the Issuers' obligations under the notes. The issuance of the guarantees by the guarantors may be subject to review under U.S. federal or state or Canadian federal or provincial laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date any Issuer or guarantor, by or on behalf of, the Issuers' unpaid creditors or the unpaid creditors of Masonite International or of the other guarantors. Under the federal U.S. and Canadian bankruptcy laws and comparable provisions of state and provincial fraudulent transfer laws, a court may, among other things, void or otherwise decline to enforce a guarantor's guaranty, or subordinate such guaranty to the applicable guarantor's existing and future indebtedness. While the relevant laws may vary from jurisdiction to jurisdiction, a court might do so if it found that when the applicable guarantor entered into its guaranty or when the guaranty became effective (including following the suspension thereof) or, in some jurisdictions, when payments became due under such guaranty, the applicable guarantor received less than reasonably equivalent value or fair consideration and either:

  •
  was insolvent or rendered insolvent by reason of such incurrence, or if in Canada, becomes subject to an insolvency proceeding within one year;

  •
  was engaged in a business or transaction for which such guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that such guarantor would incur, debts beyond such guarantor's ability to pay such debts as they mature.

        The court might also void a guaranty, without regard to the above factors, if the court found that the applicable guarantor entered into its guaranty with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantees could be voided and required to be returned to such guarantor or to a fund for the benefit of such guarantor's creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for such guaranty if such guarantor did not substantially benefit directly or indirectly from the issuance of the notes. In addition, upon certain circumstances specified in "Description of Notes," a guaranty that had previously been suspended by virtue of the notes having received investment grade ratings will be required to be reinstated. A court might void a guaranty if it found that the applicable guarantor was insolvent when it reinstated its guaranty.

        If a court were to void a guaranty, you would no longer have a claim against the applicable guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from any guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of such guarantor's debts, including, in some cases, contingent liabilities, was greater than the fair saleable value of such guarantor's assets; or

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  if the present fair saleable value of such guarantor's assets were less than the amount that would be required to pay such guarantor's probable liability on such guarantor's existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  such guarantor could not pay such guarantor's debts as they become due.

        To the extent a court voids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable for any other reason, holders of notes would cease to have any direct claim against the applicable guarantor. If a court were to take this action, the applicable guarantor's assets may be applied first to satisfy the applicable guarantor's liabilities, if any, before any portion of its assets could be applied to the payment of the notes.

        Each guaranty will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guaranty to be a fraudulent transfer. This provision may not protect the guarantees from being voided under fraudulent transfer law, or may reduce the guarantor's obligation to an amount that effectively makes the guaranty worthless.

Canadian bankruptcy and insolvency laws may impair the enforcement of remedies under the notes and guarantees.

        The rights of trustees who represent the holders of the notes issued by Masonite Canada and the guarantees issued by Masonite Canada, Masonite International and the Canadian subsidiary guarantors to enforce remedies are likely to be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to any of such entities. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or plan of arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors affected thereby. Such a restructuring proposal, if accepted by the requisite majorities of each affected class of creditors and if approved by the relevant Canadian court, would be binding on all creditors within the affected class of creditors, who may not otherwise be willing to accept it. Moreover, this legislation permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under applicable debt instruments and the stay against proceedings remains in place.

        The powers of Canadian courts under the Bankruptcy and Insolvency Act and particularly under the Companies' Creditors Arrangements Act have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict if payments under the notes issued by Masonite Canada or the guarantees issued by Masonite Canada, Masonite International or the Canadian subsidiary guarantors would be made following commencement of or during such proceeding, whether or when the trustee could exercise its rights under the indentures governing the notes or guarantees or whether and to what extent holders of the notes issued by Masonite Canada or the notes guaranteed by Masonite Canada, Masonite International or the Canadian subsidiary guarantors would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the trustee.

The terms of our senior secured credit facilities and the indentures governing the notes may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

        Our senior secured credit facilities and the indentures governing the notes contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to engage in acts that may be in our best long-term interests. Our senior secured credit facilities include financial covenants, including requirements that we:

  •
  maintain a minimum interest coverage ratio; and

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  not exceed a maximum total leverage ratio.

        The financial covenants contained in our senior secured credit facilities will become more restrictive over time. In addition, our senior secured credit facilities require that we use a portion of excess cash flow and proceeds of certain asset sales that are not reinvested in our business to repay indebtedness under those facilities.

        Our senior secured credit facilities also include covenants restricting, among other things, our ability to:

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  incur liens;

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  incur additional debt (including guarantees, debt incurred by direct or indirect subsidiaries, and obligations in respect of foreign currency exchange and other hedging arrangements) or issue preferred stock;

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  pay dividends, or make redemptions and repurchases, with respect to capital stock;

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  prepay, or make redemptions and repurchases of, subordinated debt;

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  make loans and investments;

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  engage in mergers, acquisitions, asset sales, sale/leaseback transactions and transactions with affiliates;

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  change the business conducted by us; and

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  amend the terms of subordinated debt.

        The indentures relating to the notes also contain numerous covenants including, among other things, restrictions on our ability to:

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  incur or guarantee additional indebtedness or issue disqualified or preferred stock;

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  create liens;

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  pay dividends or make other equity distributions;

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  repurchase or redeem capital stock;

  •
  make investments or other restricted payments;

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  sell assets or consolidate or merge with or into other companies;

  •
  create limitations on the ability of our restricted subsidiaries to make dividends or distributions to us; and

  •
  engage in transactions with affiliates.

        The operating and financial restrictions and covenants in our existing debt agreements and any future financing agreements may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. A breach of any of the restrictive covenants in the senior secured credit facilities would result in a default under the senior secured credit facilities. If any such default occurs, the lenders under the senior secured credit facilities may elect to declare all outstanding borrowings, together with accrued interest and other fees, to be immediately due and payable, enforce their security interest or require us to apply all of our available cash to repay these borrowings, any of which would result in an event of default under the notes. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further borrowings.

We may not be able to repurchase notes upon a change of control.

        Certain events constitute a change of control under the indentures governing the notes. Upon the occurrence of such events, we will be required to offer to repurchase your notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the extent applicable. The senior secured credit facilities provide that certain change of control events (including a change of control as defined in the indentures relating to the notes) constitute a default. Any future credit agreement or other agreements relating to senior indebtedness to which we become a party may contain similar provisions. If we experience a change of control that triggers a default under our senior secured credit facilities, we could seek a waiver of such default or seek to refinance our senior secured credit facilities. In the event we do not obtain such a waiver or do not refinance the senior secured credit facilities, such default could result in amounts outstanding under our senior secured credit facilities being declared due and payable. In the event we experience a change of control that results in our having to offer to repurchase your notes, we may not have sufficient financial resources to satisfy all of our obligations under our senior secured credit facilities. A failure to make the applicable change-of-control offer or to pay the applicable change-of-control purchase price when due would result in a default under the indentures governing the notes. In addition, the change-of-control covenant in the indentures governing the notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction. See "Description of Notes—Certain Covenants."

Your right to receive payments on the notes and the guarantees will be junior to the rights of the lenders under our senior secured credit facilities and to all of our other senior indebtedness, including any of our future senior debt.

        The notes and the guarantees thereof will rank in right of payment behind all of the Issuers' and the guarantors' existing senior indebtedness, including borrowings under our senior secured credit facilities and the guarantees thereof, and will rank in right of payment behind all of the Issuers' and the guarantors' future borrowings, except for any future indebtedness that expressly provides that it ranks equal or junior in right of payment to the notes and the related guarantees. See "Description of Notes—Subordination of the Notes." As of September 30, 2006, we had approximately $1,225.4 million of senior indebtedness, and the revolving credit portion of our senior secured credit facilities would have provided for additional borrowings of up to $273.8 million after giving effect to outstanding letters of credit, all of which would be senior indebtedness when drawn. Our senior secured credit facilities allow us, subject to certain conditions, to incur additional term loans under the term facility in an aggregate principal amount of up to $300.0 million. As of September 30, 2006, the guarantors had approximately $1,225.4 million of senior indebtedness which represented guarantees of borrowings under our senior secured credit facilities and the notes. We will also be permitted to incur substantial additional indebtedness, including senior indebtedness, in the future.

        We may not pay principal, premium, if any, interest or other amounts on account of the notes or the guarantees in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under the senior secured credit facilities and the notes, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we may not be permitted to pay any amount on account of the notes or the guarantees for a designated period of time. See "Description of Notes—Ranking."

        Because of the subordination provisions in the notes and the guarantees, in the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us or a guarantor, the Issuers' or the guarantor's assets will not be available to pay obligations under the notes or the applicable guarantee until the applicable Issuer or guarantor has made all payments in cash on its senior indebtedness. Sufficient assets may not remain after all these payments have been made to make any payments on the notes or the applicable guarantee, including payments of principal or interest when due. In addition, in the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to either Issuer or the guarantors, holders of the notes will participate with trade creditors and all other holders of the Issuers' and the guarantors' senior subordinated indebtedness, as the case may be, in the assets remaining after the Issuers and the guarantors have paid all of the senior indebtedness. However, because the indentures require that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of the notes may receive less, ratably, than holders of trade payables or other unsecured, unsubordinated creditors in any such proceeding. In any of these cases, the Issuers and the guarantors may not have sufficient funds to pay all of our creditors, and holders of the notes may receive less, ratably, than the holders of senior indebtedness or other unsecured debt. See "Description of Notes—Ranking."

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

        If you do not exchange your outstanding notes for exchange notes representing the same underlying indebtedness in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus summary—Summary of the terms of the exchange offer" and "Description of Notes—The Exchange Offer; Registration Rights" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        An active market for any of the exchange notes may not develop or, if developed, it may not continue. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for any of the exchange notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Your ability to sell the notes may be limited by the absence of an active trading market, and if one develops, it may not be liquid.

        We do not intend to apply for the notes or any exchange notes to be listed on any securities exchange or to arrange for quotation. As a result, any trading market for the notes or the exchange notes or, in the case of any holders of notes that do not exchange them, the trading market for the notes following the offer to exchange the notes for exchange notes evidencing the same underlying indebtedness may not be liquid. You may not be able to sell your notes or exchange notes at a particular time or at favorable prices or at all.

        The liquidity of any market for the notes and the future trading prices of the notes will depend on many factors, including:

  •
  our operating performance and financial condition;

  •
  our ability to complete the offer to exchange the notes for the exchange notes;

  •
  the interest of securities dealers in making a market in the notes; and

  •
  the market for similar securities.

Risks Related to Our Business

We operate in a competitive business environment. If we are unable to compete successfully, we could lose customers and our sales could decline.

        The building products industry is highly competitive. We compete against international, national and regional manufacturers of doors. Some of our principal competitors may be less highly leveraged than we are and may have greater financial, marketing and distribution resources than we do. Accordingly, these competitors may be better able to withstand changes in conditions within the industry in which we operate and may have significantly greater operating and financial flexibility than we do. Also, certain of our competitors may have excess production capacity, which could lead to pressure to decrease prices in order to remain competitive. For these and other reasons, these competitors could take a greater share of sales and cause us to lose business from our customers, resulting in potential facility closures and related writedowns and impairments.

        As a result of this competitive environment, we face and will continue to face pressure on selling prices of our products from competitors and from large customers. Because of these pricing pressures, we may in the future experience reduced sales and lower margins. In addition, overcapacity in the door industry could limit our ability to pass on future raw material price or labor cost increases to our customers which would also reduce profit margins.

Downward trends in repair, renovation and remodeling and new home construction or in general economic conditions could negatively impact our financial performance.

        Trends in repair, renovation and remodeling and new home construction directly impact our financial performance because demand for doors is influenced by the level of repair, renovation and remodeling activity in existing homes and new home construction activity. Accordingly, the following trends have a direct impact on our business in the countries in which our products are sold:

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  the strength of the economy;

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  the age of existing home stock;

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  new housing construction;

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  housing sales;

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  job growth;

  •
  interest rates;

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  consumer confidence;

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  gross domestic product levels;

  •
  employment rates and the availability of consumer credit; and

  •
  demographic factors such as immigration and migration of the population.

        The new home construction sector has historically been cyclical, and since May 2006 has commenced a major downturn in the United States. From its peak in May 2006, unadjusted monthly housing starts have declined 31% through the end of October. In addition, the repair, renovation and remodeling sector in the United States has recently experienced weakening year-over-year sales, and there can be no assurance that these levels of lower demand will not continue, or deteriorate further, for a significant amount of time. Our relatively narrow focus within the building products industry amplifies the risks inherent in such a market downturn. In addition, we completed a series of general and selective price increases during 2006. Should pricing discipline in the door market deteriorate during times of softer market conditions, we may not be able to maintain these increases. The impact on our revenues, profits and profit margin will be determined by many factors, including industry capacity, industry pricing discipline, and our ability to implement the series of initiatives encompassed in our Blueprint for Profitable Growth.

Increases in interest rates and the reduced availability of financing for home improvements and the purchase of new homes could have a material adverse impact on us.

        In general, demand for home improvement products and new homes may be adversely affected by increases in interest rates and the reduced availability of financing. If interest rates increase and, consequently, the ability of prospective buyers to finance purchases of home improvement products or new homes is adversely affected, our business, financial condition and results of operations may also be adversely impacted and the impact may be material.

Because we depend on a core group of significant customers, our sales, cash flows from operations and results of operations may be negatively affected if our key customers reduce the amount of products they purchase from us.

        Our customers consist mainly of wholesalers and retail home centers. Our top 10 major customers together accounted for approximately 50% of our gross sales in fiscal year 2005, while our largest customer accounted for approximately 26% of our gross sales in fiscal year 2005. We expect that a small number of customers will continue to account for a substantial portion of our gross sales for the foreseeable future. In addition, we generally do not enter into contracts with our customers and they generally do not have an obligation to purchase products from us. The loss of, or a diminution in, our relationship with our largest customer or any other major customer could have a material adverse effect on us. Our competitors may adopt more aggressive pricing and sales policies and devote greater resources to the development, promotion and sale of their products than we do, which could result in a loss of customers. This risk is particularly high in periods of excess industry capacity or lower economic activity. The loss of, or a reduction in orders from, any significant customers, losses arising from customer disputes regarding shipments, fees, merchandise condition or related matters, or our inability to collect accounts receivable from any major customer, could have a material adverse effect on us. Also, revenue from customers that have accounted for significant revenue in past periods, individually or as a group, may not continue in future periods, or if continued, may not reach or exceed historical levels in any period. Also, we have no operational or financial control over these customers and have limited influence over how they conduct their businesses. If any of these customers fails to remain competitive in their respective markets or encounters financial or operational problems, our revenue and profitability may decline, which could make it difficult for us to make some or all of the payments due on the notes.

Consolidation of our customers and their increasing size could adversely affect our results of operations.

        In many of the countries in which we operate, an increasing share of sales of building products are sold through large home centers and other large retailers. In addition, consolidation among businesses operating in different geographic regions has increased in recent years, resulting in more customers operating nationally and internationally. We believe that these trends will continue in the future. As a result, our customers will increase in size and purchasing power. As our customers grow, we will be challenged to continue to provide consistently high customer service levels for increasing sales volumes, while offering a broad mix of innovative products and on-time and complete deliveries. If we fail to provide high levels of service, broad product offerings, competitive prices and timely and complete deliveries, we could lose a substantial portion of our customer base and our profitability, margins and revenues could decrease.

Changes in consumer preferences could adversely affect our business.

        Our business in general is subject to changing consumer and industry trends, demands and preferences. Our continued success depends largely on the introduction and acceptance by our customers of new products and improvements to existing product lines that respond to such trends, demands and preferences. Trends within the industry change often and our failure to anticipate, identify or react to changes in these trends could lead to, among other things, rejection of a new product line and reduced demand and price reductions for our products, the writedown of obsolete or excess inventory or the impairment of intangibles or fixed assets, each of which could materially adversely affect us. In addition, we are subject to the risk that new technologies could be introduced that would replace or reduce demand for our products. We may not have sufficient resources to make necessary investments or we may be unable to make the investments necessary to develop new products or improve our existing products.

Our business is subject to some seasonality and weather may impact our sales, cash flows from operations and results of operations.

        Our business experiences seasonal business swings, which correspond primarily to the North American seasons, particularly in the Northeastern and Midwestern United States and in most regions of Canada. In addition to expected seasonal weather changes, unusually prolonged periods of cold, rain, blizzards, hurricanes or other severe weather patterns could delay or halt renovation and construction activity. For example, unusually severe weather can lead to reduced construction activity and magnify the seasonal decline in our sales, cash flows from operations and results of operations during the winter months. Negative cash flows typically occur in the first quarter and also, to a certain extent, in the second quarter of each year. This seasonality requires that we manage our cash flows over the course of the year. If sales were to fall substantially below what we would normally expect during certain periods, our annual financial results would be adversely impacted and our ability to service our debt may also be adversely affected.

        Severe weather may also have a negative impact on our operations. For instance, our ten facilities in the Southeastern United States lost a number of production and shipping days as a result of the four hurricanes experienced by that region in 2004. In 2005, two hurricanes struck the Southern United States and caused the temporary curtailment of operations at our Laurel, Mississippi facility, and other facilities in the area.

A disruption in our operations could materially affect our operating results.

        We operate over 80 facilities worldwide. Many of our facilities are located in areas that are vulnerable to hurricanes, earthquakes and other natural disasters. In the event that a hurricane, earthquake, natural disaster, fire or other catastrophic event were to interrupt our operations for any extended period of time, it could delay shipment of merchandise to our customers, damage our reputation or otherwise have a material adverse effect on our financial condition and results of operations. For example, during the first quarter of 2005, prior to the Transaction, we experienced an equipment electrical fire at our facility located in Laurel, Mississippi. The cost to repair the plant's equipment was immaterial, but two of the three production lines were inoperative for approximately three weeks. The lost production had a significant impact on our consolidated margins during that period.

        In addition, our operations may be interrupted by terrorist attacks or other acts of violence or war. These attacks may directly impact our suppliers' or customers' physical facilities. For example, earlier in 2006, operations at our plant in Karmiel, Israel, were interrupted for eight weeks due to its proximity to the Lebanese border and the recent conflict occurring there. Furthermore, these attacks may make travel and the transportation of our supplies and products more difficult and more expensive and ultimately affect our operating results. The United States has entered into, and may enter into additional, armed conflicts which could have a further impact on our sales and our ability to deliver product to our customers in the United States and elsewhere. Political and economic instability in some regions of the world may also result and could negatively impact our business. The consequences of any of these armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. They could also result in economic recession in the United States or abroad. Any of these occurrences could have a significant impact on our operating results.

We are subject to the credit risk of our customers.

        We provide credit to our customers in the normal course of business. We generally do not require collateral in extending such credit. Although we purchase worldwide credit insurance, obtain letters of credit from our customers in appropriate circumstances and reserve for this exposure, we cannot assure you that the exposure will not be greater than we anticipate. An increase in the exposure, coupled with material instances of default, could have an adverse effect on our business, financial condition, results of operations and cash flow.

Increased prices for raw materials or finished goods used in our products and/or interruptions in deliveries of raw materials or finished goods could adversely affect our profitability, margins and revenues.

        Our profitability is affected by the prices of the raw materials and finished goods used in the manufacture of our products. These prices have fluctuated and may continue to fluctuate based on a number of factors beyond our control, including world oil prices, changes in supply and demand, general economic or environmental conditions, labor costs, competition, import duties, tariffs, currency exchange rates, mergers and acquisitions, weather, and, in some cases, government regulation. The commodities we use may undergo major price fluctuations and there is no certainty that we will be able to pass these costs through to our customers. Significant increases in the prices of raw materials or finished goods are more difficult to pass through to customers in periods of housing market weakness and excess door industry capacity, and may negatively impact our revenues, profitability and margins. We also purchase raw materials and manufactured items from suppliers located in non-U.S. Dollar based economies in North America, Asia, Europe, South America and Africa. In most cases, purchases from those suppliers are priced in U.S. dollars or euros. However, fluctuations in currency exchange rates may also affect us.

        We require a regular supply of steel, fiberglass, wood, wood composites, door facings, cut stock, core material and other raw materials as well as petroleum-based products such as resins and foam. In certain instances, we depend upon single or limited source suppliers for these supplies. Our dependency upon regular deliveries from particular suppliers means that interruptions or stoppages in such deliveries could adversely affect our operations until arrangements with alternate suppliers could be made.

        If any of our suppliers were unable to deliver materials to us for an extended period of time (including as a result of delays in land or sea shipping), or if we were unable to negotiate acceptable terms for the supply of materials with these or alternative suppliers, our business could suffer. For example, in 2006 we experienced a short term disruption in the supply of methanol, a key ingredient in resins used in the production of door skins. In the future, we may not be able to find acceptable supply alternatives, and any such alternatives could result in increased costs for us. Even if acceptable alternatives are found, the process of locating and securing such alternatives might be disruptive to our business.

Increases in labor costs, potential labor disputes and work stoppages at our facilities or the facilities of our suppliers could materially adversely affect our financial performance.

        Our financial performance is affected by the availability of qualified personnel and the cost of labor. We have approximately 13,200 employees and contract laborers. Approximately 3,728, or 28%, of our employees are unionized. Employees represented by these unions are subject to 24 collective bargaining agreements, six of which are with local unions in the United States. Four of our North American collective bargaining agreements are subject to renewal in 2007, and our collective bargaining agreements in France, United Kingdom and South Africa are subject to annual renewal. If we are unable to enter into new, satisfactory labor agreements with our unionized employees upon expiration of their collective bargaining agreements, we could experience a significant disruption of our operations, which could cause us to be unable to deliver products to customers on a timely basis. In 2004, our results were negatively affected by a 25-day strike at an interior door manufacturing facility, which contract is subject to renewal in 2007. If our workers were to engage in a strike, a work stoppage or other slowdowns, we could experience disruptions of our operations. Such disruptions could result in a loss of business and an increase in our operating expenses, which could reduce our profit margins. In addition, our non-unionized labor force may become subject to labor union organizing efforts, which could cause us to incur additional labor costs and increase the related risks that we now face.

        Many of our direct and indirect suppliers and customers also have unionized workforces. Strikes, work stoppages or slowdowns experienced by these suppliers and customers could result in slowdowns or closures of facilities where components of our products are manufactured or delivered. Any interruption in the production or delivery of these components could reduce sales, increase costs and have a material adverse affect on us.

Our recent acquisitions and any future acquisitions could be difficult to integrate and could adversely affect our operating results.

        Historically, a substantial part of our growth has come from acquisitions. Our recent and any future acquisitions involve a number of risks, including:

  •
  our inability to integrate the acquired business;

  •
  our inability to manage acquired businesses or control integration and other costs relating to acquisitions;

  •
  diversion of management attention;

  •
  our failure to achieve projected synergies or cost savings;

  •
  impairment of goodwill, intangibles or fixed assets affecting our reported net income;

  •
  our inability to retain the management or other key employees of the acquired business;

  •
  our inability to establish uniform standards, financial or other controls, procedures and policies;

  •
  our inability to retain customers of our acquired companies;

  •
  exposure to legal claims for activities of the acquired business prior to the acquisition;

  •
  damage to our reputation as a result of performance or customer satisfaction problems relating to an acquired businesses; and

  •
  the performance of any acquired business could be lower than we anticipated.

        For example, in 2005 we completed a series of acquisitions in Central and Eastern Europe, and we are still in the process of integrating these businesses into Masonite. The integration of these and any future material acquisition into our business will require substantial time, effort, attention and dedication of management resources and may distract our management in unpredictable ways from our ordinary operations. We may not be able to effectively manage recent or future acquisitions or realize their anticipated benefits, which could harm our results of operations and our ability to make some or all of the payments due on the notes.

If our leases terminate or are not renewed upon expiration, we could be required to make significant capital expenditures to relocate our facilities.

        A significant number of our manufacturing facilities and warehouses are leased. There can be no assurance that upon termination or expiration of these leases we will be able to renew them on acceptable terms or at all. If we are unable to renew such leases, we could be required to make significant capital expenditures to relocate our facilities.

We are exposed to political, economic and other risks that arise from operating a multinational business.

        We have operations in the United States, Canada, Europe and, to a lesser extent, other foreign jurisdictions. Approximately 79% of our sales are generated in North America and approximately 18% in Europe, with the remainder in South America, Asia and Africa. Further, certain of our businesses obtain raw materials and finished goods from foreign suppliers. Accordingly, our business is subject to political, economic and other risks that are inherent in operating in numerous countries. These risks include:

  •
  the difficulty of enforcing agreements and collecting receivables through foreign legal systems;

  •
  trade protection measures and import or export licensing requirements;

  •
  tax rates in foreign countries and the imposition of withholding requirements on foreign earnings;

  •
  the imposition of tariffs or other restrictions;

  •
  difficulty in staffing and managing widespread operations and the application of foreign labor regulations;

  •
  required compliance with a variety of foreign laws and regulations; and

  •
  changes in general economic and political conditions in countries where we operate.

        Our business success depends in part on our ability to anticipate and effectively manage these and other risks. We cannot assure you that these and other factors will not have a material adverse effect on our international operations or on our business as a whole.

Environmental requirements may impose significant environmental compliance costs and liabilities on us.

        Our operations are subject to numerous U.S. (federal, state and local), Canadian (federal, provincial and local), European (European Union, country and local) and other laws and regulations relating to pollution and the protection of the environment, including, without limitation, those governing emissions to air, discharges to water, storage, treatment and disposal of waste, releases of contaminants or hazardous or toxic substances, remediation of contaminated sites and protection of worker health and safety. From time to time, our facilities are subject to investigation by governmental regulators. Despite our best efforts to comply with environmental requirements, we are at risk of being subject to civil, administrative or criminal enforcement actions, of being held liable, of being subject to an order or of incurring costs, fines or penalties for, among other things, releases of contaminants or hazardous or toxic substances occurring on or emanating from currently or formerly owned or operated properties or any associated offsite disposal location, or for contamination discovered at any of our properties from activities conducted by us or by previous occupants.

        In addition, the requirements of such laws and enforcement policies have generally become more stringent over time. Changes in environmental laws and regulations or in their enforcement or the discovery of previously unknown or unanticipated contamination or non-compliance with environmental laws or regulations relating to our properties or operations could result in significant environmental liabilities or costs which could adversely affect our business. In addition, we might incur increased operating and maintenance costs and capital expenditures and other costs to comply with increasingly stringent air emission, wastewater discharge or waste disposal management laws or other future requirements. Typically under ten percent of our capital is spent to comply with our environmental, health and safety requirements. In addition, we will spend approximately $9.5 million over 2006 and 2007 to comply with the U.S. Maximum Achievable Control Technology requirements under the Clean Air Act. Also, discovery of currently unknown or unanticipated conditions could require responses that would result in significant liabilities and costs. Accordingly, we are unable to predict the ultimate costs of compliance with or liability under environmental laws, which may be larger than current projections.

        Further, as we consider acquisitions and divestitures of sites or change locations or rented facilities, a Phase 1 Environmental Assessment is conducted to assess and determine the current environmental condition of the site. This is completed by either utilizing in-house staff or by specialized environmental consultants.

Fluctuating exchange and interest rates could adversely affect our financial results.

        Our financial results may be adversely affected by fluctuating exchange rates. In the year ended December 31, 2005, approximately 31% of our net sales were generated outside of the United States although a large portion of these sales are denominated in U.S. dollars. We believe that the percentage of our costs denominated in currencies other than the U.S. dollar is greater than the percentage of our sales in those other currencies. For example, at most of our manufacturing facilities, the prices for a significant portion of our raw materials are quoted in the domestic currency of the country where the facility is located or other currencies that are not U.S. dollars. We also have substantial assets outside the United States. We are subject to currency exchange rate risk to the extent that some of our costs are denominated in currencies other than those in which we earn revenues. Also, since our financial statements are denominated in U.S. dollars, changes in currency exchange rates between the U.S. dollar and other currencies have had, and will continue to have, an impact on many aspects of our financial results. Changes in currency exchange rates for any country in which we operate may require us to raise the prices of our products in that country or allow our competitors to sell their products at lower prices in that country. As our borrowings under these notes and under our senior secured credit facilities are denominated in a currency (U.S. dollars) that is different from the currencies in which we derive a significant portion of our net sales, we are also exposed to currency exchange rate risk with respect to those financial obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk—Currency Risk."

        Some of our borrowings, including those under our revolving credit facility and the unhedged portion of our term loan facility, are at variable rates of interest. This exposes us to interest rate risk. If interest rates increase, the payments we are required to make on our variable portion of our indebtedness will increase, and cash available for servicing our other indebtedness would decrease. To the extent we are unable to repay our term loan facility at the same rate at which our interest rate hedges expire, our exposure to variable rates of interest would increase. In addition, when the debt represented by Masonite Canada's notes is repaid, Masonite Canada may be subject to taxes on any corresponding foreign currency gain, if the exchange rate of the Canadian dollar is different than the rate at the time of the Transaction.

We may fail to continue to innovate, face claims that we infringe third party intellectual property rights, or be unable to protect our intellectual property from infringement by others except by incurring substantial costs as a result of litigation or other proceedings relating to patent or trademark rights, any of which could cause our revenue or profitability to decline. In addition our innovations may fail to realize commercial success.

        Our continued success depends on our ability to develop and introduce new or improved products, to improve our manufacturing and product service processes, and to protect our proprietary rights to the technologies used in our products. If we fail to do so, or if existing or future competitors achieve greater success than we do in these areas, our results of operations may decline and we may not be able to make some or all of the payments due on the notes.

        We rely on a combination of U.S., Canadian and, to a lesser extent, European patent, trademark, copyright and trade secret laws as well as licenses, nondisclosure, confidentiality and other contractual restrictions to protect certain aspects of our business. We have registered trademarks and patents, and have pending trademark and patent applications in the United States, Canada and abroad. However, our pending patent and trademark applications may not be allowed by the applicable governmental authorities to issue as patents or register as trademarks at all, or in a form that will be advantageous to us. In addition, we have selectively pursued patent and trademark protection, and in some instances we may not have registered important patent and trademark rights in these and other countries. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. The failure to obtain worldwide patent and trademark protection may result in other companies copying and marketing products based upon our technologies or under our brand or trade names outside the jurisdictions in which we are protected. This could impede our growth in existing regions and expansion into new regions, create confusion among consumers and result in a greater supply of similar products that could erode prices for our protected products.

        Our success depends in part on our ability to protect our patents, trademarks, copyrights, trade secrets and licensed intellectual property from unauthorized use by others. We cannot be sure that the patents we have obtained, or other protections such as confidentiality, trade secrets and copyrights, will be adequate to prevent imitation of our products by others. If we are unable to protect our products through the enforcement of intellectual property rights, our ability to compete based on our current advantages may be harmed. If we fail to prevent substantial unauthorized use of our trade secrets, we risk the loss of those intellectual property rights and whatever competitive advantage they embody.

        Although we are not aware that any of our products or intellectual property rights materially infringe upon the proprietary rights of third parties, third parties may accuse us of infringing or misappropriating their patents, trademarks, copyrights or trade secrets. Third parties may also challenge our trademark rights and branding practices in the future. We may be required to institute or defend litigation to defend ourselves from such accusations or to enforce our patent, trademark and copyright rights from unauthorized use by others, which, regardless of the outcome, could result in substantial costs and diversion of resources and could negatively affect our competitive position, sales, profitability and reputation. If we lose a patent infringement suit, we may be liable for money damages and be enjoined from selling the infringing product unless we can obtain a license or are able to redesign our product to avoid infringement. A license may not be available at all or on terms acceptable to us, and we may not be able to redesign our products to avoid any infringement, which could negatively affect our profitability. In addition, our patents, trademarks and other proprietary rights may be subject to various attacks claiming they are invalid or unenforceable. These attacks might invalidate, render unenforceable or otherwise limit the scope of the protection that our patents and trademarks afford. If we lose the use of a product name, our efforts spent building that brand may be lost and we will have to rebuild a brand for that product, which we may or may not be able to do. Even if we prevail in a patent infringement suit, there is no assurance that third parties will not be able to design around our patents, which could harm our competitive position.

Our business will suffer if certain key officers or employees discontinue employment with us.

        The success of our business is materially dependent upon the skills, experience and efforts of certain of our key officers and employees. The loss of key personnel could have a material adverse effect on our business, operating results or financial condition. We may not succeed in attracting and retaining the personnel we need to generate sales and to expand our operations successfully, and, in such event, our business could be materially and adversely affected. The loss of the services of any key personnel, or our inability to hire new personnel with the requisite skills, could impair our ability to develop new products or enhance existing products, sell products to our customers or manage our business effectively.

Failure to maintain effective internal controls over financial reporting could have a material adverse effect on our business or operating results.

        Maintaining effective internal controls over financial reporting is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud. In addition, we are in the process of integrating the financial reporting processes of those Central and Eastern European entities we acquired in 2005 with our reporting processes. We are not currently required to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, which, beginning with our annual report for fiscal year 2007, will require, among other things, our management to assess and report on annually the effectiveness of our internal controls and, beginning with our annual report for fiscal year 2008, our independent registered public accounting firm to issue a report on our assessment and the effectiveness of our internal controls.

        Any failure to maintain adequate internal controls over financial reporting or to implement required, new or improved controls, or difficulties encountered in their implementation could cause us to report deficiencies in our internal controls over financial reporting. If we are unable to maintain adequate internal controls, our business and operating results could be adversely affected, or if we or our independent registered public accounting firm were to conclude that our internal controls over financial reporting were not effective, investors could lose confidence in our reported financial information and the market value of our notes could decline.

Financial reporting requires us to make judgments and estimates about matters that are inherently uncertain, which affects the balances reported in our financial statements and has caused us to restate our financial statements.

        Our accounting policies require us to make judgments and estimates that affect the amounts of assets, liabilities, revenues and expenses and related disclosures of contingent items that we report. Actual results could differ significantly from those estimates, and such differences have required and could in the future require us to restate our financial statements.

        We restated our consolidated financial statements for the period from February 2, 2005 to December 31, 2005 after we determined that our income tax accounting surrounding certain income tax valuation allowances and other carryforward attributes required revision. As a result and as more fully described in note 2 to our consolidated financial statements contained elsewhere in this prospectus, we reduced our net future income tax liability by an aggregate amount of $33,790, reduced our net loss for the period and our accumulated deficit by $20,890 and recharacterized $12,900 of goodwill as future tax assets.

        Any future restatement may adversely impact our business and operating results, and may also cause investors to lose confidence in our reported information.

If the reorganization of Masonite in connection with the Transaction does not meet the requirements of Canadian tax law, the reorganization could result in Canadian tax liability to us.

        Certain restructuring transactions were effected following the Transaction. These transactions are dependent, under Canadian tax law, upon certain relevant facts relating to the ownership of shares of the entity acquired pursuant to the Transaction of our debt and equity. If the facts provided to us in respect of such ownership are subsequently proven to be incorrect, we could incur a tax liability that may result in a material adverse effect on our liquidity and results of operations and may impair our ability to make payments on the notes.

Our controlling shareholder may have interests that conflict with yours.

        We are controlled by KKR. In conjunction with our management, KKR oversees our affairs and policies. Circumstances may occur in which the interests of KKR could be in conflict with the interests of the holders of the notes. In addition, KKR may have an interest in pursuing acquisitions, divestitures or other transactions that, in its judgment, could enhance its equity investment, even though such transactions might involve risks to the holders of the notes if the transactions resulted in our being more leveraged or significantly change the nature of our business operations or strategy. In addition, if we encounter financial difficulties, or we are unable to pay our debts as they mature, the interests of KKR might conflict with those of the holders of the notes. In that situation, for example, the holders of the notes might want us to raise additional equity from KKR or other investors to reduce our leverage and pay our debts, while KKR might not want to increase their investment in us or have their ownership diluted and instead choose to take other actions, such as selling our assets. Additionally, KKR and certain of their affiliates are in the business of making investments in companies and currently hold, and may from time to time in the future acquire, interests in businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. Further, if it pursues such acquisitions or makes further investments in our industry, those acquisition and investment opportunities may not be available to us. While KKR is permitted under the indentures relating to the notes to sell a portion of its equity in us, so long as KKR continues to indirectly own a significant amount of our equity, even if such amount is less than 50%, it will continue to be able to influence or effectively control our decisions.

FORWARD-LOOKING STATEMENTS

        This prospectus contains certain forward-looking statements, including, without limitation, statements concerning the conditions in our industry, expected cost savings, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy and product development efforts. The words "may," "might," "will," "should," "estimate," "project," "plan," "anticipate," "expect," "intend," "outlook," "believe" and other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe them to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified under "Risk Factors" and elsewhere in this prospectus.

        The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements:

  •
  our substantial indebtedness;

  •
  our inability to implement our business strategy and achieve anticipated cost savings in a timely and effective manner;

  •
  competition from other companies;

  •
  levels of residential repair, renovation and remodeling and construction activity;

  •
  general economic, market and business conditions;

  •
  increases in interest rates and home financing availability;

  •
  our ability to maintain relationships with certain customers;

  •
  the continued success of certain key customers;

  •
  consolidation of our customers;

  •
  changes in consumer preferences;

  •
  our ability to keep pace with technological developments;

  •
  seasonality and weather conditions;

  •
  disruptions in our operations due to hurricanes, earthquakes and other natural disasters;

  •
  the credit risk of our customers;

  •
  increase in the costs of raw materials;

  •
  labor costs and disputes;

  •
  ability to manage expanding operations and integration of acquisitions;

  •
  renewal of our leases;

  •
  multinational business risks;

  •
  environmental and other government regulations;

  •
  fluctuating exchange and interest rates;

  •
  intellectual property challenges;

  •
  retention of key management personnel; and

  •
  control by our controlling shareholders.

        We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private placement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes and represent the same underlying indebtedness, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

CAPITALIZATION

        The following table sets forth cash and cash equivalents and consolidated capitalization as of September 30, 2006.

        This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical consolidated financial statements and accompanying notes thereto appearing elsewhere in this prospectus.

As at September 30, 2006
(in millions of U.S. dollars)
Cash and cash equivalents	$61.3

Debt (including current maturities):
Revolving credit facility(1)	68.0
Other bank loans	13.8
Term loan(2)	1,157.4
Senior subordinated loan(3)	770.0
Senior subordinated term loan(3)	—
Senior subordinated notes due 2015 issued by Masonite U.S.(3)	—
Senior subordinated notes due 2015 issued by Masonite Canada(3)	—
Other subsidiary long-term debt	21.0

Total debt	2,030.2
Total shareholder's equity	503.2

Total capitalization	$2,594.7

(1)
Consists of a six-year senior secured $350.0 million revolving credit facility.

(2)
Consists of an eight-year senior secured $1,175.0 million term loan facility.

(3)
In connection with the Transaction, we entered into a $770.0 million senior subordinated loan facility, the proceeds of which were used to partially fund the Transaction. On October 6, 2006, the senior subordinated loan facility was repaid in full by the automatic issuance of the debt comprising the new senior subordinated term loan facility. On and after October 6, 2006, certain senior subordinated term loan lenders opted to receive an aggregate of $393.0 million of senior subordinated notes due 2015 issued by Masonite U.S. and an aggregate of $354.2 million of senior subordinated notes due 2015 issued by Masonite Canada as evidence of the respective principal amounts of their term loans. As of the date hereof, certain senior subordinated term loan lenders were eligible to convert $18.9 million of senior subordinated term loans under which Masonite U.S. is the borrower and $3.7 million of senior subordinated term loans under which Masonite Canada is the borrower into the equivalent amounts of Senior Subordinated Notes due 2015 issued by Masonite U.S. or Masonite Canada, respectively.

THE TRANSACTION

        On December 22, 2004, Masonite International Corporation entered into a combination agreement with Stile Canada, an entity controlled by affiliates of KKR, which was amended and restated on January 16, 2005 and was further amended and restated on February 17, 2005, pursuant to which on April 6, 2005, Stile Canada acquired all of the common shares of Masonite International Corporation (other than certain shares held by certain officers and employees of Masonite International Corporation which were later exchanged for shares of Masonite Holding Corporation) at a purchase price of C$42.25 per share in cash (the "Transaction").

        Following the Transaction, Masonite International Corporation was amalgamated with Stile Canada to form Masonite Canada Corporation, which then transferred all of the common shares of Masonite Holdings, Inc., which is the parent company of Masonite International Corporation's U.S. subsidiaries, to Stile U.S. Following such transfer, Masonite Holdings, Inc. was merged with and into Stile U.S., and the surviving corporation was renamed Masonite Corporation. Masonite Canada Corporation was subsequently renamed Masonite International Corporation.

        The aggregate value of the Transaction, including the assumption of indebtedness, premiums, fees and expenses, was approximately $2.7 billion, including approximately $551.5 million of new equity provided by KKR and $24.3 million of equity invested by certain members of management at the closing. On June 30, 2005, members of our management and certain other employees invested an additional $22.6 million in the capital stock of Masonite Holding Corporation, with the proceeds used to repurchase shares held by KKR.

        In connection with the Acquisition:

  •
  Masonite U.S. and Masonite Canada entered into senior secured credit facilities, consisting of a $1,175.0 million term loan facility, the proceeds of which were used to pay the consideration in the Transaction and related costs and expenses, and a $350.0 million revolving credit facility, a portion of which is available for the issuance of letters of credit and the proceeds of which may be used solely for general corporate purposes;

  •
  Masonite U.S. and Masonite Canada entered into a $770.0 million senior subordinated loan facility;

  •
  we repaid approximately $569.9 million of Masonite International Corporation's existing net indebtedness; and

  •
  we paid approximately $182.1 million of transaction fees, expenses and other transaction costs, including the payout of equity compensation plans.

Ownership and Corporate Structure

        The chart below illustrates our ownership and corporate structure as of the date hereof.

(1)
Investment funds affiliated with KKR own 80.32% of Masonite Holding Corporation's outstanding common stock, with the remainder held by certain members of management. See "Major Shareholders and Related Party Transactions."

(2)
Masonite International guarantees on a senior basis the senior secured credit facilities and guarantees the notes on a senior basis.

(3)
Masonite U.S. guarantees on a senior basis the obligations of Masonite Canada under the senior secured credit facilities and guarantees the notes issued by Masonite Canada on a senior subordinated basis.

(4)
Consists of a six-year $350.0 million revolving credit facility and an eight-year $1,175.0 million term loan facility, of which $68.0 million and $1,157.4 million, respectively, were outstanding as of September 30, 2006. The senior secured credit facilities are (i) guaranteed on a senior basis by Masonite International and each subsidiary that guarantees the notes and (ii) secured by a pledge of substantially all of our assets, including the common stock of certain subsidiaries.

(5)
In connection with the Transaction, we entered into a $770.0 million senior subordinated loan facility, the proceeds of which were used to partially fund the Transaction. On October 6, 2006, the senior subordinated loan facility was repaid in full by the automatic issuance of the debt comprising the new senior subordinated term loan facility. On and after October 6, 2006, certain senior subordinated term loan lenders opted to receive the an aggregate of $393.0 million of senior subordinated notes due 2015 issued by Masonite U.S. and an aggregate of $354.2 million of senior subordinated notes due 2015 issued by Masonite Canada as evidence of the respective principal amounts of their term loans. As of the date hereof, certain senior subordinated term loan lenders were eligible to convert $18.9 million of senior subordinated term loans under which Masonite U.S. is the borrower and $3.7 million of senior subordinated term loans under which Masonite Canada is the borrower into the equivalent amounts of senior subordinated notes due 2015 issued by Masonite U.S. or Masonite Canada, respectively.

(6)
Masonite Canada guarantees on a senior basis the obligations of Masonite U.S. under the senior secured credit facilities and guarantees the notes issued by Masonite U.S. on a senior subordinated basis.

(7)
Each of our existing and future U.S. restricted subsidiaries guarantees (or will guarantee, in the case of future subsidiaries) on a senior basis the senior secured credit facilities and guarantees the notes on a senior subordinated basis.

(8)
Certain of our non-U.S. subsidiaries guarantee on a senior basis the senior secured credit facilities and guarantee the notes on a senior subordinated basis.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma consolidated financial statements have been developed by applying pro forma adjustments to the historical consolidated financial statements of the Predecessor and Successor as applicable appearing elsewhere in this prospectus. The unaudited pro forma consolidated statements of operations gives effect to the Transaction and the issuance of the senior subordinated notes as if they had occurred on January 1, 2005. The Transaction is already reflected in the historical audited consolidated balance sheet as of December 31, 2005 and the unaudited consolidated balance sheet as of September 30, 2006. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma consolidated financial statements.

        The Transaction was accounted for as a business combination using the purchase method of accounting. All consideration was paid in cash. The total purchase price of the Transaction, including related fees and expenses, was allocated based upon our estimates of fair value to the underlying assets acquired and liabilities assumed as of the closing date.

        The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma consolidated financial information is presented for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what the results of operations or financial condition of the Predecessor would have been had the Transaction actually occurred on the date indicated, nor do they purport to project the results of operations or financial condition of Masonite for any future period or as of any future date. The unaudited pro forma consolidated financial statements should be read in conjunction with the information contained in "Selected Historical Consolidated Financial Data," "The Transaction," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus. All pro forma adjustments are described more fully in the notes to our unaudited pro forma consolidated financial statements.

        The pro forma information presented is based on available information and assumptions and may be revised as additional information becomes available. The pro forma information is being furnished solely for illustrative and informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period or date indicated, nor is it necessarily indicative of future results.

        Our historical consolidated financial statements have been prepared in accordance with Canadian GAAP. In certain respects, Canadian GAAP differs from U.S. GAAP. Accordingly certain line items with respect to the pro forma statement of operations data differ as a result of the application of U.S. GAAP. For a discussion of the principal differences between Canadian and U.S. GAAP as they relate to the Predecessor, see note 26 to the annual audited consolidated financial statements. See also the discussion on the principal differences between Canadian and U.S. GAAP as they relate to the Successor in "Presentation of Financial and Other Information."

MASONITE INTERNATIONAL INC.

Unaudited Pro Forma Consolidated Statement of Operations

(in millions of U.S. dollars)

	Fiscal Year Ended December 31, 2005
	Successor February 2, 2005 to December 31, 2005	Predecessor January 1, 2005 to April 6, 2005	Historical Subtotal	Pro Forma Adjustments		Pro Forma
Sales	$1,828.4	$600.1	$2,428.5	$—		$2,428.5
Cost of sales	1,497.9	486.7	1,984.7	(20.5	)(1)	1,964.2

Gross profit	330.4	113.4	443.8	20.5		464.3

Selling, general and administration expenses	161.3	54.4	215.7	2.0	(2)	217.7
Depreciation	60.3	17.9	78.3	1.0	(3)	79.3
Amortization of intangible assets	29.9	1.1	31.0	9.0	(4)	40.0
Interest	137.1	11.2	148.3	29.5	(5)	177.8
Other expense (income), net	22.6	66.4	89.0	(77.0	)(6)	12.0

Income before income taxes and non-controlling interest	(80.8)	(37.7)	(118.5)	56.0		(62.5)
Income taxes	(16.3)	(8.3)	(24.6)	18.3	(7)	(6.3)
Non-controlling interest	5.3	1.3	6.6	—		6.6

Net income (Loss)	$(69.8)	$(30.7)	$(100.5)	$37.7		$(62.8) (8)

See the accompanying notes to Unaudited Pro Forma Consolidated Financial Information.

MASONITE INTERNATIONAL INC.

Notes to Unaudited Pro Forma Consolidated Financial Information

(in millions of U.S. dollars)

(1)
The adjustment to cost of sales represents the elimination of the fair value increment assigned to inventory as part of the Transaction that was amortized to operations by the Successor.

Pro Forma twelve months ended December 31, 2005
Amortization of inventory fair value adjustment	$(20.5)

  When the inventory valuation assessment was completed, finished goods were adjusted to estimated selling prices less the sum of (a) costs of disposal and (b) a reasonable profit allowance for selling effort; work in process inventory was adjusted to the estimated selling price for finished goods less the sum of: (x) costs to complete, (y) costs of disposal, and (z) a reasonable profit allowance for the completing and selling effort based on profit for similar finished goods; and raw materials inventory was adjusted to estimated replacement cost.

(2)
The components of the adjustments to selling, general and administration expense are:

Pro Forma twelve months ended December 31, 2005
Effect of new stock option program	1.5
Sponsor management fee	0.5

Total	$2.0

(3)
Represents change in depreciation based upon evaluations of fair values and useful lives of property, plant and equipment.

Pro Forma twelve months ended December 31, 2005
Additional depreciation	$1.0

Property, plant and equipment (except for land) is to be depreciated using the straight-line method over the estimated useful lives of the assets.

(4)
Represents change in amortization based upon evaluations of fair values of amortizable intangible assets.

Pro Forma twelve months ended December 31, 2005
Additional amortization of intangibles	$9.0

Identified intangibles with definite lives include customer relationships, non-compete agreements, order backlogs and patents. These are to be amortized in the manner in which such assets are consumed or otherwise used, approximated herein by the straight-line method. Indefinite lived intangible assets will not be amortized unless their useful life becomes definite, but will be tested for impairment.

Customer relationships	Over expected relationship period, not exceeding 15 years
Non-compete agreements	Over life of non-compete agreement
Order backlogs	Over expected completion period
Patents	Over expected useful life, not exceeding 17 years
(5)
Reflects the additional interest expense resulting from the new debt structure. The components of the interest expense adjustment are as follows:

Pro Forma twelve months ended December 31, 2005
Interest cost—new debt issuances	$105.4
Elimination of historical deferred financing amortization	(10.9)
Amortization of deferred financing fees on new debt issuance	1.3
Historical interest cost—pre-acquistion debt	(10.9)
Historical interest cost—senior subordinated loan	(55.9)
Revolver commitment fees	0.5

Total	$29.5

Estimated weighted average interest rate	8.11%
Effect of 0.125% change in interest rates on new debt issuances	$—

  The historical interest cost includes the effect of two interest rate swaps that were terminated in conjunction with the Transaction. As the swaps had no continuing impact, their effects in the income statement were removed along with the impacts of the debt to which they relate.

(6)
The components of the other adjustments directly attributable to the transaction and included in other expense are:

Pro Forma twelve months ended December 31, 2005
Transaction fees	(14.0)
Hedging loss	(5.3)
Equity compensation settlement	(57.7)

Total	$(77.0)

The transaction fees include legal, accounting and other costs related to the Transaction. The hedging loss is a realized exchange loss to hedge the Canadian dollars required to close the Transaction. The equity compensation settlement costs represent the settlement of the Predecessor's stock option plans at the closing of the Transaction.

(7)
Adjustment reflects the tax effects of pro forma adjustments in the jurisdictions in which those pro forma adjustments are expected to occur.

(8)
Pro forma net income based on U.S. GAAP for the combined twelve months ended December 31, 2005 is $62.6 million. The adjustment of $0.2 represents the effect of EITF 88-16 of $0.3 net of tax of $0.1.

(9)
On April 6, 2005, pursuant to a combination agreement (the "Transaction"), Stile Acquisition Corp. ("Stile"), a wholly owned subsidiary of the Successor and an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), acquired all of the outstanding common shares of the Predecessor.

The Company accounted for the acquisition as a business combination using the purchase method. All consideration was paid in cash. The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition.

Acquisition of Predecessor
Current assets, excluding cash acquired of $48,015	$725,637
Property, plant and equipment	934,590
Goodwill	949,892
Customer relationships	300,000
Order backlogs	4,000
Patents	85,000
Trademarks	165,000
Other assets	18,368
Long-term future income tax assets	26,220
Current liabilities assumed	(486,783)
Debt assumed	(491,470)
Other long-term liabilities	(27,799)
Long term future income taxes	(264,265)

1,938,390
Non-controlling interest	(68,922)

$1,869,468

Consideration
Cash	$1,869,468

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth selected historical consolidated financial data of the Predecessor and the Successor as of the dates and for the periods indicated. The historical data for the periods presented has been prepared in accordance with Canadian GAAP. The selected historical consolidated financial data of the Predecessor as of December 31, 2004, the years ended December 31, 2003 and 2004 and the period from January 1, 2005 to April 6, 2005 have been derived from the audited consolidated financial statements and related notes appearing elsewhere in this prospectus, which have been audited by KPMG LLP. The selected historical consolidated financial data of the Predecessor as of December 31, 2001, 2002 and 2003 and for the years ended December 31, 2001 and 2002 presented in this table have been derived from the Predecessor's audited consolidated financial statements not included in this prospectus. The selected historical consolidated financial data of the Successor as of December 31, 2005 and the period from February 2, 2005 to December 31, 2005 have been derived from the Successor's audited consolidated financial statements appearing elsewhere in this prospectus, which have been audited by KPMG LLP.

        Subsequent to December 31, 2005, Deloitte & Touche LLP was appointed as auditors of the Company. As at the current date, Deloitte & Touche LLP have not audited the financial statements of the Company for any period.

        The historical data of the Successor presented as at September 30, 2006 and for the period from February 2 to September 30, 2005 and the nine months ended September 30, 2006 has been derived from the unaudited interim consolidated financial statements of the Successor included elsewhere in this prospectus. This historical data includes, in the opinion of management, all adjustments necessary for a fair presentation of the operating results and financial condition of the Predecessor and Successor, respectively, for such periods and as of such dates.

        The results of operations for any period are not necessarily indicative of the results to be expected for any future period. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

	Predecessor					Successor(1)
	Fiscal Years Ended December 31,				Period From January 1 to April 6,	Period From February 2, to December 31,	Period From February 2 to September 30,	Nine Months Ended September 30,
	2001	2002	2003	2004	2005	2005	2005	2006
							(unaudited)	(unaudited)
	(in millions of U.S. dollars)
Statement of Operations Data:
Sales	$1,421.6	$1,619.5	$1,777.2	$2,199.9	$600.1	$1,828.4	$1,233.2	$1,879.5
Cost of sales	1,154.9	1,254.2	1,380.2	1,722.7	486.7	1,497.9	1,007.9	1,486.9

Gross profit	266.7	365.3	397.1	477.2	113.4	330.4	225.3	392.6
Selling, general and administration expenses	123.2	155.1	162.2	189.9	54.4	161.3	105.8	159.2
Depreciation	29.6	40.7	47.5	58.5	17.9	60.3	39.0	65.3
Amortization	5.1	2.5	0.2	4.1	1.1	29.9	20.5	26.7
Interest	33.2	45.4	36.4	39.5	11.2	137.1	90.4	137.2
Other expense (income), net	0.5	(0.6)	3.1	7.7	66.4	22.6	20.5	16.6
(Gain) loss on refinancing, net	17.4	(3.0)	—	—	—		—	—

Income (loss) before income taxes and non-controlling interest	57.7	125.2	147.7	177.4	(37.7)	(80.8)	(50.9)	(12.5)
Income taxes	12.9	28.0	34.5	42.7	(8.3)	(16.3)	(19.3)	(4.8)
Non-controlling interest	5.3	7.7	5.5	6.8	1.3	5.3	4.0	5.6

Net income (loss)(3)	$39.5	$89.5	$107.7	$128.0	$(30.7)	$(69.8)	$(35.6)	$(13.2)

Other Financial Data:
Capital expenditures	$30.5		$43.5		$49.5		$70.2		$12.4	$69.8	$41.2	$35.3
Ratio of earnings to fixed charges(2)	2.5	x	3.4	x	4.3	x	4.6	x	—	—	—	—
	Predecessor					Successor
	As at Ended December 31,					As At September 30,
	2001	2002	2003	2004	2005	2006
						(unaudited)
	(in millions of U.S. dollars)
Balance Sheet Data:
Cash and cash equivalents	$40.6	$47.6	$129.7	$86.5	$47.5	$61.3
Working capital	288.7	298.1	385.0	430.3	211.2	249.5
Total assets	1,442.3	1,462.8	1,693.2	2,108.5	3,297.3	3,262.8
Total debt	713.0	537.4	489.4	637.3	2,105.2	2,030.2
Total shareholder's equity	405.2	552.4	732.6	916.9	492.3	503.2

(1)
The only activity of the Successor in the February 2 to April 6, 2005 period is the realized exchange loss of $5.3 million to hedge the Canadian dollars required to close the Transaction. See note 1 of our consolidated financial statements contained elsewhere in this prospectus.

(2)
Earnings to fixed charges ratio calculated as earnings (defined as pre-tax income before equity income or loss plus fixed charges) divided by fixed charges (defined as interest plus amortization of deferred financing plus rent expense). Under Canadian GAAP earnings were insufficient to cover fixed charges for the period from January 1 to April 6, 2005, the period from February 2 to December 31, 2005, the period from February 2 to September 30, 2005 and the nine months ended September 30, 2006 by $37.9 million, $80.8 million, $50.9 million, and $12.5 million, respectively.

(3)
Reconciliation of certain financial data from Canadian GAAP to U.S. GAAP:

	Predecessor					Successor
	Fiscal Year Ended December 31,				Period From January 1, 2005 to April 6,	Period From February 2, 2005 to December 31,	February 2, 2005 to September 30,	Nine Months Ended September 30,
	2001	2002	2003	2004	2005	2005	2005	2006
							(unaudited)	(unaudited)
Reconciliation of net income (loss)—Canadian GAAP to U.S. GAAP
Net income (loss)—Canadian GAAP	$39.5	$89.5	$107.7	$128.0	$(30.7)	$(69.8)	$(35.6)	$(13.2)
Effect of SFAS 133(a)	(2.2)	(22.1)	3.3	6.6	1.4	—	—	—
Effect of EITF 88-16(b)	—	—	—		—	0.3	0.4	—
Effect of SFAS 109(c)	(0.7)	—	—	—	—	—	—	—
Tax effect of U.S. GAAP adjustments	1.1	8.4	(1.0)	(1.9)	(0.5)	(0.2)	(0.1)	—

Net income (loss)—U.S. GAAP	$37.6	$75.7	$110.0	$132.7	$(29.7)	$(69.6)	$(35.3)	$(13.2)

	Predecessor	Successor
	As at December 31,	As at December 31,	As at September 30,
	2004	2005	2006
			(unaudited)
Reconciliation of shareholder's equity—Canadian GAAP to U.S. GAAP
Shareholder's equity—Canadian GAAP	$916.9	$492.3	$503.2
Effect of SFAS 133(a)	2.7	9.9	12.5
Effect of EITF 88-16(b)	—	(5.8)	(1.9)

Shareholder's equity—U.S. GAAP	$919.7	$496.4	$513.9

(a)
SFAS No. 133: Accounting for derivative instruments and hedging activities ("SFAS 133"):

SFAS 133 and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of SFAS 133", ("SFAS 138") requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships.

Forward exchange contracts:

The Company enters into forward exchange contracts to hedge certain forecasted cash flows. The contracts are for periods consistent with the forecasted transactions. All relationships between hedging instruments and hedged items, as well as risk management objectives and strategies are documented. Changes in the spot value of the foreign currency contracts that are designated, effective and qualified as cash flow hedges of forecasted transactions are reported in accumulated other comprehensive income and are reclassified into the same component of earnings and in the same period as the hedged transaction is recognized. Under Canadian GAAP, the derivative instruments are not marked to market and the related off balance sheet gains and losses are recognized in earnings in the same period as the hedged transactions.

Interest rate swap agreements:

We have entered into interest rate swap agreements to convert a portion of its floating rate debt into fixed rate debt in accordance with our risk management objective of mitigating the variability and uncertainty in its cash flows due to variable interest rates. At the inception of these hedges, Masonite had met the criteria for designation and assessing the effectiveness of hedging relationships, thus these interest rate swaps were designated as cash flow hedges.

For the Predecessor, the criteria under SFAS 133 were not met prior to the establishment of its interest rate swap agreements. Accordingly, any change in the fair value of the interest rate swaps was reported in income from inception to December 31, 2003. As of January 1, 2004, we had met the criteria for designation and assessing the effectiveness of hedging relationships, thus the interest rate swaps were designated as cash flow hedges. Under U.S. GAAP, changes in fair value of these financial instruments that are designated as effective and qualify as cash flow hedges are reported in accumulated other comprehensive income and are reclassified into income in the same period as the hedged transaction is reported.

(b)
EITF 88-16: Basis in leveraged buyout transactions:

Under Canadian GAAP, the Transaction was accounted for using the purchase method with a 100% change in basis. Under U.S. GAAP, a portion of the purchase cost (representing approximately 1% of the purchase price) of the Transaction is accounted for at the carrying value of management's continuing equity interests. The termination of a former senior executive resulted in a step acquisition, as the percentage of the Company owned by management decreased. The results of this step acquisition are reflected in the operations of the Company in the Successor

  Period. As at December 31, 2005, approximately 0.4% of the purchase cost of the Transaction is accounted for at the carrying value of management's continuing equity interests. As a result, the purchase cost and the reduction of purchase cost is allocated pro rata to the assets acquired and liabilities assumed and shareholder's equity is reduced by a similar amount.

(c)
SFAS No.109: Accounting for income taxes:

In fiscal 2000, we adopted the CICA recommendations pertaining to income taxes retroactively without restatement of the prior years resulting in differences on business combinations compared to SFAS 109.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following Management Discussion and Analysis ("MD&A") is a review of our financial condition and results of operations, is based upon Canadian Generally Accepted Accounting Principles ("GAAP") and covers periods prior and subsequent to the acquisition by Masonite International Inc. of Masonite International Corporation on April 6, 2005 (the "Transaction"). More specifically, the financial condition and results of operations for the periods from January 1, 2006 to September 30, 2006 and from February 2, 2005 (date of Incorporation) to December 31, 2005 are for Masonite International Inc., and the results of operations from January 1, 2005 to April 6, 2005, January 1, 2004 to December 31, 2004 and January 1, 2003 to December 31, 2003 are for Masonite International Corporation. "Predecessor" refers to Masonite International Corporation and its subsidiaries on a consolidated basis, "Masonite" or the "Successor" refers to Masonite International Inc. and its subsidiaries on a consolidated basis, and unless the context otherwise requires, the "Company", "we", "us" and "our" refer to the Predecessor for periods prior to the Transaction and to the Successor for periods thereafter, unless the context otherwise requires or it is otherwise indicated. All amounts are in United States dollars unless specified otherwise.

        This discussion should be read in conjunction with the annual audited consolidated financial statements, the unaudited interim consolidated financial statements, and the related notes appearing elsewhere herein. The following discussion also contains forward-looking statements that involve numerous risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of these risks and uncertainties, including those set forth in this prospectus under "Forward-looking Statements" and under "Risk Factors". This discussion should also be read in conjunction with the "Unaudited Pro Forma Consolidated Financial Information", "Selected Historical Consolidated Financial Data", and our consolidated financial statements and related notes appearing elsewhere in this prospectus, including note 26 to the audited consolidated financial statements and note 20 to the unaudited interim consolidated financial statements ("U.S. GAAP") which describe differences between Canadian and United States Generally Accepted Accounting Principles.

Overview of the Business

        We are one of the largest manufacturers of doors in the world, with a significant market share in both interior and exterior doors products. We sell approximately 50 million doors per year in over 70 countries including the United States, Canada, the United Kingdom, France and throughout Central and Eastern Europe. For the year ended December 31, 2005, our sales were $2.4 billion.

        Our products are marketed under well-recognized brand names throughout the world. In North America, we market our doors primarily under the Masonite brand, which is a leading brand in the door industry. Our sales are derived from two primary sources of door demand: residential repair, renovation and remodeling of existing homes, and the construction of new homes. We believe that sales to the residential repair, renovation and remodeling sector represents the larger component of our business in North America. Approximately 79% of our 2005 sales were generated in North America, where we believe we have a leading market share in both interior and exterior doors, 18% in Europe, and the remainder in South America, Asia, Africa and the Middle East.

        We have a global manufacturing and distribution footprint, with over 80 facilities in 18 countries, primarily in North America and Europe. We are a vertically integrated producer, manufacturing key components of doors, including composite molded and veneer door facings, glass door lites and cut stock. In order to realize cost advantages and efficiencies provided by vertical integration, we have integrated the various operations in our North American segment as well as our Europe and Other segment to the point where we share common systems, financing and infrastructure. We believe that our high level of vertical integration provides us with competitive and cost advantages over competitors not as vertically integrated, and enhances our ability to develop new and proprietary products.

        We sell doors through multiple distribution channels, including: (i) directly to retail home center customers; (ii) one-step distributors that sell directly to homebuilders and contractors; and (iii) two-step wholesale distributors that resell to other distributors. For North American retail home center customers, our numerous door fabrication facilities provide value-added fabrication and logistical services, including store delivery of pre-hung interior and exterior doors. We believe our ability to provide: (i) a broad product range; (ii) frequent, rapid, on-time and complete delivery; (iii) consistency in our products and merchandising; (iv) national service; and (v) special order programs differentiate us from our competitors.

        The demand for doors is influenced by various macroeconomic factors, including general economic conditions, interest rates, levels of unemployment, consumer confidence and the availability of credit. During periods when these macroeconomic factors are favorable, home prices typically rise, the volume of existing home sales increases and consumers tend to be more willing and able to undertake renovation, remodeling and repair projects for their homes. As a result, the demand for our products rises.

        We generate the majority of our revenue from residential repair, renovation and remodeling spending, which has historically been less cyclical than new construction spending.

        The new home construction sector has historically been cyclical, and in May 2006, a major downturn began in the United States. From its peak in May, unadjusted monthly housing starts have declined 31% through the end of October. In addition, the repair, renovation and remodeling has recently experienced weakening year-over-year sales in the United States. Our relatively narrow focus within the building products industry amplifies the risks inherent in such a market downturn. The impact of this weakness on our revenues, profits and profit margin will be determined by many factors, including industry capacity, industry pricing discipline, and our ability to implement the series of initiatives encompassed in our Blueprint for Profitable Growth.

        In many of the countries in which we operate, an increasing share of sales of doors are sold through large home center and other large retailers. In addition, consolidation among companies operating in different geographic regions has increased in recent years, resulting in more customers operating nationally and internationally. Although these trends are present to a lesser extent outside North America, we expect consolidation to continue in future years. We believe we are well-positioned to succeed with these large customers, as we offer a comprehensive, high quality product line, a focus on on-time and complete deliveries, and consistency in products and merchandising. We also provide home center and other large retail customers value-added fabrication and logistical services, including store delivery of pre-hung interior and exterior doors. Finally, we offer a broad range of interior and exterior doors in the form of stock products, custom-designed doors and special order doors. This extensive product and service offering allows us to offer an "all products" strategy which provides our customers one-stop shopping and reduces reliance on any one type or style of door.

Critical Accounting Policies and Estimates

        Our significant accounting policies are disclosed in note 1 to the audited consolidated financial statements. The preparation of these financial statements requires us to make estimates that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosures of contingent items. Actual results could differ significantly from those estimates. The following discussion addresses our more critical accounting policies. These policies are important to the presentation of our operating results and financial position and require significant judgment or the use of estimates.

Inventory

        We value inventories on a first-in, first-out basis at the lower of cost and replacement cost for raw materials, and the lower of cost and net realizable value for finished goods. In determining net realizable value, we consider such factors as yield, turnover and aging, expected future demand and past experience. A change in the underlying assumptions related to these factors could affect the valuation of inventory and have a corresponding effect on cost of sales.

Goodwill

        We use the purchase method of accounting for all business combinations. Use of the purchase method for acquisitions frequently results in the recording of goodwill as part of the purchase price. Goodwill is not amortized but instead is tested for impairment each year or more frequently if events or changes in circumstances indicate that an impairment loss may have been incurred. Goodwill impairment analysis is performed at the reporting unit level by comparing the reporting unit's carrying amount to its fair value. Fair values of reporting units are estimated using an income approach. In making this fair value assessment, we rely on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. There are inherent uncertainties related to these factors and to our judgment in applying them to the analysis of goodwill impairment. Since judgment is involved in performing goodwill valuation analyses, any change in estimates can affect the valuation of goodwill.

Intangible Assets

        We assign value to intangible assets acquired in business combinations or other forms of acquisitions. The value assigned to intangible assets such as customer relationships, non-compete agreements and order backlogs is determined by estimating future cash flows, discount rates, rates of attrition and useful lives of acquired intangible assets. As needed, independent external appraisers are engaged in assisting management to determine the appropriate fair values to be assigned to the intangible assets.

        An impairment test is performed at least annually which compares the carrying value of intangible assets not subject to amortization to future undiscounted cash flows. A similar impairment test is performed for intangible assets which are subject to amortization when events or conditions indicate that the carrying value may be impaired. An impairment loss is recognized when the carrying amount of the intangible asset exceeds the fair value. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates that reflect varying amounts of perceived risk. As the estimates of future cash flows, discount rates and attrition rates used to value and test the intangible assets for impairment are based on future events, any changes from the estimated amounts could have an impact on the annual impairment test and carrying value of the intangible assets.

Income Taxes

        Our consolidated income tax provision is calculated by determining taxable income and then applying varying rates of income tax that are appropriate in the numerous taxing jurisdictions in which we conduct business. In the ordinary course of conducting business internationally, there can be numerous transactions and calculations where the ultimate tax outcome is uncertain. The final result of these matters may be different from the estimates that have been made in determining income tax provisions and accruals. If these estimates and assumptions are determined to be inaccurate, there could be a material effect on our income tax provision and net income in the period in which the determination is made.

        We have recorded approximately $49 million of future income tax assets as of September 30, 2006. Future tax assets are calculated based on tax rates to be applied in future periods. Previously recorded tax assets and liabilities need to be adjusted when the expected date of the future event is revised based on current information. A valuation allowance has been recorded to reduce future tax assets to the amount of the future tax benefit that is likely to be realized. In determining the need for the valuation allowance, we considered such factors as projected future taxable income, available tax planning strategies, the character of the income tax asset and the reversal of future income tax liabilities. If assumptions related to these factors change significantly, then the valuation allowance, income tax expense and net income may change materially in the period for which the determination is made.

Long-lived Assets

        We periodically evaluate the recoverability of long-lived assets, including property, plant and equipment and amortizable intangible assets based on a two-step impairment analysis when events or conditions indicate that the carrying value may not be recoverable. In performing this evaluation, reliance is placed upon a number of factors which include operating results, business plans, economic projections and anticipated cash flows. An impairment loss is recognized when the carrying amount of the asset to be held and used exceeds the sum of the undiscounted cash flows expected from use. Impairment is measured as the amount by which the carrying value of the asset exceeds its fair value. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates that reflect varying degrees of perceived risk. Since fair value is based on estimates of future events, changes in estimates could result in write downs.

Employee Future Benefit Plans

        We maintain defined benefit plans and other postretirement benefits covering certain employees. Earnings are charged with the cost of benefits earned by employees as services are rendered. The cost reflects our best estimates of the pension plans' expected investment yields, wage and salary escalation, expected health care costs, mortality of members, terminations and the ages at which members will retire. Changes in these assumptions could impact future pension expense. The excess of the net actuarial gain (loss) over 10% of the greater of the benefit obligation and the fair value of plan assets at the beginning of the year is amortized over the average remaining service lives of its members. These estimates may differ from actual results that will occur over an extended period of time. Any significant differences may have an effect on the recorded pension expense and carrying value of the plans' net assets or net liabilities. Benefits under our defined benefit pension plans were largely curtailed in 2003.

Stock-based Compensation

        Effective January 1, 2002, we began accounting for all stock based payments to non-employees, employee awards that are direct awards of stock, that call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, granted on or after January 1, 2002, using a fair value based method.

        Prior to January 1, 2003, we accounted for employee stock options that were settled by the issuance of common shares as capital transactions and no compensation cost was recorded. Any consideration paid by employees on the exercise of stock options was recorded as share capital. Under the new policy, we estimate fair value using the Black-Scholes option pricing model, and amortize to income on a straight line basis over the vesting period.

        Effective January 1, 2003, we adopted the revised guidance for stock based compensation, which requires that a fair value method of accounting, as outlined above, be applied to all stock-based compensation grants to both employees and non-employees, and included in income. We have prospectively applied the fair value method of accounting for stock option awards granted to employees after January 1, 2003, and accordingly, have recorded the compensation expense for such awards.

        The determination of obligations and compensation expense for the plans noted above use several mathematical and judgment factors that include expected volatility, the anticipated life of the option, an estimated risk free rate, and the number of options expected to vest. Any difference in the number of options that actually vest can affect future compensation expense. Other assumptions are not revised after the original estimate.

        In 2003 we implemented a Restricted Shares Unit and Deferred Share Unit incentive plan. This incentive plan was terminated on April 6, 2005, and was settled as part of the Transaction.

Variable Interest Entities

        In 2004, we began consolidating variable interest entities ("VIE's"). Consolidation of VIE's is required for entities which we are determined to be the primary beneficiary. The determination of whether we are the primary beneficiary involves judgements and estimates by management. These judgements involve determining the expected loss and expected returns from the variable interest entity and a discount rate to determine the present value of the expected cash flows. Changes in assumptions used may affect the variability of the expected cash flows and potentially our conclusion of whether we are or are not the primary beneficiary.

Impact of the Transaction

        We entered into a combination agreement on December 22, 2004, which was amended and restated on January 16, 2005 and February 17, 2005, with Stile Acquisition Corp., a wholly owned subsidiary of Masonite and an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR") whereby all of the issued and outstanding common shares of the Predecessor would be indirectly acquired by KKR for Cdn$42.25 per share in cash. The Transaction was approved by shareholders at a special meeting of shareholders held on March 31, 2005 and closed on April 6, 2005. Subsequently, the Predecessor's common shares were de-listed from the New York Stock Exchange and the Toronto Stock Exchange. In connection with the Transaction, we incurred certain transaction costs, in 2004 and 2005, which were not capitalized as part of the purchase price, and have been included in other expense.

        We accounted for the Transaction using the purchase method of accounting and, accordingly, the Transaction resulted in a new basis of accounting for us. We have allocated the purchase price on the basis of our estimate of the fair value of the underlying assets acquired and liabilities assumed. We retained third party professionals to assist in the determination of the fair value of the underlying assets acquired and liabilities assumed. We also engaged independent appraisers to assist in determining the fair values of property, plant and equipment and intangible assets acquired, including trade names, trademarks, and customer relationships. Certain transaction costs may be deductible for income tax purposes and others will form the basis of Masonite's investment in the Predecessor. These valuations and cost allocations may be subject to review and challenge by income tax authorities in the countries to which they relate. The excess of the total purchase price over the estimated fair value of the net identifiable assets acquired at closing has been allocated to goodwill, which is subject to an annual impairment review. Goodwill in the Transaction, based on the allocation of the purchase price, totaled approximately $950 million.

        As a result of the purchase accounting associated with the Transaction, the assets and liabilities of the Predecessor are recorded by the Successor at their fair value. Certain of the fair value assigned to the assets (including inventory; property, plant and equipment; customer lists; order backlogs; patents; trademarks and tradenames) is amortized to income over their estimated useful lives.

Recent Developments

        During the third quarter of 2006 we implemented a company-wide reduction in employment levels, impacting approximately eight percent of the global salaried and indirect hourly workforce. In connection with the reduction in employment levels, we will incur a charge of approximately $9 million, of which $6.7 million is reflected in the results for the nine months ended September 30, 2006 below.

        During 2006, we announced the closure of four manufacturing facilities in North America. The first closure, announced in January 2006, was a distribution facility located in Dickson, Tennessee. The second closure, also announced in January 2006, was of an interior door manufacturing facility located in Mobile, Alabama. In the second quarter of 2006, we announced the closure of an entry door manufacturing facility in Woodbridge, Ontario, and a component manufacturing facility in Corning, California. These closures are consistent with our overall goals of improving manufacturing efficiencies, consolidating production and reallocating capacity among locations, as we strive to better balance supply and demand. All employees at these affected locations were offered severance, extended benefits and outplacement assistance.

        In connection with our Blueprint for Profitable Growth and as part of our post-Transaction initiatives, during 2006, we completed a series of general and selective price increases, which are largely reflected in our third quarter results in 2006.

Acquisitions

        Subsequent to the Transaction described under "Impact of the Transaction" above, we completed six acquisitions during 2005.

        Three acquisitions were of interests in less than wholly-owned subsidiaries previously consolidated in our financial results. In May 2005, we purchased the remaining interest in a door component manufacturing facility with operations in Canada and the United States for cash consideration of approximately $36 million (plus approximately $18 million of cash paid to the minority partner in the form of a dividend prior to closing). Also in May 2005, Masonite purchased the remaining ownership interest of less than wholly-owned investments located primarily in Israel and Turkey for cash consideration of approximately $8 million. In October 2005, we purchased the remaining ownership interest of a less than wholly-owned door-fabrication subsidiary with operations in Canada and the United States for total consideration of approximately $9 million, including cash on closing of approximately $5 million, and notes payable of approximately $4 million, which are payable over a three year period.

        Three other acquisitions completed during 2005 expanded our geographic reach and further vertically integration into the production of door components. In July 2005, we purchased a 50% interest in a molded door and stile and rail door manufacturer in Malaysia for approximately $3 million. In October 2005, we acquired an 80% interest in a door manufacturer located in Hungary for total consideration of $8.5 million, including cash consideration of approximately $5 million on closing, with the balance, subject to certain post-closing adjustments, paid in 2006 and to be paid in 2007. In December 2005, we completed the acquisition of a door core manufacturing facility in the United States for cash consideration of approximately $7 million.

        While historically a substantial part of our growth has come from acquisitions, our current strategy emphasizes improving the operations of our existing business.

Consolidated Results of Operations for the Nine Month Period Ended September 30, 2006 compared to the Combined Nine Month Period Ended September 30, 2005

        The nine month period ended September 30, 2006 represents the consolidated results of Masonite International Inc. In the discussion of our financial statements for the nine month period ended September 30, 2005 in the Results of Operations, we refer to these financial statements as "Combined" for comparative purposes. These Combined financial results for 2005 represent the sum of the financial data for our Predecessor business for the period from January 1, 2005 through April 6, 2005 and for Masonite for the period commencing February 2, 2005, when it was incorporated, through September 30, 2005 ("Combined 2005"). Prior to April 6, 2005, Masonite had no substantial business operations. These combined results are for informational purposes only in order to facilitate discussion and analysis of our results of operations and do not purport to be a presentation in accordance with

GAAP or to represent what our financial position and results of operations would have actually been in such periods had the Transaction occurred on January 1, 2005.

	For the Nine Month Period Ended September 30
	Successor January 1, 2006 September 30, 2006	Successor February 2, 2005 September 30, 2005	Predecessor January 1, 2005 April 6, 2005	Combined January 1, 2005 September 30, 2005
	(in millions of U.S. dollars)
Sales	$1,879.5	$1,233.2	$600.1	$1,833.3
Cost of sales	1,486.9	1,007.9	486.7	1,494.6

Gross margin	392.6	225.3	113.4	338.7
Selling, general and administration expenses	159.2	105.8	54.4	160.2
Depreciation	65.3	39.0	17.9	57.0
Amortization of intangible assets	26.7	20.5	1.1	21.6
Interest	137.2	90.4	11.2	101.6
Other expense, net	16.6	20.5	66.4	86.8

Loss before income taxes and non-controlling interest	(12.5)	(50.9)	(37.7)	(88.6)
Income taxes	(4.8)	(19.3)	(8.3)	(27.6)
Non-controlling interest	5.6	4.0	1.3	5.3

Net loss	$(13.2)	$(35.6)	$(30.7)	$(66.2)

Consolidated Sales

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005	$ Change	% Change
	(in millions of U.S. dollars)
Sales	$1,879.5	$1,833.3	46.2	2.5%

        Consolidated sales for the nine month period ended September 30, 2006 increased 2.5% or $46 million to $1,880 million from sales of $1,833 million for the combined nine month period ended September 30, 2005. Sales attributable to existing operations increased 1.4% in the nine month period ended September 30, 2006 of which approximately one-third was as a result of changes in exchange rates. Acquisitions completed in the last three months of fiscal 2005 comprised the other 1.1%. The softening North American market for building products began to impact sales volume at Masonite toward the end of the nine month period ended September 30, 2006. The decline in sales volume was partially offset by pricing increases implemented in the second quarter of 2006.

Sales and Percentage of Sales by Principal Geographic Region

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005
	(in millions of U.S. dollars)
North America	$1,463.8	$1,451.7
	78%	79%
Europe and Other	$485.0	$450.0
	26%	25%
Intersegment	$(69.3)	$(68.4)
	(4)%	(4)%

        Sales in our principal segment, North America, increased 1% to $1,464 million for the nine month period ended September 30, 2006 compared to $1,452 million for the combined nine month period ended September 30, 2005 due primarily to the impact of the strengthening Canadian dollar on reported sales. Declines in sales volume were partially offset the pricing increases.

        Sales outside North America, increased by 8% to $485 million for the nine month period ended September 30, 2006 compared to $450 million during the same combined period in 2005 due to a 5% increase in constant currency sales at businesses owned in both periods, a 4% increase as a result of acquisitions, offset by a 1% decrease due to changes in exchange rates. Reported net sales of existing operations were negatively impacted by the weaker Euro and Pound Sterling against the United States dollar.

        Intersegment sales consist primarily of sales of door components from the Europe and Other segment to the North American segment. Intersegment sales were relatively unchanged from the prior year.

Sales and Percentage of Sales by Product Line

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005
	(in millions of United States dollars)
Interior	$1,226.6	$1,145.8
	65%	62%
Exterior	$652.9	$687.5
	35%	38%

        The proportion of revenues from interior and exterior products was approximately 65% and 35%, respectively, for the nine month period ended September 30, 2006, compared to 62% and 38%, respectively, for the combined nine month period ended September 30, 2005. The increase of 7% in interior products over the prior period is a result of (i) acquisitions in the prior year which were interior product focused; (ii) the impact of softening demand in the residential housing sector in North America, which typically affects the demand for exterior products before interior products; and (iii) our price increases in North America which were largely focused on interior door products.

Cost of Sales

	For the Nine Month Period Ended September 30
	Successor 2006	Percentage of Sales	Combined 2005	Percentage of Sales
	(in millions of United States dollars)
Cost of sales, as reported	$1,486.9	79.1%	$1,494.6	81.5%
Inventory write-down	(9.0)	(0.5)%	—
Purchase accounting adjustment	—		(20.5)	(1.1)%
Hurricanes	0.7		(7.9)	(0.4)%
Electrical fire	—	—	(5.0)	(0.3)%

	$1,478.6	78.7%	$1,461.2	79.7%

        The significant components of cost of sales are materials, direct labor, factory overheads and distribution costs. Cost of sales, expressed as a percentage of sales, decreased to 79.1% for the nine month period ended September 30, 2006 from 81.5% during the same combined period in 2005. Cost of sales in the combined nine month period ended September 30, 2005 included three unusual items: a purchase accounting adjustment to reflect the fair value of inventory at the date of acquisition of $20.5 million, the impact of hurricanes in the United States Gulf region in the third quarter of 2005 of $7.9 million, and an electrical fire at our largest facility, at a cost of approximately $5 million. Excluding the impact of these charges, cost of sales would have been 79.7%. Results in 2006 were negatively impacted by a write down of $9 million of obsolete inventory partially offset by insurance proceeds of $0.7 million. Excluding the impact of these items, cost of sales, expressed as a percentage of sales, would have been 78.7%. The improvement in margin, after deducting the items discussed above, was a result of price increases, rigorous management of material costs and improving labor efficiencies offset by increases in distribution, overheads and certain other cost of sales elements.

Selling, General and Administration Expenses

	For the Nine Month Period Ended September 30
	Successor 2006	Percentage of Sales	Combined 2005	Percentage of Sales
	(in millions of United States dollars)
Selling, general and administration expenses	$159.2	8.5%	$160.2	8.7%

        Selling, general and administration expenses ("SG&A") primarily includes personnel costs, marketing and advertising, sales commissions, information technology costs, professional fees and management travel. SG&A decreased by $1 million for the nine month period ended September 30, 2006 compared to the combined nine month period ended September 30, 2005. SG&A costs, expressed as a percentage of sales, decreased to 8.5% for the nine month period ended September 30, 2006 compared to 8.7% during the nine month period ended September 30, 2005.

        Administration costs increased by approximately $4 million during the nine month period ended September 30, 2006 as compared to the nine month period ended September 30, 2005. Fees incurred on the receivable sale program increased by $1.7 million, and professional fees increased by $1.6 million. Offsetting these increases was a $0.7 million reduction in stock based compensation that occurred in the third quarter of 2006, in order to reflect the forfeiture of a significant number of stock options due to the departure of certain of our employees.

        Selling costs decreased by approximately $4 million during the nine month period ended September 30, 2006 as compared to the nine month period ended September 30, 2005. The majority of the decrease was the result of a $2.4 million reduction in advertising costs, and a $1.2 million reduction in salaries and benefits.

Depreciation

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005	$ Change	% Change
	(in millions of United States dollars)
Depreciation	$65.3	$57.0	$8.3	14.6%

        Depreciation expense increased $8 million for the nine month period ended September 30, 2006 to $65 million from $57 million during the same combined period in 2005. Depreciation in the nine month period ended September 30, 2006 was increased by the amortization of fair value adjustments as a result of purchase accounting, the impact of businesses acquired in 2005 and prior year capital expenditures of $82 million.

Amortization of Intangible Assets

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005	$ Change	% Change
	(in millions of United States dollars)
Amortization of intangible assets	$26.7	$21.6	$5.1	23.6%

        Amortization of intangible assets increased $5 million for the nine month period ended September 30, 2006 to $27 million from $22 million during the same combined period in 2005. In conjunction with the Transaction as of April 6, 2005, we applied purchase accounting and recorded the fair value of assets acquired and liabilities assumed. The historical carrying amounts of intangible assets were increased by $518 million representing an increase of $264 million for customer lists, $165 million for trademarks and tradenames, $85 million for patents and $4 million for order backlogs at the time of acquisition.

Other Expense

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005
	(in millions of United States dollars)
Restructuring and severance expense	$11.6	$9.8
Loss on disposal of property, plant and equipment	4.6	0.2
Other	0.8	(0.3)
Transaction costs	—	14.0
Hedging loss	—	5.3
Equity compensation settlement	—	57.7
Insurance proceeds	(0.4)	—

Other expense	$16.6	$86.8

        Included in Other Expense in the nine month period ended September 30, 2006 is $11.6 million in costs related to the closure of the four manufacturing facilities described earlier, the departure of certain executives, and a restructuring plan that was put in place in the third quarter of 2006. The restructuring plan encompassed a reduction in employment levels throughout all areas of the business and the re-alignment of certain responsibilities. The amount included in restructuring and severance above consists of severance and termination benefits for employees terminated in the period. The loss on disposal of $5 million is comprised of realized losses on the disposal of surplus equipment and real estate as well as a reduction in the carrying value of other redundant assets that are in the process of being sold. The majority of Other Expense in the combined nine month period ended September 30, 2005 was related to the closing of the Transaction on April 6, 2005. Included as part of the Transaction costs were $58 million related to settling the stock option plans of the Predecessor, as well as $19 million in legal, accounting and other costs related to the Transaction which were not eligible to be capitalized. Restructuring and severance in the prior year relates primarily to the departure of our former Chief Executive Officer.

Interest Expense

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005	$ Change	% Change
	(in millions of United States dollars)
Interest	$137.2	$101.6	$35.6	35.0%

        Interest expense increased $36 million for the nine month period ended September 30, 2006 compared to the same combined period in 2005. This is due to the significant increase in debt principally incurred to fund the Transaction, as well as an increase in interest rates compared to the prior year. Information regarding these new debt facilities is discussed in greater detail in the "—Liquidity and Capital Resources" section below.

        Also included in interest expense for the nine month period ended September 30, 2006 is $6 million of deferred financing amortization, compared to $11 million during the same period in 2005. Of the $11 million in deferred financing costs incurred in the combined 2005 period, approximately $7 million were costs that could have been refundable to us had we offered securities to the public within a specified time period ending in October 2005. As we did not issue securities to the public, these $7 million in costs were fully amortized over the period ending October 2005. Deferred financing costs incurred related to the Senior Secured Credit Facilities and the Senior Subordinated Loan are being amortized over the life of these facilities.

Income Tax Rates

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005
Combined effective rate	38.5%	31.2%

        Our effective income tax rate is primarily the weighted average of federal, state and provincial rates in various countries in which we have operations, including the United States, Canada, France, the United Kingdom and Ireland.

        Our income tax rate is also affected by estimates of realizability of tax assets, changes in tax laws and the timing of the expected reversal of temporary differences. We have established a valuation allowance on certain tax losses incurred in Canada, the United States and other jurisdictions until the realization of these tax assets becomes more likely than not during the carryforward period. During the nine month period ended September 30, 2006, we recognized a tax benefit of $3 million relating to the impact of the remeasurement of future tax assets and liabilities as a result of a change in the expected long term tax rate.

Net Loss

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005	$ Change	% Change
	(in millions of U.S. dollars)
Net loss	$(13.2)	$(66.2)	$53.0	(80.0)%

        The net loss of $13 million for the nine month period ended September 30, 2006 improved $53 million from $66 million for the nine month period ended September 30, 2005. The improvement is largely due to the absence of significant one time costs such as equity compensation costs, financing charges and professional fees incurred to close the Transaction in the nine month period ended September 30, 2005.

Segment Information

	For the Nine Month Period Ended September 30
	Successor 2006	Percentage of Sales	Combined 2005	Percentage of Sales
	(in millions of U.S. dollars)
Adjusted EBITDA—North America	$180.6	12.3%	$151.2	10.4%
Adjusted EBITDA—Europe and Other	$76.1	15.7%	$77.7	17.3%

        The performance measurement of each of our geographic segments is measured based on Adjusted EBITDA. See "—Liquidity and Capital Resources."

Set forth below is a reconciliation of Adjusted EBITDA by segment, from net (loss) income as reported in the consolidated statement of operations.

	For the Nine Month Period Ended September 30
	Successor North America 2006	Percentage of Sales	Combined North America 2005	Percentage of Sales
	(in millions of United States dollars)
Net loss	$(46.2)	(3.2)%	$(96.8)	(6.7)%
Interest	134.7		98.8
Income taxes	(15.7)		(38.0)
Depreciation and amortization	68.2		56.3
Other expense	15.6		84.0
Non-controlling interest	2.4		2.9

EBITDA	159.0	10.9%	107.2	7.4%
EBITDA	159.0	10.9%	107.2	7.4%
Inventory write-down	7.5		—
Sale of receivables	5.9		4.2
Sponsor fees	3.5		1.3
Facility closure/rationalization	1.9		1.8
Capital and franchise tax	1.9		1.4
Equity compensation	1.1		1.8
Inventory purchase accounting adjustment	—		15.1
United States fire	—		5.0
Pro-forma acquisition impact	—		5.7
Contract termination	—		1.3
Hurricanes	(0.7)		7.9
Other	0.5		(1.5)

Adjusted EBITDA	$180.6	12.3%	$151.2	10.4%

        Adjusted EBITDA as a percentage of sales in the North American segment, increased to 12.3% for the nine month period ended September 30, 2006 from 10.4% for the combined nine month period ended September 30, 2005. The improvement in Adjusted EBITDA margin resulted primarily from higher selling prices, rigorous cost management and lower selling costs offset by input cost increases and wage inflation.

	For the Nine Month Period Ended September 30
	Successor Europe and Other 2006	Percentage of Sales	Combined Europe and Other 2005	Percentage of Sales
	(in millions of United States dollars)
Net income	$33.0	6.8%	$30.6	6.8%
Interest	2.5		2.8
Income taxes	10.8		10.4
Depreciation and amortization	23.8		22.2
Other expense	1.0		2.9
Non-controlling interest	3.2		2.4

EBITDA	74.3	15.3%	71.3	15.8%
EBITDA	74.3	15.3%	71.3	15.8%
Inventory write-down	1.5		—
Inventory purchase accounting adjustment	—		5.4
Pro-forma acquisition impact	—		2.1
Other	0.3		(1.1)

Adjusted EBITDA	$76.1	15.7%	$77.7	17.3%

        Adjusted EBITDA as a percentage of sales in the Europe and Other segment, decreased from 17.3% for the combined nine month period ended September 30, 2005 to 15.7% for the nine month period ended September 30, 2006.

        Western European operations posted better third quarter sales and margins rebounding from softer performance earlier in 2006. Emerging businesses in Central and Eastern Europe contributed an additional $28 million in revenue in the nine month period ended September 2006, approximately two-thirds of which was acquisition related, but did not make a proportionate contribution to earnings. We continue to invest in these businesses including a major plant expansion in the Czech Republic, equipment upgrades and other growth capital.

Combined Results of Operations for the Year Ended December 31, 2005 compared to the Year Ended December 31, 2004

        In the discussion of our financial statements for 2005 in the Results of Operations, we refer to these financial statements as "Combined" for comparative purposes. These Combined financial results for 2005 represent the sum of the financial data for our Predecessor business for the period from January 1, 2005 through April 6, 2005 and for Masonite for the period commencing February 2, 2005, when it was incorporated, through December 31, 2005 ("Combined 2005"). Prior to April 6, 2005, Masonite had no substantial business operations. These combined results are for informational purposes only in order to facilitate discussion and analysis of our results of operations and do not purport to be a presentation in accordance with GAAP or to represent what our financial position and results of operations would have actually been in such periods had the Transaction occurred on January 1, 2005.

        The financial data for the year ended December 31, 2004 ("Predecessor 2004") refer to the Predecessor's business. The 2005 information presented below may not be directly comparable to the Predecessor as a result of the effect of the revaluation of assets and liabilities to their estimated fair market values in accordance with the application of purchase accounting pursuant to Canadian GAAP.

        A summary of the fiscal year results, for informational purposes only, for the periods ended December 31, 2005 and 2004 is as follows:

	Successor February 2, 2005 to December 31, 2005	Predecessor January 1, 2005 to April 6, 2005	Combined January 1, 2005 to December 31, 2005	Predecessor January 1, 2004 to December 31, 2004
	(in millions of U.S. dollars)
Sales	$1,828.4	$600.1	$2,428.5	$2,199.9
Cost of sales	1,497.9	486.7	1,984.7	1,722.7

Gross margin	330.4	113.4	443.8	477.2
Selling, general and administration expenses	161.3	54.4	215.7	189.9
Depreciation	60.3	17.9	78.2	58.5
Amortization of intangible assets	29.9	1.1	31.0	4.1
Interest	137.1	11.2	148.3	39.5
Other expense, net	22.6	66.4	89.0	7.7

(Loss) income before income taxes and non-controlling interest	(80.8)	(37.7)	(118.5)	177.4
Income taxes	(16.3)	(8.3)	(24.6)	42.7
Non-controlling interest	5.3	1.3	6.6	6.8

Net (loss) income	$(69.8)	$(30.7)	$(100.5)	$128.0

Consolidated Sales

	For the Year Ended December 31
	Combined 2005	Predecessor 2004	$ Change	% Change
	(in millions of U.S. dollars)
Sales	$2,428.5	$2,199.9	$228.6	10.4%

        Consolidated sales for the combined year ended December 31, 2005 increased 10% or $229 million to $2.43 billion from sales of $2.20 billion for the year ended December 31, 2004. Sales attributable to existing operations increased approximately 5% over the prior year with the balance of the increase arising from businesses acquired in 2004 and 2005. Sales in 2005 were also positively impacted by the continued growth in sales of several new interior and exterior products.

        An additional factor impacting consolidated sales is foreign exchange. For the combined year ended December 31, 2005 compared to the year ended December 31, 2004, foreign currencies such as the EURO and the Canadian dollar strengthened versus the U.S. dollar, while the British Pound weakened versus the U.S. dollar. Of the total consolidated sales growth of $229 million or 10%, $177 million or 8% was the result of increased sales, and $52 million or 2% was the net impact of changes in foreign exchange rates.

Sales and Percentage of Sales by Principal Geographic Region

	For the Year Ended December 31
	Combined 2005	Predecessor 2004
	(in millions of U.S. dollars)
North America	$1,918.7	$1,760.3
	79%	80%
Europe and Other	$602.0	$487.6
	25%	22%
Intersegment	$(92.2)	$(48.0)
	(4)%	(2)%

        Sales in our principal segment, North America, increased 9% to $1.919 billion for the combined year ended December 31, 2005 compared to $1.760 billion for the year ended December 31, 2004 due to a 6% increase in constant currency sales at businesses owned in both periods, a 2% increase due to changes in exchange rates, and a 1% increase as a result of acquisitions.

        Sales outside of North America, net of intersegment sales, increased by 16% to $510 million for the combined year ended December 31, 2005 compared to $440 million during the year ended December 31, 2004 due to a 9% increase in constant currency sales at businesses owned in both periods, a 5% increase due to changes in exchange rates, and a 2% increase as a result of acquisitions.

        Demand in the new construction and home renovation sectors was stronger in 2005 than in 2004 in the regions where our products are sold. During 2004 and 2005, we expanded our presence as a door manufacturer in Europe to include several Eastern European countries. Reported net sales of existing operations were negatively impacted by the weakening Pound Sterling against the U.S. dollar, which was more than offset by a stronger EURO and other Eastern European currencies.

        Intersegment sales consist primarily of sales of door components from the Europe and Other segment to the North American segment. These sales increased in 2005 due to businesses acquired in 2004 and higher demand for interior doors in our North American segment. Also, the impact of the fire in our Laurel, Mississippi manufacturing facility and the hurricanes resulted in certain of our international manufacturing facilities shipping components to North America to ensure continuity of supply for production.

        Also in the fourth quarter of 2005, we informed our largest customer that we were placing our In-Design product line on indefinite hold. The In-Design product features inkjet printing of designs on molded door facings. Due to sales and earnings being less than expected during 2005, the decision was made to halt production. Our research, development and engineering team is further refining the manufacturing process, and we are reassessing the best way to commercialize this highly innovative proprietary technology.

Sales and Percentage of Sales by Product Line

	For the Year Ended December 31
	Combined 2005	Predecessor 2004
	(in millions of U.S. dollars)
Interior	$1,559.0	$1,364.7
	64%	62%
Exterior	$869.5	$835.2
	36%	38%

        The proportion of revenues from interior and exterior products was approximately 64% and 36%, respectively, for the combined year ended December 31, 2005, compared to 62% and 38%, respectively, for the year ended December 31, 2004. The relative increase in the percentage of interior doors sold in the current year is the result of our strength in the interior door market, as well as the acquisitions of interior door manufacturing facilities in both the current year and the prior year.

Cost of Sales

	For the Year Ended December 31
	Combined 2005	Percentage of Sales	Predecessor 2004	Percentage of Sales
	(in millions of United States dollars)
Cost of sales, as reported	$1,984.7	81.7%	$1,722.7	78.3%
Purchase accounting adjustment	(21.8)	(0.9)%	—	—
Hurricanes	(7.9)	(0.3)%	(1.8)	(0.1)%
Inventory write-off	(7.0)	(0.3)%	—	—
Electrical fire	(5.0)	(0.2)%	—	—
Rationalization charges	(1.8)	(0.1)%	—	—
United Kingdom fire	(1.6)	(0.1)%	—	—

	$1,939.6	79.9%	$1,720.9	78.2%

        The significant components of cost of sales are materials, direct labor, factory overheads and distribution costs. Cost of sales, expressed as a percentage of sales, increased to 81.7% for the combined year ended December 31, 2005 from 78.3% during the same period in 2004. Margins in 2005 were impacted in part by the amortization of fair value adjustments that increase the value of inventory acquired as part of business combinations. This adjustment increased cost of sales by approximately $22 million in the year-to-date period (see note 3 of the annual audited consolidated financial statements included elsewhere herein).

        In December 2005, we wrote-off approximately $2 million in inventory to cost of sales, as a result of a fire set by arsonists at a leased warehouse facility near a manufacturing plant in the United Kingdom. We also took a charge against cost of sales in December of 2005 of approximately $7 million relating to inventory at a facility in the United States. We had evaluated the future market conditions for this inventory and determined that it was appropriate to record the charge based on the age of the inventory, and expected future demand.

        Also negatively impacting cost of sales in the Combined 2005 period were the hurricanes that occurred in the southeastern United States. The estimated impact of these hurricanes was approximately $8 million representing direct costs, property losses and lost profit margin on sales.

        During the first quarter of 2005, prior to our acquisition by KKR, we experienced an equipment electrical fire at our facility located in Laurel, Mississippi. The cost to repair the plant's equipment was immaterial, but two of the three production lines were inoperative for approximately three weeks. The lost production had a significant impact on our consolidated margins during the period.

        Fiscal 2005 was also negatively impacted by a significant rationalization and standardization initiative in the production of residential entry doors. One exterior door manufacturing facility was closed during the period and several of the other locations were re-aligned to a common product specification. The benefits of the rationalization took longer than expected to be realized. The costs associated with the rationalization and standardization of approximately $2 million are included in cost of sales.

        Excluding the impact of the fair value accounting adjustments, inventory write-downs, hurricanes and the exterior door rationalization and standardization initiative described above, cost of sales would have been 79.9% of sales, compared to 78.2% in 2004.

        We also experienced increased costs and, in some cases, shortages of supply, particularly in relation to petroleum-based products, transportation, and steel. These cost increases were partially offset by operating leverage from higher sales volume during the year and the use of alternative components and sources of supply. We were not able to offset the full impact of the material cost increases due to competitive conditions. In addition, we incurred additional costs at certain plants we acquired during 2004 associated with integration of operations and startup costs associated with the introduction of a new door finishing process. The continuing impact of these and other measures is difficult to estimate due to the potential timing difference between input cost changes, ongoing availability of material and our ability to mitigate these effects.

Selling, General and Administration Expenses

	For the Year Ended December 31
	Combined 2005	Percentage of Sales	Predecessor 2004	Percentage of Sales
	(in millions of U.S. dollars)
Selling, general and administration expenses	$215.7	8.9%	$189.9	8.6%

        SG&A primarily includes personnel costs, marketing and advertising, sales commissions, information technology costs, professional fees and management travel. SG&A increased by $26 million for the combined year ended December 31, 2005 to $216 million from $190 million during the same period in 2004. SG&A costs, expressed as a percentage of sales, increased to 8.9% for the combined year ended December 31, 2005 compared to 8.6% during the year ended December 31, 2004.

        Administration costs increased by approximately $16 million during the combined year ended December 31, 2005 as compared to the year ended December 31, 2004. Professional fees increased approximately $7 million, which included $1.5 million paid to KKR and $1.3 million paid to Capstone, which provides consulting services to us. Other items representing the increase in administration costs were $4.8 million related to fees incurred on our receivables sale programs, $1.6 million related to capital taxes, $2.5 million in insurance costs, $1.4 million in travel and entertainment costs, and $0.5 million in research and development costs. These increases were partially offset by a $4.1 million reduction in salaries and benefits.

        Selling costs increased by approximately $10 million during the combined year ended December 31, 2005 as compared to the year ended December 31, 2004. The majority of this increase was a $7 million increase in sales commissions, based on the increase in sales during the same period. Other increases in selling costs were approximately $2 million for salaries and benefits, as well as an additional $1 million for licenses and other fees.

Depreciation

	For the Year Ended December 31
	Combined 2005	Predecessor 2004	$ Change	% Change
	(in millions of U.S. dollars)
Depreciation	$78.2	$58.5	$19.7	33.7%

        Depreciation expense increased by $20 million for the combined year ended December 31, 2005 to $78 million from $59 million during the same period in 2004. In conjunction with the Transaction, we applied purchase accounting and recorded the fair value of assets acquired and liabilities assumed as of April 6, 2005. The historical carrying amounts of property, plant and equipment were increased by $23 million. Also impacting the increase in depreciation were business acquisitions in 2005, as well as prior year capital expenditures of $70 million.

Amortization of Intangible Assets

	For the Year Ended December 31
	Combined 2005	Predecessor 2004	$ Change	% Change
	(in millions of U.S. dollars)
Amortization of intangible assets	$31.0	$4.1	$26.9	656%

        Amortization of intangible assets increased by $27 million for the combined year ended December 31, 2005 to $31 million from $4 million during the same period in 2004. In conjunction with the Transaction, we applied purchase accounting and recorded the fair value of assets acquired and liabilities assumed as of April 6, 2005. The historical carrying amounts of intangible assets with definite lives were increased by $518 million representing an increase of $264 million for customer lists, $165 million for trademarks and tradenames, $85 million for patents and $4 million for order backlogs at the time of acquisition.

Other Expense

	For the Year Ended December 31
	Combined 2005	Predecessor 2004	$ Change
	(in millions of U.S. dollars)
Transaction costs	$13.9	$2.5	$11.4
Equity compensation settlement	57.7	—	57.7
Restructuring and severance expense	9.2	10.4	(1.2)
Hedging transaction loss	5.3	—	5.3
Loss (gain) on disposal of property, plant and equipment	2.5	(5.1)	7.6
Other	0.3	(0.1)	0.4

Other expense	$89.0	$7.7	$81.3

        The increase in other expense for the combined year ended December 31, 2005 compared to December 31, 2004 was primarily due to the Transaction. Included in other expense are approximately $14 million in transaction fees, which includes legal, accounting and other costs related to the Transaction which were not eligible to be capitalized.

        Also included in other expense for the combined year ended December 31, 2005 are approximately $58 million in costs related to equity compensation settlements. These stock based compensation costs were for the value of vested and unvested stock options accounted for using the settlement basis of accounting, as well as previously unvested Restricted Share Units and Deferred Share Units. As a result of the affirmative shareholder vote authorizing the sale of the Predecessor in the Transaction, these stock based instruments were accelerated, vested and became payable in cash. The cash settlement of these instruments was recorded with a charge to the Predecessor's audited statement of operations.

        In addition, we recognized approximately $8 million in severance costs related to the resignation of our former Chief Executive Officer and the termination of other employees. Also included in other expense for the combined 2005 period are $2 million of costs associated with the completion of the shutdown of our Richmond, Indiana exterior steel door plant and the Seoul, South Korea production facility. These costs were incurred in the Predecessor period ending April 6, 2005.

        In addition, an exchange loss of approximately $5 million is included in other expense which resulted from transactions to hedge the Canadian dollar required to complete the Transaction.

Interest Expense

	For the Year Ended December 31
	Combined 2005	Predecessor 2004	$ Change	% Change
	(in millions of U.S. dollars)
Interest	$148.3	$39.5	$108.8	275%

        Interest expense increased approximately $109 million for the combined year ended December 31, 2005 as compared to the same period in 2004. This increase arose because of the significant increase in the debt principally incurred to fund the Transaction, as well as an increase in interest rates compared to the prior year. Information regarding the new debt facilities are discussed in greater detail in the "Liquidity and Capital Resources" section below.

        Also included in interest expense for the year ended December 31, 2005 is approximately $17 million of deferred financing amortization, compared to approximately $1 million during the same period in 2004. Of the $17 million in deferred financing costs incurred in the combined year ended December 31, 2005, approximately $7 million were costs that could have been refundable to us had we issued an offering of securities to the public within a specified time period ending in October 2005. As we did not issue securities to the public, these $7 million in costs were fully amortized over the period ending October 2005. The remaining deferred financing costs incurred are related to the senior secured credit facilities and the senior subordinated loan and are being amortized over the life of these facilities. The deferred financing costs in the year ended December 31, 2004 were related to pre-Transaction debt, and were being amortized over the term of that debt, now discharged.

Income Tax Rates

	For the Year Ended December 31
	Combined 2005	Predecessor 2004
Combined effective rate	(20.8)%	24.0%

        Our effective income tax rate is primarily the weighted average of federal, state and provincial rates in various countries in which we have operations, including the United States, Canada, France, the United Kingdom and Ireland.

        Our income tax rate is also affected by estimates of realizability of tax assets, changes in tax laws and the timing of the expected reversal of temporary differences. We have established a valuation allowance on a portion of tax losses and other carryforward attributes in Canada, the United States and other jurisdictions until the realization of these tax assets becomes more likely than not during the carryforward period.

Net (Loss) Income

	For the Year Ended December 31
	Combined 2005	Predecessor 2004	$ Change	% Change
	(in millions of U.S. dollars)
Net (loss) income	$(100.5)	$128.0	$(228.5)	(178)%

        The net loss of $100 million for the combined year ended December 31, 2005 was primarily due to increases in other expenses and interest expense as well as a decline in operating performance and significant unexpected events. As noted above, significant equity compensation costs, financing charges, professional fees were incurred to close the Transaction; and increased depreciation and amortization charges were incurred as a result of the fair values assigned to assets acquired and liabilities assumed in the purchase accounting related to the Transaction, all of which negatively impacted net loss for the combined year ended December 31, 2005.

Segment Information

	For the Year Ended December 31
	Combined 2005	Percentage of Sales	Predecessor 2004	Percentage of Sales
	(in millions of U.S. dollars)
Adjusted EBITDA-North America	$201.4	10.5%	$240.1	13.6%
Adjusted EBITDA-Europe and Other	$97.0	16.1%	$79.3	16.3%

        The performance measurement of each of our geographic segments is measured based on Adjusted EBITDA. See "—Liquidity and Capital Resources."

        Set forth below is a reconciliation of Adjusted EBITDA, by segment, from net income as reported in the consolidated statement of operations.

	For the Year Ended December 31
	Combined North America 2005	Percentage of Sales	Predecessor North America 2004	Percentage of Sales
	(in millions of United States dollars)
Net (loss) income	$(142.5)	(7.4)%	$82.4	4.7%
Interest	145.3		38.0
Income taxes	(37.7)		34.9
Depreciation and amortization	79.2		43.9
Other expense	94.2		7.1
Non-controlling interest	3.3		5.2

EBITDA	141.8	7.4%	211.5	12.0%
EBITDA	141.8	7.4%	211.5	12.0%
Inventory purchase accounting adjustment	15.1		—
Pro-forma acquisition impact	7.1		8.6
Hurricanes	7.9		1.8
Inventory losses	7.9		—
Sale of receivables	6.5		1.8
United States fire	5.0		—
Capital and franchise tax	3.0		1.6
Equity compensation	2.8		5.9
Sponsor fees	1.5		—
Facility closure/rationalization	1.8		—
Contract termination	1.3		10.2
Pension and postretirement expense (income)	0.9		(2.6)
Other	(1.2)		1.3

Adjusted EBITDA	$201.4	10.5%	$240.1	13.6%

        Adjusted EBITDA as a percentage of sales in the North American segment declined for the successor and predecessor to 10.5% for the combined year ended December 31, 2005 from 13.6% for the year ended December 31, 2004. As discussed earlier, our cost reduction efforts and pricing strategies were unable to fully offset the impact of inflation and other cost increases, and along with the items described above combined to reduce Adjusted EBITDA margins for this segment in the combined year ended December 31, 2005.

	For the Year Ended December 31
	Combined Europe and Other 2005	Percentage of Sales	Predecessor Europe and Other 2004	Percentage of Sales
	(in millions of United States dollars)
Net income	$42.0	7.0%	$45.5	9.3%
Interest	3.0		1.5
Income taxes	13.1		7.8
Depreciation and amortization	30.0		18.7
Other (income) expense, net	(5.2)		0.6
Non-controlling interest	3.3		1.7

EBITDA	86.2	14.3%	75.8	15.5%
EBITDA	86.2	14.3%	75.8	15.5%
Inventory purchase accounting adjustment	6.6		—
Pro-forma acquisition impact	2.4		4.5
United Kingdom fire	1.6		—
Inventory losses	0.5		—
Pension and postretirement expense	0.2		—
Equity compensation	0.1		—
Other	(0.6)		(1.0)

Adjusted EBITDA	$97.0	16.1%	$79.3	16.3%

        Adjusted EBITDA as a percentage of sales in the Europe and Other segment decreased from 16.3% for the year ended December 31, 2004 to 16.1% in the combined year ended December 31, 2005.

Predecessor Results of Operations for the Year Ended December 31, 2004 compared to the Year Ended December 31, 2003

        The results below are for the Predecessor's business for the periods from January 1, 2004 to December 31, 2004 and January 1, 2003 to December 31, 2003. The following periods are not necessarily comparable, given the significant acquisitions ocurred in 2004.

	Predecessor January 1, 2004 to December 31, 2004	Predecessor January 1, 2003 to December 31, 2003
	(in millions of U.S. dollars)
Sales	$2,199.9	$1,777.2
Cost of sales	1,722.7	1,380.2

Gross margin	477.2	397.1
Selling, general and administration expenses	189.9	162.2
Depreciation	58.5	47.5
Amortization of intangible assets	4.1	0.2
Interest	39.5	36.4
Other expense, net	7.7	3.1

Income before income taxes and non-controlling interest	177.4	147.7
Income taxes	42.7	34.5
Non-controlling interest	6.8	5.5

Net income	$128.0	$107.7

Consolidated Sales

	For the Year Ended December 31
	Predecessor 2004	Predecessor 2003	$ Change	% Change
	(in millions of U.S. dollars)
Sales	$2,199.9	$1,777.2	$422.7	23.8%

        Consolidated sales for the year ended December 31, 2004 increased 24% or $423 million to $2.2 billion from sales of $1.8 billion for the year ended December 31, 2003. Approximately one-half of this increase was attributable to existing operations, and the balance to businesses acquired during 2004. Demand in both the home improvement and new construction sectors in the regions where our products are sold was stronger in 2004 than 2003. In 2003, our financial results were negatively affected by harsh weather conditions early in the year and slower demand because of greater consumer uncertainty due to geopolitical events. Sales in 2004 were positively impacted by acquisitions of businesses and the release of several new interior and exterior products, as well as by the continued implementation of our "all products" strategy.

        An additional factor impacting our consolidated sales is foreign exchange rates. For the year ended December 31, 2004 compared to the year ended December 31, 2003, foreign currencies, such as the Canadian dollar, the EURO and the Pound Sterling, all strengthened relative to the U.S. dollar. Of the $423 million or 24% increase in consolidated sales, $331 million or 19% was the result of increased sales, while $92 million or 5% was the result of changes in foreign exchange rates.

Sales and Percentage of Sales by Principal Geographic Region

	For the Year Ended December 31
	Predecessor 2004	Predecessor 2003
	(in millions of U.S. dollars)
North America	$1,760.3	$1,434.1
	80%	81%
Europe and Other	$487.6	$380.6
	22%	21%
Intersegment	$(48.1)	$(37.4)
	(2)%	(2)%

        Sales in our principal segment, North America, increased 23% to $1.760 billion for the year ended December 31, 2004 compared to $1.434 billion for the year ended December 31, 2003 due to a 19% increase in constant currency sales at businesses owned in both periods, a 2% increase due to changes in exchange rates, and a 2% increase as a result of acquisitions.

        Sales outside of North America, net of intersegment sales, increased by 28% to $440 million for the year ended December 31, 2004 compared to $343 million during the year ended December 31, 2004 due to a 19% increase in exchange rates, an 8% increase in constant currency sales at businesses owned in both periods, and a 1% increase due to acquisitions.

        Demand from the new construction and home renovation sectors was strong in 2004 in the regions where our products are sold. During 2004, we expanded our presence as a door manufacturer in Europe to include several Eastern European countries. Reported net sales of existing operations were positively impacted by the strengthening EURO, British Pound, and other Eastern European currencies.

        Intersegment sales consist primarily of sales of door components from the Europe and Other segment to the North American segment. These sales increased in 2004 due to businesses acquired in 2004 and higher demand for doors in our North American segment.

Sales and Percentage of Sales by Product Line

	For the Year Ended December 31
	Predecessor 2004	Predecessor 2003
	(in millions of U.S. dollars)
Interior	$1,364.7	$1,164.5
	62%	66%
Exterior	$835.2	$612.7
	38%	34%

        The proportion of revenues from interior and exterior products was approximately 62% and 38%, respectively, in 2004, compared to 66% and 34%, respectively, in 2003. The increase in exterior products as a percentage of total sales was attributable to our continued focus on exterior products and to the March 2004 acquisition of the entry door business from The Stanley Works. The introduction of innovative new fiberglass exterior doors, new customers, new programs and continued marketing and advertising also contributed to the growth in sales of exterior products.

Cost of Sales

	For the Year Ended December 31
	Predecessor 2004	Percentage of Sales	Predecessor 2003	Percentage of Sales
	(in millions of U.S. dollars)
Cost of sales	$1,722.7	78.3%	$1,380.2	77.7%

        Cost of sales, expressed as a percentage of sales, increased to 78.3% in 2004 from 77.7% in 2003. We experienced increasing costs and, in some cases shortages of supply, particularly in relation to steel, transportation, petroleum-based products, lumber and wood related components. These cost increases impacted our financial results through most of the year. The effects of these cost increases were mitigated through improvements to operating leverage from the 12% increase in sales from existing businesses, the use of alternative products and sources of supply, and price increases to customers.

        Our results for 2004 were also negatively impacted by hurricanes in the southeastern United States, a labor disruption and certain realignment initiatives at our North American logistical facilities. Our ten facilities in the areas most severely affected by four hurricanes in the southeastern United States lost a number of production and shipping days. While our properties were not damaged by the events, these facilities were forced to temporarily close, as were many of our customers in the area. Also in the third quarter of 2004, a labor disruption at one of our North American manufacturing operations resulted in 25 lost days of production.

Selling, General and Administration Expenses

	Predecessor 2004	Percentage of Sales	Predecessor 2003	Percentage of Sales
	(in millions of U.S. dollars)
Selling, general and administration expenses	$189.9	8.6%	$162.2	9.1%

        SG&A primarily includes personnel costs, marketing and advertising, sales commissions, information technology costs, professional fees and management travel. SG&A increased by $28 million for the year ended December 31, 2004 to $190 million from $162 million during the same period in 2003. SG&A costs, expressed as a percentage of sales, decreased to 8.6% for the year ended December 31, 2004 compared to 9.1% during the year ended December 31, 2003.

        Administration costs increased by approximately $29 million during the year ended December 31, 2004 as compared to the year ended December 31, 2003. Of the increase, $20 million was related to salaries and benefits, $7 million of which was due to the acquisitions completed in 2004, and $6 million of which was related to stock based compensation. Also contributing to the increase were $1.8 million of charges incurred on the receivable sale programs, $1.8 in professional fees and $1.3 million in travel and entertainment costs.

        Selling costs decreased by approximately $1 million during the year ended December 31, 2004 as compared to the year ended December 31, 2003. The major fluctuations in the selling costs were a $3.0 million increase in commissions based on increased sales in 2004 as compared to 2003, offset by a $3.4 million decrease in selling salaries and benefits.

Depreciation

	For the Year Ended December 31
	Predecessor 2004	Predecessor 2003	$ Change	% Change
	(in millions of U.S. dollars)
Depreciation	$58.5	$47.5	$11.0	23.2%

        Depreciation expense increased approximately $11 million in 2004 to approximately $59 million from approximately $48 million in 2003. The increase in depreciation is the result of businesses acquired during the year as well as additional depreciation being incurred on capital expenditures from 2003.

Amortization of Intangible Assets

	For the Year Ended December 31
	Predecessor 2004	Predecessor 2003	$ Change	% Change
	(in millions of U.S. dollars)
Amortization of intangible assets	$4.1	$0.2	$3.9	Not meaningful

        Amortization of intangible assets increased approximately $4 million in 2004 to approximately $4 million from approximately $0.2 million in 2003. The increase in amortization is the result of amortizable intangible assets acquired during fiscal 2004.

Other expense, net

	For the Year Ended December 31
	Predecessor 2004	Predecessor 2003	$ Change
	(in millions of U.S. dollars)
Transaction costs	$2.5	$—	$2.5
Restructuring and severance expense	10.4	—	10.4
(Gain)/loss on disposal of property, plant and equipment	(5.1)	2.4	(7.5)
Other	(0.1)	0.8	(0.9)

Other expense	$7.7	$3.2	$4.5

        Included in other expense in 2004 are costs associated with the shutdown of our Richmond, Indiana exterior steel door plant; the closure of the Seoul, South Korea post forming wood composite molded door facing facility; the consolidation of senior operating management in our Tampa, Florida headquarters; the previously announced KKR Transaction; and a gain on disposal of property, plant and equipment.

        The shutdown of the Richmond operation, which resulted in a charge to other expense of approximately $4 million, was part of our ongoing program of rationalization of exterior door capacity and standardization of exterior door production and product specifications. The closure of the South Korea production facility resulted in a charge to other expense of approximately $2 million, primarily for employee termination costs. Employee consolidation in our Tampa headquarters resulted in a charge to other expense of $2 million. This consolidation included employee transfer and severance costs, is the completion of the consolidation in Tampa of key operating executives that began with the shutdown of the former Masonite Chicago headquarters in 2002. The legal, accounting and other costs related to the Transaction resulted in a charge to other expense of approximately $3 million.

        During the year, the sale of certain idle real estate and other equipment for proceeds of approximately $10 million resulted in a gain of approximately $5 million which was included in other expense.

Interest Expense

	For the Year Ended December 31
	Predecessor 2004	Predecessor 2003	$ Change	% Change
	(in millions of U.S. dollars)
Interest	$39.5	$36.4	$3.1	8.5%

        Interest expense increased approximately $3 million in comparison to 2003. This increase arose because we incurred additional debt of $200 million to finance acquisitions during the year and experienced an increase in interest rates. Approximately 58% of our debt is at floating rates, primarily LIBOR, which increased during the year. Repayment of long-term debt from cash flow generated by operations was approximately $104 million.

Income Tax Rates

	For the Year Ended December 31
	Predecessor 2004	Predecessor 2005
	(in millions of U.S. dollars)
Combined effective rate	24.1%	23.4%

        Our effective income tax rate is primarily the weighted average of federal, state and provincial rates in various countries in which we have operations, including the United States, Canada, France, the United Kingdom and Ireland. Our income tax rate is also affected by estimates of realizability of tax assets, changes in tax laws and the timing of the expected reversal of temporary differences.

Net Income

	For the Year Ended December 31
	Predecessor 2004	Predecessor 2003	$ Change	% Change
	(in millions of U.S. dollars)
Net income	$128.0	$107.7	$20.3	18.8%

        Our 2004 net income increased approximately 19%, or $20 million, to a new record level of $128 million from $108 million in 2003. The increase in net income over the prior period was due to the increase in sales that occurred in 2004.

Segment Information

	For the Year Ended December 31
	Predecessor 2004	Percentage of Sales	Predecessor 2003	Percentage of Sales
	(in millions of U.S. dollars)
Adjusted EBITDA—North America	240.1	13.6%	177.2	12.4%
Adjusted EBITDA—Europe and Other	79.3	16.3%	53.7	14.1%

        The performance measurement of each of our geographic segments is measured based on Adjusted EBITDA. See "—Liquidity and Capital Resources".

        Set forth below is a reconciliation of Adjusted EBITDA by segment, from net income as reported in the consolidated statement of operations.

	For the Year Ended December 31
	North America 2004	Percentage of Sales	North America 2003	Percentage of Sales
	(in millions of United States dollars)
Net income	$82.4	4.7%	$69.9	4.9%
Interest	38.0		35.5
Income taxes	34.9		34.2
Depreciation and amortization	43.9		32.4
Other expense	7.1		2.9
Non-controlling interest	5.2		5.5

EBITDA	211.5	12.0%	180.4	12.6%
EBITDA	211.5	12.0%	180.4	12.6%
Contracted termination	10.2		—
Pro-forma acquisition impact	8.6		—
Equity compensation	5.9		3.7
Sale of receivables	1.8		—
Hurricanes	1.8		—
Capital and franchise tax	1.6		—
Pension & postretirement income	(2.6)		(4.7)
Other	1.3		(2.2)

Adjusted EBITDA	$240.1	13.6%	$177.2	12.4%

        Adjusted EBITDA as a percentage of sales in the North American segment, as reported for the successor and predecessor in note 23 of the annual audited consolidated financial statements contained elsewhere herein, increased from 12.4% for the year ended December 31, 2003 to 13.6% for the year ended December 31, 2004.

	For the Year Ended December 31
	Predecessor Europe and Other 2004	Percentage of Sales	Predecessor Europe and Other 2003	Percentage of Sales
	(in millions of United States dollars)
Net income	$45.5	9.3%	$37.8	9.9%
Interest	1.5		0.9
Income taxes	7.8		0.3
Depreciation and amortization	18.7		15.3
Other expense	0.6		0.2
Non-controlling interest	1.7		—

EBITDA	75.8	15.5%	54.5	14.3%
EBITDA	75.8		54.5
Pro-forma acquisition impact	4.5		—
Other	(1.0)		(0.8)

Adjusted EBITDA	$79.3	16.3%	$53.7	14.1%

        Adjusted EBITDA as a percentage of sales in the Europe and Other Segment, as reported in note 23 of the annual audited consolidated financial statements continued elsewhere herein, increased from 14.1% for the year ended December 31, 2003 to 16.3% for the year ended December 31, 2004.

Liquidity and Capital Resources

Net Debt

	As at
	Successor September 30, 2006	Successor December 31, 2005
	(in millions of United States dollars)
Revolving credit facility outstanding	$68.0	$110.0
Other bank loans outstanding	13.8	18.8
Senior secured credit facility term loan outstanding	1,157.4	1,166.2
Senior subordinated loan outstanding	770.0	770.0
Other subsidiary long-term debt outstanding	21.0	40.2

Total debt outstanding	$2,030.2	$2,105.1
Plus: Notes payable and letters of credit outstanding	16.0	16.9
Less: Cash on hand	61.3	47.5

Net debt outstanding(1)	$1,984.9	$2,074.6

(1)
Net debt is as defined in the credit agreement.

        To fund the Transaction we entered into senior secured credit facilities totalling approximately $2 billion dollars on April 6, 2005.

        As of September 30, 2006, the balance outstanding on our revolving credit facility was reduced by $42 million from December 31, 2005 through the use of cash flow generated from operations, asset sales and a reduction in the amount of capital expenditure. Subsidiary long-term debt was reduced by $19 million from December 31, 2005 of which $16.3 million was due to the repayment by one of our subsidiaries of a loan that matured in the period. The loan was repaid using the cash balance accumulated from the subsidiary's operations and in part by an $11 million short term loan from us drawn on our revolving credit facility. The subsidiary subsequently obtained third party financing.

Debt Facilities

	As at
	Successor September 30, 2006	Successor December 31, 2005
	(in millions of United States dollars)
Revolving credit facility capacity	$350.0	$350.0
Revolving credit facility outstanding	68.0	110.0
Subsidiaries' bank loan capacity	18.4	20.0
Subsidiaries' bank loan outstanding	13.8	18.8
Other subsidiary long-term debt outstanding	21.0	40.2
Senior secured credit facility term loan outstanding	1,157.4	1,166.2
Senior subordinated loan facility outstanding	770.0	770.0

        The aggregate amount of long-term debt repayments required over the next five years ending September 30 is approximately $80 million at September 30, 2006, compared to approximately $99 million at December 31, 2005. The decrease is due to repayments of long-term debt in the first nine months of the year. Future principal debt payments are expected to be paid out of cash flows from operations, borrowings on our new revolving credit facility and future refinancing of our debt.

        To mitigate interest risk, in April 2005, we entered into a five year interest rate swap agreement converting a notional $1.15 billion of floating-rate debt into fixed rate debt that currently bears interest at 4.22% plus an applicable credit spread. On April 26, 2006, $100 million of the interest rate swaps amortized, leaving $1.05 billion at a fixed rate as of September 30, 2006. After giving effect to the interest rate swap and the repayment of the senior subordinated loan by the automatic issuance of a new debt obligation comprising the senior subordinated term loan, approximately 90% of outstanding interest-bearing debt carries a fixed interest rate and the other 10% carries a floating rate at September 30, 2006. The three month LIBOR rate at September 30, 2006 was 5.37%.

        Our ability to make scheduled payments of principal, or to pay the interest or additional amounts if any, or to refinance indebtedness, or to fund planned capital expenditures or payments required pursuant to our shareholder agreements relating to our less than wholly-owned subsidiaries, will depend on future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based upon the current level of operations and certain anticipated improvements, we believe that cash flow from operations and available cash, together with borrowings available under our senior secured credit facility and senior subordinated loan, will be adequate to meet our future liquidity needs throughout the term of the loans. There can be no assurance that we will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the senior secured credit facility in an amount sufficient to enable us to service our indebtedness or to fund other liquidity needs. In addition, there can be no assurance that we will be able to affect any future refinancing of our debt on commercially reasonable terms or at all.

        We expect our current cash balance plus cash flows from operations and availability under our revolving credit facility to be sufficient to fund near-term working capital and other investment needs.

Senior Secured Credit Facility

        On April 6, 2005, we entered into senior secured credit facilities which included an eight year $1.175 billion term loan with an original interest rate of LIBOR plus 2.00% that amortizes at 1% per year. The proceeds from the senior secured credit facilities were used to fund the Transaction.

        We also entered into a $350 million revolving credit facility which is available for general corporate purposes. The revolving credit facility interest rate is subject to a pricing grid ranging from LIBOR plus 1.75% to LIBOR plus 2.50%. As of September 30, 2006, the revolving credit facility interest rate was LIBOR plus 2.50%. In addition to the senior secured credit facilities noted above, we have funded operations through cash generated from operations.

        The senior secured credit facilities provide for the payment to the lenders of a commitment fee on the average daily undrawn commitments under the revolving credit facility at a range from 0.375% to 0.50% per annum, a fronting fee on letters of credit of 0.125%, and a letter of credit fee ranging from 1.75% to 2.50% (less the 0.125% fronting fee).

        Our senior secured credit facilities require us to meet a minimum interest coverage ratio of 1.5 times Adjusted EBITDA and a maximum leverage ratio of 7.7 times Adjusted EBITDA as of September 30, 2006, as defined in the credit agreements (see discussion on non-GAAP measures below). These ratios will be adjusted over the passage of time, ultimately reaching a minimum interest coverage ratio of 2.2 times Adjusted EBITDA, and a maximum leverage ratio of 4.75 times Adjusted EBITDA. In addition, the senior secured credit facilities contain certain restrictive covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements. They also contain certain customary events of default, subject to grace periods, as appropriate.

        The net debt to Adjusted EBITDA calculation measures the debt we have on our balance sheet against our Adjusted EBITDA over the last twelve months. This ratio declined from 6.95:1.0 at December 31, 2005 to 6.08:1.0 at September 30, 2006.

        Our cash interest coverage ratio measures our Adjusted EBITDA as a multiple of our cash interest expense over the last twelve months. This ratio improved from 1.74:1.0 at December 31, 2005 to 1.89:1.0 at September 30, 2006.

        We are permitted to incur up to an additional $300 million of senior secured term debt under the senior secured credit facilities so long as no default or event of default under the new senior secured credit facilities has occurred or would occur after giving effect to such incurrence, and certain other conditions are satisfied.

Senior Subordinated Loan

        On April 6, 2005, we entered into a senior subordinated loan agreement for a $770 million senior subordinated loan, the proceeds of which were also used to fund the Transaction. The senior subordinated loan initially carried an interest rate of LIBOR plus 6.00% and increased over time to a maximum interest rate of 11% per annum which was reached in the second quarter of 2006. On October 6, 2006, the senior subordinated loan was repaid in full by the automatic issuance of a new debt obligation comprising a senior subordinated term loan and on and after October 6, 2006 the majority of the lenders elected to receive the outstanding notes, which bear interest 11%, and are subject to registration rights, as evidence of all or part of the principal amount of the senior subordinated term loan of such lender then outstanding.

Notes

        The indentures governing the notes limit our ability to:

  •
  incur additional indebtedness or issue certain preferred shares;

  •
  pay dividends on or make other distributions or repurchase our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

  •
  enter into certain transactions with affiliates; and

  •
  designate subsidiaries as unrestricted subsidiaries.

        Subject to certain exceptions, the indentures governing the notes permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

Non-GAAP measures

        Under the indentures governing the notes, our ability to engage in certain activities such as incurring certain additional indebtedness, making certain investments and paying certain dividends is tied to ratios based on Adjusted EBITDA.

        EBITDA, a measure used historically by management to measure operating performance, is defined as net income plus interest, income taxes, depreciation and amortization, other expense (income), net, (gain) loss on refinancing, net and non-controlling interest. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to adjustments required in calculating covenant ratios and compliance under the indentures governing the notes and our senior secured credit facilities. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP, are not measures of financial condition or profitability, and should not be considered as an alternative to (1) net income (loss) determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use, as they do not include certain cash requirements such as interest payments, tax payments and debt service requirements. We believe that the inclusion of EBITDA and Adjusted EBITDA in this prospectus is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indentures governing the notes and our senior secured credit facilities. Adjusted EBITDA is a material component of these covenants. For instance, both the indentures governing the notes and the senior secured credit facilities contain financial ratios that are calculated by reference to Adjusted EBITDA. Non-compliance with the financial ratio maintenance covenants contained in our senior secured credit facilities could result in the requirement to immediately repay all amounts outstanding under such facilities, while non-compliance with the debt incurrence ratio contained in the indentures governing the notes would prohibit us from being able to incur additional indebtedness other than pursuant to specified exceptions. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA under the indentures is defined as net earnings (loss) as further adjusted to exclude unusual items, non-cash items and the other adjustments shown in the table below. We believe that the disclosure of the calculation of Adjusted EBITDA provides information that is useful to an investor's understanding of our liquidity and financial flexibility.

        The following is a reconciliation of net loss, which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements, and the calculation of the fixed charge coverage ratio, net debt and net debt to Adjusted EBITDA ratio under the indentures governing the notes. The terms and related calculations are defined in the indentures governing the notes.

	For the Last Twelve Months Ended September 30, 2006
	Masonite Combined 2005	Less: Combined January 1 to September 30, 2005	Add: Masonite January 1 to September 30, 2006	Last Twelve Months Ended September 30, 2006
	(in millions of United States dollars)
Net loss	$(100.5)	$(66.2)	$(13.2)	$(47.5)
Interest	148.3	101.6	137.2	183.9
Income taxes	(24.6)	(27.6)	(4.8)	(1.8)
Depreciation and amortization	109.3	78.5	92.0	122.8
Other expense	89.0	86.8	16.6	18.6
Non-controlling interest	6.6	5.3	5.6	6.9

EBITDA	228.1	178.5	233.4	282.8

EBITDA	228.1	178.5	233.4	282.8
Receivables transaction charges(a)	6.5	4.2	5.9	8.2
Inventory purchase accounting adjustment(b)	21.8	20.5	—	1.3
U.S. fire(c)	5.0	5.0	—	—
Facility closures/realignments(d)	1.8	1.8	1.9	1.9
Hurricanes impact(e)	7.9	7.9	(0.7)	(0.7)
U.K. fire(f)	1.6	—	—	1.6
Inventory losses(g)	8.4	—	9.0	17.4
Acquisitions impact (including synergies)(h)	9.5	7.8	—	1.7
Stock-based compensation(i)	3.0	1.8	1.2	2.4
Franchise and capital tax	3.0	1.4	1.9	3.5
Foreign exchange gains	(4.2)	(1.3)	(0.6)	(3.5)
Craftmaster contract termination(j)	1.3	1.3	—	—
Other(k)	4.8	—	4.7	9.5

Defined adjustments	70.4	50.4	23.3	43.3

Adjusted EBITDA	$298.4	$228.9	$256.8	$326.2

  (a)
  Represents transaction charges related to the sale of receivables.

  (b)
  Margins were impacted by fair value adjustments to increase the value of inventory acquired as part of business combinations. This adjustment increased cost of sales by approximately $1.3 million during the fourth quarter of 2005.

  (c)
  During the first quarter of 2005, we experienced an equipment electrical fire at a door facings plant located in the southern United States reducing profitability by an estimated $5.0 million.

  (d)
  We incurred $1.8 million of costs related to a significant realignment of its exterior door manufacturing facilities in the first quarter of 2005. During the first quarter of 2006, we rationalized and relocated certain facilities to better align capacity with demand. Total costs associated with these activities were $1.9 million.

  (e)
  During the third quarter of 2005, our operations were adversely impacted by hurricanes in parts of the southeastern United States, resulting in a $7.9 million reduction in profits. During the third quarter of 2006, we received $0.7 million of insurance proceeds.

  (f)
  In the fourth quarter of 2005, we lost $1.6 million of inventory due to a fire caused by arsonists at a leased warehouse near a factory located in the United Kingdom.

  (g)
  In the fourth quarter of 2005, we undertook a review of a product line of exterior doors that are distributed in the United States. Due to a reduction in anticipated future market demand for the product and the age of the inventory, a write down of $7.0 million was recorded on this inventory. Other write-offs of $1.4 million were also recorded. During the second quarter of 2006, we wrote down $9.0 million of obsolete inventory at various facilities within the organization.

  (h)
  We estimated that the six acquisitions completed during 2005 would have resulted in additional EBITDA that was not included in Masonite's 2005 consolidated results. Included in that calculation of Adjusted EBITDA for the last twelve months ended December 31, 2005 is $9.5 million of pro forma EBITDA and related synergies.

  (i)
  Represents non-cash equity compensation expense.

  (j)
  Represents $1.3 million of estimated cost savings that would have been achieved (in the first quarter of 2005) had the molded door facing supply contract between Masonite and Craftmaster been terminated as of January 1, 2004.

  (k)
  Adjusted EBITDA also excludes certain other costs, including employee future benefits, severance, litigation, and sponsor fees.

Net Debt	1,984.9
Last Twelve Months Adjusted EBITDA	326.2

Ratio of Net Debt to Adjusted EBITDA	6.08
Last Twelve Months Adjusted EBITDA	326.2
Total Interest Expense	172.4

Ratio of Adjusted EBITDA to Interest Expense	1.89

Current—September 30, 2006

Cash flows from Operating Activities

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005
	(in millions of United States dollars)
Cash generated from operating activities	$108.9	$62.8

        In the first nine months of 2006, $109 million was generated through operations, compared to $63 million in the combined nine months ended September 30, 2005. Approximately $88 million of the operating cash flow came from operations and $21 million was generated through working capital. In the prior year, most of the cash flow from operations was generated through working capital. Receivables consumed more working capital in the current year than in the prior year. During the second quarter of 2005, the receivables sale program was expanded from $75 million to $135 million mitigating the normal seasonal increase in receivables in the first nine months of the year. Inventory reductions and payables management helped to offset the growth in receivables in the current year.

Cash flows from Financing Activities

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005
	(in millions of United States dollars)
Cash (used in) generated from financing activities	$(75.4)	$1,941.9

        Cash used in financing activities in the nine month period ended September 30, 2006 was primarily to repay both short term and long term debt. Total debt was reduced by $76 million from year end. In the prior year period, the sources and uses were related the issuance of debt and equity to complete the Transaction and the payment of financing fees.

Cash flows from Investing Activities

	For the Nine Month Period Ended September 30
	Successor 2006	Combined 2005
	(in millions of United States dollars)
Cash used in investing activities	$(24.4)	$(2,027.2)

        Cash flows used for investing activities in the nine month period ended September 30, 2006 were $24.4 million. Proceeds from the disposal of fixed assets helped to fund capital expenditures through the first nine months of the year as we disposed of surplus real estate and equipment. In the prior year period, the Transaction was completed as well as a series of strategic acquisitions primarily in Eastern

Europe. Capital expenditures were approximately $18 million lower in 2006 than in the same period in 2005. In the prior year, a distribution to a minority shareholder in the amount of $18 million was made as part of the acquisition of the remaining interest in us. In 2006, other investing activities consist principally of advances made to the parent company to fund the redemption of management shareholders. In the prior year, other investing activities included advances made to an equity investee prior to the purchase of the balance of the ownership interest in the second quarter of 2005. The 2005 comparative figure excludes cash acquired of the Predecessor in connection with the Transaction.

Historical—December 31, 2005, 2004 and 2003

Cash flows from Operating Activities

	For the Year Ended December 31
	Combined 2005	Predecessor 2004	Predecessor 2003
	(in millions of U.S. dollars)
Cash generated from operating activities	$98.6	$146.9	$154.8

        The decrease in cash flows from operations in the combined 2005 period ending December 31, 2005 compared to 2004 was largely due to costs associated with the Transaction. The main reason for the decrease is interest payments of $106 million in 2005, compared to $39 million in 2004. Cash generated from working capital improved in 2005 compared to 2004, primarily due to more controlled monitoring and spending on inventories. In the fourth quarter of 2004, inventory levels increased by $30 million, in order to support the higher level of sales, and as a result of acquiring businesses. Another area of working capital improvement in 2005 compared to 2004 was trade payables and accrued expenses, which represented a use of cash of $20 million for the year ended December 31, 2004, compared to a source of cash of $29 million for the year ended December 31, 2005. The decrease in inventory noted above at December 31, 2005, combined with a more focused effort in monitoring days payable resulted in this improvement in working capital.

        During 2004, we entered into an agreement to sell up to $75 million of non-interest bearing accounts receivable. In April of 2005, the agreement was increased to a maximum of $135 million and modified to include sales of another customer. At December 31, 2005, approximately $111 million (2004—approximately $75 million; 2003—$nil) of receivables had been sold under this agreement, and were excluded from accounts receivable. Under this agreement, we retain servicing responsibilities but do not have a retained interest in the receivables. In addition, when we acquired the entry door business of The Stanley Works in March 2004, we continued an accounts receivable sale program already established by The Stanley Works. At December 31, 2005, approximately $30 million (2004—approximately $25 million; 2003—$nil) of receivables had been sold under this agreement, and were excluded from accounts receivable.

        Cash flows from operations for the year ended December 31, 2004 compared to December 31, 2003 remained relatively consistent. The timing of collecting receivables improved cash flows as a result of the sale of receivables programs we entered into in 2004. This improvement was offset by a $30 million increase in inventories in the fourth quarter of 2004, which accumulated as a result of higher sales and businesses acquired during the year. In addition, the increase in inventory was the result of a buildup in finished goods related to home center sales that occurred in January 2005 as well as delayed receipts of raw materials including steel, composite molded door facings and pine products from offshore sources due to earlier shipping capacity shortages that occurred throughout 2004. Also offsetting the cash flow improvements in receivables was a use of cash in trade payables and accrued expenses.

        During 2004 and 2003, we used approximately $147 million and $155 million, respectively, in cash generated from operations to fund additions to property, plant and equipment, repay long-term debt, fund acquisitions of businesses and undertake additional other investing activities.

Cash flows from Financing Activities

	For the Year Ended December 31
	Combined 2005	Predecessor 2004	Predecessor 2003
	(in millions of U.S. dollars)
Cash generated from (used in) financing activities	$1,949.7	$107.9	$(39.8)

        Cash generated in financing activities in 2005 were primarily related to the issuance of approximately $1.95 billion of Senior Secured and Senior Subordinated long-term debt and approximately $567 million generated from the issuance of common shares. In addition, we made repayments of long-term debt of approximately $595 million. Comparatively, we issued approximately $200 million of debt to fund the acquisitions of various businesses and made repayments of approximately $104 million over the same period in 2004. In addition, we have borrowed approximately $110 million on its revolving credit facility at December 31, 2005 to fund operations. As of December 31, 2004, there was nothing drawn on the Predecessor's revolving term loan.

        Cash generated in financing activities in 2004 were primarily related to long-term debt. During the year, we made repayments of long-term debt of approximately $104 million (2003—$51 million). An additional $200 million was borrowed to fund current year acquisitions of businesses (2003—$nil). Cash was also generated from financing activities related to the exercise of stock options for approximately $5 million (2003—$9 million), less the repurchase of common shares under our Share Repurchase for approximately $2 million (2003—$nil).

Cash flows from Investing Activities

	For the Year Ended December 31
	Combined 2005	Predecessor 2004	Predecessor 2003
	(in millions of U.S. dollars)
Cash used in investing activities	$(2,033.5)	$(317.8)	$(48.1)

        The increase in cash used for investing activities in 2005 compared to 2004 was primarily due to Masonite's acquisition of the Predecessor. In 2005, we spent approximately $1.9 billion on acquisitions compared to approximately $255 million over the same period in 2004. Subsequent to the Transaction on April 6, 2005, we completed six acquisitions for aggregate consideration of approximately $89 million. The $89 million included a dividend of $18 million paid to the shareholder in one of the subsidiaries purchased.

        The increase in cash used in investing activities in 2004 compared to 2003 was primarily due to the acquisitions. In 2004, we spent approximately $254 million on acquisitions compared to approximately $4 million in 2003. In March 2004, we purchased the residential entry door business of the Stanley Works for cash consideration of approximately $164 million; in June 2004 we acquired 75% of the shares of a door manufacturer in Eastern Europe for cash consideration of approximately $23 million; in July 2004 we acquired a 50% equity interest in a door component manufacturer in Malaysia for cash consideration of approximately $26 million; and in August 2004 we completed the purchase of an interior door and door component manufacturer in the United States for cash consideration of approximately $32 million. We also disposed of two redundant facilities and other production assets in the year resulting in proceeds on disposal of approximately $10 million (2003—$14 million). We used $60 million to fund additions to property, plant and equipment in 2004. Cash used in investing activities in 2003 was primarily to fund additions to property, plant and equipment of approximately $50 million.

Contractual Obligations

	As at December 31, 2005
	Total	Less Than 1 Year	1–3 Years	4–5 Years	After 5 Years
Bank indebtedness(1)	$139	$139	$—	$—	$—
Long-term debt(1)	$2,130	$37	$56	$26	$2,011
Operating leases	$106	$27	$45	$8	$26
Commercial commitments(2)	$271	$43	$132	$96	$—
Other-long term liabilities(3)	$26	$4	$18	$4	$—

	$2,672	$250	$251	$134	$2,037

(1)
Includes expected interest charges based on our weighted average cost of debt at December 31, 2005.

(2)
Commercial commitments consist of agreements to purchase goods and services that are enforceable and legally binding. In addition, the purchase commitments specify all significant terms including fixed or minimum quantities to be purchased and the timing of the transaction. Commercial commitments exclude normal course purchase orders for raw materials or other goods and services as they represent authorizations to purchase rather than binding contracts.

(3)
Includes contractual severance payments to our former employees, repayment of minority interest loans, and funding of our defined benefit plan in the United Kingdom.

        Our current cash balance plus cash flows from operations and the availability under our revolving credit facility will be sufficient to fund near-term working capital and other investment needs.

Off-Balance Sheet Arrangements

        Our off-balance sheet arrangements include a "Facilities Agreement" to sell up to $135 million of non-interest bearing trade accounts receivable, an "Acquired Facilities Agreement" whereby we can sell receivables of a specific customer, interest rate swap agreements to convert $1.15 billion floating rate debt into fixed rate debt and forward foreign currency contracts to hedge foreign currency risk.

        We do not have any material off-balance sheet arrangements other than those described above, which are more fully discussed in notes 1, 4, 10, 14, 16, and 17 in the annual audited financial statements contained elsewhere herein, and notes 3, 7, 10, 12 and 19 in the unaudited interim consolidated financial statements contained elsewhere herein.

Related Party Transactions

        We paid KKR a $30 million fee for services provided in completing the Transaction, plus approximately $1 million of out-of-pocket costs both of which were capitalized as part of the Transaction. We have also entered into an agreement to pay KKR annual management fees of

$2 million for services provided during the year, payable quarterly in advance, with the amount increasing by 5% per year.

        In addition, we paid approximately $1 million of fees to Capstone for services provided during the Transaction, and we have engaged Capstone on a per-diem basis for management consulting services. Although neither KKR nor any entity affiliated with KKR owns any of the equity of Capstone, KKR has provided financing to Capstone. In the first nine months of 2006, we paid Capstone $1.9 million (2005—$0.3 million) for services rendered.

        In the fourth quarter of 2005, Capstone invested $2.5 million in our parent company, Masonite Holding Corporation.

Quantitative and Qualitative Disclosures About Market Risk

        We are exposed to various market risks, which are potential losses arising from adverse changes in market rates and prices, such as currency and interest rate fluctuations.

Currency Risk

        Outside of the United States, we maintain assets and operations in Canada, Mexico, Europe, South America, Asia and Africa. The results of operations and the financial position of our foreign operations are principally measured in their respective currency and translated into U.S. dollars. As a result, exposure to foreign currency gains and losses exists. The reported income of these subsidiaries will be higher or lower depending on the depreciation or appreciation of the U.S. dollar against the respective foreign currency. Our subsidiaries also obtain labor and certain raw materials locally, denominated primarily in their respective domestic currencies. Other raw materials are imported and prices are often quoted in U.S. dollars or in the domestic currency in the country where the facility operates. Most of our subsidiaries sell a significant portion of their products within their respective domestic markets at domestic selling prices. In situations where import or export commitments are undertaken, the subsidiaries may periodically enter into foreign exchange contracts to manage and reduce the risk associated with foreign currency fluctuations. Gains and losses on such contracts offset losses and gains on transactions being hedged. The amount of foreign exchange contracts matches estimated foreign currency risks over a specified period of time. Our policy is not to utilize foreign exchange contracts for trading or speculative purposes. The amount of foreign exchange contracts outstanding at September 30, 2006 are described in note 12 of the unaudited interim consolidated financial statements.

Interest Rate Risk

        We are subject to market risk associated with interest rate changes in connection with our senior secured credit facility. Therefore, in the normal course of business we are exposed to changes in short-term interest rates that can create uncertainty and variability in cash flows. To mitigate this exposure, in April 2005, we entered into a 5 year interest rate swap agreement converting a notional $1.15 billion of floating-rate debt into fixed rate debt that currently bears interest at 4.22% plus an applicable credit spread. In April 2006, $100 million of the interest rate swaps amortized, leaving $1.05 billion of long-term debt at a fixed interest rate as at September 30, 2006. After giving effect to the interest rate swap, approximately 90% or $1.82 billion of our outstanding interest-bearing debt carries a fixed interest rate and 10% or $210 million carries a floating interest rate as at September 30, 2006. The Predecessor also had entered into interest rate swap agreements to convert floating rate debt into fixed rate debt. As at the closing date of the Transaction, the Predecessor's interest rate swaps were settled. We believe that these interest rate swaps are highly effective in achieving their economic purpose.

        The table below provides information about the Company's derivative financial instruments and other financial instruments that are sensitive to changes in interest rates, including interest rate swaps and debt obligations. The information is presented in U.S. dollar equivalents, which is the Company's reporting currency.

	December 31, 2005
	December 31, 2006	December 31, 2007	December 31, 2008	December 31, 2009	December 31, 2010	Thereafter	Total	Fair Value
								(including notional amount)
Liabilities
Long-term Debt:
Variable Rate(1)	34,329	27,477	13,060	11,883	11,836	1,877,877	1,976,462	1,941,700
Average interest rate	7.12%	6.98%	6.87%	6.97%	7.09%	8.76%	—	—
Off-Balance Sheet Financial Instruments
Interest Rate Swaps:
Variable to Fixed	100,000	150,000	300,000	300,000	300,000	—	1,150,000	1,165,874
Average pay rate	4.22%	4.22%	4.22%	4.22%	4.22%	—	—	—
Average receive rate	5.36%	4.95%	4.86%	4.97%	5.09%	—	—	—

        The table summarizes information on instruments that are sensitive to foreign currency exchange rates. For foreign currency forward exchange agreements, the table represents the notional amounts and weighted average exchange rates by expected (contractual) maturity dates.

	December 31, 2005
	Actual	Fair Value
		(including notional amount)
Forward Exchange Agreements:
(US$ equivalent in thousands)
Receive Eur/Pay GBP	14,130	14,205
Average Contractual Exchange Rate	1.4615
Receive US$/Pay GBP	2,330	2,365
Average Contractual Exchange Rate	1.7553
Receive ZAR/Pay US$	837	861
Average Contractual Exchange Rate	6.5024
Receive US$/Pay ZAR	1,041	1,036
Average Contractual Exchange Rate	0.1573
Receive EUR/Pay ZAR	617	596
Average Contractual Exchange Rate	0.1264

(1)
On October 6, 2006 the senior subordinated loan in the amount of $770 million (classified as variable rate debt obligations for purposes of this table) was repaid in full with the automatic issuance of a new debt obligation comprised of a senior subordinated term loan bearing a fixed interest rate of 11% and maturing on April 6, 2015.

INDUSTRY OVERVIEW

Overview

        We compete in the multi-billion dollar global door market. We believe that over 75 million interior doors and approximately 18 million exterior doors were purchased in North America during 2005. Residential volumes represent nearly 88% of the total doors purchased in North America, or approximately 82 million units. Non-residential volumes represent the remaining 12%, or approximately 11 million units. Demand for residential doors is driven by residential repair, renovation and remodeling as well as the construction of new housing.

Interior Doors

        Interior doors are typically manufactured with wood or wood composite materials. There are three primary types of interior doors: (i) molded panel (molded hardboard facings covering a wood or wood composite frame), (ii) stile and rail (traditional construction of stiles, rails and panels with wood, veneered or wood composite/engineered substrates) and (iii) flush (veneers, plywood or hardboard facings covering a wood or wood composite frame). Molded door construction allows for improved cost and design over traditional stile and rail doors. As a result, since the early 1990s, consumer preference has shifted to molded doors, representing approximately 68% of the U.S. residential interior door market today, and with significant growth worldwide.

Exterior Doors

        There are also three major categories of residential entry doors: (i) steel (steel facings positioned on a wood or metal frame with an insulated core), (ii) fiberglass (fiberglass facings positioned on a wood or composite frame with an insulated core) and (iii) stile and rail (traditional construction of stiles, rails and panels with wood, veneered or composite/engineered substrates). For many years, the residential entry door market has been dominated by the steel door category, which currently represents 66% of the total U.S. market. However, in recent years, fiberglass entry doors have seen substantial growth, primarily impacting the steel category share across all distribution channels. In 2005, industry sources estimated the fiberglass entry door category share at 23%. Fiberglass market share growth of up to 3% annually is projected through 2008 and beyond.

Distribution

        Doors are sold though two main distribution channels: retail and wholesale. The retail channel includes retail home centers, as well as smaller specialty retailers, and primarily targets consumers and small remodeling contractors. Specialty retailers are niche players that generally do not maintain an inventory and do not hang doors. Retail home centers, by contrast, offer large, warehouse size retail space for the widest product offering in the sector.

        Retail home centers continue to gain market share in residential repair, renovation and remodeling relative to more traditional wholesale channels such as lumberyards and millwork distributors. With the addition of pre-hanging and installation services, retail home centers have further solidified their position. The home center retail channel is expected to continue its growth by increasing the number of stores and geographic presence.

        The wholesale channel includes both one-step and two-step distributors through which door manufacturers sell indirectly to homebuilders and regional retailers. Two-step distributors have traditionally been the main channel for residential entry door distribution. Two-step distributors are large millwork or building products distributors that sell doors and door units to building products retailers. Typically, two-step distributors purchase doors or door units from the manufacturer in bulk and customize the units, installing windows (or "lites") and pre-hanging the doors.

        One-step distributors sell doors and door units directly to homebuilders and remodeling contractors who install the doors. Over the past five years this channel segment has seen significant consolidation and has become an increasingly important and growing method of door distribution. One-step distributors base their business proposition on shortening the supply chain thus reducing cost and delivery time.

Industry Trends

Growth in Composite Molded Door Facings

        We believe the market for molded door products has been the fastest growing interior door segment, which in the United States is estimated to have grown from approximately 40% of residential interior door category share in 1990 to approximately 68% in 2005. This significant growth and acceptance of molded interior doors has been driven by the value proposition of this product.

Long-Term Demand Drivers

        The two primary demand drivers for doors and door-related products are the residential repair, renovation and remodeling of existing homes and new home construction.

Residential Repair, Renovation and Remodeling

        Despite the recent weakening in year over year retail home center sales, demand for residential repair, renovation and remodeling has historically demonstrated relatively stable and consistent growth. According to the U.S. Census Bureau, residential repair, renovation and remodeling expenditures in the United States grew during 36 of the 40 years ending in 2005, with 7.8% compounded annual growth over that 40-year period. Residential repair, renovation and remodeling expenditures increased from $125 billion in 1995 to $153 billion in 2000 and $215 billion in 2005, representing five- and ten-year compounded annual growth rates of 4.1% and 5.6%, respectively. Leading drivers of residential repair, renovation and remodeling expenditures include the age and size of the housing stock, home size, the rate of existing home sales and home ownership rates.

New Home Construction

        Despite the recent downturn in new home construction in the United States, industry sources suggest that new home construction in the United States will be supported by a favorable interest rate environment and strong demographic trends, as increasing immigration drives demand for starter homes, and maturing baby boomers seek second homes and trade-up properties. According to the Joint Center for Housing Studies of Harvard University, total new home construction in the United States between 2006 and 2016 is expected to exceed 2.0 million units annually, as compared to the 1.8 million units added annually from 1995 to 2004.

        See also "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview of the Business."

BUSINESS

Our Company

        We are one of the largest manufacturers of doors in the world, with a significant market share in both interior and exterior door products. We sell approximately 50 million doors per year in over 70 countries, including the United States, Canada, the United Kingdom, France, and throughout Central and Eastern Europe. For the year ended December 31, 2005 our sales were $2.4 billion.

        Our products are marketed under well-recognized brand names throughout the world. In North America, we market our doors primarily under the Masonite brand, which is a leading brand in the door industry. Our sales are derived from two primary sources of door demand: residential repair, renovation and remodeling of existing homes, and the construction of new homes. We believe that sales to the residential repair, renovation and remodeling sector represents the larger component of our business in North America. Approximately 79% of our 2005 sales were generated in North America, where we believe we have a leading market share in both interior and exterior doors, 18% in Europe, and the remainder in South America, Asia, Africa and the Middle East.

        We have a global manufacturing and distribution footprint, with over 80 facilities in 18 countries, primarily in North America and Europe. We are a vertically integrated producer, manufacturing key components of doors, including composite molded and veneer door facings, glass door lites and cut stock. In order to realize cost advantages and efficiencies provided by vertical integration, we have integrated the various operations in our North American segment as well as our Europe and Other segment to the point where we share common systems, financing and infrastructure. We believe that our high level of vertical integration provides us with competitive and cost advantages over competitors not as vertically integrated, and enhances our ability to develop new and proprietary products.

        As part of our "all products" cross-merchandising strategy, we provide our customers with a broad product offering of interior and exterior doors and entry systems at various price points. We manufacture a broad line of interior doors, including residential molded, flush, stile and rail, louvre and specially-ordered commercial and architectural doors. We also manufacture exterior residential steel and fiberglass doors and entry systems. In 2005, sales of interior and exterior products accounted for approximately 64% and 36% of our revenue, respectively. In addition, we also sell certain door components to other door manufacturers.

        We sell doors through multiple distribution channels, including: (i) directly to retail home center customers; (ii) one-step distributors that sell directly to homebuilders and contractors; and (iii) two-step wholesale distributors that resell to other distributors. For North American retail home center customers, our numerous door fabrication facilities provide value-added fabrication and logistical services, including store delivery of pre-hung interior and exterior doors. We believe our ability to provide: (i) a broad product range; (ii) frequent, rapid, on-time and complete delivery; (iii) consistency in products and merchandising; (iv) national service; and (v) special order programs differentiate us from our competitors.

Post-Transaction Initiatives

        We were acquired on April 6, 2005 by an affiliate of KKR. Since the Transaction we have implemented a strategic focus designed to enhance the operating performance of our business and deliver increased value to our customers.

        Our Blueprint for Profitable Growth focuses employees at all levels on achieving key customer and manufacturing metrics, including targets for customer service, product profitability and manufacturing efficiencies. To accomplish these goals we have deployed an intensive program based upon Lean Sigma methodologies, along with a comprehensive review of product pricing. In addition, we have introduced a detailed set of operational metrics which are used to assess facility performance and to benchmark best practices across the company. We believe that these initiatives will provide us with a strong platform for future profitability and growth.

Business Strengths

        We believe that we are distinguished by the following business strengths:

        Leading Global Manufacturer.    With operations in 18 countries and customers in over 70 countries, we are a leading manufacturer of doors in the United States, Canada, the United Kingdom and France.

        Diversified Business.    Our business is diversified by geography and distribution channel, with a broad product offering of doors. We sell products through multiple distribution channels, including one- and two-step distributors, retail home centers and wholesale building supply dealers, thereby reducing our reliance on any one channel.

        Focus on Stable End Market.    We generate the majority of our revenue from residential repair, renovation and remodeling spending, which has historically been less cyclical than new construction spending.

        Strong Brand Recognition.    Our brands are well recognized for their design, innovation, reliability and quality. We market our doors globally, primarily under the Masonite® and Premdor® brands, as well as other well-recognized names.

        Strong Customer Relationships with Well-Established Multi-Channel Distribution.    We have well-established relationships within all door distribution channels. Our top ten customers have been purchasing doors from us for more than 10 years on average and we believe that we are typically their leading door supplier.

        Low Cost Producer with Leading Technology and Infrastructure.    We have numerous design, process and product patents developed primarily at our 141,000 square foot research facility in West Chicago.

        Vertically Integrated Operations.    We are one of the few vertically integrated manufacturers of doors in the world, enabling us to control the many facets of production, decrease lead times and enhance customer service.

Business Strategy

        We intend to build upon our leading position in the door market worldwide through the following key elements of our business strategy:

        Implement the Blueprint for Profitable Growth.    Our Blueprint for Profitable Growth was introduced during the fourth quarter of 2005 and distributed to employees around the world and to many of our customers, suppliers and investors. The Blueprint provides direction for all employees with clear, distinct and common goals and actions that we believe will enable us to improve operations across our business.

        We identified three priorities which we believe will improve our performance:

  •
  Creating a common culture across the Company with a focus on operational excellence while preserving our traditional entrepreneurial spirit.

  •
  Driving cost reductions through all parts of our business, including at the plant level through improving core operational metrics; in the supply chain as we build capabilities to better manage and reduce materials, services and distribution costs; and in administrative costs by challenging all spending in selling and administrative cost centers.

  •
  Improving pricing discipline based on a comprehensive understanding of customer and product line profitability, and the value that we provide to our customers.

        Enhance Value Proposition for Our Customers.    Through the implementation of Lean Sigma, we intend to further enhance the value we provide to our customers by decreasing our lead times and focusing on other key customer service metrics.

        Continue Leadership in New Product Design and Technology.    We consider our strong focus on research and development to be one of our major strengths and intend to capitalize on our leadership in this area through the development of new and innovative products and improved manufacturing processes.

History

        We commenced business in 1955 in Toronto, Ontario, as the purchasing division of a retail lumberyard. We began manufacturing doors in 1961 with a full line of flush doors. Expansion initially was through our product line with the introduction of wood doors, such as louvre, stile and rail, plastic laminate, fire doors and pre-hung units, and eventually including architectural doors and steel and fiberglass exterior doors and entry systems. We also expanded geographically, establishing and acquiring door manufacturers in Canada, the United States, the United Kingdom and France and in Central and Eastern Europe. In addition, we made numerous acquisitions of door component manufacturers, as well as logistical and fabrication centers.

        On August 31, 2001, we acquired Masonite Corporation, a leading manufacturer composite molded door facings, from International Paper Company for approximately $427.3 million, forming the newly integrated company Masonite International Corporation. In 2004, we acquired the residential door entry business of The Stanley Works, a manufacturer and pre-hanger of steel and fiberglass residential entry doors sold primarily for use in residential repair, renovation and remodeling in the United States.

        On April 6, 2005, we were acquired by an entity controlled by affiliates of KKR.

Product Lines

        We sell interior and exterior doors, with interior products accounting for approximately 64% of our total sales revenue in 2005 and exterior products accounting for the balance of our revenue during 2005. We offer an extensive range of interior and exterior doors, which are available in a wide variety of sizes, styles and types. Substantially all interior doors are made with wood and related materials such as hardboard (including composite molded and flat door facings). Exterior doors are made primarily of steel or fiberglass, as sales of wood exterior doors have declined in use over the last decade.

        The following is a description of the principal types of doors and other products that we sell and manufacture worldwide:

Molded Flush	Doors made by sandwiching a wood or MDF frame and a hollow or solid core between two molded hardboard facings. These doors are used for closets, bedrooms, bathrooms and hallways.
Flush
Doors made by sandwiching a wood or MDF frame and a hollow or solid core between two facings made of plywood or hardboard (flat or embossed). These doors are used for closets, bedrooms, bathrooms and hallways.
Stile and Rail
Doors made from solid wood with vertical stiles, horizontal rails and wood panels, which have been cut, milled and assembled from lumber such as clear pine, knotty pine, oak and mahogany. Where glass panels are inserted between stiles and rails, the resulting door when used for interior purposes is referred to as a French door. For interior purposes these doors are primarily used for hallways, room dividers, closets and bathrooms. For exterior purposes these doors are used as entry doors and decorative glass inserts (lites) are often inserted into these doors.
Louvre	Doors with sloping horizontal slats that admit light and air. These doors are used for hallways, closets, and cabinets and as interior and exterior decorative shutters.
Bifold	Hinged folding doors (typically molded flush, flush or louvre doors) used in closets or as room dividers.
Pre-hung	Interior and exterior doors sold together with door frames as units.
Plastic Laminate	Flush doors with a plastic veneer facing, generally for commercial use.
Architectural	Doors custom-designed to architectural specifications generally for commercial uses such as in office buildings, hotels, schools and hospitals.
Steel	Exterior doors made by assembling two interlocking steel facings (paneled or flat) or attaching two steel facings to a wood or steel frame and injecting the core with polyurethane insulation.
Fiberglass	Exterior doors made by assembling two fiberglass facings to a wood frame or composite material and injecting the core with polyurethane insulation.
Entry Systems	Exterior doors sold pre-assembled in a door frame, with or without lites and transoms.
Molded Door Facings
Thin sheets of molded hardboard produced by grinding or defibrating wood chips, adding resin and other ingredients, creating a thick fibrous mat composed of dry wood fibers and pressing the mat between two steel dies to form a molded sheet, the surface of which may be smooth or textured with a wood grain pattern.

Door Framing Material	Commonly referred to as cut stock. Wood or MDF components that constitute the frame on which interior and exterior door facings are attached.
Door Lites	Decorative and non-decorative insulated glass inserts primarily used in exterior doors.
Door Core	A molded fiber mat or particle board used in the construction of solid core doors.

New Products

        Within the past three years, we have launched several new products containing patentable or patented features, including Palazzo™ and Cheyenne™ interior molded panel doors and new Barrington® Mahogany, Craftsman and Sierra™ textured exterior fiberglass doors. The Cheyenne is our first design in a new premium series of molded panel doors that are being marketed as Masonite's Anniversary Collection. The new Barrington products address the growing market needs for specific architectural designs and alternative wood grains. In addition, we modify our product offerings to keep pace with changing consumer preferences.

        Two Palazzo Series designs, Bellagio® and Capri®, are offered in all sizes and configurations. This door features raised moulding and recessed panels resembling authentic stile and rail doors. Palazzo provides these features with the added benefits of a single piece facing and composite wood technology.

        The Masonite® Anniversary Collection includes designs with unique architectural features. The Cheyenne door is a two-panel plank interior door for consumers who are looking for a rustic, country or western style. This door has beaded planks, a custom panel profile and feature lines distinguishing the stiles from the rails. We intend to add two more designs to the Anniversary Collection in 2007.

        The Barrington Mahogany, Craftsman and Sierra exterior fiberglass doors are extensions of the Barrington line. Barrington Mahogany features a mahogany wood-grain texture that, after staining, looks like an authentic mahogany hardwood door. This product was made to be compatible with the full array of Barrington decorative glass. Barrington Craftsman addresses the craftsman, mission or shaker design trends occurring today in building products, furniture and cabinetry. This door has custom glazing, recessed flat panels and straight-grain hardwood texture. The Barrington Sierra is designed for rustic, southwest or Mediterranean style homes. It is offered with or without planks, mahogany grain and in many configurations, including an over-sized 3'6" × 8'0" door.

        During the past three years, we have also launched our Belleville® and Barrington (oak) Series of exterior fiberglass doors. We have added several new additions to our exterior Royal Mahogany™ and interior wood panel and French stile and rail door lines. Many updates were also made to our steel door offerings, including: high-definition panel profiles on all 24-gauge steel doors, prefinished white (Sta-Tru® HD) and two new panel designs (one-panel arch and two-panel camber-top). The Specialty™ Glass line was enhanced with many new decorative glass families, Hurricane-Lites™ and a wrought iron collection.

Sales and Marketing

        In North America, we sell doors through our own dedicated commissioned sales force organized on a geographic basis. Our sales force is also responsible for customer service in the field, enabling us to respond rapidly to our customers and to end user needs.

        We have become a leader in merchandising and advertising through point of sale displays, in-store merchandising and training programs, trade advertisements, regional flyer programs and do-it-yourself videos for doors distributed through home centers. In addition, we advertise our products at numerous events, including trade shows in North America, Europe, Asia and the Middle East. We have also developed consumer brochures, including a planning guide and do-it-yourself products to assist the consumer in the purchase and installation of doors, as well as training programs designed to assist home center sales personnel with product knowledge and sales strategies.

        In 2003, we established our "all products" cross-merchandising strategy, which provides retail and wholesale customers a broad range of innovative doors and door products, frequent, on-time and complete delivery, consistency across our product lines, and merchandising expertise. This strategy has allowed our customers to consolidate their door purchasing with us and has translated into higher customer sales and satisfaction, greater efficiencies and lower costs for the customer.

Customers and Distribution

        We sell our products worldwide to more than 3,500 customers. Our top ten customers have been purchasing doors from us for more than 10 years on average, and we believe that in most cases we are typically their leading door supplier. Although we have a large number of customers worldwide, our largest customer accounted for approximately 26% of our sales in 2005.

        We sell doors through multiple distribution channels, including: (i) directly to retail home center customers; (ii) one-step distributors that sell directly to homebuilders and contractors; and (iii) two-step wholesale distributors that resell to other distributors. For our North American retail home center customers we provide value-added fabrication and logistical services, including store delivery of pre-hung interior and exterior doors. These services are provided from our door fabrication facilities, which are strategically located to optimize our ability to service our retail home center customers. These prehanging operations utilize interior flush doors, stile and rail and louvre doors, and exterior doors from our manufacturing operations. The value added door fabrication products include interior doors which are machined for hinges, passage and lock sets and then incorporated in a frame, and framed exterior doors with decorative glass lites (inserts).

Research and Development

        Research and development activities are concentrated in our 141,000 sq. ft. research center in West Chicago, Illinois. During 2005, the center employed approximately 70 people engaged in various forms of research and product development.

        We believe we are a leader in technological innovation and development in doors, door components and door entry systems and the manufacturing processes involved in making such products. We believe that research and development is a major competitive advantage for us, and we intend to capitalize on our leadership in this area through the development of more new and innovative products. Our research and development capability enables us to develop and implement product and process improvements relating to the manufacturing of our products that enhance manufacturing efficiency and reduce costs.

        As an integrated manufacturer, we believe that we are well positioned to take advantage of the growing global demand for a variety of molded door facing designs. This capability is particularly important outside North America where newer molded door designs are rapidly replacing traditional wood doors. We have an internal capability to create new molded door facing designs and manufacture our own molds for use in our own facilities. This provides us with the ability to develop proprietary designs that enjoy a strong identity in the marketplace; more flexibility in meeting customer demand;

quicker reaction time in the production of new designs or design changes; and greater responsiveness to customer needs.

Intellectual Property

        In North America, our doors are marketed primarily under the Masonite® brand. Other North American brands include: Premdor®, Belleville®, Barrington®, Oakcraft®, Sta-Tru® HD, ArTek®, Premvu®, Royal Mahogany™, Cavalier™, Fast-Frame™, Safe'N Sound®, Premcor™, Crown™, Miami™, Palazzo Series®, Bellagio®, Capri®, Cheyenne™, Savannah™ and Mohawk®.

        In Europe, doors are marketed under the Premdor®, Ekem™, Fonmarty™, Magri™, Monnerie™, Batimetal™ and Crosby™ brands, among others. We consider the use of trademarks and trade names to be important in the development of product awareness, and for differentiating our products from those of our competitors.

        Many of our products contain patented features or were manufactured using patented processes owned by us. We believe these patents provide us with an advantage over our competitors and are a valuable benefit to our customers.

Manufacturing Process and Raw Materials

        The manufacture of wood doors is primarily an assembly operation. Cut-stock is either acquired from suppliers or cut by the door manufacturer. If necessary, the cut-stock is milled into the various dimensions required for different door styles and sizes. The assembly process varies by type of door, from a relatively simple process for flush doors, where the door facings are glued to a wood frame, to more complex procedures for the many pieces of a louvre or stile and rail door. Following assembly, doors are trimmed to their final specifications. Short set-up times, proper production scheduling and coordinated material movement are essential to achieve a flexible process capable of producing a wide range of door types, sizes, materials and styles.

        The manufacture of insulated steel and fiberglass doors consists primarily of the fabrication of steel sheets embossed into panel or flush door facings and fiberglass door facings which are then assembled onto a wood or steel framing system. The doors are then injected with polyurethane insulation.

        Raw materials usually comprise more than 50% of the total cost of a finished door slab. The primary raw materials used in the manufacture of our interior and exterior doors are wood, steel, fiberglass, petroleum-based products, including resins and plastics, paints, adhesives and door core material. The North American manufacturing operations primarily purchase production materials from sources in North America, South America and Asia, while our European operations primarily purchase materials from European suppliers.

        Cut-stock is purchased from suppliers located on the west coast of the United States and Canada, the southern United States, Europe, eastern Canada, southern Africa and South America. Plywood door facings are imported principally from Asia, although certain types of hardwood veneer door facings are sourced in North America. Hardboard door facings are purchased from suppliers in Canada, the United States, South America and Africa. Molded hardboard door facings are produced at our facilities in the United States, Ireland, Chile, Canada and Malaysia. Subject to seasonal fluctuations, the lead time required for shipments of plywood is approximately three months and ranges from two to eight weeks for cut-stock and hardboard (molded and flat).

Competition

        We believe we are well-positioned to compete successfully because we offer comprehensive product lines, a focus on on-time and complete deliveries, and consistency in products and merchandising. We believe that over time factors such as reduced lead times, and accurate and complete deliveries will become more important than price as a competitive differentiator.

        Our competitors include many regional and local door manufacturers around the world, and several large door manufacturers, some with multi-national presence. Competition in the door industry is based on quality, price, product design, logistics and customer service.

Geographic Information

        The following geographic segment financial information summarizes our sales and operating income for each of the years in the three-year period ended December 31, 2005.

	Fiscal Years Ended December 31,
	2003	2004	Combined 2005
	(in millions of U.S. dollars)
Sales:
North America	$1,434.1	$1,760.3	$1,918.7
Europe and Other	380.6	487.6	602.0
Intersegment	(37.4)	(48.0)	(92.2)

	$1,777.2	$2,199.9	$2,428.5

Segment Adjusted EBITDA:
North America	$177.2	$240.1	$201.4
Europe and Other	53.7	79.3	97.0

	$230.9	$319.4	$298.4

Seasonality

        The building products industry in North America is seasonal, particularly in the northeast and midwest regions of the United States and in most regions of Canada, where inclement winter weather generally reduces building activity, particularly in the new construction sector. As such, we typically experience a decrease in sales in the first quarter of each year and also, to a lesser extent, in the fourth quarter of each year. However, our expansion into areas of more moderate climate (e.g., the southeast, southern and western part of the United States, France, the United Kingdom and Mexico) and our focus on the residential repair, renovation and remodeling segment, which is less seasonal than new construction, has helped to mitigate this seasonality.

Properties

        Our principal executive offices are located in Mississauga, Ontario and Tampa, Florida. We own 58 manufacturing, warehouse and office facilities worldwide. We also lease space for our manufacturing and warehouse operations and administrative offices, in many locations worldwide. We believe that our leased and owned facilities are adequate for our present operations. We believe that we generally have sufficient capacity to satisfy the demand for our products in the foreseeable future, and there are no environmental issues materially constraining the utilization of our facilities.

        The following table provides certain information regarding our properties of 5,000 square feet and more as of September 30, 2006.

Country	Facility Location	Principal Purpose	Square Footage	Status
Canada	Yarrow, BC	Manufacturing, Warehouse	182,000	Owned
	Berthierville, QC	Manufacturing, Warehouse	157,000	Owned
	Lac Megantic, QC	Manufacturing	151,000	Owned
	Mississauga, ON	Manufacturing, Warehouse	116,000	Owned
	St-Hyacinthe, QC	Manufacturing, Warehouse	112,000	Owned
	Lac Megantic, QC	Manufacturing, Warehouse	112,000	Owned
	Sacre-Coeur, QC	Manufacturing	100,000	Owned
	Lac Megantic, QC	Manufacturing, Warehouse	43,000	Owned
	St-Romuald, QC	Manufacturing Warehouse	39,000	Owned
	Lac Megantic, QC	Warehouse	18,000	Owned
	Mississauga, ON	Office	15,000	Owned
	Lac Megantic, QC	Manufacturing	15,000	Owned
	Lac Megantic, QC	Warehouse	15,000	Owned
	Berthierville, QC	Warehouse	8,000	Owned
	Lac Megantic, QC	Warehouse	6,000	Owned
	Surrey, BC	Manufacturing, Warehouse	189,700	Leased
	Concord, ON	Warehouse	170,000	Leased
	Brampton, ON	Manufacturing, Warehouse	122,000	Leased
	New Westminster, BC	Manufacturing	104,000	Leased
	Langley, BC	Manufacturing, Warehouse	100,000	Leased
	Granby, QC	Manufacturing, Warehouse	75,000	Leased
	Delta, BC	Warehouse	30,000	Leased
	Berthierville, QC	Warehouse	26,000	Leased
	Lac Megantic, QC	Warehouse	20,000	Leased
	Calgary, AB	Warehouse	16,000	Leased
	St-Romuald, QC	Warehouse	13,000	Leased
	Lac Megantic, QC	Warehouse	12,000	Leased
United States	Laurel, MS	Manufacturing	1,913,000	Owned
	Pittsburg, KS	Manufacturing, Warehouse	300,000	Owned
	Walkerton, IN	Manufacturing, Warehouse	220,000	Owned
	Northumberland, PA	Manufacturing, Warehouse	220,000	Owned
	Dickson, TN	Manufacturing, Warehouse	211,000	Owned
	Greenville, TX	Manufacturing, Warehouse	161,000	Owned
	West Chicago, IL	Die Manufacturing, R&D	141,000	Owned
	Astatula, FL	Manufacturing, Warehouse	125,000	Owned
	Stanley, VA	Manufacturing, Warehouse	118,000	Owned
	South Bend, IN	Manufacturing, Warehouse	117,000	Owned
	Greenville, TX	Warehouse	102,000	Owned
	Haleyville, AL	Manufacturing	94,000	Owned
	North Platte, NE	Manufacturing, Warehouse	92,000	Owned
	Stockton, CA	Manufacturing	92,000	Owned
	Haleyville, AL	Warehouse	85,000	Owned
	Tampa, FL	Manufacturing	75,000	Owned
	Stockton, CA	Warehouse	67,000	Owned
	Stockton, CA	Manufacturing	65,000	Owned
	Stockton, CA	Manufacturing, Warehouse	47,000	Owned
	Stockton, CA	Warehouse	15,000	Owned

	Charlotte, NC	Manufacturing	334,000	Leased
	Moreno Valley, CA	Manufacturing, Warehouse	334,000	Leased
	Bridgeport, NJ	Manufacturing, Warehouse	231,000	Leased
	Lawrenceville, GA	Manufacturing, Warehouse	220,100	Leased
	Toledo, OH	Manufacturing, Warehouse	186,000	Leased
	Leominster, MA	Warehouse	157,000	Leased
	Dickson, TN	Manufacturing, Warehouse	150,000	Leased
	Kirkwood, NY	Manufacturing, Warehouse	138,000	Leased
	Goshen, IN	Manufacturing, Warehouse	132,000	Leased
	Duluth, GA	Manufacturing, Warehouse	130,000	Leased
	Stockton, CA	Manufacturing, Warehouse	125,000	Leased
	Frederick, MD	Manufacturing, Warehouse	125,000	Leased
	Yulee, FL	Manufacturing, Warehouse	123,000	Leased
	Mobile, AL	Manufacturing, Warehouse	112,000	Leased
	Winchester, VA	Manufacturing, Warehouse	109,000	Leased
	Westminster, MA	Manufacturing, Warehouse	100,000	Leased
	Lake Charles, LA	Warehouse	100,000	Leased
	Vandalia, OH	Manufacturing, Warehouse	96,000	Leased
	Garland, TX	Manufacturing, Warehouse	84,000	Leased
	Mobile, AL	Manufacturing, Warehouse	80,000	Leased
	Mobile, AL	Manufacturing	80,000	Leased
	Pittsburg, KS	Warehouse	77,000	Leased
	Kansas City, MO	Manufacturing, Warehouse	74,000	Leased
	Tampa, FL	Warehouse	72,000	Leased
	Goshen, IN	Manufacturing, Warehouse	63,000	Leased
	Garland, TX	Warehouse	57,000	Leased
	Mt. Dora, FL	Manufacturing	57,000	Leased
	Charleston, SC	Warehouse	50,000	Leased
	Danville, VA	Warehouse	49,000	Leased
	Luray, VA	Warehouse	43,000	Leased
	Plymouth, IN	Warehouse	42,000	Leased
	Tampa, FL	Warehouse	37,000	Leased
	Kirkwood, NY	Warehouse	29,000	Leased
	Haleyville, AL	Warehouse	28,000	Leased
	Tampa, FL	Office	24,000	Leased
	Pittsburg, KS	Warehouse	19,000	Leased
	Pittsburg, KS	Warehouse	15,000	Leased
	Sunbury, PA	Warehouse	15,000	Leased
	North Platte, NE	Warehouse	14,400	Leased
	South Bend, IN	Warehouse	14,000	Leased
	Mobile, AL	Office	10,000	Leased
	White Bluff, TN	Warehouse	10,000	Leased
	Lake Charles, LA	Warehouse	7,000	Leased
	Tavares, FL	Manufacturing	6,000	Leased
	Pittsburg, KS	Warehouse	5,000	Leased
	Lake Charles, LA	Office	5,000	Leased
	Sidney, NE	Warehouse	Variable	Leased
	Cumberland Caves, TN	Warehouse	Variable	Leased
United Kingdom	Hedingham	Manufacturing, Warehouse	358,000	Owned

	Barnsley	Manufacturing, Warehouse	338,000	Owned
	Bridgwater	Manufacturing, Warehouse	108,000	Owned
	Barnsley	Warehouse	97,000	Owned
	Stockton-on-Tees	Manufacturing, Warehouse	40,000	Leased
	Middlesbrough	Manufacturing	25,000	Leased
	Swindon	Office	20,000	Leased
France	Bazas	Manufacturing, Warehouse	374,000	Owned
	Douvres	Manufacturing, Warehouse	183,000	Owned
	Orange	Manufacturing	171,000	Owned
	Bordeaux	Manufacturing, Warehouse	165,000	Owned
	Thignonville	Manufacturing, Warehouse	115,000	Owned
	Tillieres	Manufacturing, Warehouse	72,000	Owned
	Bazas	Warehouse	25,000	Owned
	Mereville	Manufacturing	15,000	Owned
	Giberville	Manufacturing	52,000	Leased
	Rungis	Office	6,000	Leased
Ireland	Carrick-on-Shannon	Manufacturing	576,000	Owned
Chile	Cabrero	Manufacturing	110,000	Owned
China	Shanghai	Warehouse, Office	16,000	Leased
South Africa	Kwa-Zulu Natal	Land, Forests		Owned
	Estcourt	Manufacturing, Warehouse	1,000,000	Owned
	Durban	Office	15,000	Leased
	Pietermaritzburg	Office	5,000	Leased
Mexico	Nuevo-Leon	Manufacturing	188,000	Leased
	Nuevo-Leon	Manufacturing, Warehouse	13,000	Leased
Costa Rica	Heredia	Manufacturing	135,000	Owned
	Guapiles	Manufacturing	57,000	Owned
Czech Republic	Jihlava	Manufacturing	239,000	Leased
Poland	Jaslo	Manufacturing	212,000	Leased
Romania	Brasov	Warehouse	13,000	Leased
Ukraine	Berdychiv	Manufacturing	454,000	Owned
Hungary	Banhalma	Manufacturing	107,600	Owned
	Budapest	Warehouse	45,200	Owned
Turkey	Istanbul	Manufacturing	25,000	Owned
	Istanbul	Warehouse	15,000	Leased
Israel	Karmiel	Manufacturing	105,000	Owned
	Ben Zvi	Warehouse	19,000	Leased
Malaysia	Bintulu	Manufacturing	127,000	Owned
	Kuala Lumpur	Manufacturing	215,000	Leased

Employees

        We employ approximately 13,200 employees and contract laborers of which approximately 3,728 were covered by collective bargaining agreements. During the third quarter of 2006 we implemented a company-wide reduction in employment levels, impacting approximately eight percent of the global salaried and indirect hourly workforce. Approximately 3,728, or 28%, of our employees are unionized. Employees represented by these unions are subject to 24 collective bargaining agreements, six of which are with local unions in the United States. There are seven contracts subject to renewal in 2007. Four of our North American collective bargaining agreements are subject to renewal in 2007, and our collective bargaining agreements in France, United Kingdom and South Africa are subject to annual renewal. In 2004, our results were negatively affected by a 25-day strike at an interior door manufacturing facility, which contract is subject to renewal in 2007. We have not since experienced any material interruptions of operations due to disputes with our employees and consider our relations with our employees to be satisfactory.

Legal Proceedings

        We are involved in various legal proceedings, claims and governmental audits in the ordinary course of business. In the opinion of management, the ultimate disposition of these proceedings, claims and audits will not have a material adverse effect on the financial position or results of our operations.

Environmental

        The geographic breadth of our facilities subjects us to environmental laws, regulations and guidelines in a number of jurisdictions, including, among others, Canada, the United States, the United Kingdom, the Republic of Ireland, France, the Czech Republic, Hungary, Poland, Ukraine, Israel, Mexico, Chile, Costa Rica, South Africa, and Malaysia. Such laws, regulations and guidelines relate to, among other things, the discharge of contaminants into water and air and onto land, the storage and handling of certain regulated materials used in the manufacturing process, the disposal of wastes and the remediation of contaminated sites.

        Typically under ten percent of our capital is spent to comply with our environmental, health and safety requirements. In addition, we will spend approximately $9.5 million over 2006 and 2007 to comply with the U.S. Maximum Achievable Control Technology requirements under the Clean Air Act. Based on recent experience and current projections, environmental protection requirements and liabilities are not expected to have a material effect on our business, operations or financial position.

DIRECTORS AND SENIOR MANAGEMENT

Directors and Senior Management

        The individuals serving as our senior managers and directors are as follows:

Name	Positions
Kenneth W. Freeman	Chief Executive Officer and Director
Frederick J. Lynch	President
Frederick Arnold	Executive Vice President, Finance
James U. Morrison	Executive Vice President and Group Chief Operating Officer
Lawrence P. Repar	Executive Vice President and Group Chief Operating Officer
Paul E. Raether	Director
Scott C. Nuttall	Director
Tagar C. Olson	Director
Robert V. Tubbesing	Director

        The present principal occupations and recent employment history of each of the senior managers and directors listed above are as follows:

        Mr. Freeman has served as our Chief Executive Officer and as a Director of Masonite U.S. since October 2005. Mr. Freeman is a Managing Director of Kohlberg Kravis Roberts & Co. L.P., where he has held such position since May 2005. Prior to joining Kohlberg Kravis Roberts & Co. L.P., Mr. Freeman served as Chairman and Chief Executive Officer of Quest Diagnostics Incorporated from its inception in January 1997 through May 2004. Mr. Freeman retired from his role as Chairman of the Board of Directors of Quest Diagnostics in December 2004. Between 1995 and 1997, Mr. Freeman served as Chief Executive Officer of Corning Clinical Laboratories, the predecessor company to Quest. Prior to 1995, Mr. Freeman served in a variety of financial and general management positions at Corning Incorporated, which he joined in 1972. Mr. Freeman is also a director and Executive Chairman of Accellent Inc. and a director of Alliance Imaging.

        Mr. Lynch has served as our President since August 2006. Prior to joining us, Mr. Lynch served in a variety of senior positions at Alpharma, Inc. including as President, Generic Pharmaceuticals from June 2003 until December 2005. Prior to joining Alpharma, Mr. Lynch served in a variety of senior positions over the course of eighteen years at AlliedSignal and its successor, Honeywell International, including Vice President and General Manager of Specialty Chemicals, from 1999 to March 2003 and General Manager, High Purity Chemicals, from 1997 to 1999.

        Mr. Arnold has served as our Executive Vice President, Finance since February 2006. Prior to joining us, Mr. Arnold served in a series of senior management positions from March 2000 until September 2003 at Willis Group Holdings Ltd., including as Executive Vice President, Strategic Development and Group Chief Administrative Officer. Mr. Arnold formerly worked for 20 years as an investment banker, primarily at Lehman Brothers and Smith Barney, specializing in mergers and acquisitions and equity capital markets.

        Mr. Morrison was appointed Executive Vice President and Group Chief Operating Officer of Masonite in 2002 and continued in that role after the Transaction. Mr. Morrison is a 38-year veteran of Masonite U.S. He was appointed as a Vice President of Masonite U.S. in 1981 and continued to serve in that capacity until 2001. He joined Masonite U.S. as a Process Engineer in 1968 and has had various operations, sales, marketing and executive assignments.

        Mr. Repar was appointed as Executive Vice President and Group Chief Operating Officer of Masonite International upon the closing of the Transaction. He served in a similar position for our predecessor companies since 2001, and he has held a variety of senior positions with us since 1994. Mr. Repar formerly worked as an equity financial analyst and director of institutional sales and trading for Sanwa McCarthy Securities Limited in Toronto for 3 years prior to joining us in 1994.

        Mr. Raether serves as a Director of Masonite Holdings Corporation, Masonite International and Masonite U.S. He has been a member of KKR & Co. L.L.C., a limited liability company that is the general partner of Kohlberg Kravis Roberts & Co. L.P., since 1996. Prior to that, he was a general partner of Kohlberg Kravis Roberts & Co. L.P.

        Mr. Nuttall was appointed as a Director of Masonite Holding Corporation, Masonite International and Masonite U.S. upon the closing of the Transaction. He has been a member of KKR & Co. since 2005, having been continuously employed by KKR since 1996. Mr. Nuttall is also a director of Alea Group Holdings (Bermuda) Ltd., and KKR Financial Corp.

        Mr. Olson was appointed as a Director of Masonite Holding Corporation, Masonite International and Masonite U.S. upon the closing of the Transaction. He has been an executive of Kohlberg Kravis Roberts & Co. L.P. since 2002. From 1999 until 2002, Mr. Olson was an executive with Evercore Partners Inc., a private investment firm. Mr. Olson is also a director of Visant Corp.

        Mr. Tubbesing was appointed as a Director of Masonite Holding Corporation, Masonite International and Masonite Canada in April 2006. Mr. Tubbesing served as Vice President and Chief Financial Officer of Masonite from 1989 until 2004 and as Executive Vice President from 2004 until his retirement in September 2006.

Executive Compensation

        The aggregate salary and benefits paid to our senior managers for the year ended December 31, 2005 amounted to approximately $4,024,465. In addition, our former Chief Executive Officer, whose employment terminated in October 2005, is entitled to receive $7,875,000 in severance pay payable in equal installments over a thirty-six month period which payments commenced in October 2005.

        In connection with the Transaction, we cancelled each Restricted Share Unit, Deferred Share Unit and option to purchase shares of our predecessor outstanding prior to the Transaction in exchange for a cash payment, which resulted in aggregate compensation paid to our current and former senior managers and directors of $53,452,263 in April 2005. Transaction bonuses were also paid to our senior managers in the form of cash and stock in the aggregate amount of $3,835,000. An aggregate of 17,295,782 time, performance and special options to purchase our common stock were also granted to our senior managers under the 2005 Stock Purchase and Option Plan for Key Employees of Masonite Holding Corporation and its subsidiaries. 11,376,780 shares underlying these options have subsequently been cancelled in connection with the termination of employment of certain of our former senior managers and key employees.

        For details on the equity participation of our senior managers, please see "Major Shareholders and Related Party Transactions", note 14 to our historical consolidated financial statements and note 10 to our unaudited consolidated financial statements.

        In 2005, Masonite Holding Corporation adopted a Directors' Deferred Compensation Plan pursuant to which, for 2005, in lieu of receiving cash remuneration, non-employee directors received a credit under their stock accounts under the plan valued at $50,000 (10,000 shares based on fair market valuation of $5.00 per share in 2005).

        We also maintain a directors' and officers' insurance policy with respect to our senior managers and board of directors.

Stock Purchase and Option Plan

        We have adopted the 2005 Stock Purchase and Option Plan for Key Employees of Masonite Holding Corporation and its subsidiaries (the "Stock Plan"), which provides for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), options that are not incentive stock options, and various other stock-based grants, including the shares of common stock of Masonite Holding Corporation ("Holdings Stock") sold to, and options granted to the executive officers and other key employees, as described below. We have granted under the Stock Plan certain options as non-incentive stock options. The options are generally granted as follows: 50% vest and become exercisable over the passage of time, which we refer to as "time options," assuming the optionee continues to be employed by us, and 50% vest and become exercisable over time based upon the achievement of certain performance targets, which we refer to as "performance options."

        Exercise Price.    The exercise price of the options is the fair market value of the shares underlying the options on the date of the grant of the option.

        Vesting of Time Options.    Time options granted in 2005 generally become exercisable by the holder of the option in installments of 20% on each of the first five anniversaries of the grant date.

        Vesting of Performance Options.    Performance options granted in 2005 generally become exercisable over the five fiscal years through the fiscal year 2009 upon the achievement of certain EBITDA performance targets. In the event that performance targets are not achieved in any given fiscal year but are achieved in a subsequent year, the performance option will become exercisable as to the previously unexercisable percentage of the performance options from the missed years, as well as with respect to the percentage of the performance options in respect of the fiscal year in which the performance targets are achieved.

        Effect of Change in Control of Masonite Holding Corporation.    In addition, immediately prior to a change in control of Masonite Holding, as defined in the Stock Plan, (i) the exercisability of the time options will automatically accelerate with respect to 100% of the shares of common stock of Masonite Holding Corporation subject to the time options and (ii) up to 100% of the unvested performance options will automatically vest if certain EBITDA performance targets have been achieved for the fiscal year ending immediately prior to such change in control. Otherwise, the acceleration of vesting of performance options depends upon whether KKR has achieved a specified internal rate of return.

        Miscellaneous.    The options are only be transferable by will or pursuant to applicable laws of descent and distribution upon the death of the optionee. The Stock Plan may be amended or terminated by Masonite Holding's Corporation's board of directors at any time.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Major Shareholders

        Masonite International owns 100% of the issued and outstanding common stock of Masonite U.S. and Masonite Canada. Masonite Holding Corporation ("Masonite Holdings") owns 100% of the issued and outstanding common stock of Masonite International.

        The following table and accompanying footnotes show information regarding the beneficial ownership of the common stock of Masonite Holdings by (i) each person known to us to beneficially own more than 5% of the issued and outstanding common stock of Masonite Holdings, (ii) each of our directors, (iii) each of our senior managers and (iv) all of the directors and senior managers as a group.

Name of beneficial owner	Number(1)	Percentage
KKR(2)	91,032,161	80.32%
Sculptor Investments, S.à. r.l.(3)	9,519,276	8.40%
Alpinvest(4)	5,711,565	5.04%
Kenneth W. Freeman	*	* %
Frederick J. Lynch	*	* %
Frederick Arnold	*	* %
James U. Morrison	*	* %
Lawrence P. Repar	*	* %
Paul E. Raether(2)	91,032,161	80.32%
Scott C. Nuttall(2)	91,032,161	80.32%
Tagar C. Olson(2)	91,032,161	80.32%
Robert V. Tubbesing	—	* %
All senior managers and directors as a group (9 persons)	95,192,161	83.99%

*
Less than 1%.

(1)
Applicable percentage of ownership includes 113,331,002 shares of common stock outstanding as of September 30, 2006. The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)
KKR affiliates currently beneficially own 91,032,161 shares of Masonite Holdings common stock as follows:

•
85,714,451 shares are beneficially owned by KKR Millennium Fund (Overseas), Limited Partnership, for which KKR Associates Millenium (Overseas), Limited Partnership is the general partner for which KKR Millennium is the general partner and exercises sole voting and investment power with respect to such shares;

•
1,510,000 shares are beneficially owned by KKR Partners (International), Limited Partnership, for which KKR 1996 Overseas Limited is the general partner and exercises sole voting and investment power with respect to such shares; and

•
3,807,710 shares are beneficially owned by KKR Financial Corporation.

  Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Perry Golkin, Scott M. Stuart, Edward A. Gilhuly, Johannes P. Huth, Todd A. Fisher and Alexander Navab, as members of KKR 1996 Overseas, Limited, and Marc S. Lipschultz and Jacques Garaialde, as members of KKR Associates Millenium (Overseas), Limited Partnership, may be deemed to share beneficial ownership of the shares controlled by these entities, but disclaim such beneficial ownership except to the extent of their pecuniary interest in those shares. Messrs. Raether, Olson and Nuttall are our directors and are executives of KKR, and as such may be deemed to share beneficial ownership of any shares beneficially owned by KKR, but disclaim such beneficial ownership except to the extent of their pecuniary interest in those shares. The address of KKR Millennium Fund (Overseas) Limited, KKR Associates Millenium (Overseas), Limited Partnership, KKR Millennium Limited, KKR Partners (International), Limited Partnership and KKR 1996 Overseas Limited and each individual listed above is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.

  The address for KKR Financial Corp. is 555 California Street, 50th Floor, San Francisco, CA 94104.

  In December 2005, KKR sold 15,230,842 shares of Masonite Holdings common stock to Sculptor Investments, S.à. r.l. and Alpinvest Partners N.V.

(3)
Sculptor Investments, S.à. r.l. beneficially own 9,519,276 shares of Masonite Holdings common stock. The address of Sculptor Investments, S.a. r.l. is c/o Manacor (Luxembourg) SA 46A Avenue J.F. Kennedy Kirchberg, Luxembourg L-1855.

(4)
Alpinvest Partners N.V. affiliates current beneficially own 5,711,565 shares of Masonite Holdings common stock as follows:

•
5,649,309 shares are beneficially owned by Alpinvest Partners CS Investments 2005 C.V.

•
62,256 shares are beneficially owned by Alpinvest Partners Later Stage Co Investments.

  The address for both is c/o Patrick de van der Schueren 118 Jachthavenweg, KJ, Amsterdam, The Netherlands 10081.

Related Party Transactions

Management Stockholder's Agreement

        In connection with the subscription for the purchase of common shares of Masonite Holdings, the sale of shares of Masonite in consideration of the issuance of shares of Masonite Holdings, the exchange of options to purchase shares of Masonite for options to purchase shares of Masonite Holdings and the grant of options under the Stock Plan, as applicable, the senior managers and other employees and officers of Masonite each became party to a management stockholder's agreement with Masonite Holdings. The management stockholder's agreement generally restricts the ability of the stockholders to transfer shares held by them for five years after the closing of the Transaction in case of the agreements entered into around the time of the closing of the Transaction.

        In general, in the case of the agreements entered into around the time of the closing of the Transaction, if a management stockholder's employment is terminated prior to the fifth anniversary of the closing of the Transaction, Masonite Holdings has the right to purchase the shares and options held by such person on terms specified in the management stockholder's agreement. If a management stockholder's employment is terminated as a result of death or disability prior to the later of the fifth anniversary of the closing of the Transaction and the date of a public offering meeting certain criteria, such stockholder or, in the event of such stockholder's death, the estate of such stockholder, has the right to force Masonite Holdings to issue him shares of Masonite Holdings in exchange for certain exercisable options and to purchase all his shares, on terms specified in the management stockholder's agreement in the case of the agreements entered into around the time of the closing of the Transaction.

        The management stockholder's agreement also permits such stockholder under certain circumstances to participate in registrations by Masonite Holdings of its equity securities. If certain investment funds affiliated with KKR that are stockholders of Masonite Holdings also sell shares in such registration, such registration rights are subject to customary limitations specified in the registration rights agreement between Masonite Holdings and such investment funds.

Sale Participation Agreement

        Each management stockholder entered into a sale participation agreement granting the management stockholder the right to participate in any sale of shares of Masonite Holdings by certain investment funds affiliated with KKR that are shareholders of Masonite Holdings occurring prior to the fifth anniversary of the first public offering of Masonite Holdings on the same terms as such investment funds. In order to participate in such sale, the management stockholder may be required, among other things, to become a party to any agreement under which the shares of Masonite Holdings are to be sold, and to grant certain powers with respect to the proposed sale of shares of Masonite Holdings to custodians and attorneys-in-fact.

Registration Rights Agreement

        In connection with the Transaction, we entered into a registration rights agreement with certain investment funds affiliated with KKR that are stockholders of Masonite Holdings, pursuant to which such investment funds are entitled to certain demand and piggyback rights with respect to the registration and sale of the shares of Masonite Holdings held by them.

Management Services Agreement

        In connection with the Transaction, we entered into a management services agreement with KKR pursuant to which KKR provided certain structuring, consulting and management advisory services to us. Pursuant to this agreement, KKR received a transaction fee of $30.0 million, payable upon the closing of the Transaction, plus approximately $0.6 million of out-of-pocket costs and will receive an annual advisory fee of $2.0 million, payable quarterly in advance, such amount to increase by 5% per year. We indemnified KKR and its affiliates, directors, officers and representatives for losses relating to the services contemplated by the management services agreement and the engagement of KKR pursuant to, and the performance by KKR of the services contemplated by, the management services agreement.

Consulting Agreement

        Following completion of the Transaction, we retained Capstone Consulting to provide us with consulting services, primarily to identify and advise on potential opportunities to reduce our costs and identify other potential opportunities to grow our business. Although neither KKR nor any entity affiliated with KKR owns any of the equity of Capstone, KKR has provided financing to Capstone. We paid approximately $0.3 million of fees to Capstone for services provided in connection with the Transaction. In the fourth quarter of 2005, Capstone invested $2.5 million in Masonite Holdings.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Credit Facilities

        Concurrently with the closing of the Transaction we entered into new senior credit facilities with The Bank of Nova Scotia and Deutsche Bank Securities Inc., as co-lead arrangers, The Bank of Nova Scotia, Deutsche Bank Securities Inc. and UBS Securities LLC, as co-bookrunners, the lenders signatory thereto, The Bank of Nova Scotia, as administrative agent and collateral agent, Deutsche Bank Securities Inc. and UBS Loan Finance LLC, as co-syndication agents, and Bank of Montreal and SunTrust Bank, as co-documentation agents.

        Our senior secured credit facilities consist of:

  •
  a $1,175.0 million senior secured term loan facility with an eight year maturity, a portion of which was drawn by Masonite U.S. on the closing date and the balance of which was drawn by Masonite Canada on the closing date, the proceeds of which were used to pay the consideration in the Transaction and related costs and expenses; and

  •
  a $350.0 million senior secured revolving credit facility with a six year maturity (the entire amount of which is available to Masonite U.S. and a portion of which is available to Masonite Canada in the form of either U.S. or Canadian dollar denominated loans), a portion of which is available for the issuance of letters of credit and the proceeds of which will be used solely for general corporate purposes.

        Our senior secured credit facilities allow us, subject to certain conditions, to incur additional term loans under the term loan facility, or under a new term facility, in either case in an aggregate principal amount of up to $300.0 million, which additional term loans will have the same security and guarantees as the term loan facility.

Security and guarantees

        The obligations under the senior secured credit facilities are unconditionally and irrevocably guaranteed by Masonite International, Masonite U.S. (as to the obligations of Masonite Canada), Masonite Canada (as to the obligations of Masonite U.S.) and each of our Canadian and U.S. wholly-owned subsidiaries as well as certain other material non-U.S. wholly-owned subsidiaries (but in any event excluding any non-U.S. subsidiaries of Masonite U.S. and their subsidiaries). All such obligations and the obligations under such guarantees are secured by substantially all of our assets and the assets of each guarantor, including but not limited to:

  •
  A perfected first-priority pledge of all the capital stock held by us or any guarantor (which will be limited in the case of any non-U.S. subsidiary of a U.S. entity to 65% of the voting stock of such non-U.S. subsidiary, and, in the case of subsidiaries other than U.S. and Canadian subsidiaries, as we and The Bank of Nova Scotia agree); and

  •
  A perfected first-priority security interest in substantially all of our and each guarantor's tangible and intangible assets.

Interest rates and fees

        Borrowings under the senior secured credit facilities bear interest as follows:

  •
  Revolving credit facility: at our option, at either adjusted LIBOR plus 2.50% per annum or the alternate base rate plus 1.50% (or, in the case of Canadian dollar denominated loans, the bankers' acceptance discount rate plus 2.50% or the Canadian prime rate plus 1.50% per annum), subject to reduction based on our leverage ratio;

  •
  Term loan facility: at our option, at either adjusted LIBOR plus 2.00% per annum or the alternate base rate plus 1.00% per annum.

        The senior secured credit facilities also provide for the payment to the lenders of a commitment fee on the average daily undrawn commitments under the revolving credit facility at a rate equal to 0.50% per annum, and a letter of credit fee at a rate equal to 2.50% per annum (in each case subject to reduction based on our leverage ratio).

Scheduled amortization payments and mandatory prepayments

        The term loan facility provides for quarterly amortization payments in an aggregate annual amount equal to 1% of the original principal amount thereof during the first 7 3/4 years, with the balance of the facility to be repaid at final maturity.

        In addition, the senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

  •
  100% of the net proceeds of certain asset sales, casualty events or other dispositions (including certain sale/leaseback transactions);

  •
  50% of our annual "excess cash flow," subject to reductions to a lower percentage and elimination if we achieve certain leverage ratios; and

  •
  100% of the net proceeds of certain debt issuances.

        Such requirements are subject to the limitation that no more than 25% of the principal amount of an outstanding term loan made to Masonite Canada is required to be repaid within 5 years from the date of issue of the loan if additional repayments would preclude the availability of the Canadian withholding tax exemption in respect of interest payments made on the loan.

Voluntary prepayments and commitment reductions

        The senior secured credit facilities permit voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments thereunder, without premium or penalty, subject to certain conditions pertaining to minimum notice and minimum payment/reduction amounts and to customary breakage costs with respect to LIBOR loans.

Covenants

        Our senior secured credit facilities contain financial, affirmative and negative covenants that we believe are usual and customary for a senior secured credit agreement. The negative covenants in the senior secured credit facilities include limitations (each of which is subject to customary exceptions) on our ability and each of our current and future restricted subsidiaries to:

  •
  incur liens;

  •
  incur additional debt (including guarantees, debt incurred by direct or indirect subsidiaries, and obligations in respect of foreign currency exchange and other hedging arrangements) or issue preferred stock;

  •
  pay dividends, or make redemptions and repurchases, with respect to capital stock;

  •
  prepay, or make redemptions and repurchases of, subordinated debt;

  •
  make loans and investments;

  •
  engage in mergers, acquisitions, asset sales, sale/leaseback transactions and transactions with affiliates;

  •
  change the business conducted by us or our subsidiaries; and

  •
  amend the terms of subordinated debt.

        In addition, the senior secured credit facilities contain customary financial covenants including maximum total leverage and minimum interest coverage ratios.

Events of default

        Our senior secured credit facilities contain certain customary events of default, including:

  •
  non-payment of principal, interest, or other fees or failure to reimburse drawings under any letter of credit;

  •
  breach of covenants (with notice and cure periods in certain cases);

  •
  breach of representations or warranties in a material respect;

  •
  cross-default and cross-acceleration to other material indebtedness;

  •
  bankruptcy or insolvency;

  •
  material judgments;

  •
  certain ERISA events;

  •
  actual or asserted invalidity of any material collateral or guarantee; and

  •
  a change of control (as defined in the credit agreement with respect to the senior secured credit facilities).

Senior Subordinated Term Loan

        Concurrently with the closing of the Transaction we entered into a $770.0 million senior subordinated loan agreement with The Bank of Nova Scotia, as U.S. administrative agent and Canadian administrative agent, joint lead arranger and joint bookrunner, Deutsche Bank Securities Inc., as joint lead arranger, joint bookrunner and co-syndication agent, UBS Securities LLC, as joint bookrunner and co-syndication agent, and Bank of Montreal and Suntrust Bank as co-documentation agents. The proceeds of the loan were also used to fund the Transaction.

        The senior subordinated loan initially carried an interest rate of LIBOR plus 6.00% which increased over time to a maximum interest rate of 11% per annum. On October 6, the senior subordinated loan was repaid in full by the issuance of a new debt obligation comprising a senior subordinated term loan with an interest rate of 11% and maturing on April 6, 2015. Certain lenders exercised their option on and after October 6, 2006 to receive the outstanding notes for all or a part of the principal amount of the senior subordinated loan then outstanding, which notes bear interest at the rate applicable to the senior subordinated loan and are subject to registration rights. The senior subordinated term loan agreement contains financial, affirmative and negative covenants and events of default that correspond to those of the notes.

THE EXCHANGE OFFER

General

        The Issuers hereby offer to exchange a like principal amount of exchange notes representing the same underlying indebtedness as the outstanding notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the "exchange offer." You may tender some or all of your outstanding notes pursuant to the exchange offer.

        As of the date of this prospectus, $393.0 million aggregate principal amount of the outstanding U.S. notes is outstanding and $354.2 million aggregate principal amount of the outstanding Canadian notes is outstanding. As of the date hereof, certain senior subordinated term loan lenders were eligible to receive an equivalent principal amount of senior subordinated notes due 2015, representing the same underlying indebtedness, issued by Masonite US or Masonite Canada, as applicable, in respect of $18.9 million of senior subordinated term loans under which Masonite U.S. is the borrower and $3.7 million of senior subordinated term loans under which Masonite Canada is the borrower. This prospectus, together with the letter of transmittal, is first being sent to all holders of outstanding notes known to us on or about            , 2007. The Issuers' obligation to accept outstanding notes for exchange notes pursuant to the exchange offer is subject to certain conditions set forth under "Conditions to the exchange offer" below. The Issuers currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

        In connection with the private placement, we entered into a registration rights agreement with The Bank of New York, as Trustee, for the holders of the outstanding notes (the "Trustee"), in which we and the guarantors agreed, among other things, to use our commercially reasonable efforts to file a registration statement within 90 days (January 4, 2007) after the date on which the outstanding notes were first issued and to cause the registration statement to become effective by the date that is 180 days (April 4, 2007) from the date outstanding notes were first issued. The exchange notes will have terms substantially identical to the terms of the outstanding notes and represent the same underlying indebtedness as the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement.

        Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for two years or such shorter period ending when all outstanding notes or exchange notes covered by the statement have been sold in the manner set forth and as contemplated in the statement or to the extent that the applicable provisions of Rule 144(k) under the Securities Act are amended or revised. These circumstances include:

  •
  if applicable law or SEC policy does not permit the Issuers and the guarantors to effect this exchange offer;

  •
  if for any other reason the exchange offer is not consummated within 180 days of the date outstanding notes were first issued (April 4, 2007);

  •
  any note holder requests in writing to the Issuers prior to due 20th business day after the consummation of this exchange offer with respect to outstanding notes that are not eligible to be exchanged for exchange notes in this exchange offer and held by it following the consummation of this exchange offer; or

  •
  if any holder of the outstanding notes that participates in this exchange offer does not receive exchange notes that may be sold without restriction in exchange for its tendered outstanding notes (other than due solely to the status of such holder as an affiliate of the Issuers) and notifies the Issuers prior to due 20th business day after becoming aware of restrictions; or

  •
  if the Issuers so elect.

        If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes and the exchange notes required to be registered on a shelf registration statement. Please read the section "Exchange offer; registration rights" for more details regarding the registration rights agreement.

        Each holder of outstanding notes that wishes to exchange their outstanding notes for exchange notes representing the same underlying indebtedness in the exchange offer will be required to make the following written representations:

  •
  any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

  •
  such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  such holder is not an affiliate of the Issuers, as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

  •
  it is not engaged in, and does not intend to engage in, a distribution of exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are acquiring the exchange notes in your ordinary course of business;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not an affiliate of the Issuers as defined by Rule 405 of the Securities Act; and

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

        If you are an affiliate of the Issuers, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

  •
  you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. We will issue exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer.

        The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indentures under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indentures. For a description of the indentures, please see "Description of Notes".

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to such holders' outstanding notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "Conditions to the exchange offer".

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read

"—Fees and expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

        As used in this prospectus, the term "expiration date" means 5:00 p.m. midnight, New York City time, on            , 2007 which is the 21st business day after the date of this prospectus. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

        To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any outstanding notes (only if we amend or extend the applicable exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "Conditions to the exchange offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if:

  •
  the exchange offer, or the making of any exchange by a holder of outstanding notes, violates any applicable law or interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

  •
  all governmental approvals shall not have been obtained, which approvals we deem necessary for the consummation of the exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and effect of the exchange offer" and "—Procedures for tendering outstanding notes"; and

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for Tendering Outstanding Notes

        Only a holder of outstanding notes may tender their outstanding notes in the exchange offer. To tender in the exchange offer, a holder must comply with either of the following:

  •
  complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

  •
  the exchange agent must receive outstanding notes along with the letter of transmittal; or

  •
  prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange agent" prior to the expiration date.

        A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing outstanding notes to us. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them.

        If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer, you should promptly contact such party and instruct such person to tender outstanding notes on your behalf.

        You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the outstanding notes.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or another "Eligible Guarantor Institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an Eligible Guarantor Institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an Eligible Guarantor Institution must guarantee the signature on the bond power.

        If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term

"agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, that states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

Book-entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the applicable book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined above, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the applicable book-entry transfer facility does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automatic Tender Offer Program prior to the expiration date, you may still tender if:

  •
  the tender is made through an Eligible Guarantor Institution;

  •
  prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (ii) a properly transmitted agent's message and notice of guaranteed delivery, that (a) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent"; or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an Eligible Guarantor Institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        The Bank of New York has been appointed as the exchange agent for the exchange offer. The Bank of New York also acts as trustee under the indentures governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:
The Bank of New York 101 Barclay Street Reorganization Unit—Floor 7E ( ) New York, NY 10286 Telephone: 212-815-6331	212-298-1915 To Confirm by Telephone: 212-815-6331	The Bank of New York 101 Barclay Street Reorganization Unit—Floor 7E ( ) New York, NY 10286 Telephone: 212-815-6331

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

General

        Certain terms used in this description are defined under the subheading "—Certain Definitions." In this description, (i) the term "Masonite International", the "Company", "we", "our" and "us" refer to Masonite International Inc. and its consolidated Subsidiaries; (ii) the term "Parent" refers only to Masonite International Inc. and not any of its Subsidiaries nor its parent company, (iii) the term "Masonite U.S." refers only to Masonite U.S. Corporation and not any of its Subsidiaries nor its parent company, (iv) the term "Masonite Canada" refers only to Masonite International Corporation and not any of its Subsidiaries nor its parent company and (v) the term "Issuer" and "Issuers" refers only to Masonite U.S. and/or Masonite Canada, as the case may be, and not any of their respective Subsidiaries nor their parent company. Each Issuer is a direct Wholly-Owned Subsidiary of Parent.

        Each Issuer issued outstanding Notes and will issue the exchange notes (collectively, the "Notes") under separate indentures each dated October 6, 2006 (the "Indentures") among the applicable Issuer, Parent, the Guarantors and The Bank of New York, as trustee (the "Trustee"). Except as set forth herein, the terms of each series of the Notes will be substantially identical and include those stated in the applicable Indenture and those made part of the applicable Indenture by reference to the Trust Indenture Act. The term "Guarantor" refers to any guarantor of the Notes, except for Parent and the non-issuing Issuer. The term "Securities" refers to both series of the Notes.

        Masonite U.S. will exchange up to $412.0 million of Notes in this prospectus. Masonite Canada will exchange up to $358.0 million of Notes in this prospectus. Each series of notes will mature on April 6, 2015. Subject to compliance with the covenant described below under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock", each Issuer may issue additional Notes of its respective series from time to time after this exchange offer under the applicable Indenture ("Additional Notes"). The series of Notes offered by each Issuer and any Additional Notes of the same series subsequently issued under the applicable Indenture will be treated as a single class for all purposes under such Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Notes" for all purposes of the Indentures and this "Description of Notes" include any Additional Notes that are actually issued.

        The following description is only a summary of the material provisions of the Indentures, does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indentures because they, not this description, define your rights as holders of these Notes. You may request copies of these agreements at our address set forth under the heading "Prospectus Summary."

Brief Description of Notes

        The Notes:

  •
  are unsecured senior obligations of the applicable Issuer;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the applicable Issuer;

  •
  are senior in right of payment to any future Subordinated Indebtedness of the applicable Issuer; and

  •
  are guaranteed by Parent, by Masonite U.S. (as to the obligations of Masonite Canada), by Masonite Canada (as to the obligations of Masonite U.S.) and by each Restricted Subsidiary (except as set forth below) of the applicable Issuer on an unsecured senior subordinated basis.

Guarantees

        Parent, the non-issuing Issuer and the Guarantors, as primary obligors and not merely as sureties, will jointly and severally, irrevocably and unconditionally guarantee, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the issuing Issuer under its respective Indenture and the series of Notes issued by that Issuer, whether for payment of principal of or interest on or Additional Interest in respect of the Securities, expenses, indemnification or otherwise, on the terms set forth in the Indentures.

        With respect to each series of Notes, as of the date of the Indentures, Parent, the non-issuing Issuer and the Restricted Subsidiaries (other than as detailed below) will guarantee the Notes. Each of the Guarantees of the Notes will be a general unsecured obligation of each of Parent, the non-issuing Issuer and each Guarantor and will be subordinated in right of payment to all existing and future Senior Indebtedness of each such entity. The Notes will be structurally subordinated to Indebtedness of Subsidiaries of each Issuer that do not Guarantee the Notes.

        Not all of the Issuers' Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuers.

        The obligations of each of Parent, the non-issuing Issuer and each Guarantor under their respective Guarantees will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Relating to Our Indebtedness and the Notes—U.S. federal and state and Canadian federal and provincial laws allow courts, under specific circumstances, to void the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from guarantors".

        Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the applicable Indenture to a contribution from each other guarantor in an amount equal to such other guarantor's pro rata portion of such payment based on the respective net assets of all the guarantors at the time of such payment.

        If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the guarantor, and, depending on the amount of such indebtedness, a guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Relating to Our Indebtedness and the Notes—U.S. federal and state and Canadian federal and provincial laws allow courts, under specific circumstances, to void the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from guarantors."

        Any Guarantee will be automatically and unconditionally released and discharged upon:

          (1)   (a)  any sale, exchange or transfer (by merger or otherwise) of all of the applicable Issuer's Capital Stock in such Guarantor (including any sale, exchange or transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the relevant Indenture;

            (b)   the release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

            (c)   if an Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

            (d)   the Issuer exercises its legal defeasance option or covenant defeasance option as described under "Legal Defeasance and Covenant Defeasance" or if such Issuer's obligations under the applicable Indenture are discharged in accordance with covenant described under "Satisfaction and Discharge" below; and

          (2)   such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

Ranking

Senior Indebtedness versus Notes

        The payment of the principal of, premium, if any, and interest on the Notes and the payment of any related Guarantee will be subordinate in right of payment to the prior payment in cash in full of all Senior Indebtedness of the applicable Issuer or the relevant guarantor, as the case may be, including the obligations of such Issuer and such guarantor under the Senior Credit Facilities.

        As of September 30, 2006, (1) the Notes and related Guarantees ranked junior to approximately $1,225.4 million of senior indebtedness under our Senior Credit Facilities, and (2) we had an additional $282.0 million of unutilized capacity under our senior revolving credit facility (excluding $8.2 million of outstanding undrawn letters of credit). In addition, the Notes were structurally subordinated to $34.8 million of senior indebtedness incurred by our non-guarantor subsidiaries.

        Although the Indentures contain limitations on the amount of additional Indebtedness that the Parent, the Issuers and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock."

Liabilities of Subsidiaries versus Notes

        A substantial portion of our operations are conducted through our Subsidiaries. Some of our Subsidiaries are not Guaranteeing the Notes, and, as described above under "Guarantees", Guarantees may be released under certain circumstances. In addition, our future Subsidiaries may not be required to Guarantee the Notes. Claims of creditors of any non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or Guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

        Although the Indentures limit the incurrence of Indebtedness and preferred stock by certain of our Subsidiaries, such limitation is subject to a number of significant exceptions and qualifications and the Indebtedness incurred in compliance with the covenants could be substantial. Moreover, the Indentures do not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indentures. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock."

Subordination of the Notes

        Only Indebtedness of Parent, an Issuer or a Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Guarantee in accordance with the provisions of the applicable Indentures. Each series of Notes and each applicable Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of Parent, the Issuers and the relevant Guarantor, respectively.

        We have agreed in the Indentures that Parent, the Issuers and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indentures do not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        Neither Issuer nor Parent nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Notes (or pay any other obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the notes") (except in the form of Permitted Junior Securities) if either of the following occurs (a "Payment Default"):

          (1)   any Obligation on any Designated Senior Indebtedness of the applicable Issuer is not paid in full in cash when due (after giving effect to any applicable grace period); or

          (2)   any other default on Designated Senior Indebtedness of the applicable Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the applicable Issuer is permitted to pay the Notes if the applicable Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the applicable Issuer is not permitted to pay the Notes (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the applicable Issuer) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

          (1)   by written notice to the Trustee and the applicable Issuer from the Person or Persons who gave such Blockage Notice;

          (2)   because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

          (3)   because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the applicable Issuer and related guarantors are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Payment Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the applicable Issuer (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Payment Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Payment Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        In connection with the Notes, any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

          (1)   the holders of Senior Indebtedness of such Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment of principal or interest on the Notes;

          (2)   until the Senior Indebtedness of such Issuer is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indentures will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive Permitted Junior Securities; and

          (3)   if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of such Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indentures upon the failure of an Issuer to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the applicable Issuer or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuers is outstanding, none of the Issuers or any guarantor may pay the Notes until two Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indentures otherwise permit payment at that time.

        Each guarantor's obligations under its Guarantee relating to the Notes are senior subordinated obligations of that guarantor. As such, the rights of holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuers' obligations under the Notes apply equally to the obligations of such guarantor under its Guarantee.

        A holder by its acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indentures and appoints the Trustee its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Indentures, in the event of a liquidation or insolvency proceeding, creditors of Parent, the Issuers or a Guarantor who are holders of Senior Indebtedness of Parent, the Issuers or such Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. government obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge", if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Interest

        Interest on each series of Notes will accrue at the rate of 11% per annum and will be payable semi-annually in arrears on April 15 and October 15 commencing on April 15, 2007, to Holders of record on the immediately preceding April 1 and October 1. Interest on each series of Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Notes. Interest on each series of Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Additional Interest may accrue on the Securities in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indentures, in any context, to any interest or other amount payable on or with respect to the Securities shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on each series of Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the holders of each series of Notes at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to each series of Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the caption "Offer to Purchase." We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

        Except as set forth below or under "—Redemption for Changes in Withholding Taxes", the applicable Issuer will not be entitled to redeem the Notes issued by it. The Issuer shall not offer to redeem the Notes unless the Non-Issuing Issuer concurrently offers to redeem a pro rata amount of its Notes and unless the Issuer and the Non-Issuing Issuer concurrently offers to prepay a pro rata amount of its then outstanding Senior Subordinated Term Loans.

        At any time prior to April 6, 2010, we may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

        On and after April 6, 2010, we may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the note register at par plus accrued interest plus a premium equal to one half of the coupon on such Notes, which premium shall decline ratably on each subsequent April 6 of a calendar year to zero on April 6, 2014.

        In addition, until April 6, 2008, we may, at our option, redeem up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to par plus the coupon on such Notes, subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such net cash proceeds are contributed to the Issuer; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued and any Additional Notes remains outstanding immediately after the occurrence of each such redemption, provided further that each such redemption occurs within 90 days of the date of closing of each Equity Offering.

        The Trustee shall select the Notes to be purchased in the manner described under "Offer to Purchase—Asset Sales—Selection and Notice."

Additional Amounts

        The Indentures provide that if Masonite Canada is required to make any withholding or deduction for or on account of any Canadian taxes from any payment made under or with respect to its Notes, Masonite Canada will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of such Notes (including Additional Amounts) will not be less than the amount the Holder would have received had such Canadian taxes not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder or beneficial owner of such Notes to the extent that Canadian taxes are imposed or levied in respect of the payment: (a) due to the fact that Masonite Canada does not deal at arm's length (within the meaning set out in the Income Tax Act (Canada)) with the Holder or beneficial owner at the time of making such payment; (b) by reason of the Holder or beneficial owner being a citizen or resident of Canada, carrying on business (or having a permanent establishment) in Canada, or otherwise having a present or former connection with Canada otherwise than by the mere holding of such Notes or the receipt of payments thereunder; or (c) because the Holder or beneficial owner failed to duly and timely comply with a reasonable request by Masonite Canada to provide accurate information, documents or other evidence concerning such Holder or beneficial owner's nationality, residence, identity or connection with Canada if and to the extent that due and timely compliance with the request would have reduced or eliminated any Canadian taxes as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner but for this paragraph.

        In addition, Masonite Canada's obligation to pay Additional Amounts will not apply with respect to,

(a)
any estate, inheritance, gift, sales, transfer, personal property or similar Canadian taxes,

(b)
any Canadian tax which is payable otherwise than by deduction or withholding from payments made under or with respect to its Notes,

(c)
Canadian taxes imposed on or with respect to any payment by Masonite Canada to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that Canadian taxes would not have been imposed on such Holder had such Holder been the sole beneficial owner of such Notes, or

(d)
any combination of the above.

        Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder, it would not have been entitled to payment of Additional Amounts by reason of clauses (a) through (d) above.

Redemption for Changes in Withholding Taxes

        Each Issuer (including any successor entity to our obligations under the Notes) is entitled to redeem Notes issued by it, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that Masonite Canada or any successor entity has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such Notes issued by it, any Additional Amounts with respect to such Notes as a result of:

          (1) a change in or an amendment to the laws (including any regulations promulgated thereunder) and including any treaty to which it is a party of Canada or any political subdivision or any authority or agency therein or thereof having power to tax (each a "Relevant Taxing Jurisdiction"); or

          (2) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, including a decision of any court or tribunal, in either case (1) or (2) which change or amendment is announced or becomes effective on or after April 6, 2005 (and, in the case of a successor entity, after the date of the entity's assumption of our Obligations) and such Issuer (or the successor entity) cannot avoid such obligation by taking reasonable measures available to it.

        Such redemption shall also be permitted if we determine that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction, in a Relevant Taxing Jurisdiction, which action is taken or brought on or after April 6, 2005 (or, in the case of a successor entity, after the date of the entity's assumption of our obligations), there is a substantial probability that we would be required to pay Additional Amounts.

        Before any Issuer (or the successor entity) publishes or mails notice of redemption of any Notes issued by it as described above, such Issuer (or the successor entity) will deliver to the Trustee an Officers' Certificate to the effect that such Issuer (or the successor entity) cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. Such Issuer (or the successor entity) will also deliver an opinion of independent legal counsel or auditors of recognized standing stating that such Issuer (or the successor entity) would be entitled to exercise its right of redemption hereunder.

Offer to Purchase

  Change of Control

        Each series of Notes provides that if a Change of Control occurs, the Issuer of such series of Notes will make an offer to purchase all of the Notes of such series pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the applicable Issuer will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

          (1)   a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the applicable Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Notes issued by it, the Holders of such Notes will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered which unpurchased portion of the Notes must be equal to $1,000 or an integral multiple thereof; and

          (8)   the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        While the Notes are in global form and an Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indentures, the

Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indentures by virtue thereof.

        On the Change of Control Payment Date, the applicable Issuer will, to the extent permitted by law,

          (1)   accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when an Issuer is prohibited from purchasing the Notes, the applicable Issuer could seek the consent of its lenders and the Holders of the Notes to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the applicable Issuer does not obtain such consent or repay such borrowings, such Issuer will remain prohibited from purchasing the Notes. In such case, such Issuer's failure to purchase tendered Notes would constitute an Event of Default under the relevant Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the relevant Indenture would restrict payments to the Holders under certain circumstances.

        The Senior Credit Facilities provide that certain change of control events with respect to the Issuers would constitute a default thereunder (including a Change of Control under the Indentures). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable. Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The paying agent will promptly mail to each Holder of the Notes the Change of Control Payment for the Notes, and the Trustee will promptly authenticate and deposit with DTC a new Global Note adjusted to reflect the unpurchased portion of the Notes surrendered, if any. The applicable Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indentures, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and "Liens." Such restrictions can be waived only with the consent of the Holders of a majority in principal amount of the applicable series of Notes then outstanding.

Except for the limitations contained in such covenants, however, the Indentures will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of an Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indentures relative to the Issuers' obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the applicable series of Notes.

  Asset Sales

        The Indentures provide that the Parent and each Issuer will not, and will not permit any Restricted Subsidiary controlled by it to, cause, make or suffer to exist an Asset Sale, unless

          (1)   Parent, such Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the board of directors of the Issuer) of the assets sold or otherwise disposed of and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by Parent, such Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of

            (A)  any liabilities (as shown on Parent's, such Issuer's, or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto) of Parent, such Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which Parent, the Issuers and all Restricted Subsidiaries have been validly released by all creditors in writing,

            (B)  any securities received by Parent, such Issuer or such Restricted Subsidiary from such transferee that are converted by Parent, such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and

            (C)  any Designated Noncash Consideration received by the Parent, such Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $150.0 million and (y) 5.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

        Within 365 days after the receipt of any Net Proceeds of any Asset Sale, Parent, such Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale.

          (1)   to permanently reduce:

            (A)  Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto,

            (B)  Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto) or Senior Subordinated Indebtedness, provided that if the applicable Issuer shall so reduce Obligations under Senior Subordinated Indebtedness, it will equally and ratably reduce Obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Issuer shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, or

            (C)  Indebtedness of a Restricted Subsidiary which is not a guarantor, other than Indebtedness owed to Parent, either Issuer or another Restricted Subsidiary (but only to the extent such Net Proceeds from such Asset Sale are from an Asset Sale of or affecting such Restricted Subsidiary which is not a guarantor),

          (2)   to an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Parent or applicable Issuer or another Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

          (3)   to an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Parent or the Issuer or another Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c) replace the businesses, properties and assets that are the subject of such Asset Sale;

provided, that in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Parent or applicable Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the applicable Issuer or such other Restricted Subsidiary enters into another Acceptable Commitment within nine months of such cancellation or termination.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the applicable Issuer (or, in the case of an Asset Sale by Parent, the Issuer designated by Parent) shall make an offer to all Holders of the Notes issued by it and the Notes of the other Issuer, and, if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of Notes issued by it, the Notes of the other Issuer and such Pari Passu Indebtedness, that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional

Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indentures. The applicable Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten business days after the date that Excess Proceeds exceeds $20.0 million by mailing the notice required pursuant to the terms of the Indentures, with a copy to the Trustee.

        To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the applicable Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the applicable Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indentures.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indentures, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indentures by virtue thereof.

        The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which either Issuer becomes a party may prohibit or limit, the Issuers from purchasing any Notes pursuant to this Asset Sales covenant. In the event either Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders or could attempt to refinance the borrowings that contain such prohibition. If such Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, such Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indentures. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indentures would restrict payments to the Holders of the Notes under certain circumstances.

  Selection and Notice

        If any Issuer is redeeming less than all of the Notes or such Senior Subordinated Indebtedness of the Issuer are to be redeemed at any time, the Trustee will select the Notes to be redeemed on a pro rata basis to the extent practicable, provided that no Notes of $1,000 or less shall be purchased or redeemed in part.

        Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed at such Holder's registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indentures. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        A new Note in principal amount equal to be unredeemed portion of any Note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indentures. During any period of time that: (i) the series of Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), Parent and its Restricted Subsidiaries will not be subject to the following provisions of the applicable Indenture:

          (1)   "—Limitation on Restricted Payments";

          (2)   "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock";

          (3)   "—Transactions with Affiliates";

          (4)   "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

          (5)   "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

          (6)   "—Limitation on Layering";

          (7)   "Offer to Purchase"—Asset Sales"; and

          (8)   clause (4) of the first paragraph of "Merger, Consolidation or Sale of All or Substantially All Assets."

(collectively, the "Suspended Covenants"). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be set at zero. In addition, the guarantees will also be suspended as of such date (the "Suspension Date"). In the event that Parent and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then Parent and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period." Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

        On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to the first paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" below or one of the clauses set forth in the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" below (in each case, to the extent such Indebtedness or Disqualified Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock would not be so permitted to be incurred or issued pursuant to the first or second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock", such Indebtedness or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect since April 6, 2005 and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on Restricted Payments."

  Limitation on Restricted Payments

        Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on account of Parent's or any of its Restricted Subsidiary's Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (A)  dividends or distributions by Parent payable in Equity Interests (other than Disqualified Stock) of Parent or in options, warrants or other rights to purchase such Equity Interests or

            (B)  dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (2)   purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Parent or any direct or indirect parent of Parent, including in connection with any merger or consolidation;

          (3)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than

            (A)  Indebtedness permitted under clauses (7) and (8) of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" or

            (B)  the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

          (4)   make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (A)  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (B)  immediately after giving effect to such transaction on a pro forma basis, Parent could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

          (C)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and its Restricted Subsidiaries after April 6, 2005 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (2) thereof only), (5), (6)(A) and (C) and (9) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than:

            (1)   50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Bridge

    Closing Date, to the end of Parent's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

            (2)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the board of directors, of marketable securities or other property received by Parent since immediately after the Bridge Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (12) of the second paragraph of " —Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock") from the issue or sale of

              (A)  Equity Interests of Parent, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the board of directors of Parent, of marketable securities or other property received from the sale of

                (x)   Equity Interests to members of management, directors or consultants of Parent, any direct or indirect parent company of Parent and Parent's Subsidiaries after April 6, 2005 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph and

                (y)   Designated Preferred Stock

        and to the extent actually contributed to Parent, Equity Interests of Parent's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such corporations or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) or

              (B)  debt securities of Parent that have been converted into or exchanged for such Equity Interests of Parent;

    provided, however, that this clause (b) shall not include the proceeds from (A) Refunding Capital Stock (as defined below), (B) Equity Interests or converted debt securities of Parent sold to a Restricted Subsidiary or Parent, as the case may be, (C) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (D) Excluded Contributions, plus

            (3)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the board of directors of Parent, of marketable securities or other property contributed to the capital of Parent following the Bridge Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (12) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock") (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus

            (4)   to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the board of directors of Parent, of marketable securities or other property received by means of

              (A)  the sale or other disposition (other than to Parent or a Restricted Subsidiary) of Restricted Investments made by Parent and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Parent and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by Parent and its Restricted Subsidiaries or

              (B)  the sale (other than to Parent or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Parent or a Restricted Subsidiary pursuant to clauses (7) or (10) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary plus

            (5)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of Parent in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $25.0 million, in writing by an independent investment banking firm of nationally recognized standing, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by Parent or a Restricted Subsidiary pursuant to clauses (7) or (10) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indentures;

          (2)   (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of Parent or an Issuer, or any Equity Interests of any direct or indirect parent company of Parent, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Parent or an Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (B) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Parent) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of Parent or an Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Parent or an Issuer which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" so long as:

            (A)  the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

            (B)  such Indebtedness is subordinated to the Notes or Parent's Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

            (C)  such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and

            (D)  such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of Parent or any of its direct or indirect parent companies or any Issuer held by any future, present or former employee, director or consultant of Parent, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (A)  the cash proceeds from the sale of Equity Interests of Parent or any Issuer and, to the extent contributed to Parent, Equity Interests of any of Parent's direct or indirect parent companies, in each case to members of management, directors or consultants of Parent, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Bridge Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of the preceding paragraph; plus

            (B)  the cash proceeds of key man life insurance policies received by Parent and its Restricted Subsidiaries after the Bridge Closing Date less

            (C)  the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

  and provided further that cancellation of Indebtedness owing to Parent or an Issuer from members of management of Parent or an Issuer, any of Parent's direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Parent or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indentures;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Parent or any Restricted Subsidiary issued in accordance with the covenant described under " —Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" to the extent such dividends are included in the definition of Fixed Charges;

          (6)   (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Parent or an Issuer after the Bridge Closing Date;

            (B)  the declaration and payment of dividends to a direct or indirect parent company of Parent, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Bridge Closing Date, provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Parent from the sale of such Designated Preferred Stock; or

            (C)  the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, Parent and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (i) $60.0 million and (ii) 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the declaration and payment of dividends on Parent's common stock, following the first public offering of Parent's Common Stock or the common stock of any of its direct or indirect parent companies after the Bridge Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to Parent in or from any such public offering, other than public offerings with respect to Parent's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution.

          (10) Investments that are made with Excluded Contributions;

          (11) other Restricted Payments in an aggregate amount not to exceed $50.0 million;

          (12) distributions or payments of Receivables Fees;

          (13) any Restricted Payment used to fund the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under "Transactions with Affiliates";

          (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "Offer to Purchase—Change of Control" and "Offer to Purchase—Asset Sales"; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

          (15) the declaration and payment of dividends by Parent or an Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay

            (A)  franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,

            (B)  federal, state, provincial and local income taxes, to the extent such income taxes are attributable to the income of Parent and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,

            (C)  customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of Parent and the Issuers to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Parent and its Restricted Subsidiaries, and

            (D)  general corporate overhead expenses of any direct or indirect parent company of Parent or an Issuer to the extent such expenses are attributable to the ownership or operation of Parent and the Restricted Subsidiaries.

  provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5), (6) and (11), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the time of issuance of the Notes, all of Parent's Subsidiaries will be Restricted Subsidiaries. Parent will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Parent and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indentures.

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

        Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness, which Parent or the Restricted Subsidiaries can elect to be incurred as additional Indebtedness under the Senior Credit Facilities) and Parent will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that Parent may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio on a consolidated basis for Parent's and the Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Issuers or Guarantors of the Notes shall not exceed $150 million at any one time outstanding.

        The foregoing limitations will not apply to:

          (1)   the incurrence of Indebtedness under Credit Facilities by Parent or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1,825.0 million outstanding at any one time; provided, however, that the aggregate amount of Indebtedness incurred by Restricted Subsidiaries (other than Issuers or Guarantors) pursuant to this clause (1) may not exceed $300 million outstanding at any one time;

          (2)   the incurrence by Parent, the Issuers and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

          (3)   Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

          (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by Parent or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed the greater of (i) $200 million and (ii) 7.5% of Total Assets;

          (5)   Indebtedness incurred by Parent or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of Parent or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

            (A)  such Indebtedness is not reflected on the balance sheet of Parent or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(A)) and

            (B)  the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Parent and the Restricted Subsidiaries in connection with such disposition;

          (7)   Indebtedness of Parent to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not an Issuer or a Guarantor is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

          (8)   Indebtedness of a Restricted Subsidiary to Parent or another Restricted Subsidiary; provided that:

            (A)  any such Indebtedness is made pursuant to an intercompany note and

            (B)  if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not an Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor;

  provided further that any subsequent transfer of any such Indebtedness (except to Parent or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

          (9)   shares of preferred stock of a Restricted Subsidiary issued to Parent or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Parent or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;

          (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk with respect to any Indebtedness permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" or commodity pricing risk;

          (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Parent or any Restricted Subsidiary in the ordinary course of business;

          (12) Indebtedness, Disqualified Stock and preferred stock of Parent or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed the sum of (a) $175.0 million and (b) 100.0% of the net cash proceeds received by Parent since immediately after the Bridge Closing Date from the issue or sale of Equity Interests of Parent or cash contributed to the capital of Parent (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to Parent or any of its Subsidiaries) as determined in accordance with clauses (c)(ii) and (c)(iii) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (12) shall cease to be deemed incurred or outstanding for purposes of this clause (12) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which Parent or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this covenant without reliance on this clause (12));

          (13) the incurrence by Parent or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (2) and (3) above, this clause (12) and clause (14) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness

            (A)  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced,

            (B)  to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof of the Note, such Refinancing Indebtedness is subordinated or pari passu to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively and

            (C)  shall not include

              (i)    Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of Parent,

              (ii)   Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor or

              (iii)  Indebtedness, Disqualified Stock or preferred stock of Parent or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

  and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under the Senior Credit Facilities;

          (14) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by Parent or any Restricted Subsidiary or merged into Parent or a Restricted Subsidiary in accordance with the terms of the Indentures; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving effect to such acquisition or merger, either

            (A)  Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or

            (B)  the Fixed Charge Coverage Ratio of Parent and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

          (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (16) Indebtedness of Parent or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit; and

          (17) (A) any guarantee by Parent, an Issuer or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indentures, or

            (B)  any guarantee by a Restricted Subsidiary of Indebtedness of Parent, provided that such guarantee is incurred in accordance with the covenant described below under "Limitation on Guarantees of Indebtedness by Restricted Subsidiaries."

        For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (1) through (17) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Parent, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities after the application of the net proceeds from the sale of the Notes will be treated as incurred on the Bridge Closing Date under clause (1) of the preceding paragraph; and

          (2)   at the time of incurrence, Parent will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

  Liens

        Parent will not, and will not permit any Issuer or Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the applicable Notes or, if applicable, any related Guarantee on any asset or property of Parent or such Issuer or Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless

          (1)   in the case of Liens securing Indebtedness subordinated to the applicable Notes or any related Guarantee, the applicable Notes and any applicable Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes or the applicable Guarantees are equally and ratably secured, except that the foregoing will not apply to:

            (A)  (i) Liens securing the Notes and the related Guarantees, if any, and (ii) Liens securing Senior Debt of Parent, either Issuer or any Guarantor and any related guarantees of such Senior Debt; and

            (B)  Permitted Liens.

  Merger, Consolidation or Sale of All or Substantially All Assets

        Neither Parent nor either Issuer may consolidate, merge or amalgamate with or into or wind up into (whether or not Parent or such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless

          (1)   Parent or such Issuer is the surviving corporation or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than Parent or such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of Parent or such Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, or the laws of Canada, any province thereof or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

          (2)   the Successor Company, if other than the Parent or such Issuer, expressly assumes all the obligations of the Parent or such Issuer under such series of Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default or Event of Default exists;

          (4)   immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under " —Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" or

            (b)   the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries (or, for a transaction not involving Parent, for Parent and the Restricted Subsidiaries) would be greater than such Ratio for Parent and the Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Issuer (as to its Guarantee of the other Issuer) and each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indentures and the Notes; and

          (6)   the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indentures.

        The Successor Company will succeed to, and be substituted for the Issuer or Parent, as the case may be, under the Indentures, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

          (1)   any Restricted Subsidiary (other than an Issuer) may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and

          (2)   Parent or an Issuer may merge with an Affiliate of Parent or an Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in another State of the United States so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Indentures governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Parent and the Issuers will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless

          (1)   (A) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, or the laws of Canada, any province thereof or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (B)  the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indentures and such Guarantor's Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

            (C)  immediately after such transaction, no Default or Event of Default exists; and

            (D)  Parent shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indentures; or

          (2)   the transaction is made in compliance with the covenant described under "Offer to Purchase—Asset Sales."

        Subject to certain limitations described in the Indentures, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indentures such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor, either Issuer or Parent.

  Transactions with Affiliates

        Parent will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Parent (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person; and

          (2)   Parent delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

          (1)   Transactions between or among Parent or any of the Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indentures described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments;"

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors;

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of Parent, any of its direct or indirect parent companies or any Restricted Subsidiary;

          (5)   transactions in which Parent or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Parent or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

          (6)   any agreement as in effect as of the Bridge Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the holders in any material respect as compared to the applicable agreement as in effect on the Bridge Closing Date);

          (7)   the existence of, or the performance by Parent or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Bridge Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Parent or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Bridge Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

          (8)   the Transaction and the payment of all fees and expenses related to the Transaction, in each case as disclosed in this prospectus;

          (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indentures which are fair to Parent and the Restricted Subsidiaries, in the reasonable determination of the board of directors of Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (10) the issuance of Equity Interests (other than Disqualified Stock) of Parent to any Permitted Holder or to any director, officer, employee or consultant;

          (11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

          (12) payments by Parent or any Restricted Subsidiary to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of Parent in good faith;

          (13) payments or loans (or cancellation of loans) to employees or consultants of Parent, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by a majority of the board of directors of Parent in good faith; and

          (14) investments by KKR Financial Corp. in securities of Parent or any Restricted Subsidiary so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (1)   (a) pay dividends or make any other distributions to Parent or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or

            (b)   pay any Indebtedness owed to Parent or any Restricted Subsidiary;

          (2)   make loans or advances to Parent or any Restricted Subsidiary; or

          (3)   sell, lease or transfer any of its properties or assets to Parent or any Restricted Subsidiary,

        except (in each case) for such encumbrances or restrictions existing under or by reason of:

            (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation;

            (b)   the Indentures and the Notes;

            (c)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

            (d)   applicable law or any applicable rule, regulation or order;

            (e)   any agreement or other instrument of a Person acquired by Parent or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

            (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

            (g)   secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

            (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (i)    other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Bridge Closing Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock;"

            (j)    customary provisions in joint venture agreements and other similar agreements;

            (k)   customary provisions contained in leases and other agreements entered into in the ordinary course of business;

            (l)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Parent's board of directors, no more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

            (m)  restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Parent, are necessary or advisable to effect such Receivables Facility.

  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        Parent will not permit any Restricted Subsidiary, other than the Issuers, a Guarantor or a special-purpose Restricted Subsidiary formed in connection with Receivables Facilities, to guarantee the payment of any Indebtedness of Parent, the Issuers or any other Guarantor unless:

          (1)   such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indentures providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of Parent, the Issuers or any Guarantor

            (a)   if any series of Notes or such Guarantor's Guarantee of such Notes are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as such Notes are subordinated to such Indebtedness under the Indentures and

            (b)   if such Indebtedness is by its express terms subordinated in right of payment to any series of Notes or such Guarantor's Guarantee of such Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to such Notes substantially to the same extent as such Indebtedness is subordinated to such Notes;

          (2)   such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Parent or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

          (3)   such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that

            (A)  such Guarantee has been duly executed and authorized and

            (B)  such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by any Bankruptcy Law (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary:

          (1)   that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; or

          (2)   that guarantees the payment of Obligations of Parent, either Issuer or any Restricted Subsidiary under the Senior Credit Facilities or any other Senior Indebtedness and any refunding, refinancing or replacement there of, in whole or in part, provided that such refunding, refinancing or replacement thereof constitutes Senior Indebtedness and provided further that any such Senior Indebtedness and any refunding, refinancing or replacement thereof is not incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act, which private placement provides for registration rights under the Securities Act.

  Limitation on Layering

        The Parent will not, and will not permit any Issuer or Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of Parent, such Issuer or such Guarantor, as the case may be, unless such Indebtedness is either

          (A)  equal in right of payment with the Notes or Parent's, such Issuer's or such Guarantor's Guarantee, as the case may be, or

          (B)  expressly subordinated in right of payment to the Notes or Parent's, such Issuer's or such Guarantor's Guarantee Notes, as the case may be.

        The Indentures do not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information

        Notwithstanding that Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indentures will require Parent to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to each Holder, within 15 days after it files them with the SEC),

          (1)   within 120 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 20-F) after the end of each fiscal year, annual reports on Form 20-F, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

          (2)   within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form, except that unaudited financial information contained therein shall be permitted to be prepared on a basis consistent with the audited financial information presented in Form 20-F;

          (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K, or any successor or comparable form; and

          (4)   any other information, documents and other reports which Parent would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that Parent shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event Parent will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time Parent would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act.

        In the event that any direct or indirect parent company of Parent becomes a guarantor of the Notes, the Indentures will permit Parent to satisfy its obligations in this covenant with respect to financial information relating to Parent by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Parent and the Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the Exchange Offer Registration Statement or Shelf Registration Statement within the time periods specified in the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default and Remedies

        The Indentures provide that each of the following is an Event of Default:

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under the applicable Indenture (whether or not prohibited by the subordination provisions Notes or of Guarantees);

          (2)   default for 30 days or more in the payment when due of interest or Additional Amounts on or with respect to the Notes issued under the applicable Indenture, whether or not prohibited by the subordination provisions of the Notes or of Guarantees);

          (3)   failure by Parent or any Issuer, as applicable, to comply for 30 days after notice by the Trustee or the holders of not less than 30% in principal amount of the Notes then outstanding of such series with any of its obligations in the covenants described above under "Offer to Purchase—Change of Control" (other than a failure to purchase Notes of that series) or "Offer to Purchase—Asset Sales" (other than a failure to purchase Notes of that series) or under "Certain Covenants" under "—Limitation on Restricted Payments", " —Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock", "—Liens", "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries", "—Transactions with Affiliates", "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries", "—Limitation on Layering" or " —Reports and Other Information;"

          (4)   failure by Parent or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 30% in principal amount of the then outstanding Notes and issued under the applicable Indenture to comply with any of its other agreements contained in the applicable Indenture or such Notes;

          (5)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Parent or any Restricted Subsidiary or the payment of which is guaranteed by Parent or any Restricted

  Subsidiary, other than Indebtedness owed to Parent or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both

            (A)  such default either results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and

            (B)  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

          (6)   failure by Parent, any Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (7)   certain events of bankruptcy or insolvency with respect to Parent, any Issuer or any Significant Subsidiary;

          (8)   the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indentures or the release of any such Guarantee in accordance with the Indentures; or

          (9)   an Event of Default under any of the other Indentures governing the Notes.

        If any Event of Default (other than of a type specified in clause (8) above) occurs and is continuing under an Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the applicable Indenture to be due and payable immediately; provided, however, that, so long as any Indebtedness permitted to be incurred under the Indentures as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of

          (1)   acceleration of any such Indebtedness under the Senior Credit Facilities, or

          (2)   five Business Days after the giving of written notice of such acceleration to any Issuer and the administrative agent under the Senior Credit Facilities.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (8) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indentures provide that the Trustee may withhold from Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes.

        Each Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes thereunder by notice to the Trustee may on behalf of the Holders of all of such Notes waive any existing Default or Event of Default and its consequences under such Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder.

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

          (2)   the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

          (3)   if the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under any Indenture at the request or direction of any of the Holders of the Notes of such series unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to any Indenture or the Notes of such series unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 30% in principal amount of the total outstanding Notes of such series have requested the Trustee to pursue the remedy;

          (3)   such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in principal amount of the total outstanding Notes of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under any Indenture the Holders of a majority in principal amount of the total outstanding Notes of such series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indentures or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indentures provide that Parent is required to deliver to the Trustee annually a statement regarding compliance with the Indentures, and Parent is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of Parent, an Issuer or any Guarantor, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Parent, Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of Parent, the Issuers or the Guarantors under the Notes, the Guarantees, the Indentures, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of Parent, the Issuers and the related Guarantors under the Indentures will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes issued under the Indentures. The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the Notes issued under the Indentures and have Parent's, the non-issuing Issuer's and each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for

          (1)   the rights of Holders of Notes issued under the Indentures to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to the Indentures,

          (2)   such Issuer's obligations with respect to Notes issued under the Indentures concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and such Issuer's obligations in connection therewith and

          (4)   the Legal Defeasance provisions of the Indentures.

        In addition, an Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indentures ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to such Issuer) described under "Description of Certain Indebtedness—Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes issued under the Indentures:

          (1)   such Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes issued under the Indentures on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the Notes;

          (2)   in the case of Legal Defeasance, such Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States or Canada, as applicable, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (A)  such Issuer has received from, or there has been published by, the United States Internal Revenue Service or the relevant Canadian authority, as applicable, a ruling or

            (B)  since the issuance of the Notes, there has been a change in the applicable U.S. federal income or Canadian tax law, as applicable,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income or Canadian tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income or Canadian tax, as applicable, on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, such Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States or Canada, as applicable, each reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income or Canadian tax purposes, as applicable, as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indentures) to which, such Issuer or any Guarantor is a party or by which such Issuer or any Guarantor is bound;

          (6)   such Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title II of the United States Code;

          (7)   such Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by such Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of such Issuer or any Guarantor or others; and

          (8)   such Issuer shall have delivered to the Trustee an Officers' Certificate and Opinions of Counsel in the United States or Canada, as applicable, (which Opinions of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either

          (1)   all applicable Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2)   (a) all applicable Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indentures or the Notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Credit Facilities or any other material agreement or instrument (other than the Indentures) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

            (c)   the Issuers have paid or caused to be paid all sums payable by it under the Indentures; and

            (d)   the Issuers have delivered irrevocable instructions to the Trustee under the Indentures to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, each Indenture, any related guarantee and the Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding and issued under such Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of such Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under such Indenture, other than Notes beneficially owned by Parent or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        Each Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any Notes issued under such Indenture and held by a non-consenting Holder:

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

          (2)   reduce the principal of or change the fixed maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described under the caption),

          (3)   reduce the rate of or change the time for payment of interest on any Note,

          (4)   waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under such Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes of such series and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in such Indenture or any guarantee which cannot be amended or modified without the consent of all Holders,

          (5)   make any Note payable in money other than that stated in the Notes,

          (6)   make any change in the provisions of such Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes,

          (7)   make any change in these amendment and waiver provisions,

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, or

          (9)   make any change in the subordination provisions of the Indentures that would adversely affect the Holders.

        Notwithstanding the foregoing, without the consent of any Holder, Parent, the Issuers, any Guarantor (with respect to a Guarantee or the Indentures to which it is a party) and the Trustee may amend or supplement the Indentures relating to a series of Notes, any Guarantee or the Notes:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to comply with the covenant relating to mergers, consolidations or sales of all or substantially all assets;

          (4)   to provide the assumption of Parent's, the Issuers' or any Guarantor's obligations to Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indentures of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon Parent, the Issuers or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indentures under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indentures of a successor Trustee pursuant to the requirements thereof;

          (9)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indentures;

          (11) to conform the text of the Indentures, Guarantees or the Notes to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of the Indentures, the Guarantees or the Notes; or

          (12) making any amendment to the provisions of the Indentures relating to the transfer and legending of Notes of the series issued under that Indenture as permitted by such Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indentures as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

        The consent of the Holders is not necessary under the Indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indentures contain certain limitations on the rights of the Trustee, should it become a creditor of Parent, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        Each Indenture provides that the Holders of a majority in principal amount of the outstanding Notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indentures provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        Each Indenture, each series of Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indentures. For purposes of the Indentures, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of the Note; and

          (2)   the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of the Note at April 6, 2010, (such redemption price being set forth in the table appearing above under the caption "Optional Redemption"), plus (ii) all required interest payments due on the Note through April 6, 2010 (excluding accrued but unpaid interest to) the Redemption Date, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of the Note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of Parent or any Restricted Subsidiary (each referred to in this definition as a "disposition") or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions, in each case, other than:

            (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of Parent in a manner permitted pursuant to the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indentures;

            (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Parent or by Parent or a Restricted Subsidiary to a Restricted Subsidiary;

            (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

            (h)   any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (h) of the definition of Permitted Investments);

            (i)    foreclosures on assets;

            (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

            (k)   any financing transaction with respect to property built or acquired by Parent or any Restricted Subsidiary after the Bridge Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indentures.

        "Board Resolution" means with respect to Parent or an Issuer, a duly adopted resolution of the Board of Directors of Parent or an Issuer, as the case may be, or any committee thereof.

        "Bridge Closing Date" means April 6, 2005.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means

          (1)   in the case of a corporation, corporate stock,

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means

          (1)   United States dollars,

          (2)   Canadian dollars,

          (3)   (a) euro, or any national currency of any participating member state in the European Union, or

            (b)   in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

          (4)   securities issued or directly and fully and unconditionally guaranteed or insured by the Canadian or U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

          (5)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks,

          (6)   repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

          (7)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof,

          (8)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of creation thereof,

          (9)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above,

          (10) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition and

          (11) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 12 months or less from the date of acquisition.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above, provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

          (2)   Parent or any Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Parent or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Parent.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and any expensing of bridge, commitment and other financing fees), and

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued less

          (3)   interest income for such period.

  For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation costs, curtailments or modifications to pension and postretirement employee benefit plans, inventory provisions and write-downs, new product introductions, one-time compensation charges and the Transaction) shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

          (3)   any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

          (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of Parent, shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Parent shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments", the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of Parent will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to

  Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   effects of adjustments (including the effects of such adjustments pushed down to Parent, the Issuers and their subsidiaries) in any line item in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any acquisition that is consummated after the Bridge Closing Date, net of taxes, shall be excluded,

          (8)   any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

          (9)   any impairment charge or asset write-off pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded, and

          (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (c)(iv) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Parent and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Parent and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Parent or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof.

        "Consolidated Secured Debt Ratio" as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of Parent and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which financial reports have been filed with the Commission or provided to the Trustee, to (2) the aggregate amount of EBITDA for the then most recent four fiscal quarters for which reports have been filed with the Commission or provided to the Trustee, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Consolidated Total Indebtedness'' means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Parent and its Restricted Subsidiaries on a consolidated basis and (2) the aggregate amount of all outstanding Disqualified Stock of Parent and all preferred stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indentures, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or preferred stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of Parent.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to Parent or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against receivables, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of noncash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by a senior vice president and the principal financial officer of Parent, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

        "Designated Preferred Stock" means preferred stock of Parent or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by a senior vice president and the principal financial officer of Parent or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the "Certain Covenants—Limitation on Restricted Payments" covenant.

        "Designated Senior Indebtedness" means

          (1)   any Indebtedness outstanding under the Senior Credit Facilities; and

          (2)   any other Senior Indebtedness permitted under the Indentures, the principal amount of which is $25.0 million or more and that has been designated by Parent as "Designated Senior Indebtedness."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

          (1)   increased (without duplication) by:

            (a)   provision for taxes based on income or profits, plus franchise or similar taxes, foreign withholding taxes and provincial capital taxes of such Person for such period deducted in computing Consolidated Net Income, plus

            (b)   Consolidated Interest Expense of such Person for such period (together with charges in connection with the sale of receivables for such Person for such period to the extent not included in Consolidated Interest Expense) to the extent the same was deducted in calculating such Consolidated Net Income, plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

            (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indentures (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted in computing Consolidated Net Income, plus

            (e)   the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Bridge Closing Date and costs related to the closure and/or consolidation of facilities, plus

            (f)    any other non-cash charges, including any write off or write downs, reducing Consolidated Net Income for such period, (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

            (g)   the amount of any minority interest expense deducted in such period in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus

            (h)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors or any of their respective Affiliates, plus

            (i)    costs of surety bonds incurred in such period in connection with financing activities;

          (2)   decreased by (without duplication) non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period; and

          (3)   increased or decreased by (without duplication):

            (a)   any net gain or loss resulting in such period from Hedging Obligations, plus or minus, as applicable,

            (b)   any net gain or loss resulting in such period from currency transaction gains or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk), plus or minus, as applicable,

            (c)   without duplication, the Historical Adjustments incurred in such period.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or preferred stock of Parent or any of its direct or indirect parent companies (excluding Disqualified Stock), other than

          (1)   public offerings with respect to Parent's or any direct or indirect parent company's common stock registered on Form S-8;

          (2)   issuances to any Subsidiary of Parent; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by Parent from

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of Parent or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Parent) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Parent,

in each case designated as Excluded Contributions pursuant to an officers' certificate executed by a senior vice president and the principal financial officer of Parent on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Existing Indebtedness" means Indebtedness of Parent or the Restricted Subsidiaries in existence on the Bridge Closing Date, plus interest accruing thereon.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Parent or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Parent or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Parent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Parent may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of

          (1)   Consolidated Interest Expense of such Person for such period,

          (2)   all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person made during such period, and

          (3)   all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

        "GAAP" means generally accepted accounting principles in Canada which are in effect on the Bridge Closing Date.

        "Government Securities" means securities that are

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by Parent, the non-issuing Issuer or any Guarantor of an Issuer's Obligations under the Indentures.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Historical Adjustments" means with respect to any Person, without duplication, the following items to the extent incurred prior to the Bridge Closing Date (or, with respect to item (9) below, prior to December 31, 2005) and, in each case, during the applicable period:

          (1)   extraordinary losses and unusual or non-recurring charges, including severance, relocation costs, curtailments or modifications to pension and postretirement employee benefit plans, costs related to labor disruptions or strikes, direct costs of extreme weather conditions such as hurricanes (it being agreed that the aggregate amount of such costs related to labor disruptions or strikes and direct costs of extreme weather conditions shall be $1,800,000 for the third fiscal quarter of fiscal year 2004), inventory provisions and write-downs and one-time compensation charges;

          (2)   gains (losses) from the early extinguishment of Indebtedness;

          (3)   the cumulative effect of a change in accounting principles;

          (4)   gains (losses), net of tax, from disposed or discontinued operations;

          (5)   non-cash adjustments to LIFO reserves;

          (6)   gains (losses) attributable to the disposition of fixed assets;

          (7)   other costs consisting of (a) one-time restructuring charges, (b) one-time severance costs in connection with former employees, (c) debt financing costs, (d) fees and expenses related to acquisitions, (e) consulting services in connection with acquisitions and (f) non-cash charges related to stock-based awards expense (including charges related to effect of the increase in the value of the stock of Masonite International Corporation on restricted stock units and deferred stock units prior to the occurrence of the Transaction);

          (8)   with respect to any entity acquired by or consolidated with Parent during the twelve months ended December 31, 2004, the amount of EBITDA for such entity for the period from January 1, 2004 through the date of such acquisition or consolidation, all as determined on a consolidated basis for such entity in accordance with GAAP; and

          (9)   the estimated cost savings that would have been achieved had (a) the supply contract, dated March 28, 2002, between Masonite International Corporation and a supplier been terminated at the beginning of such period and (b) certain door components purchased by an acquired door plant from this supplier instead been manufactured by Masonite during such period (it being agreed that such cost savings relating to the contracts in (a) and (b), in the aggregate, for each of the fiscal quarters in fiscal year 2004 would have been $2,550,000 and for the first fiscal quarter in fiscal year 2005 would have been $1,250,000).

        "Holder" means the Person in whose name a Note is registered on the Registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication,

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent

            (a)   in respect of borrowed money,

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof),

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

            (d)   representing any Hedging Obligations,

    if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Parent, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

          (2)   debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among Parent and its Subsidiaries,

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution, and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Parent in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments,"

          (1)   "Investments" shall include the portion (proportionate to Parent's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Parent shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

            (a)   Parent's "Investment" in such Subsidiary at the time of such redesignation less

            (b)   the portion (proportionate to Parent's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Parent.

  "Investors" means Kohlberg Kravis Roberts & Co. L.P. and its Affiliates.

  "Issue Date" means with respect to a Note, the date on which such Note was issued pursuant to the terms of the applicable Indenture.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by Parent or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Senior Subordinated Indebtedness required (other than required by clause (1) of the second paragraph of "Offer to Purchase—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Parent, Issuer or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Parent after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary.

        "Officers' Certificate" means a certificate signed on behalf of Parent by two Officers of Parent, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Parent, that meets the requirements set forth in the Indentures.

        "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to Parent or an Issuer.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Parent or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the "Asset Sales" covenant.

        "Permitted Holders" means each of the Investors and their respective Affiliates and members of management of Parent (or its direct parent) who are shareholders of Parent (or its direct parent) on the Bridge Closing Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Affiliates and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Parent or any of its direct or indirect parent companies.

        "Permitted Investments" means

          (1)   any Investment in Parent or any Restricted Subsidiary;

          (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by Parent or any Restricted Subsidiary of Parent in a Person that is engaged in a Similar Business if as a result of such Investment

            (a)   such Person becomes a Restricted Subsidiary or

            (b)   such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary;

          (4)   any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "Offer to Purchase—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Bridge Closing Date;

          (6)   any Investment acquired by Parent or any Restricted Subsidiary

            (a)   in exchange for any other Investment or accounts receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Parent of such other Investment or accounts receivable or

            (b)   as a result of a foreclosure by Parent or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (10) of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant;

          (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $300.0 million and (b) 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (9)   Investments the payment for which consists of Equity Interests of Parent, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in "Certain Covenants—Limitations on Restricted Payments";

          (10) guarantees of Indebtedness permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (11) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

          (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $100.0 million and (b) 4.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (14) Investments relating to any special purpose Wholly-Owned Subsidiary of Parent organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of Parent, are necessary or advisable to effect such Receivables Facility;

          (15) advances to employees not in excess of $15.0 million outstanding at any one time, in the aggregate; and

          (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business.

        "Permitted Junior Securities" means:

          (1)   Equity Interests in Parent, any Issuer, any Guarantor or any direct or indirect parent of Parent; or

          (2)   unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indentures;

  provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Notes for purposes of such plan of reorganization.

  "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (3)   Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (4) or (12) of the second paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock";

          (7)   Liens existing on the Bridge Closing Date;

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Parent or any Restricted Subsidiary;

          (9)   Liens on property at the time Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Parent or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Parent or any Restricted Subsidiary;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Parent or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock";

          (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indentures, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Parent or any of the Restricted Subsidiaries;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Parent and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of Parent, any Issuer or any Guarantor;

          (16) Liens on equipment of Parent or any Restricted Subsidiary granted in the ordinary course of business to Parent's client at which such equipment is located;

          (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

          (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indentures, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (19) deposits made in the ordinary course of business to secure liability to insurance carriers; and

          (20) other Liens securing obligations incurred in the ordinary course of business which obligations do to exceed $25.0 million at any one time outstanding.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "preferred stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent (as certified by a Board Resolution) which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to Parent and the Restricted Subsidiaries pursuant to which Parent or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of October 6, 2006, among Parent, the Issuers, the Guarantors and the Trustee.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by Parent or a Restricted Subsidiary in exchange for assets transferred by Parent or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of Parent or the Issuers.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of Parent or the Issuers, as the case may be, (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary".

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by Parent or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Parent or such Restricted Subsidiary to such Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any indebtedness of Parent secured by a Lien.

        "Securities Act" means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the Credit Agreement entered into as of April 6, 2005 by and among Parent, the Issuers, the lenders party thereto in their capacities as lenders thereunder, The Bank of Nova Scotia, as Administrative Agent, and The Bank of Nova Scotia, as Canadian Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" above).

        "Senior Indebtedness" means

          (1)   all Indebtedness of Parent, any Issuer or any Guarantor outstanding under the Senior Credit Facilities and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of Parent, any Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Bridge Closing Date or thereafter created or incurred) and all obligations of Parent, the Issuers or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indentures;

          (3)   any other Indebtedness of Parent, any Issuer or any Guarantor permitted to be incurred under the terms of the Indentures, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee;

          (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

        provided, however, that Senior Indebtedness shall not include:

          (1)   any obligation of such Person to Parent or any Subsidiary;

          (2)   any liability for federal, state, local or other taxes owed or owing by such Person;

          (3)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

          (4)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (5)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indentures provided, however, that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness of their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (b) shall have received a certificate from an officer of the Issuers to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indentures.

        "Senior Subordinated Indebtedness" means

          (1)   with respect to an Issuer, Indebtedness which ranks equal in right of payment to the Notes issued by such Issuer, and

          (2)   with respect to Parent, an Issuer (with respect to its Guarantee) or any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of Notes.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Bridge Closing Date.

        "Similar Business" means any business conducted or proposed to be conducted by Parent and its Restricted Subsidiaries on the Bridge Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Subordinated Indebtedness" means

          (1)   any Indebtedness of an Issuer which is by its terms subordinated in right of payment to such series of Notes, and

          (2)   any Indebtedness of Parent, the non-issuing Issuer or any Guarantor which is by its terms subordinated in right of payment to the guarantee of such entity of such series of Notes.

        "Subsidiary" means, with respect to any Person,

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Total Assets" means the total assets of Parent and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Parent.

        "Transaction" means the transactions contemplated by the Transaction Agreement, the Notes and the Senior Credit Facilities as in effect on the Bridge Closing Date.

        "Transaction Agreement" means the Second Amended and Restated Combination Agreement dated as of February 17, 2005 between Stile Acquisition Corp. and Masonite International Corporation.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 6, 2010, provided, however, that if the period from the redemption date to April 6, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C §§ 77aaa—777bbbb) as in effect on October 6, 2006.

        "Unrestricted Subsidiary" means

          (1)   any Subsidiary of Parent, except the Issuers, which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Parent, as provided below) and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The board of directors of Parent may designate any Subsidiary of Parent (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Parent or any Subsidiary of Parent (other than any Subsidiary of the Subsidiary to be so designated), provided that

          (1)   any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Parent,

          (2)   such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments" and

          (3)   each of

            (a)   the Subsidiary to be so designated and

            (b)   its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Parent or any Restricted Subsidiary.

        The board of directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either

          (1)   Parent could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" or

          (2)   the Fixed Charge Coverage Ratio for Parent and its Restricted Subsidiaries would be greater than such ratio for Parent and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the board of directors of Parent shall be notified by Parent to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

          (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

Exchange of Notes

        The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

        In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the principal Canadian federal income tax considerations generally applicable to a holder who acquires exchange notes with a maturity date of April 6, 2015 issued by Masonite Canada (the "Masonite Canada Exchange Notes") in exchange for outstanding notes issued by Masonite Canada with a maturity date of April 6, 2015 (the "Masonite Canada Outstanding Notes") pursuant to the Exchange Offer and who, at all relevant times, for purposes of the Income Tax Act (Canada) (the "Tax Act"), and any applicable income tax convention, is not, and is not deemed to be, a resident of Canada, deals with Masonite Canada at arm's length, and does not use or hold the Masonite Canada notes in a business carried on in Canada (a "Non-Canadian Holder"). Special rules, which are not discussed in this summary, may apply to a holder that is an insurer that carries on an insurance business in Canada and elsewhere. Holders to whom this summary is not applicable should consult their own tax advisors.

        This summary is based upon the current provisions of the Tax Act, the regulations thereunder (the "Regulations"), and Masonite Canada's understanding of the current administrative and assessing practices and policies of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not take into account or anticipate any changes in law or administrative or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may be different from those discussed herein.

        This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Non-Canadian Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Non-Canadian Holders of Notes should consult their own tax advisors having regard to their own particular circumstances.

        The exchange of Masonite Canada Outstanding Notes for Masonite Canada Exchange Notes pursuant to the Exchange Offer will not constitute a taxable event for purposes of the Tax Act.

        Provided that under the laws of the State of New York, the senior subordinated term loan of Masonite Canada, the Masonite Canada Outstanding Notes and Masonite Canada Exchange Notes represent the same underlying indebtedness of Masonite Canada, and do not represent the same underlying indebtedness as the initial senior subordinated loan of Masonite Canada, no Canadian withholding tax will apply to interest, principal or premium paid or credited to a Non-Canadian Holder by Masonite Canada in respect of a Masonite Canada Exchange Note, or to the proceeds received by a Non-Canadian Holder on the disposition of a Masonite Canada Exchange Note, including a redemption, payment on maturity or repurchase.

        Provided that under the laws of the State of New York, the senior subordinated term loan of Masonite Canada, the Masonite Canada Outstanding Notes and Masonite Canada Exchange Notes represent the same underlying indebtedness of Masonite Canada, and do not represent the same underlying indebtedness as the initial senior subordinated loan of Masonite Canada, no other tax on income or gains will be payable by a Non-Canadian Holder on interest, principal or premium paid or credited by Masonite Canada in respect of a Masonite Canada Exchange Note or on the proceeds received by a Non-Canadian Holder on the disposition of a Masonite Canada Exchange Note, including a redemption, payment on maturity or repurchase.

        Masonite Canada is of the view, based on input from its counsel, that under the laws of the State of New York, the senior subordinated term loan of Masonite Canada, the Masonite Canada Outstanding Notes and Masonite Canada Exchange Notes represent the same underlying indebtedness of Masonite Canada, and do not represent the same underlying indebtedness as the initial senior subordinated loan of Masonite Canada.

CERTAIN ERISA CONSIDERATIONS

        The outstanding notes or the exchange notes may be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by an individual retirement account or other plan subject to Section 4975 of the Code. A fiduciary of an employee benefit plan subject to ERISA must, however, determine that the purchase and holding of a note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code or any similar law, must also determine that the purchase and holding of notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar law. Each purchaser and transferee of a note who is subject to Section 406 of ERISA and/or Section 4975 of the Code or any similar law ("Plan Investor") will be deemed to have represented to us, by its acquisition and holding of the note, that its acquisition and holding of the notes does not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any similar law. The sale of any notes to any Plan Investor is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plan Investors generally or any particular Plan Investor, or that such an investment is appropriate for Plan Investors generally or any particular Plan Investor.

BOOK-ENTRY, SETTLEMENT AND CLEARANCE

The global notes

        The exchange notes issued in exchange for outstanding notes will be represented by global notes in definitive, fully registered form, without interest coupons (collectively, the "global notes").

        Upon issuance, the global notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indentures should occur.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days, we will commercially efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Davies Ward Phillips & Vineberg LLP, Toronto, Canada, as to matters of Canadian law (other than Canadian tax matters), and by Simpson Thacher & Bartlett LLP, New York, New York, as to matters of U.S. federal and New York law. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of the funds controlled by KKR.

EXPERTS

        The revised consolidated balance sheet of Masonite International Inc. at December 31, 2005 and the revised consolidated statements of operations, changes in shareholder's equity and cash flows for the period from February 2, 2005 (date of incorporation) to December 31, 2005 and the consolidated balance sheet of Masonite International Corporation as at December 31, 2004 and the revised consolidated statements of operations, changes in shareholders' equity and cash flows for the period from January 1, 2005 to April 6, 2005 and for the years ended December 31, 2004 and 2003, appearing in this prospectus and registration statement have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein.

AVAILABLE INFORMATION

        We have filed with the SEC a registration statement on Form F-4 under the Securities Act with respect to the exchange notes being offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit to which reference is hereby made. We are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the SEC. The registration statement and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Annual Financial Statements	Page Number

Audit Report of Independent Registered Public Accounting Firm	F-2

Revised Consolidated Statements of Operations, Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005; Predecessor Period from January 1, 2005 to April 6, 2005; and the Predecessor Years Ended December 31, 2004 and December 31, 2003	F-3
Revised Consolidated Balance Sheets at December 31, 2005 and 2004	F-4

Revised Consolidated Statements of Changes in Shareholder's Equity, Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005; Predecessor Period From January 1, 2005 to April 6, 2005; and the Predecessor Years Ended December 31, 2004 and December 31, 2003	F-5

Revised Consolidated Statements of Cash Flows, Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005; Predecessor Period from January 1, 2005 to April 6, 2005; and the Predecessor Years Ended December 31, 2004 and December 31, 2003	F-6
Notes to Revised Consolidated Financial Statements	F-7
Interim Financial Statements

Revised Unaudited Consolidated Statements of Operations, Nine Month Period Ended September 30, 2006; Period from February 2, 2005 (Date of Incorporation) to September 30, 2005; and the Predecessor Period from January 1, 2005 to April 6, 2005	F-84
Revised Unaudited Consolidated Balance Sheets as at September 30, 2006 and as at December 31, 2005	F-85

Revised Unaudited Consolidated Statements of Changes in Shareholder's Equity, Nine Month Period Ended September 30, 2006; Period from February 2, 2005 (Date of Incorporation) to September 30, 2005; and the Predecessor Period from January 1, 2005 to April 6, 2005	F-86

Revised Unaudited Consolidated Statement of Cash Flows, Nine Month Period Ended September 30, 2006; Period from February 2, 2005 (Date of Incorporation) to September 30, 2005; and the Predecessor Period from January 1, 2005 to April 6, 2005	F-87
Notes to Revised Unaudited Consolidated Financial Statements	F-88

KPMG LLP Chartered Accountants Yonge Corporate Centre 4100 Yonge Street, Suite 200 North York, ON M2P 2H3	Telephone (416) 228-7000 Telefax (416) 228-7123 www.kpmg.ca

AUDITORS' REPORT TO THE BOARD OF DIRECTORS OF
MASONITE INTERNATIONAL INC.

        We have audited the accompanying revised consolidated balance sheet of Masonite International Inc. (the "Company") as at December 31, 2005 and the revised consolidated statements of operations, changes in shareholder's equity and cash flows for the period from February 2, 2005 (date of Incorporation) to December 31, 2005, and the consolidated balance sheet of Masonite International Corporation as at December 31, 2004, and the revised consolidated statements of operations, changes in shareholders' equity and cash flows for the period from January 1, 2005 to April 6, 2005 and for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Masonite International Inc. as at December 31, 2005 and the results of its operations and its cash flows for the period ended from February 2, 2005 (date of Incorporation) to December 31, 2005, and the financial position of Masonite International Corporation as at December 31, 2004 and the results of its operations and its cash flows for the period from January 1, 2005 to April 6, 2005 and for the years ended December 31, 2004 and 2003 in conformity with Canadian generally accepted accounting principles.

        Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States. Information relating to the nature and effect of such differences is presented in note 26 to the revised consolidated financial statements.

        Our previous report dated March 13, 2006 has been withdrawn and the consolidated financial statements have been revised as explained in note 2.

Chartered Accountants
Toronto, Canada
March 13, 2006, except as
to notes 2, 5, 17, 19, 23, 24, 26 and 28 which
are as of January 2, 2007

Masonite International Inc.

Revised Consolidated Statements of Operations
Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005;
Predecessor Period from January 1, 2005 to April 6, 2005; and
the Predecessor Years Ended December 31, 2004 and December 31, 2003
(in thousands of U.S. dollars)

	Masonite February 2, 2005 –December 31, 2005 (Restated—note 2)	Predecessor January 1, 2005 –April 6, 2005	Predecessor January 1, 2004 –December 31, 2004	Predecessor January 1, 2003 –December 31, 2003
Sales	$1,828,383	$600,115	$2,199,865	$1,777,238
Cost of sales	1,497,934	486,746	1,722,711	1,380,178

	330,449	113,369	477,154	397,060
Selling, general and administration expenses	161,319	54,424	189,889	162,166
Depreciation	60,338	17,919	58,520	47,507
Amortization of intangible assets	29,915	1,093	4,067	193
Interest	137,081	11,201	39,532	36,397
Other expense, net (note 18)	22,600	66,383	7,703	3,145

(Loss) income before income taxes and non-controlling interest	(80,804)	(37,651)	177,443	147,652
Income taxes	(16,285)	(8,316)	42,653	34,464
Non-controlling interest	5,281	1,330	6,839	5,517

Net (loss) income	$(69,800)	$(30,665)	$127,951	$107,671

Basis of presentation (note 1)

See accompanying notes to annual consolidated financial statements.

Masonite International Inc.

Revised Consolidated Balance Sheets
December 31, 2005 and 2004
(in thousands of U.S. dollars)

	Masonite December 31, 2005 (Restated—note 2)	Predecessor December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$47,459	$86,488
Accounts receivable (note 4)	246,280	257,234
Inventories (note 5)	400,095	421,786
Prepaid expenses	21,094	16,695
Current future income taxes	36,385	19,653

	751,313	801,856
Property, plant and equipment (note 6)	940,753	931,180
Goodwill (note 3)	968,767	289,130
Intangible assets (note 7)	544,618	37,023
Other assets (note 8)	73,310	35,805
Long-term future income taxes	18,544	13,491

	$3,297,305	$2,108,485

Liabilities and Shareholder's Equity
Current liabilities:
Bank indebtedness (note 9)	$128,767	$19,082
Trade payables and accrued expenses (note 11)	355,403	316,131
Income taxes payable	19,163	11,509
Current future income taxes	2,437	—
Current portion of long-term debt (note 10)	34,329	24,834

	540,099	371,556
Long-term debt (note 10)	1,942,133	593,363
Long-term future income taxes	243,570	134,662
Non-controlling interest (note 12)	30,668	68,460
Other long-term liabilities (note 13)	48,486	23,496
Shareholder's equity:
Share capital (note 14)	567,177	271,126
Contributed surplus	2,956	587
(Deficit) Retained earnings	(69,800)	529,611
Cumulative translation adjustment	(7,984)	115,624

Commitments (note 16)	492,349	916,948

Guarantees and contingencies (note 17)	$3,297,305	$2,108,485

Related party transactions (notes 8 and 25)
Basis of presentation (note 1)
Subsequent events (note 24)

See accompanying notes to annual consolidated financial statements.

Masonite International Inc.

Revised Consolidated Statements of Changes in Shareholder's Equity
Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005;
Predecessor Period From January 1, 2005 to April 6, 2005; and
the Predecessor Years Ended December 31, 2004 and December 31, 2003
(in thousands of U.S. dollars)

	Masonite February 2, 2005 –December 31, 2005 (Restated—note 2)	Predecessor January 1, 2005 –April 6, 2005	Predecessor January 1, 2004 –December 31, 2004	Predecessor January 1, 2003 –December 31, 2003
Share Capital:
Balance at beginning of period	$—	$271,126	$266,870	$257,325
Issued	567,177	469	4,750	9,545
Purchased for cancellation (note 14)	—	—	(494)	—

Balance at end of period	$567,177	$271,595	$271,126	$266,870
Contributed Surplus:
Balance at beginning of period	$—	$587	$191	$—
Stock-based compensation awards (note 14(a))	$2,956	$229	$396	$191
Cancellation of stock-based awards	—	(816)	—	—

Balance at end of period	$2,956	$—	$587	$191
(Deficit) Retained Earnings:
Balance at beginning of period	$—	$529,611	$403,525	$295,854
Net (loss) income	(69,800)	(30,665)	127,951	107,671
Premium paid on common shares purchased for cancellation (note 14)	—	—	(1,865)	—

Balance at end of period	$(69,800)	$498,946	$529,611	$403,525
Cumulative Translation Adjustments:
Balance at beginning of period	$—	$115,624	$62,054	$(738)
Unrealized (loss) gain on translation of net investments in foreign operations	(7,984)	(20,471)	53,570	62,792

Balance at end of period	$(7,984)	$95,153	$115,624	$62,054

Basis of presentation (note 1)

See accompanying notes to annual consolidated financial statements.

Masonite International Inc.

Revised Consolidated Statements of Cash Flows
Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005;
Predecessor Period from January 1, 2005 to April 6, 2005; and
the Predecessor Years Ended December 31, 2004 and December 31, 2003
(in thousands of U.S. dollars)

	Masonite February 2, 2005 –December 31, 2005 (Restated—note 2)	Predecessor January 1, 2005 –April 6, 2005	Predecessor January 1, 2004 –December 31, 2004	Predecessor January 1, 2003 –December 31, 2003
Cash provided by (used in):
Operating activities:
Net (loss) income	$(69,800)	$(30,665)	$127,951	$107,671
Items not involving cash:
Depreciation	60,338	17,919	58,520	47,507
Amortization of intangible assets	29,915	1,093	4,067	193
Amortization of financing fees	16,485	387	1,327	861
Impairment of property, plant and equipment	—	—	2,919	—
Loss (gain) on sale of property, plant and equipment	2,414	118	(5,145)	2,385
Loss (income) from equity investments	19	(292)	(101)	760
Share based awards	2,956	229	396	191
Future income taxes	(29,146)	(13,849)	29,498	9,082
Pension and postretirement expense (income)	903	190	(2,527)	(4,715)
Non-controlling interest	5,281	1,330	6,839	5,517
Change in non-cash operating working capital:
Accounts receivable	3,349	17,978	29,253	(62,290)
Inventories	50,544	(87)	(75,258)	(29,769)
Income taxes payable	11,591	137	(11,967)	23,125
Prepaid expenses	816	(10,295)	1,165	(5,977)
Trade payables and accrued expenses	(56,105)	84,822	(20,042)	64,998
Equity compensation settlement liability	(57,742)	57,742	—	(4,767)

	(28,182)	126,757	146,895	154,772
Financing activities:
Change in bank and other indebtedness	102,045	18	12,474	2,357
Proceeds from issuance of common shares	567,177	469	4,750	9,545
Repurchase of common shares	—	—	(2,359)	—
Proceeds from issuance of long-term debt	1,952,500	—	200,000	—
Repayment of long-term debt	(449,066)	(145,454)	(103,751)	(51,140)
Deferred financing fees	(78,000)	—	(3,227)	(600)

	2,094,656	(144,967)	107,887	(39,838)
Investing activities:
Proceeds from sale of property, plant and equipment	9,197	403	10,381	13,947
Additions to property, plant and equipment	(69,808)	(12,401)	(70,248)	(49,454)
Acquisitions (note 3)	(1,931,877)	—	(254,779)	(4,476)
Distributions to minority shareholders	(22,275)	—	—	—
Other investing activities	(5,095)	(1,617)	(3,164)	(8,148)

	(2,019,858)	(13,615)	(317,810)	(48,131)
Net foreign currency translation adjustment	843	(6,648)	19,840	15,229

Increase (decrease) in cash and cash equivalents	47,459	(38,473)	(43,188)	82,032
Cash and cash equivalents, beginning of period	—	86,488	129,676	47,644

Cash and cash equivalents, end of period	$47,459	$48,015	$86,488	$129,676

Basis of presentation (note 1)
Supplemental cash flow information (note 20)

See accompanying notes to annual consolidated financial statements.

Masonite International Inc.

Notes to Revised Consolidated Financial Statements

Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005;
Predecessor Period from January 1, 2005 to April 6, 2005; and
the Predecessor Years Ended December 31, 2004 and December 31, 2003
(in thousands of U.S. dollars, except share and option information)

1.    Significant accounting policies:

  Basis of Presentation

          These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). These consolidated financial statements include the accounts of Masonite International Inc., formerly Stile Consolidated Corp., ("Masonite", "Successor" or the "Company") for the period from February 2, 2005 (date of Incorporation) to December 31, 2005 (the "Successor Period"). The consolidated statement of operations and cash flows show the results of the Predecessor for the period from January 1, 2005 to April 6, 2005 (the "2005 Predecessor Period"), as well as the Predecessor periods from January 1, 2004 to December 31, 2004 (the "2004 Predecessor Period"), and January 1, 2003 to December 31, 2003 (the "2003 Predecessor Period"), and the balance sheet of the Predecessor as at December 31, 2004 (the "Predecessor 2004 Year-End") for information purposes. These comparative periods are included as Masonite was formed for the sole purpose of the acquisition of the Predecessor (see note 3).

          The financial statements include the operations of Masonite (a company incorporated under the Canada Business Corporations Act), for the period from the date of incorporation of February 2, 2005 to December 31, 2005. Stile Consolidated Corp. changed its name to Masonite International Inc. in the Successor Period. The only operations of Masonite for the period from February 2, 2005 to April 6, 2005 consisted of a realized exchange loss of $5,314 to hedge the Canadian dollars required to complete the acquisition of the Predecessor described in note 3. This realized loss, as well as the post acquisition operations from acquiring the Predecessor, are reflected in Masonite's consolidated statement of operations in the Successor Period.

          The significant accounting principles adopted by Masonite are described below. These accounting policies are consistent with those followed by the Predecessor during the relevant periods presented unless otherwise stated. The consolidated financial statements presented for the 2005 Predecessor Period, 2004 Predecessor Period and 2003 Predecessor Period are not comparable in all respects to the consolidated financial statements of the Successor Period as a result of the transaction described in note 3.

  (a)
  Principles of consolidation:

          These consolidated financial statements include the accounts of the Company, its subsidiaries and its proportionate share of assets, liabilities, revenues and expenses of joint ventures. Intercompany accounts and transactions have been eliminated on consolidation. The Company has adopted Accounting Guideline 15, "Consolidation of Variable Interest Entities" ("AcG-15"). As a result of adopting this guideline, the Company consolidates variable interest entities ("VIE's") for which it is determined to be the primary beneficiary. The results of subsidiaries acquired during the year are consolidated from their respective dates of acquisition using the purchase method.

  (b)
  Generally accepted accounting principles:

          The Company has adopted Handbook sections 1100, "Generally Accepted Accounting Principles", and 1400, "General Standards of Financial Statement Presentation" issued by the

  Canadian Institute of Chartered Accountants ("CICA"). These sections establish standards for financial reporting and fair presentation in accordance with Canadian GAAP and provide guidance on sources to consult when a matter is not dealt with explicitly in the primary sources of Canadian GAAP. In addition, the Emerging Issues Committee issued Abstract No. 147, "Implementation of Accounting Changes Resulting from the Application of CICA 1100" which specifically outlines how to account for any changes in an accounting policy made as a result of adopting CICA 1100.

  (c)
  Translation of consolidated financial statements into United States dollars:

          These consolidated financial statements are expressed in United States ("U.S.") dollars. The U.S. dollar is the functional currency of the Company. The accounts of certain self-sustaining foreign operations of the Company are maintained in functional currencies other than the U.S. dollar. Assets and liabilities have been translated into U.S. dollars at the exchange rates prevailing at the end of the period and results of operations at the average exchange rates for the period. Unrealized exchange gains and losses arising on the translation of the financial statements of the Company's non-U.S. dollar functional currency operations are accumulated in the cumulative translation adjustments account in shareholder's equity.

  (d)
  Cash and cash equivalents:

          Cash includes cash equivalents which are short-term highly liquid investments with original maturities of three months or less.

  (e)
  Accounts receivable:

          Transfers of receivables are accounted for as sales when the Company is considered to have surrendered control over the transferred accounts receivables and receives proceeds, other than a beneficial interest, in the assets sold. This is considered to have occurred when the transferred receivables have been put presumptively beyond the reach of the Company and its creditors after the sale, there are no constraints put on the transferee of taking advantage of its right to pledge or exchange the assets received, and the Company no longer maintains effective control over the transferred receivables. In recording a sale, the receivables are removed from the consolidated balance sheet and a gain or loss is recognized immediately based on the carrying amount of the receivables transferred.

  (f)
  Inventories:

          Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost (comprised of materials and conversion costs) and net realizable value. Cost is determined on a first-in, first-out basis. In determining the net realizable value, the Company considers factors such as yield, turnover, expected future demand and past experience.

  (g)
  Investments:

          Long-term investments over which the Company has significant influence are recorded on the equity basis. The investments include the Company's share of undistributed earnings and losses since acquisition and are reduced by the Company's share of dividends paid. Investments are written down when there is evidence that a decline in value is other than temporary. Equity loss (income) is included in other expense, net on the consolidated statement of operations in the amount of a loss of $19 in the Successor Period, income of $292 and $101 in the 2005 Predecessor Period and 2004 Predecessor Period, respectively, and a loss of $760 in the 2003 Predecessor Period.

  (h)
  Property, plant and equipment:

          Property, plant and equipment are stated at cost. Depreciation is provided on the carrying values of buildings and machinery and equipment by the straight-line method based on the estimated useful lives as follows:

Buildings	20–40 years
Machinery and equipment	5–25 years

          Improvements and extraordinary repairs that extend the life of an asset are capitalized; other repairs and maintenance are expensed. When assets are retired or otherwise disposed of, their carrying values and accumulated depreciation are removed from the accounts.

          An impairment loss is recognized when the carrying amount of an asset to be held and used exceeds the sum of the undiscounted cash flows expected from its use and disposal. Impairments are measured as the amount by which the carrying amount of the asset exceeds its fair value. Specified criteria must be met for classifying an asset as held-for-sale. In addition, assets classified as held-for-sale must be measured at the lower of their carrying amounts or fair value, net of estimated disposal costs.

  (i)
  Goodwill:

          The Company uses the purchase method of accounting for all business combinations. The Company evaluates all business combinations for intangible assets that should be recognized and reported apart from goodwill.

          Goodwill is not amortized but instead is tested for impairment annually or more frequently if events or changes in circumstances indicate the carrying amount may not be recoverable. Impairment is tested at the reporting unit level by comparing the reporting unit's carrying amount to its fair value. Fair values of reporting units are estimated using an income approach. If the carrying amount exceeds fair value, there is impairment in goodwill. Any impairment in goodwill is measured by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation and comparing the notional goodwill from the fair value allocation to the carrying value of goodwill.

          The Company has completed its annual impairment test for its reporting units, and determined that there was no impairment.

  (j)
  Intangible assets:

          Intangible assets with finite lives include customer relationships, non-compete agreements, order backlogs, and patents. Intangible assets are amortized on a straight-line basis over their estimated useful lives, as follows:

Customer relationships	Over expected relationship period, not exceeding 15 years
Non-compete agreements	Over life of non-compete agreement
Order backlogs	Over expected completion period
Patents	Over expected useful life, not exceeding 17 years

          For amortizable intangible assets the Company reviews the carrying value of these assets at least annually for evidence of impairment. An impairment loss is recognized when the estimate of undiscounted future cash flows generated by such assets is less than the carrying amount. Measurement of the impairment loss is based on the fair value of the asset. Fair value is measured using discounted cash flows when quoted market prices are not available. For indefinite lived intangible assets, the Company performs an impairment test at least annually by comparing the carrying value to its fair value.

  (k)
  Other assets:

          Other assets includes equity investments, long-term receivables, pension assets and deferred financing costs. Deferred financing costs are amortized over the term of the loan using the effective interest method.

  (l)
  Future income taxes:

          The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. A valuation allowance is recorded to reduce future tax assets to an amount that is anticipated to be realized on a more likely than not basis.

  (m)
  Employee future benefits:

          The Company maintains defined benefit pension plans and other postretirement benefits covering certain employees. Earnings are charged with the cost of benefits earned by employees as services are rendered. The cost reflects management's best estimates of the pension plans' expected investment yields, wage and salary escalation, expected health care costs, mortality of members, terminations and the ages at which members will retire. Changes in these assumptions could impact future pension expense. The excess of the net actuarial gain (loss) over 10% of the greater of the benefit obligation and the fair value of plan assets at the beginning of the year is amortized over the average remaining service lives of the members. The average remaining service life of the members is 14 years (Predecessor 2004 Year-End—14 years) for the pension plan, 6 years (Predecessor 2004 Year-End—6 years) for medical benefits and 13 years (Predecessor 2004 Year-End—13 years) for life insurance benefits under the other employee postretirement benefits plan.

          Assets are valued at fair value for the purpose of calculating the expected return on plan assets. Past service costs arising from plan amendments are amortized on a straight-line basis over the average remaining service period of employees active at the date of amendment.

          When a restructuring of a benefit plan gives rise to both a curtailment and a settlement of obligations, the curtailment is accounted for prior to the settlement. Curtailment gains are offset against unrecognized losses and any excess gains and all curtailment losses are recorded in the period in which the curtailment occurs.

          The Company is responsible for continuing to provide health care and life insurance benefits for certain retired employees. The amount of the accumulated postretirement benefits obligation has been actuarially determined and benefit costs are charged against the obligation as incurred.

  (n)
  Severance and contractual termination benefits:

          Severance benefits are accrued and expensed when the benefit is probable and reasonably estimable, which is generally when the decision to terminate the employee is made by management of sufficient authority. A liability and expense is charged for contractual termination benefits based on their fair value when it is probable that employees will be entitled to the benefits, and the amount can be reasonably estimated. This occurs when management approves and commits the Company to the obligation, management's termination plan specifically identifies all significant actions to be taken, actions required to fulfill management's plan are expected to begin as soon as possible, and significant changes to the plan are not likely.

  (o)
  Asset retirement obligations:

          Asset Retirement Obligations ("ARO") are measured initially at fair value in the period in which it is incurred. Upon initial recognition of a liability for an ARO, a corresponding asset retirement cost is added to the carrying amount of the related asset. Following the initial recognition of an ARO, the carrying amount of the obligation is increased for the passage of time and adjusted for revisions to the amount or timing of the underlying cash flows needed to settle the obligation. The cost is amortized into income subsequently on the same basis as the related asset.

  (p)
  Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant areas requiring the use of management estimates include the valuation of the allowance for doubtful accounts, the net realizable value of inventories, the determination of obligations under employee future benefit plans, the determination of stock based compensation, the valuation of acquired intangible assets, the determination of fair value of financial instruments, the fair value of goodwill and the useful lives of long-lived assets as well as determination of impairment thereon, and recoverability of future income tax assets. Actual results could differ from those estimates.

  (q)
  Financial instruments:

          The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale. These estimates, although based on the relevant market information about the financial instrument, are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    (i)
    Fair values:

            The carrying values of cash and cash equivalents, accounts receivable, bank indebtedness and trade accounts payable and accrued expenses and other liabilities approximate fair values because of the near-term nature of these instruments.

            The carrying values of interest-bearing amounts, including long-term debt, approximate fair values since the interest rates are based on market rates of interest for similar debt securities.

            Other financial instruments held or issued by the Company include long-term receivables. The Company does not have plans to sell these financial instruments to third parties and will realize or settle them in the ordinary course of business. No quoted market prices exist for these instruments because they are not traded in an active and liquid market. The fair value of interest rate swaps is based on valuation models prepared by financial institutions and represents the estimated amounts the Company would pay or receive to terminate the contracts. The carrying value of interest rate swaps represents the accrued interest payable or receivable under these agreements.

            The fair value of the forward foreign currency contracts are estimated using period end market rates, and reflect the amount that the Company would receive or pay if the contracts were closed out at these dates.

            The carrying values and fair values of financial instruments, where there are differences, are as follows:

Successor December 31, 2005	Carrying Value Asset (Liability)	Fair Value Asset (Liability)
Interest rate swaps	$(30)	$15,874
Forward foreign currency contracts	—	111

	$(30)	$15,985

Predecessor December 31, 2004	Carrying Value Asset (Liability)	Fair Value Asset (Liability)
Interest rate swaps	$(605)	$(8,619)
Forward foreign currency contracts	—	2,031

	$(605)	$(6,588)

    (ii)
    Credit risk:

            Credit risk arises from the potential default of a customer in meeting its financial obligations to the Company. The Company has credit evaluation, approval and monitoring processes, including credit insurance, intended to mitigate potential credit risk.

            The Company evaluates the collectibility of accounts receivable and records an allowance for doubtful accounts, which reduces the receivables to the amount management reasonably believes will be collected. A specific allowance is recorded against customer receivables that are considered to be impaired based on the Company's knowledge of the financial condition of its customers and the availability of credit insurance.

            In determining the amount of the allowance, factors including, but not limited to, the following are considered: the aging of the receivables, customer and industry concentrations, current business environment, credit insurance available and historical experience. Allowance for doubtful accounts as at December 31, 2005 was $2,132 (Predecessor 2004 Year-End—$1,957).

            Credit risk exists in the Company's interest rate swap agreement in the event of non-performance by the counterparty. However, this risk is minimized as each contract is with a major financial institution and represents an exchange between the same parties, allowing for an offset in the event of non-performance.

    (iii)
    Financial instruments:

            The Company utilizes certain financial instruments, principally interest rate swap contracts and forward currency exchange contracts to manage the risk associated with fluctuations in interest rates and currency exchange rates. The Company's policy is not to utilize financial instruments for trading or speculative purposes. Interest rate swap contracts are used to reduce the impact of fluctuating interest rates on the Company's long-term debt. These swap agreements require the periodic exchange of payments without the exchange of the notional principal amount on which the payments are based. Forward currency exchange contracts are used to reduce the impact of fluctuating exchange rates on the Company's purchases of materials and sale of goods in foreign currencies.

            The Company formally documents all significant relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives to specific assets and liabilities on the balance sheet or to specific firm commitments or anticipated transactions. The Company assesses all hedging relationships to determine whether the criteria for hedge accounting are met. To qualify for hedge accounting, the hedging relationship must be appropriately documented at inception of the hedge and there must be reasonable assurance, both at the inception and throughout the term of the hedge, that the hedging relationship will be effective. Effectiveness requires a high degree of correlation of changes in fair values or cash flows between the hedged item and the hedging instrument. Effectiveness is assessed on an ongoing basis through the term of the hedge in order to determine if hedge accounting remains appropriate.

            Payments and receipts under interest rate swap contracts are recognized as adjustments to interest expense on long-term debt. The forward premium or discount on forward currency exchange contracts is amortized over the term of the forward contract. Gains and losses on forward foreign exchange contracts are recognized in revenues and expenses in the same period as the foreign currency revenues and expenses to which they relate. At period end, the unrealized gain or loss associated with these financial instruments has not been reflected in the consolidated financial statements. In the event that a hedged item is sold or cancelled prior to the termination of the related hedging item, any unrealized gain or loss on the hedging item is immediately recognized in income. In the event that a hedging item is sold or cancelled, any unrealized gain or loss on the hedging item is deferred and amortized over the original contractual life of the hedging item. Gains or losses on hedged forecasted transactions are recognized in earnings immediately when the hedge is no longer effective or the forecasted transaction is no longer expected.

            The Company's forward exchange contracts do not subject the Company to risk from exchange rate movements because gains and losses on such contracts offset losses and gains on transactions being hedged. The Company does not require collateral or other security to support financial instruments with credit risk. Note 16 outlines the outstanding foreign exchange forward contracts at period end.

  (r)
  Stock-based compensation:

          Effective January 1, 2002, the Predecessor began accounting for all stock-based payment to non-employees, employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, granted on or after January 1, 2002, using a fair value based method. Prior to January 1, 2003, the Predecessor accounted for employee stock options that were settled by the issuance of common shares as capital transactions and no compensation cost was recorded. Any consideration paid by employees on the exercise of stock options was recorded as share capital. The Predecessor discloses the pro-forma effect of accounting for these employee awards granted after January 1, 2002 and prior to January 1, 2003 as if the Predecessor had accounted for these employee awards under the fair value method, as disclosed in note 14. The estimated fair value was determined using the Black-Scholes option pricing model. The pro-forma effect of awards granted to employees prior to January 1, 2002 has not been included in the pro-forma net income information of the Predecessor. Pro-forma compensation cost determined under the fair value method is amortized on a straight-line basis over the vesting period.

          The Predecessor has adopted the revised guidance for stock based compensation, which requires that a fair value method of accounting, as outlined above, be applied to all stock-based compensation payments to both employees and non-employees, and included in income. The Predecessor adopted this policy effective January 1, 2003 on a prospective basis to stock option awards granted to employees after that date. The Company has applied the fair value method of accounting for stock option awards granted to employees in 2005, and accordingly, has recorded the compensation expense for such awards.

          The Predecessor granted deferred and restricted share units to certain executives and members of management. The Predecessor has recognized the compensation expense of these grants on a straight-line basis over the vesting period. The compensation expense was adjusted each period to reflect the market value of the vested instruments. On April 6, 2005, these units were settled and the program was cancelled.

  (s)
  Revenue recognition:

          Revenue is recognized when persuasive evidence of an arrangement exists, performance has occurred, the earnings process is complete and title has passed to the customer.

  (t)
  Vendor rebates:

          The Company accounts for cash consideration received from a vendor as a reduction of cost of sales and inventory, on the statement of operations and balance sheet respectively. The cash consideration received represents agreed upon vendor rebates that are earned in the normal course of operations.

  (u)
  Recently issued accounting standards:

  (i)
  Financial Instruments:

            In January 2005, the Canadian Institute of Chartered Accountants ("CICA") issued Handbook sections 3855, "Financial Instruments—Recognition and Measurement", 1530, "Comprehensive Income", and 3865, "Hedges". The new standards will be effective for interim and annual financial statements commencing in 2007. Earlier adoption is permitted.

    Most significantly for the Company, the new standards will require presentation of a separate statement of comprehensive income. Foreign exchange gains and losses on the translation of the financial statements of self-sustaining subsidiaries previously recorded in a separate section of shareholder's equity will be presented in comprehensive income. Derivative financial instruments will be recorded on the balance sheet at fair value and the changes in fair value of derivatives designated as cash flow hedges will be reported in comprehensive income. The existing principles of AcG-13 will be maintained. The Company is currently assessing the impact of this new standard.

    (ii)
    CICA Handbook 3831, "Non-Monetary Transactions":

            In June 2005, the CICA released this section effective for interim or annual periods beginning on or after January 1, 2006. This standard requires all non-monetary transactions to be measured at fair value unless they meet one of four very specific criteria. Commercial substance replaces culmination of the earnings process as the test for fair value measurement. A transaction has commercial substance if it causes an identifiable and measurable change in the economic circumstances of the entity. The adoption of this standard is not expected to have a significant impact on the Company.

    (iii)
    Emerging Issues Committee ("EIC") 150, "Determining Whether an Arrangement Contains a Lease":

            This Abstract provides guidance on whether certain characteristics within an agreement convey the right to use a tangible asset in return for a payment or series of payments, which is similar to the substance of a lease, although it might not take the form of a lease. This EIC is effective for new arrangements entered into after December 2004. In addition, existing arrangements that have been modified or renewed after the effective date must be analyzed under the new criteria. The Company and Predecessor have assessed the effect of this new standard and have determined that it does not have a material impact on the consolidated financial statements.

    (iv)
    EIC-159, "Conditional Asset Retirement Obligations":

            This Abstract clarifies that the term conditional asset retirement obligation as used in CICA Handbook section 3110, "Asset Retirement Obligations", refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. This Abstract also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Abstract should be applied retroactively, to interim and annual financial statements for fiscal years ending after March 31, 2006. The adoption of this standard is not expected to have a significant impact on the Company.

    (v)
    EIC-156, "Accounting by a Vendor for Consideration Given to a Customer (Including a Reseller of the Vendor's Products":

            This Abstract addresses how a vendor should account for consideration given to direct or indirect customers of the vendor, including resellers of a vendor's product. It requires that any cash consideration (including a sales incentive) given by a vendor be considered as a reduction of the selling prices of a vendor's products or services and, therefore, classified as a reduction of revenue when recognized in the vendor's statement of operations, unless certain conditions are met, in which case it would be characterized as a cost or expense.

            The consensus in this Abstract also states that if the consideration consists of a "free" product or service, or anything other than cash or equity instruments, the consideration should be classified as an expense (as opposed to a reduction of revenue) when recognized in the vendor's statement of operations. The expense associated with a "free" product or service delivered at the time of sale of another product or service should be classified as cost of sales if the statement of operations displays a cost of sales caption.

            The Abstract also addresses the recognition and measurement of:

      •
      Sales incentives offered voluntarily by a vendor and without charge to customers that is exercisable by a customer as a result of a single exchange transaction, and

      •
      Vendor rebates of a specified amount of cash consideration that are redeemable only if the customer completes a specified cumulative level of revenue transactions or remains a customer for a specified period of time.

            This abstract should be applied retroactively, with restatement of prior periods, to all interim and annual financial statements for fiscal years beginning on or after January 1, 2006, with early adoption being encouraged. The adoption of this standard is not expected to have a significant impact on the Company.

2.    Restatements

        Subsequent to the issuance of the consolidated financial statements, the Company determined that its accounting for certain income tax valuation allowances and other carryforward attributes required revision. As a result and as more fully described in the following two paragraphs, the Company reduced its net future income tax liability by an aggregate amount of $33,790, reduced its net loss and accumulated deficit by $20,890 and recharacterized $12,900 of goodwill as future income tax assets.

        The Company determined that it had incorrectly recorded a full valuation allowance against certain non-capital loss carryforwards as at December 31, 2005 when there were existing future reversals of taxable temporary differences related to unrealized foreign exchange gains and certain intangible assets. In order to correct this error, the Company reduced the long-term future income tax liability and future income tax expense as at December 31, 2005 and for the period from February 2, 2005 to December 31, 2005 by $20,890.

        The Company also determined that it had incorrectly recorded a valuation allowance at the date of acquisition of the Predecessor in respect of Investment Tax Allowances related to its Malaysian subsidiary. As the valuation allowance was in place at the acquisition date, the adjustment to eliminate the valuation allowance was recorded as a reduction to goodwill of $12,900, and the long-term future income tax liability of $2,159 and an increase in long-term future income tax asset of $10,741 at December 31, 2005.

        The Company also determined that there was an overstatement of the carrying value of inventory by a subsidiary located in Turkey at December 31, 2005. In order to correct this error, the carrying value of inventory was reduced and cost of sales was increased by $2,219 as of December 31, 2005 and for the period from February 2, 2005 through December 31, 2005.

        The Company also reclassified the charges incurred in the period from February 2, 2005 through December 31, 2005 of $5,296 (Predecessor 2005 Period—$1,218; Predecessor 2004 Period—$1,763; Predecessor 2003 Period—$Nil) relating to the sale of trade receivables from interest expense to selling, general and administration expenses.

        As a result of these restatements, the following balances changed:

Successor	As Previously Reported	Restatement	As Restated
Consolidated Statement of Operations Period from February 2, 2005 (date of Incorporation) to December 31, 2005
Cost of sales	$1,495,715	$2,219	$1,497,934
Selling, general and administration expense	156,023	5,296	161,319
Interest	142,377	(5,296)	137,081
Income taxes	4,605	(20,890)	(16,285)
Net loss	(88,471)	18,671	(69,800)
Consolidated Balance Sheet December 31, 2005
Inventories	402,314	(2,219)	400,095
Goodwill	981,667	(12,900)	968,767
Long-term future income taxes	7,803	10,741	18,544
Long-term future income taxes	266,619	(23,049)	243,570
Deficit	(88,471)	18,671	(69,800)
Total shareholder's equity	473,678	18,671	492,349
Consolidated Statement of Cash Flows Period from February 2, 2005 (date of Incorporation) to December 31, 2005
Net loss	(88,471)	18,671	(69,800)
Future income taxes	(8,256)	(20,890)	(29,146)
Inventories	48,325	2,219	50,544

Predecessor Period from January 1, 2005 to April 6, 2005	As Previously Reported	Restatement	As Restated
Consolidated Statement of Operations
Selling, general and administration expense	$53,206	$1,218	$54,424
Interest	12,419	(1,218)	11,201
Predecessor For the year ended December 31, 2004	As Previously Reported	Restatement	As Restated
Consolidated Statement of Operations
Selling, general and administration expense	$188,126	$1,763	$189,889
Interest	41,295	(1,763)	39,532

3.    Acquisitions:

          On April 6, 2005, pursuant to a combination agreement (the "Transaction"), Stile Acquisition Corp. ("Stile"), a wholly owned subsidiary of the Successor and an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), acquired all of the outstanding common shares of the Predecessor. Immediately thereafter, Stile U.S. Acquisition Corp. ("Stile U.S."), a wholly-owned subsidiary of Successor, purchased the shares of Masonite Holdings Inc., the holding company of the U.S. operations of the Predecessor, from Stile for its fair value of $1,100,000.

          Subsequent to these transactions, Stile U.S. amalgamated with Masonite Holdings Inc. ("Masonite Holdings") and changed its name to Masonite Corporation (formerly known as Masonite U.S. Corporation), and Stile amalgamated with the Predecessor and changed its name to Masonite International Corporation. Finally, the Successor changed its name from Stile Consolidated Inc. to Masonite International Inc.

          The Company accounted for the acquisition as a business combination using the purchase method. All consideration was paid in cash. The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition, as well as the assets acquired and liabilities assumed of all other acquisitions in the Successor Period (the table does not include acquisitions of minority positions in subsidiaries that were already consolidated):

Masonite December 31, 2005	Acquisition of Predecessor	Acquisitions Since April 6, 2005	Total
Current assets, excluding cash acquired of $49,445	$725,637	$25,898	$751,535
Property, plant and equipment	934,590	17,521	952,111
Goodwill	949,892	9,400	959,292
Customer relationships	300,000	6,134	306,134
Order backlogs	4,000	—	4,000
Patents	85,000	1,232	86,232
Trademarks	165,000	—	165,000
Other assets	18,368	71	18,439
Long-term future income tax assets	26,220	—	26,220
Current liabilities assumed	(486,783)	(20,756)	(507,539)
Debt assumed	(491,470)	(9,555)	(501,025)
Other long-term liabilities	(27,799)	(757)	(28,556)
Long term future income taxes	(264,265)	—	(264,265)

	1,938,390	29,188	1,967,578
Non-controlling interest	(68,922)	(761)	(69,683)
Cost of original equity investment	—	(3,507)	(3,507)

	$1,869,468	$24,920	$1,894,388

Consideration:
Cash	$1,869,468	$21,420	$1,890,888
Note payable	—	3,500	3,500

	$1,869,468	$24,920	$1,894,388

          In the Successor Period, the Company paid cash of $21,420 (net of $1,430 in cash acquired) for the acquisition of businesses, excluding acquisitions of minority positions in subsidiaries that were already consolidated. In May 2005, the Company purchased the remaining ownership of less than wholly owned investments located primarily in Israel and Turkey for cash consideration of $8,409. In July 2005, the Company entered into a joint venture in Malaysia with a cash contribution of $2,827. Also, in October 2005, the Company acquired an 80% interest in a door manufacturer located in Hungary for total consideration of $8,514. The Company paid cash consideration of $5,014 in 2005 which represented approximately 50% of the total consideration. The balance of the consideration is subject to certain post-closing adjustments and will be paid in 2007. In December 2005, the Company completed the acquisition of a door component manufacturing facility in the United States for cash consideration of $6,600. The purchase price for acquisitions is preliminary, and is subject to certain post-closing adjustments. The allocation of the purchase price reflects management's best estimates at the date of preparing these consolidated financial statements.

          The Company also acquired the remaining ownership of less than wholly owned subsidiaries in the Successor Period for total consideration of $45,315. These acquisitions included purchasing the remaining interest in a door component manufacturing facility with operations in Canada and the United States for cash consideration of $36,369 in May 2005, and the purchase of the remaining ownership of a door manufacturer with operations in Canada for total consideration of $8,946 in October 2005. The total consideration included cash of $4,620 and a note payable of $4,326 payable over a three year period from the closing date. Total goodwill recorded in connection with these transactions was $8,328.

          The final purchase price for the acquisitions in the 2004 Predecessor Period and the 2003 Predecessor Period was allocated as follows:

	Predecessor December 31, 2004			Predecessor December 31, 2003
	Entry Door	All Others	Total	Total
Current assets, excluding cash acquired of $6,098 (2003—$57)	$17,806	$25,810	$43,616	$1,986
Property, plant and equipment	29,281	76,097	105,378	602
Goodwill	115,722	33,599	149,321	2,801
Customer relationships	27,000	6,684	33,684	—
Patents	2,000	—	2,000	—
Other assets	1,500	455	1,955	—
Current liabilities assumed	(28,147)	(11,127)	(39,274)	(1,614)
Long-term debt assumed	(1,453)	(12,042)	(13,495)	(151)
Future income taxes	—	(7,121)	(7,121)	(78)

	163,709	112,355	276,064	3,546
Non-controlling interest	—	(31,232)	(31,232)	—
Cost of original equity investment	—	—	—	—

	$163,709	$81,123	$244,832	$3,546
Consideration:
Cash	$163,709	$81,123	$244,832	$2,934
Common shares	—	—	—	—
Note payable	—	—	—	612

	$163,709	$81,123	$244,832	$3,546

          In the Predecessor 2004 Period, the Predecessor purchased the residential entry door business of The Stanley Works ("Entry Door") for cash consideration of $163,709. The Company also acquired 75% of the shares of a door manufacturer in Eastern Europe for cash consideration of

  $23,631. In addition, the Company acquired a 50% interest in a door component manufacturing facility in Malaysia for cash consideration of $25,514; and completed the purchase of an interior door and door component manufacturer in the United States for cash consideration of $31,978.

          Also during the Predecessor 2004 Period, the Predecessor increased its ownership percentage in a less than wholly owned subsidiary for cash consideration of $234. In addition, the Predecessor acquired a 45% interest in a door component manufacturing facility in the U.S. for cash consideration of $9,713 (net of cash acquired of $758).

          During the 2003 Predecessor Period, the Company purchased 100% of the shares of a door pre-hanger for consideration of $3,456 consisting of cash of $2,934 and a note payable of $612 and increased its ownership percentage in a less than wholly-owned subsidiary to 80% for cash consideration of $1,542. The note payable issued as consideration in 2003 is non-interest bearing and is payable over three years.

          Also in 2003, the Company disposed of the net assets of its Lisbon Falls manufacturing facility located in the United States for cash consideration of $9,739. The Company also disposed of its interest in another less than wholly owned subsidiary for cash consideration of $192.

          Information regarding goodwill acquired is as follows:

Masonite December 31, 2005	Acquisition of Predecessor	Acquisitions Since April 6, 2005	Total
Goodwill attributable to North America	$908,520	$11,590	$920,110
Goodwill attributable to Europe and other	41,372	6,138	47,510

Total goodwill from acquisitions	$949,892	$17,728	$967,620

Goodwill deductible for income tax purposes	$—	$—	$—
Predecessor December 31, 2004	Total
Goodwill attributable to North America	$123,733
Goodwill attributable to Europe and other	25,588

Total goodwill from acquisitions	$149,321

Goodwill deductible for income tax purposes	$97,752
Predecessor December 31, 2003	Total
Goodwill attributable to North America	$—
Goodwill attributable to Europe and other	2,801

Total goodwill from acquisitions	$2,801

Goodwill deductible for income tax purposes	$612

          For the Successor Period ended December 31, 2005, the 2005 Predecessor Period ended April 6, 2005 and the Predecessor year ended December 31, 2004, the changes in the carrying amount of goodwill were as follows:

Masonite	North America	Europe and Other	Total
Goodwill, February 2, 2005	$—	$—	$—
Acquisition of the Predecessor	908,520	41,372	949,892
Goodwill from acquisitions	11,590	6,138	17,728
Translation adjustment	—	1,147	1,147

Goodwill, December 31, 2005	$920,110	$48,657	$968,767

Predecessor	North America	Europe and Other	Total
Goodwill, December 31, 2004	$252,056	$37,074	$289,130
Goodwill from acquisitions	—	—	—
Translation adjustment	(2,443)	12	(2,431)

Goodwill, April 6, 2005	$249,613	$37,086	$286,699

Predecessor	North America	Europe and Other	Total
Goodwill, December 31, 2003	$120,578	$9,897	$130,475
Goodwill from acquisitions	123,733	25,588	149,321
Translation adjustment	7,745	1,589	9,334

Goodwill, December 31, 2004	$252,056	$37,074	$289,130

4.    Accounts receivable:

          In the second quarter of 2004, the Predecessor entered into an agreement (the "Facilities Agreement") to sell up to $75,000 of non-interest bearing trade accounts receivable. Under this agreement, the Predecessor (whose rights under the agreement have been assumed by Masonite) acts as the servicer of the receivables, and is permitted to sell, on an ongoing basis, additional eligible accounts receivable on an agreed upon timetable. Masonite does not have a retained interest in the receivables sold under the Facilities Agreement. The trade receivables sold under this agreement are excluded from the balance of accounts receivable, and the charges incurred have been included in selling, general and administration expenses on the consolidated statement of operations. During the 2005 Predecessor Period, the amount of trade accounts receivable that can be sold under the agreement was increased to $135,000. Information regarding balances sold and charges incurred on the Facilities Agreement are included in the table below.

          As a result of the Predecessor acquisition of the entry door business from The Stanley Works in the first quarter of 2004, the Predecessor (whose rights under the agreement have been assumed by Masonite) entered into an agreement (the "Acquired Facilities Agreement") whereby it would sell receivables of a specific customer. Under this agreement, Masonite does not retain servicing responsibilities of the receivables sold, Masonite does not have a retained interest in the receivables sold and there is no recourse against Masonite. The trade receivables sold under this agreement are excluded from the balance of accounts receivable, and the charges incurred have been included in selling, general and administration expenses on the consolidated statement of operations. Information regarding the balances sold and charges incurred on the Acquired Facilities Agreement are included in the following table:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Charges Incurred in the Period:
Facilities Agreement	$4,058	$945	$1,088	$—
Acquired Facilities Agreement	1,238	273	675	—

	$5,296	$1,218	$1,763	$—

	Masonite December 31, 2005	Predecessor December 31, 2004
Receivables Sold at Period End:
Facilities Agreement	$111,293	$74,991
Acquired Facilities Agreement	30,228	24,614

	$141,521	$99,605

5.    Inventories:

	Masonite December 31, 2005 (Restated—note 2)	Predecessor December 31, 2004
Raw materials	$261,601	$258,879
Finished goods	138,494	162,907

	$400,095	$421,786

          As a result of the Transaction (see note 3), the assets and liabilities of the Predecessor were re-measured at fair value on April 6, 2005. The Company determined the fair value of inventory on hand to be $20,518 higher than its carrying value, and accordingly, increased the carrying value. This fair value increase has been fully realized as a charge to cost of sales in the Successor Period. As a result of acquisitions in the Successor Period (see note 3), the assets and liabilities acquired were re-measured at the fair value as of the date of acquisition. The Company determined that the fair value of inventory acquired was $1,235 higher than its carrying value, and accordingly, increased the acquired carrying value. This fair value increase has been fully realized as a charge to cost of sales in the Successor Period.

          In the Successor Period, the Company recorded a provision of $7,000 relating to inventory at a facility in the United States. The expected demand for this product line was evaluated, and it was determined that a reduction from carrying value to net realizable value was required. The $7,000 was charged to cost of sales in the consolidated statement of operations in the Successor Period.

6.    Property, plant and equipment:

Masonite December 31, 2005	Cost	Accumulated Depreciation	Net Book Value
Land	$59,335	$—	$59,335
Buildings	210,457	6,525	203,932
Machinery and equipment	729,063	51,577	677,486

	$998,855	$58,102	$940,753

Predecessor December 31, 2004	Cost	Accumulated Depreciation	Net Book Value
Land	$53,057	$—	$53,057
Buildings	227,531	40,086	187,445
Machinery and equipment	925,659	234,981	690,678

	$1,206,247	$275,067	$931,180

          Total depreciation expense charged to the consolidated statement of operations related to property, plant and equipment in the period ended December 31, 2005 was $59,695 (2005 Predecessor Period—$17,919; 2004 Predecessor Period—$58,520; 2003 Predecessor Period—$47,507).

7.    Intangible assets:

Masonite December 31, 2005	Cost	Accumulated Amortization	Net Book Value
Amortizable intangible assets
Customer relationships	$313,354	$19,166	$294,188
Order backlogs	4,105	4,105	—
Patents	92,023	6,593	85,430

	409,482	29,864	379,618
Indefinite life intangible assets
Trademarks and tradenames	165,000	—	165,000

	$574,482	$29,864	$544,618

Predecessor December 31, 2004	Cost	Accumulated Amortization	Net Book Value
Amortizable intangible assets
Customer relationships	$33,684	$2,017	$31,667
Order backlogs	1,255	1,255	—
Non-compete agreement	700	120	580
Patents	5,257	481	4,776

	$40,896	$3,873	$37,023

          For the Successor Period ended December 31, 2005, the 2005 Predecessor Period ended April 6, 2005 and the year ended December 31, 2004, the changes in the carrying amount of intangible assets were as follows:

Masonite	Customer Relationships	Order Backlogs	Non-Compete Agreements	Patents and Trademarks	Total
Net book value, February 2, 2005	$—	$—	$—	$—	$—
Acquisition of the Predecessor	300,000	4,000	—	250,000	554,000
Acquisitions	13,354	105	—	7,023	20,482
Amortization	(19,166)	(4,105)	—	(6,593)	(29,864)

Net book value, December 31, 2005	$294,188	$—	$—	$250,430	$544,618

Predecessor	Customer Relationships	Order Backlogs	Non-Compete Agreements	Patents and Trademarks	Total
Net book value, December 31, 2004	$31,667	$—	$580	$4,776	$37,023
Acquisitions	—	—	—	—	—
Additions	—	—	—	—	—
Amortization	(897)	—	(35)	(86)	(1,018)

Net book value, April 6, 2005	$30,770	$—	$545	$4,690	$36,005
Predecessor	Customer Relationships	Order Backlogs	Non-Compete Agreements	Patents and Trademarks	Total
Net book value, December 31, 2003	$—	$—	$—	$2,707	$2,707
Acquisitions	33,684	1,255	700	2,000	37,639
Additions	—	—	—	307	307
Amortization	(2,017)	(1,255)	(120)	(238)	(3,630)

Net book value, December 31, 2004	$31,667	$—	$580	$4,776	$37,023

          The weighted average amortization period at December 31, 2005 for intangible assets was approximately 11 years. The estimated amortization for existing intangible assets over the next five years ending December 31 is as follows:

2006	$35,592
2007	35,592
2008	35,592
2009	35,592
2010	35,592

          Total amortization expense charged to the consolidated statement of operations related to intangible assets in the period ended December 31, 2005 was $30,558 (2005 Predecessor Period—$1,019; 2004 Predecessor Period—$3,630; 2003 Predecessor Period—$194).

8.    Other assets:

	Masonite December 31, 2005	Predecessor December 31, 2004
Deferred charges, less accumulated amortization of $16,485 (Predecessor 2004 Year-End — $3,356)	$61,515	$10,545
Long-term receivables and other	11,795	15,998
Pension asset	—	9,262

	$73,310	$35,805

          Included in long-term receivables and other at December 31, 2005 is $5,136 (Predecessor 2004 Year-End—$6,198) in receivables due over the next seven years pursuant to a royalty agreement. Also included in long-term receivables and other at December 31, 2005 is $5,175 due from Masonite Holding Corporation ("Holdings"), the Company's parent. The long-term receivable from Holdings is non-interest bearing, unsecured, and has no set terms of repayment.

          At the Predecessor 2004 Year-End, long-term receivables and other also included a $5,616 non-interest bearing note from a related supplier. In the Successor Period, the remaining equity of the related supplier was purchased by the Company and the note has been eliminated on consolidation.

          As a result of the Transaction (see note 3), pension liabilities were re-measured at fair value resulting in a reduction to the net pension asset. The resulting net pension liability is included in Other Long-Term Liabilities.

9.    Bank indebtedness:

	Masonite December 31, 2005	Predecessor December 31, 2004
Revolving credit facility	$110,000	$—
Other loans	18,767	19,082

	$128,767	$19,082

          On April 6, 2005, the Company entered into a $350,000 revolving credit facility. Interest on the revolving credit facility is subject to a pricing grid ranging from LIBOR plus 1.75% to LIBOR plus 2.50%, and is secured by fixed and floating charges over substantially all of Masonite's assets. As of December 31, 2005, the revolving credit facility interest rate was LIBOR plus 2.50% and $110,000 was outstanding on the revolving credit facility. The revolving credit facility is secured by a fixed and floating charge over the assets of the Company and the guarantor subsidiaries as defined in the credit agreement. The revolving credit facility entered into on April 6, 2005 replaced the Predecessor's $100,000 revolving term loan. At the Predecessor 2004 Year-End, the interest rate on the revolving term loan was LIBOR plus 2.25%, though no amounts were drawn on the loan.

          The revolving credit facility also provides for payment to the lenders of a commitment fee on the average daily undrawn commitments at a rate ranging from 0.375% to 0.5% per annum, a fronting fee of 0.125%, and a letter of credit fee ranging from 1.75% to 2.5% (less the 0.125% fronting fee).

          Interest on bank indebtedness in the period ended December 31, 2005 was $4,981 (2005 Predecessor Period—$174; 2004 Predecessor Period—$154; 2003 Predecessor Period—$nil).

          Certain of Masonite's subsidiaries also have credit facilities with local lenders. These facilities are secured by fixed and floating charges over the assets of the respective subsidiaries and are non-recourse to Masonite. The maximum credit available to these subsidiaries is approximately $20,000 (Predecessor 2004 Year-End—$28,000) and bear interest at a rate of 3.6% to 8.9%.

10.    Long-term debt:

	Masonite December 31, 2005	Predecessor December 31, 2004
Senior Secured Credit Facilities, bearing interest at LIBOR plus 2.00% due April 6, 2013	$1,166,187	$—
Senior Subordinated Loan, bearing interest at LIBOR plus 6.00%	770,000	—
Bank term loan of $28,810 denominated in Canadian dollars, bearing interest at Banker's Acceptance rates plus 1.25% (2004—2.25%), due June 30, 2006	16,254	19,920
Bank term loan bearing interest at LIBOR plus 1.40% (2004—1.40%) due July 16, 2007	10,000	15,000
Bank term loan bearing interest at LIBOR plus 0.49% due January 4, 2007	7,500	—
Bank term loan denominated in Canadian dollars, bearing interest at Canadian Prime plus 1.50% (2004—1.50%), due July 31, 2008	2,580	3,320
Bank term loan, bearing interest at LIBOR plus 2.75% (2003—2.75%) due August 31, 2008	—	419,722
Bank term loan, bearing interest at LIBOR plus 2.25% due August 31, 2008	—	148,517
Bank term loan, bearing interest at LIBOR plus 2.00% due August 31, 2006	—	8,211
Other loans, at various interest dates and maturities	3,941	3,507

	$1,976,462	$618,197
Less current portion	34,329	24,834

	$1,942,133	$593,363

          The aggregate amount of principal repayments in the twelve month periods ending December 31 in each of the next five years and thereafter is as follows:

2006	$34,329
2007	27,477
2008	13,060
2009	11,883
2010	11,836
Thereafter	1,877,877

$1,976,462

          On April 6, 2005, the Company entered into senior secured credit facilities which included an eight year $1,175,000 term loan that bears interest at LIBOR plus 2.00% and amortizes at 1% per year. This facility requires the Company to meet a minimum interest coverage ratio starting at 1.5 times and increasing over time to 2.2 times adjusted earnings before interest, taxes, depreciation and amortization, as defined in the credit agreement ("Adjusted EBITDA"), and a maximum leverage ratio starting at 7.9 times and decreasing over time to 4.75 times Adjusted EBITDA.

          As at December 31, 2005 the Company was required to have met a minimum interest coverage ratio of 1.5 times Adjusted EBITDA, and a maximum leverage ratio of 7.9 times Adjusted EBITDA. In addition, the senior secured credit facilities will, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness, liens and other encumbrances, additional payments based on excess cash flows, and other matters customarily restricted in such agreements. This facility also contains certain customary events of default, subject to grace periods, as appropriate. The senior secured credit facilities are secured by a fixed and floating charge over the assets of the Company and the guarantor subsidiaries, as defined in the credit agreement. At December 31, 2005, the Company was in compliance with both of these ratios.

          Also on April 6, 2005, the Company entered into a senior subordinated loan agreement for a $770,000 senior subordinated loan. The senior subordinated loan initially carried an interest rate of LIBOR plus 6.00% and increases over time to a maximum interest rate of 11% per annum. At the option of the lenders, all or a portion of the senior subordinated loan can be converted on or after October 6, 2006 to exchange notes due 2015, which will bear interest at the rate applicable to the senior subordinated loan immediately prior to conversion and will be subject to registration rights. The senior subordinated loan can be repaid without penalty at any time prior to its conversion to exchange notes.

          The Company's weighted average interest rate at December 31, 2005 was 7.8% (Predecessor 2004 Year-End—7.8%).

          Interest on long-term debt for the period ended December 31, 2005 was $112,593 (2005 Predecessor Period—$10,902; 2004 Predecessor Period—$34,490; 2003 Predecessor Period—$31,953)

          In connection with the Transaction, Masonite repaid the existing secured credit facilities of the Predecessor prior to their due dates without penalty on April 6, 2005. The existing secured credit facilities that were repaid consisted of two term loans with outstanding balances, including accrued interest, of $325,943 and $103,714. The first term loan had an interest rate of LIBOR plus 2.75% and was due on August 31, 2008. The second term loan had an interest rate of LIBOR plus 2.25% and was also due August 31, 2008.

          On April 26, 2005, Masonite entered into interest rate swap agreements to convert floating rate debt into fixed rate debt. At December 31, 2005, a total of $1,150,000 of floating rate debt has been converted into fixed rate debt at an average interest rate of 4.22% plus an applicable credit spread. These swaps amortize over a five year period and mature in 2010. At December 31, 2005, these agreements had a fair value asset of approximately $15,874. The Predecessor had also entered into interest rate swap agreements to convert floating rate debt into fixed rate debt. The Predecessor's interest rate swap agreements were settled as part of the closing of the Transaction (see note 3). At December 31, 2004, the Predecessor's interest rate swap agreements had a fair value liability of approximately $8,619.

11.    Accounts payable and accrued expenses:

	Masonite December 31, 2005	Predecessor December 31, 2004
Trade payables	$159,104	$149,859
Stock based compensation	—	6,695
Customer incentives	40,330	34,097
Interest	33,716	3,775
Payroll and related remittances	45,270	23,641
Other	76,983	98,064

	$355,403	$316,131

12.    Non-controlling interest:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Balance, beginning of period	$—	$68,460	$35,986	$28,231
Share of results	5,281	1,330	6,839	5,517
Impact of:
Acquisition of the Predecessor	68,922	—	—	—
Acquisitions	(24,033)	—	19,889	(2,142)
Disposals	—	—	—	(394)
Distributions to minority shareholders	(17,775)	—	—	—
Foreign exchange	(1,727)	(868)	5,746	4,774

Balance, end of period	$30,668	$68,922	$68,460	$35,986

          Non-controlling interest decreased in the Successor Period as a result of the purchase of the remaining interests in less than wholly owned subsidiaries (see note 3). Prior to the acquisition of one of the Company's less than wholly owned subsidiaries in the Successor Period, a distribution of $17,775 was paid to the minority shareholder.

13.    Other long-term liabilities:

	Masonite December 31, 2005	Predecessor December 31, 2004
Advances from minority interest shareholders	$15,088	$19,908
France retirement indemnity(a)	1,334	—
Severance payable(b)	4,396	—
U.S. defined benefit plan (note 15(b))	11,254	—
U.K. defined benefit plan (note 15(c))	7,941	631
U.S. postretirement benefit plan (note 15(d))	2,021	2,957
Notes payable issued in a business combination (note 3)	6,452	—

	$48,486	$23,496
  (a)
  France retirement indemnity:

    The Company's subsidiaries located in France are required to provide for statutory retirement benefits to covered employees.

  (b)
  Severance payable:

    This amount represents the portion of severance payable to a former executive of the Company in 2007 and thereafter.

14.    Share capital:

          Masonite is authorized to issue an unlimited number of common shares.

	Masonite December 31, 2005	Predecessor December 31, 2004
Number of common shares outstanding	113,435,362	54,796,531
Share capital	$567,177	$271,126

          Masonite is a wholly owned subsidiary of Holdings. Management owns a 6.9% interest in Holdings as at December 31, 2005. Holdings provides a stock option plan to allow management and key employees of Masonite to purchase shares of Holdings. The Predecessor also provided a stock option plan.

          In June 2004, the Company filed a Normal Course Issuer Bid ("Share Repurchase") with the Toronto Stock Exchange to repurchase up to 4,700,000 common shares, for cancellation, over the period from June 11, 2004 to June 10, 2005. The shares were to be repurchased at the market price. The number of shares repurchased during any 30 day period was not to exceed 2% of the total outstanding common shares. For the Predecessor 2004 Year-End, the Company purchased for cancellation 100,000 of its common shares for $2,359 pursuant to its Share Repurchase program. Subsequent to the Predecessor 2004 Year-End, the Company terminated its Share Repurchase program.

          Information with respect to the stock option plans is included below.

  (a)
  Stock option plans:

	Successor December 31, 2005	Predecessor April 6, 2005	Predecessor December 31, 2004	Predecessor December 31, 2003
Number of options outstanding, beginning of period	—	2,275,678	2,743,750	3,657,200
Number of options granted	25,005,779	—	—	113,000
Number of options exercised	—	(23,000)	(462,732)	(1,024,450)
Number of options cancelled	(5,637,500)	(2,252,678)	(5,340)	(2,000)

Number of options outstanding, end of period	19,368,279	—	2,275,678	2,743,750

	Successor December 31, 2005	Predecessor April 6, 2005	Predecessor December 31, 2004	Predecessor December 31, 2003
Weighted average exercise price of options outstanding, beginning of period	$—	$13.75	$12.20	$9.30
Weighted average exercise price of options granted	5.00	—	—	20.08
Weighted average exercise price of options exercised	—	20.37	10.27	9.32
Weighted average exercise price of options cancelled	5.00	13.57	19.43	15.90
Weighted average exercise price of options outstanding, end of period	$5.00	$—	$13.75	$12.20

  (i)
  Masonite's Stock Option Plan

          Options to acquire shares of Holdings have a 10 year term and an exercise price of $5.00. The vesting period of the options varies with the type of option granted. Of the total options granted, 11,995,390 vest equally over a 5 year period with the passage of time, and 11,995,389 options vest based on pre-established performance criteria set for each period in a 5 year period. If the performance criteria for a fiscal period are met, those options will vest accordingly. Also included as part of the performance based options criteria are cumulative targets. If the cumulative targets at the end of a subsequent fiscal period are met, options in that period, as well as previously unvested options in periods where the performance criteria were not met, become vested. Also, there are 1,015,000 options that will vest only if specific cumulative performance targets are met at the end of a 5 year period.

          The weighted average fair value at the grant date for options issued in the Successor Period was $1.09.

          At December 31, 2005, none of the outstanding options are exercisable. The Option Agreement restricts option holders from exercising, selling or transferring their options until December 31, 2009 unless certain conditions occur. For the outstanding options at December 31, 2005, the average remaining contractual life is 9.25 years.

          On September 30, 2005 the Company announced the resignation of its former President and Chief Executive Officer. As a result of this resignation, a total of 2,625,000 time-based and 2,625,000 performance based options, as well as 375,000 cumulative performance options were cancelled. 6,250 additional time-based and 6,250 additional performance based options were cancelled during the Successor Period. Subsequent to the end of the Successor Period, an

  additional 2,755,890 of time based options and 2,755,890 performance based options and 240,000 cumulative performance options were cancelled.

          The Company has determined that the total compensation expense, using the minimum value method for all stock based compensation awards granted to employees to be $2,956 in the Successor Period. The weighted average assumptions used in the determination of the fair value of stock options are as follows:

	Successor December 31, 2005	Predecessor December 31, 2004
Risk-free rate	4.1%	n/a
Expected dividend yield	0%	n/a
Expected volatility of the market price of the Company's shares	0%	n/a
Expected option life (in years)	6	n/a

  (ii)
  Predecessor's Stock Option Plan

          The term of each Predecessor option to acquire shares of the Predecessor was 10 years and the vesting period was three years. The exercise price for options was the closing share price of the Predecessor's shares on the Toronto Stock Exchange on the day prior to the grant date. The options had expiry dates through 2013. As at December 31, 2005, there were no outstanding shares allocated for grant of stock options of the Predecessor.

          As a result of the Transaction (see note 3) all options to purchase Predecessor common shares that were outstanding immediately prior to the close of the Transaction were cancelled and extinguished for consideration in an amount equal to the difference between the consideration of Cdn$42.25 per share and the exercise price. This difference resulted in an aggregate cash payment of $47,801 subsequent to April 6, 2005, of which $46,895 was recognized as equity compensation settlement expense and is included in other expense on the Predecessor's statement of operations. As at April 6, 2005, the Predecessor's stock option plan was terminated.

          In 2003, the Predecessor adopted, on a prospective basis, the requirements for fair value accounting for options granted to employees. There were no options granted in the 2005 Predecessor Period, or the Predecessor 2004 Year-End. For the options granted in 2003, the Predecessor recognized $229 of compensation expense in the 2005 Predecessor Period (Predecessor 2004 Year-End—$396). As a result of the Transaction (see note 3) all options to purchase Predecessor common shares that were outstanding immediately prior to the close of the Transaction were cancelled and extinguished. As at April 6, 2005, the Predecessor's stock option plan was terminated. The weighted average assumptions used in the determination of the fair value of the Predecessor stock options was as follows:

Predecessor December 31, 2003
Risk-free rate	4.4%
Expected dividend yield	0%
Expected volatility of the market price of the Company's shares	32%
Expected option life (in years)	5

          The weighted average fair value at the grant date for options issued in the 2003 Predecessor Period was $7.23.

          For options granted in 2002, the pro forma disclosure relating to the compensation expense of the Predecessor is as follows:

	Predecessor January 1, 2005 –April 6, 2005	Predecessor January 1, 2004 –December 31, 2004	Predecessor January 1, 2003 –December 31, 2003
Net (loss) income as reported	$(30,665)	$127,951	107,671
Add (deduct): Stock-based compensation costs using fair value method, net of tax	1,116	(512)	(1,060)

Pro forma net (loss) income	$(29,549)	$127,439	$106,611

  (b)
  Other stock-based compensation plans:

          In 2003, the Predecessor adopted a Restricted Share Unit ("RSU") and Deferred Share Unit ("DSU") plan for certain key senior executives. Under this plan, the RSUs vested over three years and the DSUs vested immediately, but were payable only on termination of employment or retirement. Both instruments were to be settled in cash. The Predecessor recorded compensation expense for RSUs on a straight line basis over the three year vesting period and for DSUs immediately.

          In 2004, the Predecessor implemented a Full Value Incentive Plan. This plan replaced the one-time grant of Restricted Share Units ("RSUs") and Deferred Share Units ("DSUs") that occurred in 2003. Under this plan, certain of the awards were RSUs that were subject to certain performance criteria. The balance of the awards were DSUs which vested in equal annual instalments over a five year period. Total compensation expense recorded for the two plans in the Predecessor 2004 Period's consolidated statement of operations was $5,552, (2003 Predecessor Period—$3,558).

          As a result of the Transaction (see note 3), all vested and unvested RSUs and DSUs were accelerated and settled for cash consideration totalling $16,185, of which $10,757 was recorded as equity compensation settlement expense, and is included in other expense, net, in the Predecessor 2005 Periods consolidated statement of operations, as described in note 18. As at April 6, 2005, the Full Value Incentive Plan was terminated.

15.    Employee future benefits:

  (a)
  Defined contribution plans:

          For certain employees the Predecessor matched a portion of employee contributions to defined contribution retirement plans. As a result of the Transaction (see note 3), Masonite continued to maintain the defined contribution plans. Total contributions have been recorded as an expense as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Cash contributions	$5,107	$1,314	$5,814	$5,322
  (b)
  U.S. defined benefit plan:

          The Predecessor had a defined benefit plan covering approximately 2000 employees in the United States, which was assumed by Masonite as part of the Transaction (see note 3). Benefits under the plan were largely curtailed in 2003, and are a function of compensation levels, benefit formulas and years of service. The Company accrues the expected costs of providing plan benefits during the periods in which the employees render service. The measurement date used for the accounting valuation for the defined benefit plan was December 31, 2005, while the most recent actuarial valuation was updated to January 1, 2005. Information about the defined benefit plan is as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Pension expense (income)
Current service cost	$810	$297	$864	$1,730
Interest cost	3,103	907	3,225	3,399
Expected return on plan assets	(3,387)	(1,158)	(4,518)	(3,974)
Net amortization of prior service cost and curtailments	—	91	—	95
Curtailment gain	—	—	—	(6,538)

Net pension expense (income)	$526	$137	($429)	($5,288)

          Information with respect to the assets and liabilities in the U.S. defined benefit plan is as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2004– December 31, 2004
Pension asset:
Fair value of plan assets, beginning of period	$65,490	$65,107
Actual return on plan assets	2,564	4,131
Employer contributions	—	290
Benefits paid	(1,814)	(2,058)
Administration expenses paid	(233)	(545)

Fair value of plan assets, end of period	$66,007	$66,925
	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2004– December 31, 2004
Pension liability:
Accrued benefit obligation, beginning of period	$76,218	$56,565
Current service cost	810	864
Interest cost	3,103	3,225
Actuarial gain	(33)	(2,086)
Benefits paid	(1,814)	(2,058)
Administrative expenses paid	(233)	(545)

Accrued benefit obligation, end of period	$78,051	$55,965

          A reconciliation of the net pension asset (accrued benefit obligation) is as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2004– December 31, 2004
Reconciliation to net pension asset (accrued benefit obligation):
Accrued benefit obligation, end of period	$(78,051)	$(55,965)
Fair value of plan assets, end of period	66,007	66,925
Past service costs	—	—
Unamortized actuarial loss (gain)	790	(1,698)

Net pension asset (accrued benefit obligation), end of period	$(11,254)	$9,262

          Pension fund assets are invested primarily in equity and debt securities. Asset allocation between equity and debt securities and cash is adjusted based on the expected life of the plan and the expected retirement of the plan participants. Information with respect to the amounts and types of securities that are held in the plans assets are as follows:

	Masonite December 31, 2005		Predecessor December 31, 2004
Information on Plan Assets	Amount	% of Total Plan	Amount	% of Total Plan
Equity securities	$27,855	42.2%	$29,380	43.9%
Debt securities	38,086	57.7%	37,545	56.1%
Other	66	0.1%	—	—

	$66,007	100.0%	$66,925	100.0%

          Under the Company's investment policy and strategy, plan assets are invested to achieve a fully funded status based on actuarial calculations, maintain a level of liquidity that is sufficient to pay benefit and expense obligations when due, maintain flexibility in determining the future level of contribution and to maximize returns within the limits of risk. The target asset allocation for plan assets in the defined benefit plan is as follows:

Target Asset Allocation
Equity securities	30%-40%
Debt securities	60%-70%
Other	0%-5%

          The Company's pension funds are not invested directly in the equity of Masonite, but may have been invested indirectly as a result of inclusion of Masonite in certain market investment funds during the period in which Masonite was a public company.

          The weighted average actuarial assumptions for the periods ending December 31, 2005, April 6, 2005, December 31, 2004 and December 31, 2003 adopted in measuring the Company's accrued benefit obligations and costs were as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Discount rate for:
Accrued benefit obligation	5.50%	6.00%	6.00%	6.00%
Net period pension cost	5.50%	6.00%	6.00%	6.75%
Rate of compensation increase for:
Accrued benefit obligation	4.50%	4.50%	4.50%	4.50%
Net period pension cost	4.50%	4.50%	4.50%	4.50%
Expected long-term rate of return on plan assets	7.00%	7.00%	7.00%	7.00%
  (c)
  U.K. defined benefit plan:

          The Company also has a defined benefit plan in the United Kingdom ("U.K."), which has been curtailed in prior years. The measurement date used for the accounting valuation for the defined benefit plan was December 31, 2005, while the most recent actuarial valuation was updated to January 1, 2005. Information about the defined benefit plan in the U.K. is as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Pension expense (income)
Interest cost	$853	$260	$1,036	$836
Expected return on plan assets	(671)	(258)	(1,056)	(794)
Amortization of actuarial losses (gains)	—	24	46	77

Net pension expense (income)	$182	$26	$26	$119

          Information with respect to the assets and liabilities in the U.K. defined benefit plan is as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2004– December 31, 2004
Pension asset:
Fair value of plan assets, beginning of period	$13,812	$14,051
Actual return on plan assets	2,041	1,216
Employer contributions	208	318
Benefits paid	(225)	(253)

Fair value of plan assets, end of period	$15,836	$15,332

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2004– December 31, 2004
Pension liability:
Accrued benefit obligation, beginning of period	$21,779	$17,404
Interest cost	853	1,036
Actuarial gain	—	1,283
Benefits paid	(225)	(253)

Accrued benefit obligation, end of period	$22,407	$19,470

          A reconciliation of the net pension asset (accrued benefit obligation) is as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2004– December 31, 2004
Reconciliation to net pension asset (accrued benefit obligation):
Accrued benefit obligation, end of period	$(22,407)	$(19,470)
Fair value of plan assets, end of period	15,836	15,332
Unamortized actuarial (loss) gain	(1,370)	3,507

Net pension asset (accrued benefit obligation), end of period	$(7,941)	$(631)

          The weighted average actuarial assumptions at December 31, 2005, December 31, 2004 and December 31, 2003 adopted in measuring the Company's accrued benefit obligations and costs were as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Discount rate for:
Accrued benefit obligation	5.25%	6.00%	6.00%	6.00%
Net period pension cost	5.25%	6.00%	6.00%	6.00%
Rate of compensation increase for:
Accrued benefit obligation	n/a	2.60%	2.60%	2.30%
Net period pension cost	n/a	2.60%	2.60%	2.30%
Expected long-term rate of return on plan assets	6.50%	7.50%	7.50%	7.50%

          The expected long-term rate of return on plan assets is based on projected rates of return for current and planned asset classes in the plan's investment portfolio. Based on the target asset allocation for each asset class, the overall expected rate of return for the portfolio is developed considering the effects of active portfolio management and expenses paid from plan assets. Under the Company's investment policy and strategy, plan assets are invested to achieve a fully funded status based on actuarial calculations, maintain a level of liquidity that is sufficient to pay benefit and expense obligations when due, maintain flexibility in determining the future level of contributions and to maximize returns within the limits of risk.

  (d)
  U.S. postretirement benefit plan:

          The Predecessor maintained a contributory retiree medical plan and a limited non-contributory life insurance benefit covering approximately 350 employees in the United States, which was assumed by Masonite as a result of the Transaction (see note 3). The plan contains features such as co-insurance, co-pays and deductibles. The plan is unfunded with benefits and contributions subject to change. The measurement date used for the accounting valuation for the postretirement benefit plan was updated to December 31, 2005, while the most recent actuarial valuation was completed on January 1, 2004. Information about the postretirement benefit plans is as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Postretirement expense (income)
Current service cost	$111	$33	$182	$306
Interest cost	84	27	153	267
Amortization of net settlement gain	—	(33)	(116)	—
Curtailment gain	—	—	(2,015)	—
Benefits paid	—	—	(11)	—

Postretirement expense (income)	$195	$27	$(1,807)	$573

          A reconciliation of the postretirement obligation to the accrued benefit liability is as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2004– December 31, 2004
Reconciliation to postretirement liability:
Accrued benefit obligation, beginning of period	$2,058	$1,777
Actuarial loss (gain)	111	1,180
Interest cost for the period	84	—
Benefits paid during the period	(92)	—
Administrative expenses paid during the period	(140)	—

Accrued benefit obligation, end of period	$2,021	$2,957

          Accrued benefit liabilities are included in accrued expenses and other liabilities on the consolidated balance sheet.

          The impact of a 1% increase and a 1% decrease in health care cost trend rates would be as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Impact of a 1% change in health care trends:
1% increase in health care cost rates
Accrued benefit obligation, end of period	$2,219	$1,936	$1,936	$6,286
Change in accrued benefit obligation	198	159	159	1,068
1% decrease in health care cost rates
Accrued benefit obligation, end of period	1,859	1,646	1,646	4,380
Change in accrued benefit obligation	(162)	(131)	(131)	(838)

          The significant actuarial assumptions adopted in measuring the Company's accrued benefit obligations at year-end are as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Discount rate for:
Accrued benefit obligation	5.50%	6.00%	6.00%	6.00%
Net periodic postretirement cost	5.50%	6.00%	6.00%	6.75%
Rate of compensation increase for:
Accrued benefit obligation	0.00%	0.00%	0.00%	0.00%
Net periodic postretirement cost	0.00%	0.00%	0.00%	0.00%
Health care trend rate for:
Accrued benefit obligation	5.50%	5.00%	5.00%	5.00%
Net periodic postretirement cost	5.00%	5.00%	5.00%	5.25%
Ultimate year trend rate for:
Accrued benefit obligation:	5.00%	5.00%	5.00%	5.00%
Net periodic postretirement cost	5.00%	5.00%	5.00%	5.00%

          The ultimate health care trend rate of 5.00% was expected to be achieved in 2010.

          As at December 31, 2005, the estimated future benefit payments and expected contributions for the periods ending December 31 are as follows:

Estimated Future Benefit Payments:	Defined Benefit Plans	Postretirement Benefits
2006	$2,182	$17
2007	2,228	27
2008	2,583	43
2009	2,991	73
2010	3,215	121
2011 through 2015	22,064	1,094
Expected Contributions
2006	$—	$—

          The expected long-term rate of return on plan assets is based on projected rates of return for current and planned asset classes in the plan's investment portfolio. Based on the target asset allocation for each asset class, the overall expected rate of return for the portfolio is developed considering the effects of active portfolio management and expenses paid from plan assets.

          In 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 became law. This legislation expanded Medicare to include, for the first time, coverage for prescription drugs. The Company sponsors retiree medical programs for certain of its locations. It has been determined that this legislation will have no significant impact on the Company's costs or obligations under these programs.

16.    Commitments:

          Masonite has entered into forward foreign currency contracts to hedge foreign currency risk. At December 31, 2005, unrealized gains on outstanding foreign currency contracts totalled $137 (Predecessor 2004 Year-End—$2,252) and unrealized losses totalled $26 (Predecessor 2004 Year-End—$221). Masonite had the following outstanding foreign exchange forward contracts representing commitments to buy and sell foreign currencies at December 31, 2005:

Year of Maturity	Currency Sold	Amount Sold	Currency Purchased	Weighted Average Rate
2006	GBP	8,211	EUR	1.4615
2006	GBP	1,367	USD	1.7553
2006	USD	861	ZAR	6.5024
2006	ZAR	6,554	USD	0.1573
2006	ZAR	3,828	EUR	0.1264

          Future minimum payments, in the twelve month periods ending December 31, under non-cancellable operating leases with initial or remaining terms of one year or more consisted of the following:

2006	$26,793
2007	19,699
2008	14,311
2009	10,750
2010	8,717
Thereafter	25,372

$105,642

          Total rental expense, including non-cancellable operating leases as well as month-to-month leases, incurred in the Successor Period was $25,573 (2005 Predecessor Period—$7,884; 2004 Predecessor Period—$29,001; 2003 Predecessor Period—$23,645).

          Masonite has provided standard indemnifications to its landlords under certain property lease agreements for claims by third parties in connection with its use of the premises. The maximum amount of these indemnifications cannot be reasonably estimated due to their nature. Historically, the Predecessor did not make any significant payments relating to such indemnifications.

          In addition to the above indemnifications, Masonite has also provided routine indemnifications, whose terms range in duration and often are not explicitly defined. These may include indemnifications against adverse effects to changes in tax laws and patent infringements by third parties. The maximum amounts from these indemnifications cannot be reasonably estimated. In some cases, Masonite has recourse against other parties to mitigate its risk of loss from these indemnifications. Historically, the Predecessor did not make significant payments relating to these types of indemnifications.

17.    Guarantees and contingencies:

          Masonite is involved in various claims and legal actions. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or liquidity.

          As at December 31, 2003, the Company was a guarantor under certain performance letters of credit arising from a previous transaction in the amount of $8,900. The letters of credit were replaced in March of 2004, with no additional cost or obligation to the Company.

18.    Other expense, net:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Transaction expenses (a)	$12,083	$7,155	$2,500	$—
Equity compensation settlement expense (b)	—	57,742	—	—
Restructuring and severance expenses (c)	7,513	1,660	10,449	—
Loss (income) on disposal of property, plant and equipment (d)	2,414	118	(5,145)	2,385
Other	590	(292)	(101)	760

	$22,600	$66,383	$7,703	$3,145

  (a)
  Transaction expenses:

          As part of the Transaction (see note 3), certain legal, accounting and other costs were incurred that were not eligible to be capitalized as part of the purchase price and were expensed. Also included in transaction costs of the Successor is $5,000 of compensation awarded to management in connection with the Transaction. Of this amount $2,500 was issued in the form of shares of Holdings.

  (b)
  Equity compensation settlement expense:

          As a result of the affirmative shareholder vote on the Transaction, previously unrecognized compensation costs for vested and unvested stock options, as well as previously unrecognized compensation costs for unvested RSUs and DSUs were settled in cash, resulting in a charge to the statement of operations in the 2005 Predecessor Period in the amount of $57,742.

  (c)
  Restructuring and severance expenses:

          On September 30, 2005, the Company announced the resignation of its former Chief Executive Officer, which resulted in severance costs of $7,177. Also included in restructuring and severance expense are costs related to terminate employees in the United States and Canada as a result of closing a wholly owned subsidiary.

          In 2004, the Predecessor closed a non-core North American operation and undertook a program of standardizing its entry door product offering, which resulted in the closure of two manufacturing facilities. The first closure was completed in early 2004, and the second was announced in late 2004 and was completed in the first quarter of 2005. As a result of this standardization and plant closure, a net impairment charge of $2,919 on the property, plant and equipment was included in restructuring expenses. Also included are transfer and severance costs related to employee consolidation in the Company's United States headquarters. The costs incurred in fiscal 2004 are included in other expense, net, on the consolidated statement of operations. In the 2005 Predecessor Period, additional cost of $1,660 were incurred that related to the closure of the second facility. Substantially all of the costs accrued in the 2004 Predecessor Period were paid in cash in the 2005 Predecessor Period.

          The following tables details the activity in the accrued restructuring liability for the period ended December 31, 2005 and the year ended December 31, 2004:

Masonite December 31, 2005	Provision During Successor Period	Paid During Successor Period	Outstanding at December 31, 2005
Contractual termination benefits	$7,513	$355	$7,158

Predecessor December 31, 2004	Provision During 2004	Paid During 2004	Outstanding at December 31, 2004
Cash component:
Contractual termination benefits	$7,124	$5,629	$1,495
Other	406	—	406

	$7,530	$5,629	$1,901
Non-cash component:
Property, plant and equipment write-down	2,919

	$10,449

          Of the outstanding amount at the Predecessor 2004 Year-End, $1,901 was paid in the 2005 Predecessor Period.

  (d)
  Loss on disposal of property, plant and equipment:

          In the Successor Period, the Company disposed of idle property, plant and equipment, as well as other machinery and equipment for cash consideration of $9,197. The disposal of these assets resulted in a net loss of $2,414, which is included in other expense (income).

          In the 2005 Predecessor Period, the Company disposed of idle property, plant and equipment, as well as other machinery and equipment for cash consideration of $403. The disposal of these assets resulted in a net loss of $118, which is included in other expense (income).

          In the 2004 Predecessor Period, the Company disposed of idle property, plant and equipment, as well as other machinery and equipment for cash consideration of $10,381. The disposal of these assets resulted in a net gain of $5,145, which is included in other expense (income).

          In the 2003 Predecessor Period, the Company disposed of the net assets of a manufacturing facility and other machinery and equipment for cash consideration of $13,755. The disposal of these assets resulted in a net loss of $2,385, which is included in other expense (income). The Company also disposed of its interest in another less than wholly owned subsidiary for cash consideration of $192.

19.    Income taxes:

	Masonite February 2, 2005– December 31, 2005 (Restated—note 2)	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Current	$12,861	$5,533	$13,155	$25,382
Future	(29,146)	(13,849)	29,498	9,082

	$(16,285)	$(8,316)	$42,653	$34,464

          The effective rates of income taxes provided in the consolidated statements of operations vary from the combined Canadian federal and provincial statutory income tax rates as follows:

	Masonite February 2, 2005- December 31, 2005 (Restated—note 2)		Predecessor January 1, 2005- April 6, 2005
	Amount	Percent of pre-tax income	Amount	Percent of pre-tax income
Income tax computed at statutory income tax rate	$(27,069)	33.5%	$(12,613)	33.5%
Reduction in rate of tax due to income earned in foreign jurisdictions	(13,971)	17.3%	(6,367)	16.9%
Change in valuation allowance	14,434	(17.9%)	2,639	(7.0%)
Other	10,321	(12.8%)	8,025	(21.3%)

	$(16,285)	(20.1%)	$(8,316)	22.1%

	Predecessor January 1, 2004- December 31, 2004		Predecessor January 1, 2003- December 31, 2003
	Amount	Percent of pre-tax income	Amount	Percent of pre-tax income
Income tax computed at statutory income tax rate	$59,621	33.6%	$52,859	35.8%
Reduction in rate of tax due to income earned in foreign jurisdictions	(14,728)	(8.3%)	(14,197)	(9.6%)
Reduction for manufacturing and processing in Canada	—	—	(671)	(0.5%)
Change in valuation allowance	(239)	(0.1%)	(1,484)	(1.0%)
Other	(2,001)	(1.2%)	(2,043)	(1.4%)

	$42,653	24.0%	$34,464	23.3%

          Future income tax assets arise from available income tax losses and future income tax deductions. The Company's ability to use these income tax losses and future income tax deductions is dependent upon the results of the operations of the Company in the tax jurisdictions in which such losses or deductions arose. The tax effects of temporary differences that give rise to significant portions of the future tax assets and liabilities are as presented below:

	Masonite December 31, 2005 (Restated—note 2)	Predecessor December 31, 2004
Future tax assets:
Non-capital loss carryforwards	$68,512	$28,162
Capital loss carryforwards	—	3,523
Pension and postretirement liability	8,126	—
Intangibles	—	4,172
Amounts currently not deductible for tax purposes	22,984	20,397
Other	14,575	1,550

	114,197	57,804
Valuation allowance	(24,581)	(6,476)

	89,616	51,328
Future tax liabilities:
Plant and equipment	(135,094)	(125,335)
Pension asset	—	(4,397)
Intangibles	(134,442)	—
Unrealized foreign exchange gain	(7,901)	(18,778)
Other	(3,257)	(4,336)

	(280,694)	(152,846)

Net future tax liability	$(191,078)	$(101,518)

          The Company currently has future tax assets in certain jurisdictions resulting from net operating losses and other deductible temporary differences, which will reduce taxable income in these jurisdictions in future periods. The Company has determined that a valuation allowance of $24,581 is required in respect of its future income tax assets as at December 31, 2005 (Predecessor 2004 Year-End—$6,476). The Company has provided valuation allowances for future tax benefits resulting from net operating loss carry forwards and other carryforward attributes arising in Canada, the U.S., and certain countries in South America and Asia. The Company expects to record a valuation allowances on future tax assets arising in these jurisdictions until a sustained level of taxable income is reached.

          The Company has not recognized a future tax liability for the undistributed earnings of its foreign subsidiaries in the current and prior years as the Company currently does not expect those undistributed earnings to reverse and to become taxable in the foreseeable future. A future tax liability will be recognized when the Company expects that it will recover those undistributed earnings in a taxable manner, such as sale of the investment or through receipt of dividends. Such liability is not reasonably determinable at the present time.

          The Canadian and foreign components of income before income taxes and the applicable provision for income taxes are as follows:

	Masonite February 2, 2005– December 31, 2005 (Restated—note 2)	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
(Loss) income before taxes
Canada	$(68,094)	$(40,304)	$24,513	$35,822
Foreign	(12,710)	2,653	152,930	111,830

	(80,804)	(37,651)	177,443	147,652
Current income tax provision
Canada	6,284	8,580	2,779	10,190
Foreign	6,577	(3,047)	10,376	15,192

	12,861	5,533	13,155	25,382
Future income tax provision
Canada	(21,849)	(13,906)	5,015	6,230
Foreign	(7,297)	57	24,483	2,852

	(29,146)	(13,849)	29,498	9,082

Total provision	$(16,285)	$(8,316)	$42,653	$34,464

          The losses carried forward for tax purposes available to reduce future income taxes amount to $226,281. The Company can utilize these losses against future taxable income as follows:

	Canada	Foreign	Total
2006	$—	$5,109	$5,109
2007	—	7,349	7,349
2008	—	6,111	6,111
2009	—	3,674	3,674
2010	—	2,200	2,200
2011	—	—	—
2012	—	1,753	1,753
Thereafter	62,334	47,003	109,337
Indefinitely	—	90,748	90,748

	62,334	163,947	226,281
Tax losses for which a tax benefit has been accounted for as a future tax asset	(62,334)	(99,218)	(161,552)

Tax losses for which a valuation allowance has been established	$—	$64,729	$64,729

20.    Supplemental cash flow information:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Transactions involving cash:
Interest paid	$86,826	$12,729	$37,158	$38,074
Income taxes paid	7,484	2,422	29,816	16,925
Income tax refunds	10,676	167	8,534	14,979
Non-cash transactions:
Issuance of shares of Holdings as compensation	2,500	—	—	—
Issuance of notes payable as part of acquisitions	7,826	—	—	612

21.    Variable interest entities:

          Certain of the Predecessor's investments were consolidated beginning in fiscal 2004 as they represented VIE's, as the Predecessor was determined to be the primary beneficiary of the investments. As a result, their operating results have been consolidated. The impact of consolidating these investments as VIE's on the consolidated balance sheet is as follows:

	Masonite December 31, 2005	Predecessor December 31, 2004
Current assets	$20,049	$17,507
Property, plant and equipment	81,895	83,750
Goodwill	584	584
Long-term future income taxes	7,276	6,086
Current liabilities	8,087	5,892
Long-term debt	18,884	23,347
Long-term future income taxes	2,159	601
Non-controlling interest	30,820	36,251
Net investment by the Company	$(49,854)	$(41,836)

22.    Investments in joint ventures:

          The 50% investment in the door manufacturing facility in Malaysia (as described in note 3) is accounted for under the proportionate consolidation method, as it represents a jointly controlled enterprise. In addition, the 45% investment in the door component manufacturing facility made in 2004 is also accounted for under the proportionate consolidation method as it represents a jointly controlled operation. The following table summarizes the Company's proportionate share of investments that are included in these consolidated financial statements. All intercompany transactions have been eliminated on consolidation.

	Masonite December 31, 2005	Predecessor December 31, 2004
Statement of operations:
Revenues	$10,813	$6,437
Operating expenses	10,635	5,447
Net income	178	990
Balance sheets:
Current assets	4,208	3,694
Non-current assets	9,801	8,647
Current liabilities	1,004	799
Non-current liabilities	—	36
Statement of cash flows:
Cash (used in) from operating activities	(1,489)	1,605
Cash generated from (used in) investing activities	1,245	(27)
Cash used in financing activities	(3,462)	(279)

23.    Segmented information:

          The Company manages its operations on a geographic basis and determines its operating segments accordingly. In conjunction with the Transaction, a majority of the existing long-term debt was repaid, and the Company entered into new debt facilities. These new debt facilities contain certain covenants which are calculated using an adjusted earnings measure defined as earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as defined in the credit agreement. Prior to the Transaction and the new debt facilities, the performance of each geographic segment was measured on the basis of operating income. As a result of the new debt facilities, the performance measurement of each of the geographic segments was changed and is now evaluated and monitored on the basis of sales and Adjusted EBITDA. Defined adjustments, as shown on the following table, include (but are not limited to) items such as extraordinary gains or losses and unusual or non-recurring charges, non-cash charges related to stock-based awards, gains or losses on asset sales, disposals or abandonments, restructuring charges, management fees paid to KKR, impairment charges on intangible assets, and all taxes upon capital and/or assets that are not in the nature of income taxes.

          Intersegment transfers are negotiated as if the transactions were to third parties, at market prices. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Certain information with respect to geographic segments is as follows:

	Masonite February 2, 2005– December 31, 2005 (Restated—note 2)	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Geographic segment data
Sales:
North America	$1,445,251	$473,436	$1,760,317	$1,434,055
Europe and Other	458,033	143,986	487,625	380,573
Intersegment	(74,901)	(17,307)	(48,077)	(37,390)

	1,828,383	600,115	2,199,865	1,777,238
Adjusted EBITDA:
North America	156,765	44,663	240,102	177,248
Europe and Other	71,995	24,966	79,276	53,739

	228,760	69,629	319,378	230,987
Expenses:
Defined adjustments	59,630	10,684	32,113	(3,907)
Depreciation	60,338	17,919	58,520	47,507
Amortization of intangible assets	29,915	1,093	4,067	193
Interest	137,081	11,201	39,532	36,397
Other expense, net	22,600	66,383	7,703	3,145
Income taxes	(16,285)	(8,316)	42,653	34,464
Non-controlling interest	5,281	1,330	6,839	5,517

	298,560	100,294	191,427	123,316

Net (loss) income	$(69,800)	$(30,665)	$127,951	$107,671

	Masonite December 31, 2005	Predecessor December 31, 2004
Identifiable assets:
North America	$2,646,860	$1,440,493
Europe and other	493,778	554,762
Corporate assets, including cash	156,667	113,230

	$3,297,305	$2,108,485

          The consolidated financial information of the Predecessor presented above is not comparable in all respects to those presented in the Successor Period as a result of the application of purchase accounting adjustments as described in note 3.

          The Company derives revenue from two major product lines, interior and exterior products as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Sales:
Interior products	$1,149,553	$409,418	$1,364,683	$1,164,563
Exterior products	678,830	190,697	835,182	612,675

	$1,828,383	$600,115	$2,199,865	$1,777,238

          Selected segment sales information is as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Sales from Canada to all external customers	$296,000	$84,000	$362,000	$323,000
Total sales to one customer	502,000	148,000	594,000	378,000

        Included in accounts receivable are balances owing from one customer of $5,375 at the end of the Successor Period ($24,814 at the end of the 2004 Predecessor Period).

        Segmented export sales are as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
Sales:
North America	$12,139	$4,558	$14,295	$15,987
Europe and Other	85,852	14,454	61,305	42,597

	$97,991	$19,012	$75,600	$58,584

        Transfers between geographic regions and product lines are generally accounted for at prices meant to approximate those charged to customers outside the enterprise.

        Depreciation and amortization of intangible assets are as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
North America	$66,916	$12,964	$43,629	$32,029
Europe and Other	23,337	6,048	18,958	15,671

	$90,253	$19,012	$62,587	$47,700

        Capital expenditures are as follows:

	Masonite February 2, 2005– December 31, 2005	Predecessor January 1, 2005– April 6, 2005	Predecessor January 1, 2004– December 31, 2004	Predecessor January 1, 2003– December 31, 2003
North America	$53,800	$11,567	$54,674	$38,705
Europe and Other	16,008	834	15,574	10,749

	$69,808	$12,401	$70,248	$49,454

        Additional segmented information is as follows:

	Masonite December 31, 2005	Predecessor December 31, 2004
Property, plant and equipment:
Canada	$132,036	$124,573

North America	568,891	558,560
Europe and other	371,862	372,620

	$940,753	$931,180

Equity investments:
Canada	$—	$—

North America	$—	$—
Europe and other	—	3,514

	$—	$3,514

Goodwill:
Canada	$180,240	$63,173

North America	920,110	252,056
Europe and other	48,657	37,074

	$968,767	$289,130

24.    Subsequent events

          Subsequent to the end of the period, the majority of the lenders to the Company's senior subordinated loan elected to receive exchange notes due 2015. In connection with this election, the Company paid a fee of $17,325.

          As part of the Company's efforts to improve manufacturing efficiencies, consolidate production and reallocate capacity among locations, it announced and completed the closure of four manufacturing facilities in North America. The Company also incurred a loss of $4,556 on the disposal of surplus equipment and real estate which generated proceeds of $20,215 subsequent to the end of the period.

          The Company also implemented a company-wide reduction in employment levels which resulted in a charge of $6,700 subsequent to the end of the period.

25.    Related party transactions:

          In connection with the Transaction (see note 3), Masonite paid KKR a $30,000 fee for services provided in completing the Transaction, plus out of pocket costs of $547, all of which was capitalized as part of the Transaction. Masonite has also entered into an agreement to pay KKR annual management fees of $2,000 for services provided, which is payable quarterly in advance and subject to a 5% increase each year.

          In addition, Masonite paid $1,367 (2005 Predecessor Period—$nil; 2004 Predecessor Period—$nil; 2003 Predecessor Period—$nil) of fees to Capstone Consulting ("Capstone") for services provided during the Transaction and during the Successor Period, and have engaged Capstone on a per-diem basis for management consulting services. Although neither KKR nor any entity affiliated with KKR owns any of the equity of Capstone, KKR has provided financing to Capstone.

26.    Reconciliation of Canadian and United States generally accepted accounting principles:

          These consolidated financial statements have been prepared in accordance with Canadian GAAP which differs in certain respects from United States GAAP. The following is a summary of the effect of significant differences between United States and Canadian GAAP on the Company's consolidated financial statements.

          If United States GAAP were applied, net (loss) income for the Successor Period, Predecessor 2005 Period and Predecessor 2004 Period would be adjusted as follows:

	Successor February 2, 2005 December 31, 2005 (Restated—note 2)	Predecessor January 1, 2005 April 6, 2005	Predecessor January 1, 2004 December 31, 2004	Predecessor January 1, 2003 December 31, 2003
Net (loss) income based on Canadian GAAP	$(69,800)	$(30,665)	$127,951	$107,671
Effect of SFAS 133 (ii)	—	1,373	6,636	3,341
Effect of EITF 88-16 (i)	304	—	—	—
Tax effect of US GAAP adjustments	(150)	(453)	(1,888)	(1,023)

Net (loss) income based on United States GAAP	$(69,646)	$(29,745)	$132,699	$109,989

          Comprehensive (loss) income under United States GAAP is as follows:

	Successor February 2, 2005 December 31, 2005 (Restated—note 2)	Predecessor January 1, 2005 April 6, 2005	Predecessor January 1, 2004 December 31, 2004	Predecessor January 1, 2003 December 31, 2003
Net (loss) income based on United States GAAP	$(69,646)	$(29,745)	$132,699	$109,989
Effect of SFAS 130 (iv)	(7,984)	(20,406)	53,399	62,634
Effect of SFAS 87 (iii)	—	(198)	(1,021)	510
Effect of SFAS 133 (ii)	15,985	168	5,164	—
Tax effect of US GAAP adjustments	(6,065)	39	(1,458)	(168)

Comprehensive (loss) income based on United States GAAP	$(67,710)	$(50,142)	$188,783	$172,965

          The statement of accumulated other comprehensive income under United States GAAP is as follows:

	Successor February 2, 2005 December 31, 2005	Predecessor January 1, 2005 April 6, 2005	Predecessor January 1, 2004 December 31, 2004	Predecessor January 1, 2003 December 31, 2003
Opening balance of foreign currency translation account	$—	$115,178	$61,779	$(855)
Foreign currency translation (loss) gain	(7,984)	(20,406)	53,399	62,634

Closing balance	(7,984)	94,772	115,178	61,779
Opening balance of minimum pension liability	—	(2,009)	(1,293)	(1,635)
Change in minimum pension liability, net of tax	—	(138)	(716)	342

Closing balance	—	(2,147)	(2,009)	(1,293)
Opening balance of accumulated net gain on cash flow hedges	—	3,401	—	—
Net gain on derivatives designated as hedges, net of tax	9,920	147	3,401	—

Closing balance	9,920	3,548	3,401	—

Accumulated other comprehensive income	$1,936	$96,173	$116,570	$60,486

          Consolidated balance sheets:

          A reconciliation between the carrying values of assets, liabilities and components of equity as reported under Canadian GAAP as compared to United States GAAP is as follows:

Successor December 31, 2005	Canadian GAAP (Restated–note 2)	Adjustments	United States GAAP
Balance sheet:
Current assets (a)	$751,313	$111	$751,424
Property, plant and equipment (b)	940,753	(96)	940,657
Goodwill (c)	968,767	(4,329)	964,438
Intangible assets (d)	544,618	(2,169)	542,449
Other assets (e)	73,310	15,874	89,184
Long-term future income taxes (f)	18,544	—	18,544
Current liabilities (g)	540,099	33	540,132
Long-term future income taxes (h)	243,570	5,284	248,854
Other long-term liabilities (i)	48,486	—	48,486
Share capital (j)	567,177	(6,000)	561,177
Deficit (k)	(69,800)	154	(69,646)
Cumulative translation adjustments (l)	(7,984)	7,984	—
Accumulated other comprehensive income	—	1,936	1,936
Predecessor December 31, 2004	Canadian GAAP	Adjustments	United States GAAP
Balance sheet:
Current assets (a)	$801,856	$2,032	$803,888
Property, plant and equipment (b)	931,180	—	931,180
Goodwill (c)	289,130	9,651	298,781
Intangible assets (d)	37,023	—	37,023
Other assets (e)	35,805	—	35,805
Long-term future income taxes (f)	13,491	3,896	17,387
Current liabilities (g)	371,556	729	372,285
Long-term future income taxes (h)	134,662	—	134,662
Other long-term liabilities (i)	23,496	12,126	35,622
Share capital (j)	271,126	—	271,126
Retained earnings (k)	529,611	1,778	531,389
Cumulative translation adjustments (l)	115,624	(115,624)	—
Accumulated other comprehensive income	—	116,570	116,570

        Adjustments to the carrying value of assets, liabilities and equity are as follows:

		Successor December 31, 2005	Predecessor December 31, 2004
(a)	The adjustment to current assets consists of:
	Forward exchange contracts (ii)	$111	$2,032
(b)	The adjustment to property, plant and equipment consists of:
	EITF 88-16 (i)	$(96)	$—
(c)	The adjustment to goodwill consists of:
	SFAS No. 109 (v)	$—	$9,651
	EITF 88-16 (i)	(4,329)	—

		$(4,329)	$9,651
(d)	The adjustment to intangible assets consists of:
	EITF 88-16 (i)	$(2,169)	$—
(e)	The adjustment to other assets consists of:
	Interest rate swaps (ii)	$15,874	$—
(f)	The adjustment to long-term future income taxes consists of:
	Interest rate swaps (ii)	$—	$2,844
	Additional minimum liability (iii)	—	1,052

		$—	$3,896
(g)	The adjustment to current liabilities consists of:
	Forward exchange contracts (ii)	$33	$729
(h)	The adjustment to long-term future income taxes consists of:
	EITF 88-16 (i)	$(748)	$—
	Interest rate swaps (ii)	6,032	—

		$5,284	$—
(i)	The adjustment to other long-term liabilities consists of:
	Interest rate swaps (ii)	$—	$8,619
	Additional minimum liability (iii)	—	3,507

		$—	$12,126
(j)	The adjustment to share capital consists of:
	EITF 88-16 (i)	$(6,000)	$—

(k)	The adjustment to (deficit) retained earnings consists of:
	SFAS No.109 (v)	$—	$9,651
	Interest rate swaps (ii)	—	(7,873)
	EITF 88-16 (i)	154	—

		$154	$1,778
(l)	The adjustment to cumulative translation adjustments consists of:
	Cumulative translation adjustments under Canadian GAAP	$7,984	$(115,624)

(i)
EITF 88-16: Basis in leveraged buyout transactions

        Under Canadian GAAP, the Transaction (note 3) was accounted for using the purchase method with a 100% change in basis. Under U.S. GAAP, a portion of the purchase cost (representing approximately 1% of the purchase price) of the Transaction is accounted for at the carrying value of management's continuing equity interests. The termination of a former senior executive resulted in a step acquisition, as the percentage of the Company owned by management decreased. The results of this step acquisition are reflected in the operations of the Company in the Successor Period. As at December 31, 2005, approximately 0.4% of the purchase cost of the Transaction is accounted for at the carrying value of management's continuing equity interests. As a result, the purchase cost and the reduction of purchase cost is allocated pro rata to the assets acquired and liabilities assumed and shareholder's equity is reduced by a similar amount.

(ii)
SFAS No. 133: Accounting for derivative instruments and hedging activities ("SFAS 133")

        SFAS 133 and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of SFAS 133", ("SFAS 138") requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships.

        Forward exchange contracts

        The Company enters into forward exchange contracts to hedge certain forecasted cash flows. The contracts are for periods consistent with the forecasted transactions. All relationships between hedging instruments and hedged items, as well as risk management objectives and strategies are documented. Changes in the spot value of the foreign currency contracts that are designated, effective and qualified as cash flow hedges of forecasted transactions are reported in accumulated other comprehensive income and are reclassified into the same component of earnings and in the same period as the hedged transaction is recognized. Under Canadian GAAP, the derivative instruments are not marked to market and the related off balance sheet gains and losses are recognized in earnings in the same period as the hedged transactions.

        Interest rate swap agreements

        The Company has entered into interest rate swap agreements to convert a portion of its floating rate debt into fixed rate debt in accordance with the Company's risk management objective of mitigating the variability and uncertainty in its cash flows due to variable interest rates. As of December 31, 2005, the total floating rate debt effectively converted to fixed rate debt was $1,150,000 (Predecessor 2004 Year-End—$268,750). These agreements mature in 2010. At the inception of these hedges, Masonite had met the criteria for designation and assessing the effectiveness of hedging relationships, thus these interest rate swaps were designated as cash flow hedges.

        For the Predecessor, the criteria under SFAS 133 were not met prior to the establishment of its interest rate swap agreements. Accordingly, any change in the fair value of the interest rate swaps was reported in income from inception to December 31, 2003. As of January 1, 2004, the Company had met the criteria for designation and assessing the effectiveness of hedging relationships, thus the interest rate swaps were designated as cash flow hedges. Under U.S. GAAP, changes in fair value of these financial instruments that are designated as effective and qualify as cash flow hedges are reported in accumulated other comprehensive income and are reclassified into income in the same period as the hedged transaction is reported.

(iii)
SFAS No. 87: Employer's accounting for pensions

        Under U.S. GAAP, the Predecessor was required to record an additional minimum pension liability for its U.K. pension plan to reflect the excess of the accumulated benefit obligations over the fair value of the plan assets.

(iv)
SFAS No. 130: Reporting comprehensive income

        This standard defines comprehensive income as all changes in equity other than those resulting from investments by owners and distributions to owners. Comprehensive income is comprised of two components, net income and Other Comprehensive Income ("OCI"). OCI refers to amounts that are recorded as an element of shareholder's equity but are excluded from net income because these transactions or events were attributed to changes from non-owner sources.

(v)
SFAS No. 109: Accounting for income taxes

        In fiscal 2000, the Company adopted the CICA recommendations on Accounting for Income Taxes, which harmonized Canadian GAAP to U.S. GAAP. Previous to this adoption, there were measurement differences, which would have resulted in an increase in goodwill on acquisitions and retained earnings of $9,651.

(vi)
SFAS No. 123: Accounting for stock-based compensation

        The disclosure requirements of SFAS No. 123 are different from CICA recommendations. SFAS No. 123 requires disclosure of the pro-forma effect of fair value accounting applied to all options issued while CICA recommendations only require disclosure of the pro-forma effect of options issued after January 1, 2002. Pro-forma disclosure under U.S. GAAP would be as follows:

	Successor February 2, 2005 December 31, 2005 (Restated—note 2)	Predecessor January 1, 2005 April 6, 2005	Predecessor January 1, 2004 December 31, 2004	Predecessor January 1, 2003 December 31, 2003
Net (loss) income based on United States GAAP	$(69,646)	$(29,745)	$132,699	$109,989
Stock-based compensation costs using fair value method, net of tax	—	47,496	(510)	(1,062)

Pro forma net (loss) income	$(69,646)	$17,751	$132,189	$108,927

        Accounting policies:

        In January 2003, the Financial Accounting Standards Board ("FASB") issued FIN 46, "Consolidation of Variable Interest Entities" which was revised in December 2003. FIN 46 requires variable interest entities, previously referred to as special-purpose entities or off-balance sheet structures, to be consolidated by a company if that company is subject to a majority of the risk of loss from the entity's activities or is entitled to receive a majority of the entity's returns or both. The consolidation provisions of FIN 46 are effective for new variable interest entities created after January 31, 2003, and are applicable to existing entities of foreign private issuers as of January 1, 2004. The Company has consolidated certain investments as a result of this requirement (see note 21).

        During 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The standard is effective for the Company's U.S. GAAP reporting for the year commencing January 1, 2004 and requires presentation as a liability for instruments that meet certain criteria. This standard did not have a significant impact on the Company's financial statements under U.S. GAAP.

        Recently issued accounting standards:

        In March 2004, the Emerging Issues Task Force ("EITF") obtained consensus on Issue No. 03-01, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" ("EITF 03-01"). This abstract concluded that companies will have to disclose in their financial statements information about investments that are impaired at the balance sheet date but for which an other-than-temporary impairment has not been recognized. The requirements of EITF 03-01 did not have a significant impact on the Company's consolidated financial statements.

        In July 2004, the EITF obtained consensus on Issue No. 02-14, "Whether an Investor Should Apply the Equity Method of Accounting to Investments Other than Common Stock" ("EITF 02-14"). The abstract provides guidance on whether the equity method should be applied when an investor does not have an investment in voting common stock of an investee but exercises significant influence through other means. The requirements of EITF 02-14 did not have a significant impact on the Company's consolidated financial statements.

        In November 2004, FASB issued SFAS No. 151, "Inventory Costs—An Amendment of Accounting Research Bulletin ("ARB") No. 43, Chapter 4" ("SFAS No. 151"). This statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and waste material. In addition, the statement also addresses the allocation of fixed overheads to the costs of conversion, and concludes that it should be based on the normal capacity of production facilities. The provisions of SFAS 151 are effective for inventory costs incurred during fiscal years beginning on or after June 15, 2005. The requirements of SFAS 151 did not have an impact on the Company's consolidated financial statements.

        In December 2004, FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets—An Amendment to Accounting Principles Board ("APB") Opinion No. 29" ("SFAS No. 153"). This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance. That is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The provisions of SFAS 153 are effective for non-monetary exchanges occurring in periods beginning after June 15, 2005. The requirements of SFAS 153 did not have a significant impact on the Company's consolidated financial statements.

        In December 2004, FASB issued SFAS No. 123 (Revised), "Share-Based Payments" ("SFAS No. 123(R)"). This statement requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation issued to employees in the statement of operations. SFAS No. 123(R) eliminates the ability to account for share-based compensation transactions using the intrinsic value method in APB Opinion 25. The Company, effective January 1, 2003, adopted FASB Statement No. 123, "Accounting for Stock-Based Compensation" as amended by FASB Statement No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure". As the Company used the minimum value method under SFAS No. 123 it is required to adopt SFAS 123R on a prospective basis. The Company is assessing the impact of this on the consolidated financial statements.

        In December 2004, the FASB Staff position 109-1, "Application of FASB Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109") to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004" ("FSP 109-1"). The American Jobs Creation Act of 2004 (the "Jobs Act"), enacted October 22, 2004, provides a tax deduction for income from qualified domestic production activities. The adoption of the Staff position did not have a significant impact on the Company's consolidated financial statements.

        In March 2005, the FASB issued Interpretation No.47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). This Interpretation clarifies that conditional asset retirement obligations meet the definition of a liability and should be recognized when incurred if the fair value can be reasonably estimated. FIN 47 also provides guidance as to when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective for fiscal years ending after December 31, 2005. The adoption of FIN 47 did not have a significant impact on the financial position or results of operations of the Company.

        In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and SFAS 3" ("SFAS No. 154"), which applies to all voluntary changes in accounting principles. This Statement requires retroactive application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement is effective for fiscal years beginning after December 15, 2005. The Company does not anticipate that this guidance will impact the consolidated financial statements of the Company.

        In June 2005, the EITF obtained consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination" ("EITF 05-06"). This abstract concluded that leasehold improvements placed in service significantly after and not contemplated at or near the beginning of the lease term should be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewals that are deemed to be reasonably assured at the date the leasehold improvements are purchased. Leasehold improvements acquired in a business combination should be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewals that are deemed to be reasonably assured at the date of acquisition. The requirements of EITF 05-06 did not have a significant impact on the Company's consolidated financial statements.

        In June 2005, the EITF changed the effective date of Issue No. 04-10, "Determining Whether to Aggregate Operating Segments That Do Not Meet the Quantitative Thresholds" ("EITF 04-10"). This abstract provides guidance on how an enterprise should evaluate the aggregation criteria in paragraph 17 of SFAS 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), when determining whether operating segments that do not meet the quantitative thresholds may be aggregated. The guidance is effective for fiscal years ending after September 15, 2005. The requirements of EITF 04-10 did not have a significant impact on the Company's consolidated financial statements.

        In September 2005, the EITF obtained consensus on Issue No. 04-13, "Accounting for Purchases and Sales of Inventory with the Same Counterparty" ("EITF 04-13"). The abstract concluded that purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another should be combined and recorded as exchanges measured at the book value of the item sold. The requirements of EITF 04-13 are not expected to have a significant impact on the Company's consolidated financial statements.

        In September 2006, the FASB issued SFAS 157: Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. The statement applies only to fair value measurements that are already required or permitted by other current accounting standards. This statement replaces the different definitions of fair value in accounting literature with a single definition. The statement requires reporting entities to establish a valuation premise based on the asset's highest and best use. This premise is often an integral part of valuing non-financial assets and other assets for which there is no observable market price. Three possible valuation approaches are identified by the statement; the market, income and cost approaches. The statement requires expanded disclosures in both interim and annual periods by each major category of assets and liabilities. The statement is effective for fair value measures already required or permitted by other standards for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Earlier adoption is permitted if no interim or annual financial statements have been issued for the earlier periods. The requirements of the statement are effective on a prospective basis except for changes in fair value related to estimating the fair value of a large block position and instruments measured at fair value at initial recognition based on transaction price in accordance with EITF 02-3 or SFAS 155. If these exceptions are present, the statement should be applied by adjusting the opening balance of retained earnings in the period of adoption. The Company is currently assessing the impact of this standard.

        FASB recently issued SFAS No. 158: Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 123(R). This statement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes that occur in the funded status in the year in which they occur. Employers will also be required to measure plan assets and benefit obligations as of fiscal year end. An employer with publicly traded equity securities is required to apply this statement, excluding the requirement for fiscal year end measurement of plan assets and benefit obligations, for fiscal years ending after December 15, 2006. An employer without publicly traded equity securities is required to adopt this statement, excluding the requirement for fiscal year end measurement of plan assets and benefit obligations, for fiscal years ending after June 15, 2007. The requirement to measure plan assets and benefit obligations as of the balance-sheet date is applicable for all entities for fiscal years ending after December 15, 2008. The Company is currently assessing the impact of this standard.

        In March 2006, the FASB issued SFAS No. 156: Accounting for Servicing of Financial Assets—An Amendment of SFAS No. 140; which amends SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and liabilities. SFAS 156 allows mark-to-market accounting for servicing rights and also permits a one-time reclassification of available-for-sale securities to trading securities under certain conditions. This statement is effective for fiscal years beginning after September 15, 2006. The Company is currently assessing the impact of this standard.

        In February 2006, the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments—An Amendment of FASB Statements No. 133 and 140 which amends SFAS 133, Accounting for Derivative Instruments and Hedging Activitiesand SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities to simplify the accounting for hybrid instruments and to eliminate a temporary exemption from SFAS 133 for certain securitized interests. This statement permits fair value re-measurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation and also clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133. This statement establishes a requirement to evaluate beneficial interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. It clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. This statement amends SFAS 140 to eliminate the prohibition on a qualifying SPE from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all instruments acquired, issued or subject to a re-measurement event occurring after the beginning of fiscal years that begin after September 15, 2006. The Company is currently assessing the impact of this standard.

        In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. This interpretation to clarify the accounting for uncertain tax positions in accordance with SFAS 109, Accounting for Income Taxes. The initial benefit recognition model follows a two-step approach. First, an enterprise evaluates if the tax position is more-likely-than-not of being sustained on audit based solely on the technical merits of the position. Second, the enterprise measures the appropriate amount of benefit to recognize. This is calculated as the largest amount of tax benefit that has a greater than 50% likelihood of ultimately being realized upon settlement. Subsequently at each reporting date, the largest amount that has a greater than 50% likelihood of ultimately being realized, based on the information available at that date, will be recognized and measured. Subsequent recognition, derecognition, and measurement should be based on new information. The change in net assets as a result of applying the provisions of the final interpretation will be considered a change in accounting principle with the cumulative effect of the change treated as an offsetting adjustment to the opening balance of retained earnings in the period of transition. The final interpretation will be effective as of the beginning of the first fiscal year beginning after December 15, 2006. Earlier application is permitted as of the beginning of a fiscal year, provided the enterprise has not yet issued financial statements, including interim financial statements, for that fiscal year. The Company is currently assessing the impact of this standard.

        In September 2006, the SEC Staff issued SAB 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. This bulletin addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. The bulletin requires registrants to quantify misstatements using both the balance sheet ("iron curtain") and income statement ("rollover") approaches and to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors. The guidance is effective at the beginning of the first fiscal year ending after November 15, 2006. A material error identified upon application of this guidance for the first fiscal year ending after November 15, 2006 may be corrected through a one-time cumulative-effect adjustment to beginning of year retained earnings, provided that the misstatement was determined to be immaterial in the past based on the application of the registrants' previous method for quantifying misstatements. This bulletin is applicable to all SEC registrants. The Company is currently assessing the impact of this standard.

        Canadian GAAP requires the proportionate consolidation of interests in joint ventures. Proportionate consolidation is not permitted under U.S. GAAP and interests in joint ventures are accounted for under the equity method. However, as allowed by the Securities and Exchange Commission ("SEC"), reclassification is not required in an SEC filing when specified criteria are met and the information is disclosed. Although adoption of proportionate consolidation has no impact on net earnings or shareholder's equity, it does increase assets, liabilities, revenues, expenses and cash flows from operations from those amounts otherwise reported under U.S. GAAP.

        Other matters:

        The tax effect of temporary differences under Canadian GAAP are described as future income taxes in these financial statements whereas such amounts are described as deferred income taxes under U.S. GAAP.

27.    Comparative figures:

        Certain comparative figures have been reclassified to conform to the current period basis of presentation.

28.    Consolidating financial statements

        Subsequent to the April 6, 2005 period end, the Company's Successor, Masonite International Inc. ("Parent") through its subsidiaries Stile ("Canadian Issuer") and Stile U.S. ("US Issuer") entered into a Senior Secured Credit Facility agreement and a Senior Subordinated Loan agreement. The Senior Secured Credit Facility and the Senior Subordinated Loan (the "Guaranteed Debt") are fully and unconditionally guaranteed on a joint and several basis by the Successor and certain of the Company's subsidiaries ("Guarantor Subsidiaries"). The Guaranteed Debt is not guaranteed by its less than wholly-owned subsidiaries and certain other subsidiaries of the Company (collectively the "Non-Guarantor Subsidiaries").

        The consolidating financial information below for the periods from February 2, 2005 to December 31, 2005, January 1, 2005 to April 6, 2005 and the years ended December 31, 2004 and 2003 are presented pursuant to Article 3-10(d) of Regulation S-X, since the operations of the Company consists of substantially all of the Predecessor's operations. Subsequent to the April 6, 2005 period end and prior to the issuance of the Guaranteed Debt, all operations of the Company consisted of the Predecessor. The operations of the US Issuer consist of the operations of Masonite Holdings which as of April 6, 2005 was a subsidiary of Masonite International Corporation. The operations of the Canadian Issuer consist of all other operations of the Predecessor which as of April 6, 2005 was Masonite International Corporation. The operations of the Guarantor Subsidiaries consist of the operations of the subsidiaries of the Canadian Issuer and the US Issuer (the "Issuers") which became guarantors of the Guaranteed Debt upon its issuance on April 6, 2005. For purposes of presenting the following consolidating financial statements, amounts were allocated to the columns Canadian Issuer, US Issuer, Guarantors and Non-Guarantor Subsidiaries assuming that the operations of the Predecessor were allocated to these columns under the same assumptions as those allocations applied by the Successor.

        The following consolidating financial statements as at December 31, 2005 and December 31, 2004 and for the period from February 2, 2005 to December 31, 2005, January 1, 2005 to April 6, 2005 and for the years ended December 31, 2004 and 2003 show the consolidated balance sheets and the statements of operations and cash flows for the Canadian Issuer, the US Issuer, Guarantor Subsidiaries and the Non-Guarantor Subsidiaries. The consolidating financial statements reflect the investments of the Parent in the Issuers, and of the Issuers in their respective Guarantor and Non-Guarantor subsidiaries using the equity method. Prior to April 6, 2005, the Canadian Issuer was the ultimate parent of all subsidiaries. Subsequent to April 6, 2005, Parent had two direct subsidiaries, the Canadian Issuer and the US Issuer.

Consolidating Statement of Operations
For the period from February 2, 2005 (date of Incorporation) to December 31, 2005
(Restated — note 2)

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Sales	$—	$408,544	$1,117,472	$357,139	$(261,180)	$1,621,975	$301,375	$(94,967)	$1,828,383
Cost of sales	—	362,000	958,577	296,684	(261,180)	1,356,081	236,463	(94,610)	1,497,934

	—	46,544	158,895	60,455	—	265,894	64,912	(357)	330,449
Selling, general and administration expenses	—	28,125	86,979	17,475	—	132,579	28,740	—	161,319
Depreciation and amortization	—	11,227	50,501	13,044	—	74,772	14,479	1,002	90,253
Interest	—	66,524	89,668	(147)	—	156,045	(18,964)	—	137,081
Loss (income) from equity investments	69,800	(46,670)	(3,943)	—	(45,772)	(26,585)	19	26,585	19
Other expense (income)	—	18,683	4,391	291	—	23,365	(784)	—	22,581

(Loss) income before income taxes and non-controlling interest	(69,800)	(31,345)	(68,701)	29,792	45,772	(94,282)	41,422	(27,944)	(80,804)
Income taxes	—	(16,141)	(15,043)	5,764	—	(25,420)	9,353	(218)	(16,285)
Non-controlling interest	—	938	—	—	—	938	—	4,343	5,281

Net (loss) income	$(69,800)	$(16,142)	$(53,658)	$24,028	$45,772	$(69,800)	$32,069	$(32,069)	$(69,800)

Reconciliation to United States GAAP is as follows:
Net (loss) income based on Canadian GAAP	$(69,800)	$(16,142)	$(53,658)	$24,028	$45,772	$(69,800)	$32,069	$(32,069)	$(69,800)
Effect of EITF 88-16	304	98	206	—	(304)	304	—	—	304
Tax effect on US GAAP adjustments	(150)	(64)	(86)	—	150	(150)	—	—	(150)

Net (loss) income based on United States GAAP	(69,646)	(16,108)	(53,538)	24,028	45,618	(69,646)	32,069	(32,069)	(69,646)
Effect of SFAS 130	(7,984)	(7,711)	(108)	(165)	7,984	(7,984)	514	(514)	(7,984)
Effect of SFAS 133	15,985	8,048	7,937	—	(15,985)	15,985	—	—	15,985
Tax effect on US GAAP adjustments	(6,065)	(3,049)	(3,016)	—	6,065	(6,065)	—	—	(6,065)

Comprehensive (loss) income based on United States GAAP	$(67,710)	$(18,820)	$(48,725)	$23,863	$43,682	$(67,710)	$32,583	$(32,583)	$(67,710)

Consolidating Statement of Operations
For the period from January 1, 2005 to April 6, 2005

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Sales	$—	$130,345	$354,670	$112,233	$(62,561)	$534,687	$93,984	$(28,556)	$600,115
Cost of sales	—	107,164	308,678	88,393	(62,561)	441,674	73,628	(28,556)	486,746

	—	23,181	45,992	23,840	—	93,013	20,356	—	113,369
Selling, general and administration expenses	—	11,542	28,861	5,341	—	45,744	8,680	—	54,424
Depreciation and amortization	—	2,276	9,003	2,922	—	14,201	4,819	(8)	19,012
Interest	—	7,619	9,804	(391)	—	17,032	(5,831)	—	11,201
Loss (income) from equity investments	—	5,115	(1,569)	—	(6,592)	(3,046)	(292)	3,046	(292)
Other expense	—	41,738	23,057	1,409	—	66,204	471	—	66,675

(Loss) income before income taxes and non-controlling interest	—	(45,109)	(23,164)	14,559	6,592	(47,122)	12,509	(3,038)	(37,651)
Income taxes	—	(15,097)	(5,695)	3,682	—	(17,110)	8,794	—	(8,316)
Non-controlling interest	—	653	—	—	—	653	—	677	1,330

Net (loss) income	$—	$(30,665)	$(17,469)	$10,877	$6,592	$(30,665)	$3,715	$(3,715)	$(30,665)

Reconciliation to United States GAAP is as follows:
Net (loss) income based on Canadian GAAP	$—	$(30,665)	$(17,469)	$10,877	$6,592	$(30,665)	$3,715	$(3,715)	$(30,665)
Effect of SFAS 133	—	1,373	—	—	—	1,373	—	—	1,373
Tax effect on US GAAP adjustments	—	(453)	—	—	—	(453)	—	—	(453)

Net (loss) income based on United States GAAP	—	(29,745)	(17,469)	10,877	6,592	(29,745)	3,715	(3,715)	(29,745)
Effect of SFAS 130	—	(20,406)	(2,222)	(1,124)	3,346	(20,406)	(91)	91	(20,406)
Effect of SFAS 87	—	(198)	—	(198)	198	(198)	—	—	(198)
Effect of SFAS 133	—	168	—	—	—	168	—	—	168
Tax effect on US GAAP adjustments	—	39	—	89	(89)	39	—	—	39

Comprehensive (loss) income based on United States GAAP	$—	$(50,142)	$(19,691)	$9,644	$10,047	$(50,142)	$3,624	$(3,624)	$(50,142)

Consolidating Statement of Operations
For the year ended December 31, 2004

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Sales	$—	$407,435	$1,342,591	$343,857	$(166,539)	$1,927,344	$396,087	$(123,566)	$2,199,865
Cost of sales	—	317,338	1,103,451	281,003	(166,539)	1,535,253	311,024	(123,566)	1,722,711

	—	90,097	239,140	62,854	—	392,091	85,063	—	477,154
Selling, general and administration expenses	—	37,986	98,914	18,286	—	155,186	34,703	—	189,889
Depreciation and amortization	—	6,746	32,306	10,119	—	49,171	13,290	126	62,587
Interest	—	31,155	39,468	(5,337)	—	65,286	(25,754)	—	39,532
(Income) loss from equity investments	—	(121,548)	(2,781)	—	81,216	(43,113)	14	42,998	(101)
Other expense	—	5,768	1,235	6	—	7,009	795	—	7,804

Income (loss) before income taxes and non-controlling interest	—	129,990	69,998	39,780	(81,216)	158,552	62,015	(43,124)	177,443
Income taxes	—	2,039	23,153	5,409	—	30,601	12,052	—	42,653
Non-controlling interest	—	—	—	—	—	—	—	6,839	6,839

Net income (loss)	$—	$127,951	$46,845	$34,371	$(81,216)	$127,951	$49,963	$(49,963)	$127,951

Reconciliation to United States GAAP is as follows:
Net income (loss) based on Canadian GAAP	$—	$127,951	$46,845	$34,371	$(81,216)	$127,951	$49,963	$(49,963)	$127,951
Effect of SFAS 133	—	6,636	—	—	—	6,636	—	—	6,636
Tax effect on US GAAP adjustments	—	(1,888)	—	—	—	(1,888)	—	—	(1,888)

Net income (loss) based on United States GAAP	—	132,699	46,845	34,371	(81,216)	132,699	49,963	(49,963)	132,699
Effect of SFAS 130	—	53,399	3,441	2,048	(5,489)	53,399	554	(554)	53,399
Effect of SFAS 87	—	(1,021)	—	(1,021)	1,021	(1,021)	—	—	(1,021)
Effect of SFAS 133	—	5,164	—	—	—	5,164	—	—	5,164
Tax effect on US GAAP adjustments	—	(1,458)	—	306	(306)	(1,458)	—	—	(1,458)

Comprehensive income (loss) based on United States GAAP	$—	$188,783	$50,286	$35,704	$(85,990)	$188,783	$50,517	$(50,517)	$188,783

Consolidating Statement of Operations
Year ended December 31, 2003

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Sales	$—	$374,399	$1,053,289	$261,500	$(134,934)	$1,554,254	$324,316	$(101,332)	$1,777,238
Cost of sales	—	283,999	865,658	208,235	(134,934)	1,222,958	258,552	(101,332)	1,380,178

	—	90,400	187,631	53,265	—	331,296	65,764	—	397,060
Selling, general and administration expenses	—	37,377	76,717	18,523	—	132,617	29,549	—	162,166
Depreciation and amortization	—	6,405	23,839	8,310	—	38,554	9,028	118	47,700
Interest	—	23,884	41,643	(4,037)	—	61,490	(25,093)	—	36,397
(Income) loss from equity investments	—	(92,590)	(461)	—	59,384	(33,667)	302	34,125	760
Other (income) expense	—	(5)	2,506	(21)	—	2,480	(95)	—	2,385

Income (loss) before income taxes and non-controlling interest	—	115,329	43,387	30,490	(59,384)	129,822	52,073	(34,243)	147,652
Income taxes	—	7,658	17,366	(2,873)	—	22,151	12,313	—	34,464
Non-controlling interest	—	—	—	—	—	—	—	5,517	5,517

Net income (loss)	$—	$107,671	$26,021	$33,363	$(59,384)	$107,671	$39,760	$(39,760)	$107,671

Reconciliation to United States GAAP is as follows:
Net income (loss) based on Canadian GAAP	$—	$107,671	$26,021	$33,363	$(59,384)	$107,671	$39,760	$(39,760)	$107,671
Effect of SFAS 133	—	3,341	—	—	—	3,341	—	—	3,341
Tax effect on US GAAP adjustments	—	(1,023)	—	—	—	(1,023)	—	—	(1,023)

Net income (loss) based on United States GAAP	—	109,989	26,021	33,363	(59,384)	109,989	39,760	(39,760)	109,989
Effect of SFAS 130	—	62,634	5,034	(3,661)	(1,373)	62,634	(67)	67	62,634
Effect of SFAS 87	—	510	—	510	(510)	510	—	—	510
Tax effect on US GAAP adjustments	—	(168)	—	(168)	168	(168)	—	—	(168)

Comprehensive income (loss) based on United States GAAP	$—	$172,965	$31,055	$30,044	$(61,099)	$172,965	$39,693	$(39,693)	$172,965

Consolidating Balance Sheet
December 31, 2005
(Restated — note 2)

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$11,495	$4,188	$8,724	$—	$24,407	$23,052	$—	$47,459
Accounts receivable	—	57,905	60,332	57,854	—	176,091	70,189	—	246,280
Intercompany receivable	—	18,329	21,410	14,152	(39,813)	14,078	22,466	(36,544)	—
Inventories	—	77,983	200,329	60,591	—	338,903	61,192	—	400,095
Prepaid expenses	—	1,460	8,727	4,895	—	15,082	6,012	—	21,094
Current future income taxes	—	587	32,382	2,263	—	35,232	1,153	—	36,385

	—	167,759	327,368	148,479	(39,813)	603,793	184,064	(36,544)	751,313
Property, plant and equipment	—	86,824	402,587	221,624	—	711,035	232,514	(2,796)	940,753
Goodwill	—	183,978	739,049	10,340	—	933,367	15,636	19,764	968,767
Intangible assets	—	235,092	279,889	12,554	—	527,535	11,260	5,823	544,618
Investments and advances	495,849	863,603	17,536	181,548	(911,473)	647,063	378,870	(1,025,933)	—
Other assets	—	35,185	36,715	267	—	72,167	1,143	—	73,310
Long-term future income taxes	—	—	—	1,381	—	1,381	17,163	—	18,544

	$495,849	$1,572,441	$1,803,144	$576,193	$(951,286)	$3,496,341	$840,650	$(1,039,686)	$3,297,305

Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$—	$56,000	$55,000	$—	$—	$111,000	$17,767	$—	$128,767
Trade payables and accrued expenses	3,500	73,773	172,790	43,014	—	293,077	62,326	—	355,403
Intercompany payable	—	11,710	29,480	21,104	(39,813)	22,481	14,063	(36,544)	—
Income taxes payable	—	9,795	4,209	1,866	—	15,870	3,293	—	19,163
Current future income taxes	—	—	—	2,242	—	2,242	195	—	2,437
Current portion of long-term debt	—	6,234	5,818	—	—	12,052	22,277	—	34,329

	3,500	157,512	267,297	68,226	(39,813)	456,722	119,921	(36,544)	540,099
Long-term debt	—	966,047	1,276,055	57,784	—	2,299,886	102,980	(460,733)	1,942,133
Long-term future income taxes	—	63,471	143,083	23,092	—	229,646	13,167	757	243,570
Long-term liabilities	—	7,346	13,533	7,967	—	28,846	19,640	—	48,486
Non-controlling interest	—	—	—	—	—	—	—	30,668	30,668

	3,500	1,194,376	1,699,968	157,069	(39,813)	3,015,100	255,708	(465,852)	2,804,956
Shareholders' equity	492,349	378,065	103,176	419,124	(911,473)	481,241	584,942	(573,834)	492,349

	$495,849	$1,572,441	$1,803,144	$576,193	$(951,286)	$3,496,341	$840,650	$(1,039,686)	$3,297,305

The reconciliation of condensed consolidating balance sheet captions is as follows:
December 31, 2005

	Parent
	Canadian GAAP	Adjustments	U.S. GAAP
Investments and advances	$495,849	4,074	$499,923
Shareholders' equity	492,349	4,074	496,423
Total assets	$495,849	4,074	$499,923
	Canadian Issuer
	Canadian GAAP	Adjustments	U.S. GAAP
Current assets	$167,759	111	$167,870
Property, plant and equipment	86,824	(96)	86,728
Goodwill	183,978	(878)	183,100
Intangible assets	235,092	(1,094)	233,998
Other assets	898,788	7,937	906,725
Current liabilities	157,512	33	157,545
Long-term future income taxes	63,471	2,640	66,111
Shareholders' equity	378,065	3,307	381,372
Total assets	$1,572,441	5,980	$1,578,421
	US Issuer
	Canadian GAAP	Adjustments	U.S. GAAP
Goodwill	$739,049	(3,451)	$735,598
Intangible assets	279,889	(1,075)	278,814
Other assets	54,251	7,937	62,188
Long-term future income taxes	143,083	2,644	145,727
Shareholders' equity	103,176	767	103,943
Total assets	$1,803,144	3,411	$1,806,555

Consolidating Balance Sheet
December 31, 2004

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$14,838	$6,490	$12,209	$—	$33,537	$52,951	$—	$86,488
Accounts receivable	—	44,499	87,606	65,000	—	197,105	60,129	—	257,234
Intercompany receivable	—	2,483	6,737	11,791	(13,154)	7,857	15,002	(22,859)	—
Inventories	—	71,190	222,724	63,278	(659)	356,533	65,253	—	421,786
Prepaid expenses	—	827	7,515	4,525	—	12,867	3,828	—	16,695
Current future income taxes	—	3,085	16,127	(164)	—	19,048	605	—	19,653

	—	136,922	347,199	156,639	(13,813)	626,947	197,768	(22,859)	801,856
Property, plant and equipment	—	70,802	416,807	192,306	—	679,915	253,416	(2,151)	931,180
Goodwill	—	57,811	179,938	9,691	—	247,440	30,687	11,003	289,130
Intangible assets	—	1,260	31,662	—	—	32,922	2,524	1,577	37,023
Investments and advances	—	1,173,266	77,378	95,750	(699,587)	646,807	322,092	(965,385)	3,514
Other assets	—	7,680	22,834	326	—	30,840	1,451	—	32,291
Long-term future income taxes	—	1,775	284	1,282	—	3,341	10,150	—	13,491

	$—	$1,449,516	$1,076,102	$455,994	$(713,400)	$2,268,212	$818,088	$(977,815)	$2,108,485

Liabilities and Shareholder's Equity
Current liabilities:
Bank indebtedness	$—	$—	$—	$—	$—	$—	$19,082	$—	$19,082
Trade payables and accrued expenses	—	87,165	157,909	24,191	—	269,265	47,055	(189)	316,131
Intercompany payable	—	(7,636)	17,204	19,297	(13,813)	15,052	7,807	(22,859)	—
Income taxes payable	—	807	3,643	6,396	—	10,846	663	—	11,509
Current future income taxes	—	(38)	—	38	—	—	—	—	—
Current portion of long-term debt	—	4,884	10,229	—	—	15,113	9,721	—	24,834

	—	85,182	188,985	49,922	(13,813)	310,276	84,328	(23,048)	371,556
Long-term debt	—	416,546	434,055	64,631	—	915,232	149,441	(471,310)	593,363
Long-term future income taxes	—	30,209	89,616	2,343	—	122,168	12,494	—	134,662
Long-term liabilities	—	631	2,957	—	—	3,588	—	19,908	23,496
Non-controlling interest	—	—	—	—	—	—	—	68,460	68,460

	—	532,568	715,613	116,896	(13,813)	1,351,264	246,263	(405,990)	1,191,537
Shareholder's equity	—	916,948	360,489	339,098	(699,587)	916,948	571,825	(571,825)	916,948

	$—	$1,449,516	$1,076,102	$455,994	$(713,400)	$2,268,212	$818,088	$(977,815)	$2,108,485

The reconciliation of condensed consolidating balance sheet captions is as follows:
December 31, 2004

	Canadian Issuer
	Canadian GAAP	Adjustments	U.S. GAAP
Current assets	$136,922	2,032	$138,954
Property, plant and equipment	70,802	—	70,802
Goodwill	57,811	1,746	59,557
Intangible assets	1,260	—	1,260
Investments and advances	1,173,266	5,450	1,178,716
Long-term future income taxes	1,775	2,844	4,619
Current liabilities	85,182	729	85,911
Other long-term liabilities	631	8,619	9,250
Shareholder's equity	916,948	2,724	919,672
Total assets	$1,449,516	12,072	$1,461,588
	US Issuer
	Canadian GAAP	Adjustments	U.S. GAAP
Goodwill	$179,938	2,455	$182,393
Shareholder's equity	360,489	2,455	362,944
Total assets	$1,076,102	2,455	$1,078,557
	Guarantor Subsidiaries
	Canadian GAAP	Adjustments	U.S. GAAP
Long term future income taxes	1,282	1,052	2,334
Other long-term liabilities	—	3,507	3,507
Shareholder's equity	339,098	(2,455)	336,643
	Non-Guarantor Subsidiaries
	Canadian GAAP	Adjustments	U.S. GAAP
Goodwill	$30,687	$5,450	$36,137
Shareholder's equity	571,825	5,450	577,275
Total assets	$818,088	$5,450	$823,538

Consolidating Statement of Cash Flows
For the period from February 2, 2005 (date of Incorporation) to December 31, 2005
(Restated — note 2)

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Cash provided by (used in):
Operating activities:
Net (loss) income	$(69,800)	$(16,142)	$(53,658)	$24,028	$45,772	$(69,800)	$32,069	$(32,069)	$(69,800)
Items not involving cash:
Depreciation and amortization	—	11,227	50,501	13,044	—	74,772	14,479	1,002	90,253
Amortization of financing fees	—	9,040	7,445	—	—	16,485	—	—	16,485
(Gain) loss on sale of property, plant and equipment	—	(50)	2,420	1	—	2,371	43	—	2,414
Loss (income) from equity investments	69,800	(46,670)	(3,943)	—	(45,772)	(26,585)	19	26,585	19
Share based awards	—	553	2,115	116	—	2,784	172	—	2,956
Future income taxes	—	(23,142)	(11,602)	527	—	(34,217)	5,289	(218)	(29,146)
Pension and post-retirement expense and funding, net	—	—	721	182	—	903	—	—	903
Non-controlling interest	—	938	—	—	—	938	—	4,343	5,281
Change in non-cash operating working capital:
Accounts receivable	—	(2,541)	(2,015)	3,017	—	(1,539)	4,888	—	3,349
Inventories	—	13,776	30,584	4,095	—	48,455	1,732	357	50,544
Income taxes payable	—	7,362	2,213	1,791	—	11,366	225	—	11,591
Prepaid expenses	—	2,847	(1,957)	1,784	—	2,674	(1,858)	—	816
Accounts payable and accrued liabilities	3,500	(20,534)	(19,469)	(12,330)	—	(48,833)	(7,272)	—	(56,105)
Intercompany receivable	—	31,304	7,064	7,698	(32,251)	13,815	16,965	(30,780)	—
Intercompany payable	—	(27,900)	(33,347)	9,768	32,251	(19,228)	(11,552)	30,780	—
Equity compensation settlement liability	—	(35,906)	(21,780)	—	—	(57,686)	(56)	—	(57,742)

	3,500	(95,838)	(44,708)	53,721	—	(83,325)	55,143	—	(28,182)

Financing activities
Change in bank and other indebtedness	—	56,000	55,002	181	—	111,183	(9,138)	—	102,045
Proceeds from issuance of common shares	567,177	403,983	163,194	—	(567,177)	567,177	—	—	567,177
Proceeds from issuance of long-term debt	—	945,500	999,500	—	—	1,945,000	7,500	—	1,952,500
Repayment of long-term debt	—	(330,014)	(112,557)	—	—	(442,571)	(6,495)	—	(449,066)
Deferred financing fees	—	(39,057)	(38,943)	—	—	(78,000)	—	—	(78,000)

	567,177	1,036,412	1,066,196	181	(567,177)	2,102,789	(8,133)	—	2,094,656

Investing activities
Proceeds from sale of property, plant and equipment	—	—	1,348	44	—	1,392	7,805	—	9,197
Additions to property, plant and equipment	—	(7,885)	(41,934)	(4,980)	—	(54,799)	(15,009)	—	(69,808)
Acquisitions	(5,014)	(953,204)	(993,807)	4,972	—	(1,947,053)	15,176	—	(1,931,877)
Investments and advances	(565,663)	55,971	16,395	(40,697)	567,177	33,183	(33,183)	—	—
Distributions to minority partners	—	(22,275)	—	—	—	(22,275)	—	—	(22,275)
Other investing activities	—	(6,209)	401	(486)	—	(6,294)	1,199	—	(5,095)

	(570,677)	(933,602)	(1,017,597)	(41,147)	567,177	(1,995,846)	(24,012)	—	(2,019,858)

Net foreign currency translation adjustment	—	4,523	297	(4,031)	—	789	54	—	843

Increase in cash and cash equivalents	—	11,495	4,188	8,724	—	24,407	23,052	—	47,459
Cash and cash equivalents, beginning of period	—	—	—	—	—	—	—	—	—

Cash and cash equivalents, end of period	$—	$11,495	$4,188	$8,724	$—	$24,407	$23,052	$—	$47,459

Consolidating Statement of Cash Flows
For the period from January 1, 2005 to April 6, 2005

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Cash provided by (used in):
Operating activities:
Net (loss) income	$—	$(30,665)	$(17,469)	$10,877	$6,592	$(30,665)	$3,715	$(3,715)	$(30,665)
Items not involving cash:
Depreciation and amortization	—	2,276	9,003	2,922	—	14,201	4,819	(8)	19,012
Amortization of financing fees	—	208	179	—	—	387	—	—	387
Loss on sale of property, plant and equipment	—	—	44	—	—	44	74	—	118
Loss (income) from equity investments	—	5,115	(1,569)	—	(6,592)	(3,046)	(292)	3,046	(292)
Share based awards	—	101	128	—	—	229	—	—	229
Future income taxes	—	(18,396)	(9)	2,350	—	(16,055)	2,206	—	(13,849)
Pension and post-retirement expense and funding, net	—	—	190	—	—	190	—	—	190
Non-controlling interest	—	653	—	—	—	653	—	677	1,330
Change in non-cash operating working capital:
Accounts receivable	—	(8,724)	29,683	4,129	—	25,088	(7,110)	—	17,978
Inventories	—	211	(3,612)	1,805	—	(1,596)	1,509	—	(87)
Income taxes payable	—	452	(4,842)	(303)	—	(4,693)	4,830	—	137
Prepaid expenses	—	(6,799)	106	(2,154)	—	(8,847)	(1,448)	—	(10,295)
Accounts payable and accrued liabilities	—	35,099	35,802	11,623	—	82,524	2,298	—	84,822
Intercompany receivable	—	(8,186)	(3,573)	(10,059)	18,454	(3,364)	(12,803)	16,167	—
Intercompany payable	—	5,280	21,260	4,991	(18,454)	13,077	3,090	(16,167)	—
Equity compensation settlement liability	—	35,906	21,780	—	—	57,686	56	—	57,742

	—	12,531	87,101	26,181	—	125,813	944	—	126,757

Financing activities
Change in bank and other indebtedness	—	—	(2)	(181)	—	(183)	201	—	18
Proceeds from issuance of common shares	—	469	—	—	—	469	—	—	469
Repayment of long-term debt	—	(94,410)	(48,570)	—	—	(142,980)	(2,474)	—	(145,454)

	—	(93,941)	(48,572)	(181)	—	(142,694)	(2,273)	—	(144,967)

Investing activities
Proceeds from sale of property, plant and equipment	—	133	52	—	—	185	218	—	403
Additions to property, plant and equipment	—	(2,219)	(7,979)	(623)	—	(10,821)	(1,580)	—	(12,401)
Investments and advances	—	79,349	(19,604)	(29,742)	—	30,003	(30,003)	—	—
Other investing activities	—	(1,573)	2	242	—	(1,329)	(288)	—	(1,617)

	—	75,690	(27,529)	(30,123)	—	18,038	(31,653)	—	(13,615)

Net foreign currency translation adjustment	—	2,382	—	(3,114)	—	(732)	(5,916)	—	(6,648)

(Decrease) increase in cash and cash equivalents	—	(3,338)	11,000	(7,237)	—	425	(38,898)	—	(38,473)
Cash and cash equivalents, beginning of period	—	14,838	6,490	12,209	—	33,537	52,951	—	86,488

Cash and cash equivalents, end of period	$—	$11,500	$17,490	$4,972	$—	$33,962	$14,053	$—	$48,015

Consolidating Statement of Cash Flows
For the year ended December 31, 2004

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Cash provided by (used in):
Operating activities:
Net income (loss)	$—	$127,951	$46,845	$34,371	$(81,216)	$127,951	$49,963	$(49,963)	$127,951
Items not involving cash:
Depreciation and amortization	—	6,746	32,306	10,119	—	49,171	13,290	126	62,587
Amortization of financing fees	—	830	497	—	—	1,327	—	—	1,327
Impairment of property, plant and equipment	—	30	2,889	—	—	2,919	—	—	2,919
(Gain) loss on sale of property, plant and equipment	—	(253)	(5,097)	6	—	(5,344)	199	—	(5,145)
(Income) loss from equity investments	—	(121,548)	(2,781)	—	81,216	(43,113)	14	42,998	(101)
Share based awards	—	396	—	—	—	396	—	—	396
Future income taxes	—	2,032	18,292	4,512	—	24,836	4,662	—	29,498
Pension and post-retirement income and funding, net	—	—	(2,527)	—	—	(2,527)	—	—	(2,527)
Non-controlling interest	—	—	—	—	—	—	—	6,839	6,839
Change in non-cash operating working capital:
Accounts receivable	—	(4,253)	36,984	(7,690)	—	25,041	4,212	—	29,253
Inventories	—	(17,720)	(48,638)	(4,089)	—	(70,447)	(4,811)	—	(75,258)
Income taxes payable	—	(8,123)	(444)	(103)	—	(8,670)	(3,297)	—	(11,967)
Prepaid expenses	—	(1,674)	885	867	—	78	1,087	—	1,165
Accounts payable and accrued liabilities	—	10,106	(25,839)	8,660	—	(7,073)	(12,969)	—	(20,042)
Intercompany receivable	—	3,741	19,753	(10,862)	(16,741)	(4,109)	(7,945)	12,054	—
Intercompany payable	—	(9,387)	11,033	2,518	16,741	20,905	(8,851)	(12,054)	—

	—	(11,126)	84,158	38,309	—	111,341	35,554	—	146,895

Financing activities
Change in bank and other indebtedness	—	(2)	—	2	—	—	12,474	—	12,474
Proceeds from issuance of common shares	—	4,750	—	28,875	(28,875)	4,750	—	—	4,750
Repurchase of common shares	—	(2,359)	—	—	—	(2,359)	—	—	(2,359)
Proceeds from issuance of long-term debt	—	—	200,000	—	—	200,000	—	—	200,000
Repayment of long-term debt	—	(23,341)	(60,897)	(17)	—	(84,255)	(19,496)	—	(103,751)
Deferred financing fees	—	—	(3,227)	—	—	(3,227)	—	—	(3,227)

	—	(20,952)	135,876	28,860	(28,875)	114,909	(7,022)	—	107,887

Investing activities
Proceeds from sale of property, plant and equipment	—	3,749	6,215	5	—	9,969	412	—	10,381
Additions to property, plant and equipment	—	(3,717)	(47,220)	(7,910)	—	(58,847)	(11,401)	—	(70,248)
Acquisitions	—	(84,691)	(172,913)	1,406	—	(256,198)	1,419	—	(254,779)
Investments and advances	—	28,257	(4,891)	(58,636)	28,875	(6,395)	6,395	—	—
Distributions to minority partners	—	—	—	—	—	—	—	—	—
Other investing activities	—	(2,997)	(104)	1,620	—	(1,481)	(1,683)	—	(3,164)

	—	(59,399)	(218,913)	(63,515)	28,875	(312,952)	(4,858)	—	(317,810)

Net foreign currency translation adjustment	—	10,414	—	3,700	—	14,114	5,726	—	19,840

(Decrease) increase in cash and cash equivalents	—	(81,063)	1,121	7,354	—	(72,588)	29,400	—	(43,188)
Cash and cash equivalents, beginning of period	—	95,901	5,369	4,855	—	106,125	23,551	—	129,676

Cash and cash equivalents, end of period	$—	$14,838	$6,490	$12,209	$—	$33,537	$52,951	$—	$86,488

Consolidating Statement of Cash Flows
Year ended December 31, 2003

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Cash provided by (used in):
Operating activities:
Net income (loss)	$—	$107,671	$26,021	$33,363	$(59,384)	$107,671	$39,760	$(39,760)	$107,671
Items not involving cash:
Depreciation and amortization	—	6,405	23,839	8,310	—	38,554	9,028	118	47,700
Amortization of financing fees	—	814	47	—	—	861	—	—	861
(Gain) loss on sale of property, plant and equipment	—	(5)	2,506	(21)	—	2,480	(95)	—	2,385
(Income) loss from equity investments	—	(92,590)	(461)	—	59,384	(33,667)	302	34,125	760
Share based awards	—	191	—	—	—	191	—	—	191
Future income taxes	—	(11,074)	16,265	(3,304)	—	1,887	7,195	—	9,082
Pension and post-retirement income and funding, net	—	—	(4,715)	—	—	(4,715)	—	—	(4,715)
Non-controlling interest	—	—	—	—	—	—	—	5,517	5,517
Change in non-cash operating working capital:
Accounts receivable	—	(7,611)	(33,908)	(6,277)	—	(47,796)	(14,494)	—	(62,290)
Inventories	—	(4,387)	(8,693)	(9,318)	—	(22,398)	(7,371)	—	(29,769)
Income taxes payable	—	23,777	4,897	(180)	—	28,494	(5,369)	—	23,125
Prepaid expenses	—	1,168	(2,336)	(2,725)	—	(3,893)	(2,084)	—	(5,977)
Accounts payable and accrued liabilities	—	7,349	38,533	6,843	—	52,725	7,506	—	60,231
Intercompany receivable	—	(4,119)	(25,771)	(812)	28,552	(2,150)	782	1,368	—
Intercompany payable	—	24,919	1,107	1,774	(28,552)	(752)	2,120	(1,368)	—

	—	52,508	37,331	27,653	—	117,492	37,280	—	154,772

Financing activities
Change in bank and other indebtedness	—	(1,392)	453	(876)	—	(1,815)	4,172	—	2,357
Proceeds from issuance of common shares	—	9,545	100,000	—	(100,000)	9,545	—	—	9,545
Repayment of long-term debt	—	(27,901)	(17,035)	(135)	—	(45,071)	(6,069)	—	(51,140)
Deferred financing fees	—	(600)	—	—	—	(600)	—	—	(600)

	—	(20,348)	83,418	(1,011)	(100,000)	(37,941)	(1,897)	—	(39,838)

Investing activities
Proceeds from sale of property, plant and equipment	—	337	13,177	—	—	13,514	433	—	13,947
Additions to property, plant and equipment	—	(6,366)	(33,797)	(1,629)	—	(41,792)	(7,662)	—	(49,454)
Acquisitions	—	(735)	(196)	(3,545)	—	(4,476)	—	—	(4,476)
Investments and advances	—	3,849	(57,539)	(19,048)	100,000	27,262	(27,262)	—	—
Other investing activities	—	137	(6,154)	(1,136)	—	(7,153)	(995)	—	(8,148)

	—	(2,778)	(84,509)	(25,358)	100,000	(12,645)	(35,486)	—	(48,131)

Net foreign currency translation adjustment	—	18,604	—	446	—	19,050	(3,821)	—	15,229

Increase in cash and cash equivalents	—	47,986	36,240	1,730	—	85,956	(3,924)	—	82,032
Cash and cash equivalents, beginning of period	—	47,915	(30,871)	3,125	—	20,169	27,475	—	47,644

Cash and cash equivalents, end of period	$—	$95,901	$5,369	$4,855	$—	$106,125	$23,551	$—	$129,676

Masonite International Inc.

Revised Unaudited Consolidated Statements of Operations
Nine Month Period Ended September 30, 2006;
Successor Period from February 2, 2005 (Date of Incorporation) to September 30, 2005;
and the Predecessor Period from January 1, 2005 to April 6, 2005;
(in thousands of U.S. dollars)

	Masonite January 1, 2006 –September 30 2006 (Restated — note 2)	Masonite February 2, 2005 –September 30, 2005 (Restated — note 2)	Predecessor January 1, 2005 –April 6, 2005
Sales	$1,879,510	$1,233,202	$600,115
Cost of sales	1,486,904	1,007,864	486,746

	392,606	225,338	113,369
Selling, general and administration expenses	159,232	105,816	54,424
Depreciation	65,329	39,041	17,919
Amortization of intangible assets	26,660	20,498	1,093
Interest	137,239	90,432	11,201
Other expense, net (note 14)	16,613	20,462	66,383

(Loss) before income taxes and non-controlling interest	(12,467)	(50,911)	(37,651)
Income taxes (note 15)	(4,804)	(19,314)	(8,316)
Non-controlling interest	5,557	3,960	1,330

Net loss	$(13,220)	$(35,557)	$(30,665)

Basis of presentation (note 1)

See accompanying notes to unaudited consolidated financial statements.

Masonite International Inc.

Revised Unaudited Consolidated Balance Sheets
September 30, 2006 and December 31, 2005
(in thousands of U.S. dollars)

	September 30, 2006 (Restated — note 2)	December 31, 2005 (Restated — note 2)
Assets
Current assets:
Cash and cash equivalents	$61,299	$47,459
Accounts receivable (note 3)	270,742	246,280
Inventories (note 4)	393,229	400,095
Prepaid expenses	21,529	21,094
Current future income taxes	34,388	36,385

	781,187	751,313
Property, plant and equipment	904,135	940,753
Goodwill	971,255	968,767
Intangible assets	517,939	544,618
Other assets (note 5)	73,715	73,310
Long-term future income taxes	14,541	18,544

	$3,262,772	$3,297,305

Liabilities and Shareholder's Equity
Current liabilities:
Bank indebtedness (note 6)	$81,766	$128,767
Accounts payable and accrued expenses (note 8)	402,431	355,403
Income taxes payable	17,282	19,163
Current future income taxes	3,072	2,437
Current portion of long-term debt (note 7)	27,351	34,329

	531,902	540,099
Long-term debt (note 7)	1,921,046	1,942,133
Long-term future income taxes	225,360	243,570
Non-controlling interest	37,023	30,668
Other long-term liabilities (note 9)	44,208	48,486

	2,759,539	2,804,956
Shareholder's equity:
Share capital (note 10)	567,177	567,177
Contributed surplus	4,146	2,956
Deficit	(83,020)	(69,800)
Cumulative translation adjustment	14,930	(7,984)

	503,233	492,349

	$3,262,772	$3,297,305

Commitments (note 12)
Contingencies (note 13)
Related party transactions (notes 5 and 18)

See accompanying notes to unaudited consolidated financial statements.

Masonite International Inc.

Revised Unaudited Consolidated Statements of Changes in Shareholder's Equity
Nine Month Period Ended September 30, 2006;
Period from February 2, 2005 (Date of Incorporation) to September 30, 2005;
and the Predecessor Period from January 1, 2005 to April 6, 2005
(in thousands of U.S. dollars)

	Masonite January 1, 2006 –September 30, 2006 (Restated — note 2)	Masonite February 2, 2005 –September 30, 2005 (Restated — note 2)	Predecessor January 1, 2005 –April 6, 2005
Share Capital:
Balance at beginning of period	$567,177	$—	$271,126
Issued	—	567,177	469

Balance at end of period	$567,177	$567,177	$271,595

Contributed Surplus:
Balance at beginning of period	$2,956	$—	$587
Stock-based compensation awards (note 10)	1,190	1,882	229
Cancellation of stock-based awards	—	—	(816)

Balance at end of period	$4,146	$1,882	$—

(Deficit) Retained Earnings:
Balance at beginning of period	$(69,800)	$—	$529,611
Net loss	(13,220)	(35,557)	(30,665)

Balance at end of period	$(83,020)	$(35,557)	$498,946

Cumulative Translation Adjustments:
Balance at beginning of period	$(7,984)	$—	$115,624
Unrealized gain (loss) on translation of net investments in self-sustaining foreign operations	22,914	(6,169)	(20,471)

Balance at end of period	$14,930	$(6,169)	$95,153

Basis of presentation (note 1)

See accompanying notes to unaudited consolidated financial statements.

Masonite International Inc.

Revised Unaudited Consolidated Statement of Cash Flows
Nine Month Period Ended September 30, 2006;
Period from February 2, 2005 (Date of Incorporation) to September 30, 2005;
and the Predecessor Period from January 1, 2005 to April 6, 2005
(in thousands of U.S. dollars)

	Masonite January 1, 2006 –September 30, 2006 (Restated — note 2)	Masonite February 2, 2005 –September 30, 2005 (Restated — note 2)	Predecessor January 1, 2005 –April 6, 2005
Cash provided by (used in):
Operating activities:
Net loss	$(13,220)	$(35,557)	$(30,665)
Items not involving cash:
Depreciation	65,329	39,041	17,919
Amortization of intangible assets	26,660	20,498	1,093
Amortization of financing fees	5,971	10,885	387
Loss on sale of property, plant and equipment	4,556	128	118
Loss (income) from equity investments	—	19	(292)
Share based awards	1,190	1,882	229
Future income taxes	(8,413)	(21,086)	(13,849)
Pension and postretirement expense and funding, net	419	357	190
Non-controlling interest	5,557	3,960	1,330
Change in non-cash operating working capital:
Accounts receivable	(24,230)	(27,989)	17,978
Inventories	6,896	31,006	(87)
Income taxes payable	(3,223)	(6,614)	137
Prepaid expenses	(1,783)	(2,816)	(10,295)
Accounts payable and accrued expenses	43,213	(19,967)	84,822
Equity compensation settlement liability	—	(57,742)	57,742

	108,922	(63,995)	126,757

Financing activities
Change in bank and other indebtedness	(43,646)	90,460	18
Proceeds from issuance of common shares	—	567,177	469
Proceeds from issuance of long-term debt	875	1,952,500	—
Repayment of long-term debt	(32,817)	(445,284)	(145,454)
Change in long-term liabilities	198	—	—
Deferred financing fees	—	(78,000)	—

	(75,390)	2,086,853	(144,967)

Investing activities
Proceeds from sale of property, plant and equipment	20,215	9,088	403
Additions to property, plant and equipment	(35,314)	(41,217)	(12,401)
Acquisitions	—	(1,915,382)	—
Distributions and repayments to minority partners	(3,065)	(17,775)	—
Other investing activities	(6,208)	(313)	(1,617)

	(24,372)	(1,965,599)	(13,615)

Net foreign currency translation adjustment	4,680	(1,151)	(6,648)

Increase (decrease) in cash and cash equivalents	13,840	56,108	(38,473)
Cash and cash equivalents, beginning of period	47,459	—	86,488

Cash and cash equivalents, end of period	$61,299	$56,108	$48,015

Basis of presentation (note 1)
Supplemental cash flow information (note 16)

See accompanying notes to unaudited consolidated financial statements.

Masonite International Inc.

Notes to Revised Unaudited Consolidated Financial Statements

Nine Month Period Ended September 30, 2006;
the Period from February 2, 2005 (Date of Incorporation) to September 30, 2005;
the Predecessor Period from January 1, 2005 to April 6, 2005
(in thousands of U.S. dollars, except share and option information)

1.    Significant accounting policies:

  Basis of Presentation

          These unaudited interim consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). These unaudited interim consolidated financial statements include the accounts of Masonite International Inc. ("Masonite" or the "Company") for the nine month period ended September 30, 2006; the period from February 2, 2005 (date of Incorporation) to September 30, 2005 (the "Successor Period") and the results of Masonite International Corporation (the "Predecessor") for the period from January 1, 2005 to April 6, 2005 (the "2005 Predecessor Period"). The comparative periods of the Predecessor are included as Masonite was formed for the sole purpose of acquiring the Predecessor. The unaudited interim consolidated financial statements presented for the Predecessor are not comparable in all respects to the unaudited interim consolidated financial statements of Masonite as a result of the transaction discussed below. The only operations of Masonite in the period from February 2, 2005 to April 6, 2005 consisted of a realized exchange loss of $5,314 to hedge the Canadian dollar required to complete the acquisition of the Predecessor, as described below.

          On April 6, 2005, pursuant to a combination agreement, Stile Acquisition Corp. ("Stile"), a wholly owned subsidiary of Masonite and an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), acquired all of the outstanding common shares of the Predecessor (the "Transaction"). Immediately thereafter, Stile U.S. Acquisition Corp. ("Stile U.S."), a wholly-owned subsidiary of Masonite, purchased the shares of Masonite Holdings Inc. ("Masonite Holdings") the holding company of the U.S. operations of the Predecessor, from Stile.

          Subsequent to these transactions, Stile U.S. amalgamated with Masonite Holdings Inc. and changed its name to Masonite Corporation (formerly known as Masonite U.S. Corporation) and Stile amalgamated with the Predecessor and changed its name to Masonite International Corporation. Finally, Masonite changed its name from Stile Consolidated Inc. to Masonite International Inc.

          These unaudited interim consolidated financial statements do not include all of the disclosures required by Canadian GAAP for annual financial statements and should be read in conjunction with the annual audited consolidated financial statements, including the notes thereto, for the period ended December 31, 2005. In the opinion of management, these unaudited interim consolidated financial statements reflect all adjustments consisting only of normal recurring adjustments which are necessary for a fair presentation of the operating results and financial condition of the Company and Predecessor for such periods and as of such dates. These unaudited interim consolidated financial statements are prepared using the same accounting polices and methods of application as were used in preparing the most recent annual financial statements except for the adoption of new accounting standards as described below. Operating results for the interim periods included herein are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

  Principles of Consolidation

          The unaudited interim consolidated financial statements include the accounts of the Company and its subsidiaries and its proportionate share of assets, liabilities, revenues and expenses of joint ventures. Intercompany accounts and transactions have been eliminated upon consolidation. The results of subsidiaries acquired during the periods presented are consolidated from their respective dates of acquisition using the purchase method.

          The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant areas requiring the use of management estimates include the valuation of the allowance for doubtful accounts, the net realizable value of inventories, the determination of obligations under employee future benefit plans, the determination of stock based compensation, the valuation of acquired assets, the determination of fair value of financial instruments, the fair value of goodwill and the useful lives of long-lived assets, as well as determination of impairment thereon, and recoverability of future income tax assets. Actual results could differ from those estimates.

2.    Restatements:

          Subsequent to the issuance of the consolidated financial statements, the Company determined that its accounting for certain income tax valuation allowances and other carryforward attributes required revision. As a result and as more fully described in the following two paragraphs, the Company reduced its net future income tax liability by an aggregate amount of $36,320, reduced its net loss by $2,530, accumulated deficit by $23,420 and recharacterized $12,900 of goodwill as future tax assets.

          The Company determined that it had incorrectly recorded a partial valuation allowance against certain non-capital loss carryforwards as at September 30, 2006 when there were existing future reversals of taxable temporary differences related to certain intangible assets. In order to correct this error, the Company reduced the long-term future income tax liability and future income tax expense as at and for the nine month period ended September 30, 2006 by $2,530.

          The Company determined that it had incorrectly recorded a valuation allowance at the date of acquisition of the Predecessor in respect of Investment Tax Allowances related to its Malaysian subsidiary. As the valuation allowance was in place at the acquisition date, the adjustment to eliminate the valuation allowance was recorded as a reduction to goodwill of $12,900, long-term future income tax liability of $3,521 and an increase in long-term future income tax asset of $9,379 as at December 31, 2005.

          The Company determined that there was an overstatement of the carrying value of inventory by a subsidiary in Turkey at September 30, 2005. As a result of this error, the carrying value of inventory was reduced and cost of sales was increased by $1,004 as at and for the period from February 2, 2005 to September 30, 2005.

          The Company reclassified the charges incurred in the period from February 2, 2005 through September 30, 2005 in the amount of $3,029 (2005 Predecessor Period—$1,218) on the sale of trade receivables from interest expense to selling, general and administration expenses.

          As a result of these restatements, the following balances changed:

Successor September 30, 2006	As Previously Reported	Restatement	As Restated
Consolidated Statement of Operations
Income taxes	(2,274)	(2,530)	(4,804)
Net loss	(15,750)	2,530	(13,220)
Consolidated Balance Sheet
Goodwill	984,155	(12,900)	971,255
Long-term future income taxes	5,162	9,379	14,541
Long-term future income taxes	249,001	(23,641)	255,360
Deficit	(103,140)	20,120	(83,020)
Shareholder's equity	483,113	20,120	503,233
Consolidated Statement of Cash Flows
Net loss	(15,750)	2,530	(13,220)
Future income taxes	(5,883)	(2,530)	(8,413)
Period from February 2, 2005 to September 30, 2005	As Previously Reported	Restatement	As Restated
Consolidated Statement of Operations
Cost of sales	1,006,860	1,004	1,007,864
Selling, general and administration expense	102,787	3,029	105,816
Interest	93,461	(3,029)	90,432
Net loss	(34,553)	(1,004)	(35,557)
Predecessor April 6, 2005	As Previously Reported	Restatement	As Restated
Consolidated Statement of Operations
Selling, general and administration expense	$53,206	$1,218	$54,424
Interest	12,419	(1,218)	11,201

3.    Accounts receivable:

          In 2004, the Predecessor entered into an agreement (the "Facilities Agreement") to sell up to $75,000 of non-interest bearing trade accounts receivable. Under this agreement, the Predecessor (whose rights under the agreement have been assumed by Masonite) acts as the servicer of the receivables, and is permitted to sell, on an ongoing basis, additional eligible accounts receivable on an agreed upon timetable. Masonite does not have a retained interest in the receivables sold under the Facilities Agreement. The trade receivables sold under this agreement are excluded from the balance of accounts receivable, and the charges incurred have been included in selling, general and administration expenses on the consolidated statement of operations. Prior to the closing of the Transaction, the amount of trade accounts receivable that can be sold under the agreement was increased to $135,000. Information regarding balances sold and charges incurred on the Facilities Agreement are included in the table below.

          As a result of an acquisition in 2004, the Predecessor (whose rights under the agreement have been assumed by Masonite) entered into an agreement (the "Acquired Facilities Agreement") whereby it would sell receivables of a specific customer. Under this agreement, Masonite does not retain servicing responsibilities of the receivables sold, Masonite does not have a retained interest in the receivables sold and there is no recourse against Masonite. The trade receivables sold under this agreement are excluded from the balance of accounts receivable, and the charges incurred have been included in selling, general and administration expenses on the consolidated statement of operations. Information regarding the balances sold and charges incurred on the Acquired Facilities Agreement are included in the following table:

	September 30, 2006	December 31, 2005
Receivables Sold at period end:
Facilities Agreement	$93,382	$111,293
Acquired Facilities Agreement	27,205	30,228

	$120,587	$141,521

	January 1, 2006– September 30, 2006	February 2, 2005– September 30, 2005	Predecessor January 1, 2005– April 6, 2005
Charges Incurred in the period
Facilities Agreement	$4,642	$2,215	$945
Acquired Facilities Agreement	1,287	814	273

	$5,929	$3,029	$1,218

4.    Inventories:

	September 30, 2006	December 31, 2005
Raw materials	$256,782	$261,601
Finished goods	136,447	138,494

	$393,229	$400,095

          In the second quarter of 2006, the Company recorded a provision of $9,000 to cost of sales related to finished goods and raw materials inventory at various facilities within the organization. The Company performed an analysis of expected demand primarily related to discontinued product lines and it was determined that an adjustment was necessary to present these inventories at the lower of cost or market value.

5.    Other assets:

	September 30, 2006	December 31, 2005
Deferred charges, less accumulated amortization of $22,456 (December 31, 2005—$16,485)	$55,544	$61,515
Long-term receivables and other	18,171	11,795

	$73,715	$73,310

          The deferred charges relate to financing fees on the Company's term loan and bridge loan (see note 6) that were incurred as a result of the Transaction. The related fees are being amortized over the period to maturity of the term and bridge loans.

          Included in long-term receivables and other at September 30, 2006 is $3,894 (December 31, 2005—$5,136) in receivables due over the next six years pursuant to a royalty agreement, and $13,490 (December 31, 2005—$5,175) due from Masonite Holding Corporation ("Holdings"), the Company's parent. The long-term receivable from Holdings is non-interest bearing, unsecured, and has no set terms of repayment.

6.    Bank indebtedness:

	September 30, 2006	December 31, 2005
Revolving credit facility	$68,000	$110,000
Other bank loans	13,766	18,767

	$81,766	$128,767

          On April 6, 2005, Masonite entered into a $350,000 revolving credit facility as part of its banking arrangements. Interest on the revolving credit facility is subject to a pricing grid ranging from LIBOR plus 1.75% to LIBOR plus 2.50%, and is secured by fixed and floating charges over substantially all of Masonite's assets. As of September 30, 2006, the revolving credit facility interest rate was LIBOR plus 2.50% and $68,000 was outstanding on the revolving credit facility. The revolving credit facility is secured by a fixed and floating charge over the assets of the Company and the guarantor subsidiaries as defined in the credit agreement.

          The revolving credit facility also provides for payment to the lenders of a commitment fee on the average daily undrawn commitments at a rate ranging from 0.375% to 0.5% per annum, a fronting fee of 0.125%, and a letter of credit fee ranging from 1.75% to 2.5% (less the 0.125% fronting fee).

          Interest on the revolving credit facility in the nine month period ending September 30, 2006 was $5,777 (2005 Successor Period—$2,092; 2005 Predecessor Period—$174).

          Certain of Masonite's subsidiaries also have bank loans with local lenders. These facilities are secured by fixed and floating charges over the assets of the respective subsidiaries and are non-recourse to Masonite.

7.    Long-term debt:

	September 30, 2006	December 31, 2005
Senior Secured Credit Facilities, bearing interest at LIBOR plus 2.00% due April 6, 2013	$1,157,375	$1,166,187
Senior Subordinated Loan, bearing interest at LIBOR plus 6.00% (to a maximum of 11%)	770,000	770,000
Bank term loan of $28,810 denominated in Canadian dollars, bearing interest at Banker's Acceptance rates plus 1.25%, due September 1, 2006	—	16,254
Bank term loan bearing interest at LIBOR plus 0.49% (2005—1.40%) due July 17, 2007	7,500	10,000
Bank term loan bearing interest at LIBOR plus 0.49% (2005—0.49%) due January 4, 2007	7,500	7,500
Bank term loan denominated in Canadian dollars, bearing interest at Canadian prime plus 1.50%, due July 31, 2008	—	2,580
Other loans, at various interest dates and maturities	6,022	3,941

	1,948,397	1,976,462
Less current portion	27,351	34,329

	$1,921,046	$1,942,133

          The aggregate amount of principal repayments in the twelve month periods ending September 30 in each of the next five years and thereafter is as follows:

2007	$27,351
2008	15,132
2009	12,775
2010	12,371
2011	11,933
Thereafter	1,868,835

$1,948,397

          On April 6, 2005, the Company entered into senior secured credit facilities which included an eight year $1,175,000 term loan that bears interest at LIBOR plus 2.00% and amortizes at 1% per year. This facility requires the Company to meet a minimum interest coverage ratio starting at 1.5 times and increasing over time to 2.2 times adjusted earnings before interest, taxes, depreciation and amortization, as defined in the credit agreement ("Adjusted EBITDA"), and a maximum leverage ratio starting at 7.9 times, and decreasing over time to 4.75 times, Adjusted EBITDA.

          Under the senior secured credit facilities, the Company is required to have met a minimum interest coverage ratio of 1.5 times Adjusted EBITDA, and a maximum leverage ratio of 7.7 times Adjusted EBITDA. At September 30, 2006, the Company was in compliance with both of these ratios. In addition, the senior secured credit facilities limit, among other things, the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness, liens and other encumbrances, additional payments based on excess cash flows, and other matters customarily restricted in such agreements. This facility also contains certain customary events of default, subject to grace periods, as appropriate. The senior secured credit facilities are secured by a fixed and floating charge over the assets of the Company and the guarantor subsidiaries, as defined in the credit agreement.

          Also on April 6, 2005, the Company entered into a senior subordinated loan agreement for a $770,000 senior subordinated loan. The senior subordinated loan initially carried an interest rate of LIBOR plus 6.00% and increased over time to a maximum interest rate of 11% per annum, which was reached during the second quarter of 2006. Subsequent to September 30, 2006, a portion of the lenders elected to convert to exchange notes due 2015, which bear interest at 11% and are subject to registration rights. In connection with this conversion, the Company paid a conversion fee of $17,325.

          The Company's weighted average interest rate at September 30, 2006 was 8.1% (December 31, 2005—7.8%).

          Interest on long-term debt for the nine months ended September 30, 2006 was $120,928 (2005 Successor Period—$76,443; 2005 Predecessor Period—$10,901).

          On April 26, 2005, Masonite entered into interest rate swap agreements to convert floating rate debt into fixed rate debt. At September 30, 2006, a total of $1,050,000 of floating rate debt has been converted into fixed rate debt at an interest rate of 4.22% plus an applicable credit spread. These swaps amortize over a five year period and mature in 2010. At September 30, 2006, the fair value of these agreements represented an asset of $20,078. Pursuant to Accounting Guideline 13, "Hedging Relationships", the Company has established a hedging relationship with formal documentation between the interest rate swap and the long-term debt.

8.    Accounts payable and accrued expenses:

	September 30, 2006	December 31, 2005
Trade payables	$185,296	$159,104
Payroll and related remittances	52,136	45,270
Customer incentives	47,509	40,330
Interest	35,757	33,716
Other	81,733	76,983

	$402,431	$355,403

9.    Other long-term liabilities:

	September 30, 2006	December 31, 2005
Advances from minority interests	$12,367	$15,088
U.S. defined benefit plan	11,895	11,254
U.K. defined benefit plan	8,401	7,941
Severances payable	4,962	4,396
Notes payable issued in a business combination	2,985	6,452
U.S. postretirement benefit plan	2,155	2,021
France retirement indemnity	1,443	1,334

	$44,208	$48,486

10.    Share capital:

          Masonite is authorized to issue an unlimited number of common shares.

	September 30, 2006	December 31, 2005
Number of common shares outstanding	113,435,362	113,435,362
Share capital	$567,177	$567,177

          Masonite is a wholly owned subsidiary of Holdings. Management owns a 5.5% interest in Holdings as at September 30, 2006. Holdings provides a stock option plan to allow management and key employees of Masonite to purchase shares of Holdings. The Predecessor also provided a stock option plan.

  (a)
  Masonite stock option plan:

          Information with respect to Masonite's participation in Holdings' stock option plan is included below.

	January 1, 2006– September 30, 2006	February 2, 2005– December 31, 2005
Number of options outstanding, beginning of period	19,368,279	—
Number of options granted	—	25,005,779
Number of options exercised	—	—
Number of options cancelled	(5,443,554)	(5,637,500)

Number of options outstanding, end of period	13,924,725	19,368,279

	January 1, 2006– September 30, 2006	February 2, 2005– December 31, 2005
Weighted average exercise price of options outstanding, beginning of period	$5.00	$—
Weighted average exercise price of options granted	—	5.00
Weighted average exercise price of options exercised	—	—
Weighted average exercise price of options cancelled	5.00	5.00
Weighted average exercise price of options outstanding, end of period	$5.00	$5.00

          Options to acquire shares of Holdings have a 10 year term and an exercise price of $5.00. The vesting period of the options varies with the type of option granted. Of the total options initially granted, 11,995,390 vest equally over a 5 year period with the passage of time, and 11,995,389 options vest based on pre-established performance criteria set for each period in a 5 year period. If the performance criteria for a fiscal period are met, those options will vest accordingly. Also included as part of the performance based options criteria are cumulative targets. If the cumulative targets at the end of a subsequent fiscal period are met, options in that period, as well as previously unvested options in periods where the performance criteria were not met, become vested. In addition, 1,015,000 options were granted that will vest only if specific cumulative performance targets are met at the end of a 5 year period.

          The weighted average fair value at the grant date for options issued by Holdings was $1.09.

          At September 30, 2006, 1,685,000 of the outstanding time-based options have vested and are exercisable, though the Option Agreement restricts option holders from exercising, selling or transferring their options until December 31, 2009 unless certain conditions occur. For the outstanding options at September 30, 2006, the average remaining contractual life is 8.52 years.

          During the period from February 2, 2005 to December 31, 2005 a total of 2,631,250 time-based, 2,631,250 performance based and 375,000 cumulative performance based options were cancelled due to the resignation of former employees of the Company. In the nine month period ended September 30, 2006, 2,601,777 time-based, 2,601,777 performance based and 240,000 cumulative performance options were cancelled. Subsequent to the period ended September 30, 2006, an additional 780,000 time-based and 780,000 performance based options were cancelled.

          The Company has determined that the total compensation expense, using the minimum value method for all stock based compensation awards granted to employees for the nine month period ended September 30, 2006 was an expense of $1,190 (2005 Successor Period—expense of $1,882; 2005 Predecessor Period—expense of $229). As a result of the cancellation of the options noted above in the current year, total compensation expense was adjusted for the options that are not expected to vest.

  (b)
  Predecessor stock option plan:

          Information with respect to the Predecessor's stock option plan is included below.

          The term of each Predecessor option to acquire shares of the Predecessor was 10 years and the vesting period was three years. The exercise price for options was the closing share price of the Predecessor's shares on the Toronto Stock Exchange on the day prior to the grant date. The options had expiry dates through 2013. In connection with the Transaction, all options of the Predecessor were cancelled. In 2003, the Predecessor adopted, on a prospective basis, the requirements for fair value accounting for options granted to employees. There were no Predecessor options granted in the Predecessor period ended September 30, 2004. For the options granted in 2003, the Predecessor recognized $229 of compensation expense in the Predecessor period ending April 6, 2005. As a result of the Transaction all options to purchase Predecessor common shares that were outstanding immediately prior to the close of the Transaction were cancelled and extinguished for consideration in an amount equal to the difference between the consideration of Cdn$42.25 per share and the exercise price.

          For the Predecessor options granted in 2002, the pro forma disclosure relating to the compensation expense of the Predecessor is as follows:

Predecessor January 1, 2005– April 6, 2005
Net loss as reported	$(30,665)
Add: Stock-based compensation costs using fair value method, net of tax	1,116

Pro forma net loss	$(29,549)

11.    Employee future benefits:

  (a)
  Defined contribution plans:

          For certain employees the Predecessor matched a portion of employee contributions to defined contribution retirement plans which were assumed by Masonite. As a result of the Transaction, Masonite continued to maintain the defined contribution plans. Total cash contributions by the Company for the defined contribution plans are as follows:

	January 1, 2006– September 30, 2006	February 2, 2005– September 30, 2005	Predecessor January 1, 2005– April 6, 2005
Cash contributions	$5,099	$3,505	$1,314
  (b)
  U.S. defined benefit plan:

          The Predecessor had a defined benefit plan covering approximately 2,000 employees in the United States, which was assumed by Masonite as part of the Transaction. Benefits under the plan were largely curtailed in 2003, and are a function of compensation levels, benefit formulas and years of service. The Company accrues the expected costs of providing plan benefits during the periods in which the employees render service. Information about the defined benefit plan is as follows:

	January 1, 2006– September 30, 2006	February 2, 2005– September 30, 2005	Predecessor January 1, 2005– April 6, 2005
Pension expense (income)
Current service cost	$874	$712	$297
Interest cost	3,211	1,814	907
Expected return on plan assets	(3,401)	(2,268)	(1,158)
Amortization of prior service cost	—	—	91

Net pension expense	$684	$258	$137

  (c)
  U.K. defined benefit plan:

          The Company also has a defined benefit plan in the United Kingdom ("U.K."), which has been curtailed in prior years. Information about the defined benefit plan in the U.K. is as follows:

	January 1, 2006– September 30, 2006	February 2, 2005– September 30, 2005	Predecessor January 1, 2005– April 6, 2005
Pension expense (income)
Interest cost	$903	$569	$260
Expected return on plan assets	(770)	(448)	(258)
Amortization of actuarial losses	—	—	24

Net pension expense	$133	$121	$26

  (d)
  U.S. postretirement benefit plan:

          The Predecessor maintained a contributory retiree medical plan and a limited non-contributory life insurance benefit covering approximately 350 employees in the United States, which was assumed by Masonite as a result of the Transaction. The plan contains features such as co-insurance, co-pays and deductibles. The plan is unfunded with benefits and contributions subject to change. Information about the postretirement benefit plans is as follows:

	January 1, 2006– September 30, 2006	February 2, 2005– September 30, 2005	Predecessor January 1, 2005– April 6, 2005
Postretirement benefits expense (income)
Current service cost	$77	$71	$33
Interest cost	71	54	27
Amortization of net settlement gain	—	—	(33)
Amortization of unrecognized gain	(14)	—	—

Postretirement benefits expense	$134	$125	$27

12.    Commitments:

          Masonite has entered into forward foreign currency contracts to hedge foreign currency risk. At September 30, 2006, unrealized gains totalled $260 (December 31, 2005—$137) and unrealized losses totalled $755 (December 31, 2005—$26). The Company had the following outstanding foreign exchange forward contracts representing commitments to buy and sell foreign currencies at September 30, 2006:

Year of Maturity	Currency Sold	Amount Sold	Currency Purchased	Weighted Average Rate
2006	GBP	4,500	EUR	1.4601
2006	USD	4,374	ZAR	6.9068
2006	USD	1,817	EUR	1.2982
2006	USD	3,481	CAD	1.1205
2006	ZAR	10,425	EUR	0.1159
2006	GBP	341	USD	1.7575
2006	EUR	521	ZAR	9.3283

          Future minimum payments, in the twelve month periods ending September 30, under non-cancellable operating leases with initial or remaining terms of one year or more consisted of the following:

2007	$29,570
2008	21,736
2009	16,788
2010	14,269
2011	12,354
Thereafter	29,954

$124,671

          Masonite has provided standard indemnifications to its landlords under certain property lease agreements for claims by third parties in connection with its use of the premises. The maximum amount of these indemnifications cannot be reasonably estimated due to their nature. Historically, neither the Company nor the Predecessor made any significant payments relating to such indemnifications.

          In addition to the above indemnifications, Masonite has also provided routine indemnifications, whose terms range in duration and often are not explicitly defined. These may include indemnifications against adverse effects to changes in tax laws and patent infringements by third parties. The maximum amounts from these indemnifications cannot be reasonably estimated. In some cases, Masonite has recourse against other parties to mitigate its risk of loss from these indemnifications. Historically, the Predecessor did not make significant payments relating to these types of indemnifications.

13.    Contingencies:

          Masonite is involved in various claims and legal actions. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or liquidity.

14.    Other expense (income), net:

	January 1, 2006– September 30, 2006	February 2, 2005– September 30, 2005	Predecessor January 1, 2005– April 6, 2005
Transaction costs	$—	$12,137	$7,155
Equity compensation settlement	—	—	57,742
Restructuring and severance	11,576	8,178	1,660
Loss on disposal of property, plant and equipment	4,556	128	118
Insurance proceeds	(370)	—	—
Other	851	19	(292)

	$16,613	$20,462	$66,383

          The restructuring and severance expense in the nine month period ended September 30, 2006 relates to the closure of four manufacturing facilities in North America as well as selected headcount reductions that occurred towards the end of the third quarter. Two of the closures were announced in the first quarter, while the other two were announced in the second quarter. Also included are severance benefits for certain former employees of the Company. Other expense incurred in the 2005 Predecessor Period and 2005 Successor Period were primarily related to closing the Transaction, which included $57,742 to settle previously unrecognised compensation costs related to vested and unvested stock options and other unvested compensation arrangements.

          The loss on disposal on property, plant and equipment represents a reduction in the net realizable value of certain surplus real estate and equipment, as well as realized losses on disposal.

          The following table details the activity in the accrued restructuring liability:

	Provision December 31, 2005	Provision During Nine Month Period Ended September 30, 2006	Payments During Nine Month Period Ended September 30, 2006	Provision September 30, 2006
Reduction in staff levels	$—	$6,726	$—	$6,726
Executive and management compensation	7,672	3,066	4,090	6,648
Mobile, Alabama plant closure	—	999	986	13
Woodbridge, Ontario plant closure	—	513	441	72
Corning, California plant closure	—	437	340	97
Dickson, Tennessee plant closure	—	279	279	—

	$7,672	$12,020	$6,136	$13,556

          Included in the nine month provision column in the table above is $444 in charges related to the accretion of the previously discounted severance liability in the nine month period ended September 30, 2006.

15.    Income taxes:

	January 1, 2006– September 30, 2006 (Restated — note 2)	February 2, 2005– September 30, 2005 (Restated — note 2)	Predecessor January 1, 2005– April 6, 2005
Current	$3,609	$1,772	$5,533
Future	(8,413)	(21,086)	(13,849)

	$(4,804)	$(19,314)	$(8,316)

          The Company currently has future tax assets in certain jurisdictions resulting from operating losses and other deductible temporary differences, which will reduce taxable income in these jurisdictions in future periods. The Company has determined that a valuation allowance of $33,500 is required in respect of its future income tax assets at September 30, 2006 (December 31, 2005—$24,581). The Company has provided valuation allowances for future tax benefits resulting from net operating loss carryforwards and other carryforward attributes arising in the U.S., and certain countries in South America and Asia. The Company expects to record valuation allowances on future tax assets arising in these jurisdictions until a sustained level of taxable income is reached.

16.    Supplemental cash flow information:

	January 1, 2006– September 30, 2006	February 2, 2005– September 30, 2005	Predecessor January 1, 2005– April 6, 2005
Transactions involving cash:
Interest paid, net of interest received	$129,226	$49,960	$12,729
Income taxes paid	9,248	5,787	2,422
Income tax refunds	2,232	1,915	167
Non-cash transactions:
Issuance of shares of Holdings as compensation	—	2,500	—

17.    Segmented information:

          The Company manages its operations on a geographic basis and determines its operating segments accordingly. The Company's debt facilities contain certain covenants which are calculated using an adjusted earnings measure defined as earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as defined in the credit agreement. Defined adjustments, as shown on the following table, include (but are not limited to) items such as extraordinary gains or losses and unusual or non-recurring charges, non-cash charges related to stock-based awards, gains or losses on asset sales, disposals or abandonments, restructuring charges, management fees paid to KKR, impairment charges on intangible assets, and all taxes upon capital and/or assets that are not in the nature of income taxes.

          Intersegment transfers are negotiated as if the transactions were to third parties, at market prices. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Certain information with respect to geographic segments is as follows:

	January 1, 2006– September 30, 2006 (Restated — note 2)	February 2, 2005– September 30, 2005 (Restated — note 2)	Predecessor January 1, 2005– April 6, 2005
Geographic segment data
Sales:
North America	$1,463,749	$978,268	$473,436
Europe and Other	485,013	305,993	143,986
Intersegment	(69,252)	(51,059)	(17,307)

	1,879,510	1,233,202	600,115
Adjusted EBITDA:
North America	180,629	106,558	44,663
Europe and Other	76,124	52,760	24,966

	256,753	159,318	69,629

Expenses:
Defined adjustments	23,379	39,796	10,684
Depreciation	65,329	39,041	17,919
Amortization of intangible assets	26,660	20,498	1,093
Interest	137,239	90,432	11,201
Other expense, net	16,613	20,462	66,383
Income taxes	(4,804)	(19,314)	(8,316)
Non-controlling interest	5,557	3,960	1,330

	269,973	194,875	100,294

Net loss	$(13,220)	$(35,557)	$(30,665)

          The Company derives revenue from two major product lines, interior and exterior products as follows:

	January 1, 2006– September 30, 2006	February 2, 2005– September 30, 2005	Predecessor January 1, 2005– April 6, 2005
Sales:
Interior products	$1,226,585	$748,358	$397,414
Exterior products	652,925	484,844	202,701

	$1,879,510	$1,233,202	$600,115

          Included in sales are total sales to one customer for the nine month period ended September 30, 2006 of $465,964 (2005 Successor Period—$344,138; 2005 Predecessor Period—$149,000).

          Additional segmented information is as follows:

	September 30, 2006	December 31, 2005
Property, plant and equipment:
Canada	$126,539	$132,036

North America	$538,231	$568,891
Europe and Other	365,904	371,862

	$904,135	$940,753

Goodwill:
Canada	$179,542	$180,240

North America	$919,456	$920,110
Europe and Other	51,799	48,657

	$971,255	$968,767

	September 30, 2006	December 31, 2005
Identifiable Assets:
North America	$2,576,715	$2,633,960
Europe and Other	520,542	506,678
Corporate assets, including cash	165,515	156,667

	$3,262,772	$3,297,305

18.    Related party transactions:

          In connection with the Transaction (see note 1), Masonite paid KKR a $30,000 fee for services provided in completing the Transaction, plus out of pocket costs of $547, all of which was capitalized as part of the Transaction. The Company has also entered into an agreement to pay KKR annual management fees of $2,000 for services provided, which is payable quarterly in advance and subject to a 5% increase each year.

          The Company has engaged Capstone Consulting ("Capstone") on a per-diem basis for management consulting services. In the nine month period ended September 30, 2006, Masonite incurred costs of $1,942 (2005 Successor Period—$250; 2005 Predecessor Period—$ nil) for services paid to Capstone. Although neither KKR nor any entity affiliated with KKR owns any of the equity of Capstone, KKR has provided financing to Capstone.

19.    Fair value of financial instruments:

  (i)
  Financial instruments

          The Company utilizes certain financial instruments, principally interest rate swap contracts and forward currency exchange contracts to manage the risk associated with fluctuations in interest rates and currency exchange rates. Interest rate swap contracts are used to reduce the impact of fluctuating interest rates on the Company's long-term debt, and forward currency exchange contracts are used to reduce the impact of fluctuating exchange rates on the Company's purchases of materials and sale of goods in foreign currencies.

          The carrying value and fair value of these financial instruments, where there are differences, are as follows:

			December 31, 2005
	September 30, 2006
			Carrying Value
Asset (Liability)	Carrying Value	Fair Value		Fair Value
Interest rate swaps	$2,482	$20,078	$(30)	$15,874
Forward foreign currency contracts	—	(494)	—	111
  (ii)
  Credit risk

          Credit risk arises from the potential default of a customer in meeting its financial obligations to the Company. The Company had credit evaluation, approval and monitoring processes, including credit insurance, intended to mitigate potential credit risk. The Company evaluates the collectibility of accounts receivable and records an allowance for doubtful accounts, which reduces the receivables to the amount management believes will be collected. The allowance for doubtful accounts as at September 30, 2006 was $2,396 (December 31, 2005—$2,132).

20.    Reconciliation of Canadian and United States generally accepted accounting principles:

          These consolidated financial statements have been prepared in accordance with Canadian GAAP which differs in certain respects from United States GAAP. Following is a summary of the effect of significant differences in GAAP on the Company's consolidated financial statements.

          If United States GAAP were applied, net (loss) for the Successor Period ended September 30, 2006; the Successor Period ended September 30, 2005; and the 2005 Predecessor Period would be adjusted as follows:

	January 1, 2006 -September 30, 2006 (Restated — note 2)	February 2, 2005 -September 30, 2005 (Restated — note 2)	Predecessor January 1, 2005 -April 6, 2005
Net loss based on Canadian GAAP	$(13,220)	$(35,557)	$(30,665)
Effect of SFAS 133 (ii)	—	—	1,373
Effect of EITF 88-16 (i)	(8)	389	—
Tax effect of US GAAP adjustments	(17)	(136)	(453)

Net loss based on United States GAAP	$(13,245)	$(35,304)	$(29,745)

          Comprehensive income (loss) under United States GAAP is as follows:

	January 1, 2006 -September 30, 2006 (Restated — note 2)	February 2, 2005 -September 30, 2005 (Restated — note 2)	Predecessor January 1, 2005 -April 6, 2005
Net loss based on United States GAAP	$(13,245)	$(35,304)	$(29,745)
Effect of SFAS 130 (iv)	22,914	(6,169)	(20,406)
Effect of SFAS 87 (iii)	—	—	(198)
Effect of SFAS 133 (ii)	3,598	9,370	168
Tax effect of US GAAP adjustments	(1,009)	(3,534)	39

Comprehensive income (loss) based on United States GAAP	$12,258	$(35,637)	$(50,142)

          The statement of accumulated other comprehensive income under United States GAAP is as follows:

	January 1, 2006 -September 30, 2006	February 2, 2005 -September 30, 2005	Predecessor January 1, 2005 -April 6, 2005
Opening balance of foreign currency translation account	$(7,984)	$—	$115,178
Foreign currency translation gain (loss)	22,914	(6,169)	(20,406)

Closing balance	14,930	(6,169)	94,772
Opening balance of minimum pension liability	—	—	(2,009)
Change in minimum pension liability, net of tax	—	—	(138)

Closing balance	—	—	(2,147)
Opening balance of accumulated net gain on cash flow hedges	9,920	—	3,401
Net gain on derivatives designated as hedges, net of tax	2,589	5,836	147

Closing balance	12,509	5,836	3,548

Accumulated other comprehensive income (loss)	$27,439	$(333)	$96,173

          Consolidated balance sheets:

          A reconciliation between the carrying values of assets, liabilities and components of equity as reported under Canadian GAAP as compared to United States GAAP is as follows:

September 30, 2006	Canadian GAAP (Restated — note 2)	Adjustments	United States GAAP
Balance sheet:
Current assets(a)	$781,187	$—	$781,187
Property, plant and equipment(b)	904,135	(30)	904,105
Goodwill(c)	971,255	(1,437)	969,818
Intangible assets(d)	517,939	(540)	517,399
Other assets(e)	73,715	20,078	93,793
Current liabilities(f)	531,902	341	532,045
Long-term future income taxes(g)	225,360	7,092	232,650
Share capital(h)	567,177	(2,000)	565,177
Deficit(i)	(83,020)	129	(82,891)
Cumulative translation adjustments(j)	14,930	(14,930)	—
Accumulated other comprehensive income	—	27,439	27,439

December 31, 2005	Canadian GAAP (Restated — note 2)	Adjustments	United States GAAP
Balance sheet:
Current assets(a)	$751,313	$111	$751,424
Property, plant and equipment(b)	940,753	(96)	940,657
Goodwill(c)	968,767	(4,329)	964,438
Intangible assets(d)	544,618	(2,169)	542,449
Other assets(e)	73,310	15,874	89,184
Current liabilities(f)	540,099	33	540,132
Long-term future income taxes(g)	243,570	5,284	248,854
Share capital(h)	567,177	(6,000)	561,177
Deficit(i)	(69,800)	154	(69,646)
Cumulative translation adjustments(j)	(7,984)	7,984	—
Accumulated other comprehensive income	—	1,936	1,936

          Adjustments to the carrying value of assets, liabilities and equity are as follows:

	September 30, 2006	December 31, 2005
(a) The adjustment to current assets consists of:
Forward exchange contracts (ii)	$—	$111
(b) The adjustment to property, plant and equipment consists of:
EITF 88-16 (i)	$(30)	(96)
(c) The adjustment to goodwill consists of:
EITF 88-16 (i)	$(1,437)	$(4,329)
(d) The adjustment to intangible assets consists of:
EITF 88-16 (i)	$(540)	$(2,169)
(e) The adjustment to other assets consists of:
Interest rate swaps (ii)	$20,078	$15,874
(f) The adjustment to current liabilities consists of:
Forward exchange contracts (ii)	$341	$33
(g) The adjustment to long-term future income taxes consists of:
EITF 88-16 (i)	$(136)	$(748)
Interest rate swaps (ii)	7,228	6,032

	$7,092	$5,284
(h) The adjustment to share capital consists of:
EITF 88-16 (i)	$(2,000)	$(6,000)
(i) The adjustment to deficit consists of:
EITF 88-16 (i)	$129	$154
(j) The adjustment to cumulative translation adjustments consists of:
Cumulative translation adjustments under Canadian GAAP (iv)	$(14,930)	$7,984

    (i)
    EITF 88-16: Basis in leveraged buyout transactions

          Under Canadian GAAP, the Transaction (note 1) was accounted for using the purchase price method with a 100% change in basis. Under U.S. GAAP, a portion of the purchase cost (representing approximately 1% of the purchase price) of the Transaction is accounted for at the carrying value of management's continuing equity interests. The termination of certain former executives resulted in a step acquisition, as the percentage of the Company owned by management decreased. The results of this step acquisition are reflected in the operations of the Company in the Successor Period. As of September 30, 2006, approximately 0.1% (December 31, 2005—approximately 0.4%) of the purchase cost of the Transaction is accounted for at the carrying value of management's continuing equity interests. As a result, the purchase cost and the reduction of purchase cost is allocated pro rata to the assets acquired and liabilities assumed and shareholder's equity is reduced by a similar amount.

    (ii)
    SFAS No. 133: Accounting for derivative instruments and hedging activities ("SFAS 133")

          SFAS No. 133 and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of SFAS 133", ("SFAS 138") requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships.

          Forward exchange contracts

          The Company enters into forward exchange contracts to hedge certain forecasted cash flows. The contracts are for periods consistent with the forecasted transactions. All relationships between hedging instruments and hedged items, as well as risk management objectives and strategies are documented. Changes in the spot value of the foreign currency contracts that are designated, effective and qualified as cash flow hedges of forecasted transactions are reported in accumulated other comprehensive income and are reclassified into the same component of earnings and in the same period as the hedged transaction is recognized. Under Canadian GAAP, the derivative instruments are not marked to market and the related off balance sheet gains and losses are recognized in earnings in the same period as the hedged transactions.

          Interest rate swap agreements

          The Company has entered into interest rate swap agreements to convert a portion of its floating rate debt into fixed rate debt in accordance with the Company's risk management objective of mitigating the variability and uncertainty in its cash flows due to variable interest rates. As of September 30, 2006, the total floating rate debt effectively converted to fixed rate debt was $1,050,000 (December 31, 2005—$1,150,000). These agreements mature in 2010. At the inception of these hedges, Masonite had met the criteria for designation and assessing the effectiveness of hedging relationships, thus these interest rate swaps were designated as cash flow hedges.

    (iii)
    SFAS No. 87: Employer's accounting for pensions

          Under U.S. GAAP, the Company is required to record an additional minimum pension liability for its U.K. pension plan to reflect the excess of the accumulated benefit obligations over the fair value of the plan assets.

    (iv)
    SFAS No. 130: Reporting comprehensive income

          This standard defines comprehensive income as all changes in equity other than those resulting from investments by owners and distributions to owners. Comprehensive income is comprised of two components, net income and Other Comprehensive Income ("OCI"). OCI refers to amounts that are recorded as an element of shareholder's equity but are excluded from net income because these transactions or events were attributed to changes from non-owner sources.

    (v)
    SFAS No. 123: Accounting for stock-based compensation

          The disclosure requirements of SFAS No. 123 are different from CICA recommendations. SFAS No. 123 requires disclosure of the pro-forma effect of fair value accounting applied to all options issued while CICA recommendations only require disclosure of the pro-forma effect of options issued after January 1, 2002. All options issued after the closing of the Transaction were calculated using the minimum value method, and expensed under SFAS No. 123 and CICA recommendations. Pro-forma disclosure under U.S. GAAP for the periods affected would be as follows:

	January 1, 2006 -September 30, 2006 (Restated — note 2)	February 2, 2005 -September 30, 2005 (Restated — note 2)	Predecessor January 1, 2005 -April 6, 2005
Net loss based on United States GAAP	$(13,245)	$(35,304)	$(29,745)
Stock-based compensation costs using fair value method, net of tax	—	—	47,496

Pro forma net (loss) income	$(13,245)	$(35,304)	$17,751

          Accounting policies:

          In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46") which was revised in December 2003. FIN 46 requires variable interest entities, previously referred to as special-purpose entities or off-balance sheet structures, to be consolidated by a company if that company is subject to a majority of the risk of loss from the entity's activities or is entitled to receive a majority of the entity's returns or both. The consolidation provisions of FIN 46 are effective for new variable interest entities created after January 31, 2003, and are applicable to existing entities of foreign private issuers as of January 1, 2004. The Company has consolidated certain investments as a result of this requirement.

          During 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). The standard is effective for the

  Company's U.S. GAAP reporting for the year commencing January 1, 2004 and requires presentation as a liability for instruments that meet certain criteria. This standard did not have a significant impact on the Company's financial statements under U.S. GAAP.

          Recently issued accounting standards:

          In March 2005, the FASB issued Interpretation No.47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). This Interpretation clarifies that conditional asset retirement obligations meet the definition of a liability and should be recognized when incurred if the fair value can be reasonably estimated. FIN 47 also provides guidance as to when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective for fiscal years ending after December 31, 2005. The adoption of FIN 47 has not had a significant impact on the Consolidated Financial Statements of the Company.

          In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and SFAS 3", ("SFAS 154") which applies to all voluntary changes in accounting principles. This Statement requires retroactive application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement is effective for fiscal years beginning after December 15, 2005. The adoption of this guidance has not had a significant impact the consolidated financial statements of the Company.

          In June 2005, the Emerging Issues Task Force ("EITF") obtained consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination" ("EITF 05-06"). This abstract concluded that leasehold improvements placed in service significantly after and not contemplated at or near the beginning of the lease term should be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewals that are deemed to be reasonably assured at the date the leasehold improvements are purchased. Leasehold improvements acquired in a business combination should be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewals that are deemed to be reasonably assured at the date of acquisition. The requirements of EITF 05-06 have not had a significant impact on the Company's consolidated financial statements.

          In June 2005, the EITF changed the effective date of Issue No. 04-10, "Determining Whether to Aggregate Operating Segments That Do Not Meet the Quantitative Thresholds" ("EITF 04-10"). This abstract provides guidance on how an enterprise should evaluate the aggregation criteria in paragraph 17 of SFAS 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), when determining whether operating segments that do not meet the quantitative thresholds may be aggregated. The guidance is effective for fiscal years ending after September 15, 2005. The requirements of EITF 04-10 have not had a significant impact on the Company's consolidated financial statements.

          In September 2005, the EITF obtained consensus on Issue No. 04-13, "Accounting for Purchases and Sales of Inventory with the Same Counterparty" ("EITF 04-13"). The abstract concluded that purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another should be combined and recorded as exchanges measured at the book value of the item sold. The requirements of EITF 04-13 have not had a significant impact on the Company's consolidated financial statements.

          In September 2006, the FASB issued SFAS 157: Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. The statement applies only to fair value measurements that are already required or permitted by other current accounting standards. This statement replaces the different definitions of fair value in accounting literature with a single definition. The statement requires reporting entities to establish a valuation premise based on the asset's highest and best use. This premise is often an integral part of valuing non-financial assets and other assets for which there is no observable market price. Three possible valuation approaches are identified by the statement; the market, income and cost approaches. The statement requires expanded disclosures in both interim and annual periods by each major category of assets and liabilities. The statement is effective for fair value measures already required or permitted by other standards for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Earlier adoption is permitted if no interim or annual financial statements have been issued for the earlier periods. The requirements of the statement are effective on a prospective basis except for changes in fair value related to estimating the fair value of a large block position and instruments measured at fair value at initial recognition based on transaction price in accordance with EITF 02-3 or SFAS 155. If these exceptions are present, the statement should be applied by adjusting the opening balance of retained earnings in the period of adoption. The Company is currently assessing the impact of this standard.

          FASB recently issued SFAS No. 158: Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 123(R). This statement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes that occur in the funded status in the year in which they occur. Employers will also be required to measure plan assets and benefit obligations as of fiscal year end. An employer with publicly traded equity securities is required to apply this statement, excluding the requirement for fiscal year end measurement of plan assets and benefit obligations, for fiscal years ending after December 15, 2006. An employer without publicly traded equity securities is required to adopt this statement, excluding the requirement for fiscal year end measurement of plan assets and benefit obligations, for fiscal years ending after June 15, 2007. The requirement to measure plan assets and benefit obligations as of the balance-sheet date is applicable for all entities for fiscal years ending after December 15, 2008. The Company is currently assessing the impact of this standard.

          In March 2006, the FASB issued SFAS No. 156: Accounting for Servicing of Financial Assets—An Amendment of SFAS No. 140, which amends SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and liabilities. SFAS 156 allows mark-to-market accounting for servicing rights and also permits a one-time reclassification of available-for-sale securities to trading securities under certain conditions. This statement is effective for fiscal years beginning after September 15, 2006. The Company is currently assessing the impact of this standard.

          In February 2006, the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instruments—An Amendment of FASB Statements No. 133 and 140 which amends SFAS 133, Accounting for Derivative Instruments and Hedging Activities and SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to simplify the accounting for hybrid instruments and to eliminate a temporary exemption from SFAS 133 for certain securitized interests. This statement permits fair value re-measurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation and also clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133. This statement establishes a requirement to evaluate beneficial interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. It clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. This statement amends SFAS 140 to eliminate the prohibition on a qualifying Special Purpose Entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all instruments acquired, issued or subject to a re-measurement event occurring after the beginning of fiscal years that begin after September 15, 2006. The Company is currently assessing the impact of this standard.

          In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertain tax positions in accordance with SFAS 109, Accounting for Income Taxes. The initial benefit recognition model follows a two-step approach. First, an enterprise evaluates if the tax position is more-likely-than-not of being sustained on audit based solely on the technical merits of the position. Second, the enterprise measures the appropriate amount of benefit to recognize. This is calculated as the largest amount of tax benefit that has a greater than 50% likelihood of ultimately being realized upon settlement. Subsequently at each reporting date, the largest amount that has a greater than 50% likelihood of ultimately being realized, based on the information available at that date, will be recognized and measured. Subsequent recognition, derecognition, and measurement should be based on new information. The change in net assets as a result of applying the provisions of the final interpretation will be considered a change in accounting principle with the cumulative effect of the change treated as an offsetting adjustment to the opening balance of retained earnings in the period of transition. The final interpretation will be effective as of the beginning of the first fiscal year beginning after December 15, 2006. Earlier application is permitted as of the beginning of a fiscal year, provided the enterprise has not yet issued financial statements, including interim financial statements, for that fiscal year. The Company is currently assessing the impact of this standard.

          Canadian GAAP requires the proportionate consolidation of interests in joint ventures. Proportionate consolidation is not permitted under U.S. GAAP and interests in joint ventures are accounted for under the equity method. However, as allowed by the Securities and Exchange Commission ("SEC"), reclassification is not required in an SEC filing when specified criteria are met and the information is disclosed. Although adoption of proportionate consolidation has no impact on net earnings or shareholders' equity, it does increase assets, liabilities, revenues, expenses and cash flows from operations from those amounts otherwise reported under U.S. GAAP.

21.    Comparative figures:

          Certain comparative figures have been reclassified to conform to the current period basis of presentation.

22.    Consolidating financial statements:

          As part of the Transaction, Masonite (formerly known as Stile Consolidated, "Parent") through its subsidiaries, Masonite International Corporation (formerly known as Stile Acquisition, "Canadian Issuer") and Masonite Corporation (formerly known as Masonite US Corporation, formerly known as Stile US Acquisition, "US Issuer"), entered into a Senior Secured Credit Facility agreement and a Senior Subordinated Loan agreement. The Senior Secured Credit Facility and the Senior Subordinated Loan (the "Guaranteed Debt") are fully and unconditionally guaranteed on a joint and several basis by Masonite and certain of its subsidiaries ("Guarantor Subsidiaries"). The Guaranteed Debt is not guaranteed by the Company's less than wholly-owned subsidiaries and certain other subsidiaries of the Company (collectively the "Non-Guarantor Subsidiaries").

          The consolidating financial information below for the periods from January 1, 2006 to September 30, 2006; February 2, 2005 (date of Incorporation) to September 30, 2005, and January 1, 2005 to April 6, 2005 is presented pursuant to Article 3-10(d) of Regulation S-X. The operations of the Company for the periods from January 1, 2006 to September 30, 2006; and February 2, 2005 (date of Incorporation) to September 30, 2005 consist of Masonite. The information presented for the period from January 1, 2005 to April 6, 2005 consists of the operations of the Predecessor. The operations of the US Issuer consist of the operations of Masonite Holdings (which was a subsidiary of Masonite International Corporation until April 6, 2005), which was the predecessor to Masonite US Corporation. The operations of Masonite International Corporation consist of all other operations of the Predecessor. The operations of the Guarantor Subsidiaries consist of the operations of the subsidiaries of the Canadian Issuer and the US Issuer (the "Issuers") which became guarantors of the Guaranteed Debt upon its issuance on

  April 6, 2005 For purposes of presenting the following consolidating financial statements, for the period from January 1, 2005 to April 6, 2005, amounts were allocated to the columns Canadian Issuer, US Issuer, Guarantor Subsidiaries, and Non-Guarantor Subsidiaries on the same basis as in periods subsequent to April 6, 2005 and applied by Masonite. These consolidating financial statements have been revised to give effect to the items disclosed in note 2.

          The consolidating financial statements reflect the investments of the Parent Company in the Issuers, and of the Issuer in their respective Guarantor and Non-Guarantor subsidiaries using the equity method.

Consolidating Statement of Operations
For the nine month period ended September 30, 2006
(Restated—note 2)

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Sales	$—	$404,514	$1,130,366	$371,512	$(257,935)	$1,648,457	$317,656	$(86,603)	$1,879,510
Cost of sales	—	354,762	926,621	307,999	(257,935)	1,331,447	242,060	(86,603)	1,486,904

	—	49,752	203,745	63,513	—	317,010	75,596	—	392,606
Selling, general and administration expenses	—	28,523	87,300	13,631	—	129,454	29,778	—	159,232
Depreciation and amortization	—	11,719	51,432	13,005	—	76,156	15,651	182	91,989
Interest	—	65,810	90,044	(710)	—	155,144	(17,905)	—	137,239
Loss (income) from equity investments	13,220	(56,482)	(6,729)	—	16,770	(33,221)	—	33,221	—
Other expense	—	5,204	10,978	289	—	16,471	142	—	16,613

(Loss) income before income taxes and non-controlling interest	(13,220)	(5,022)	(29,280)	37,298	(16,770)	(26,994)	47,930	(33,403)	(12,467)
Income taxes	—	(7,982)	(13,100)	7,308	—	(13,774)	9,016	(46)	(4,804)
Non-controlling interest	—	—	—	—	—	—	—	5,557	5,557

Net (loss) income	$(13,220)	$2,960	$(16,180)	$29,990	$(16,770)	$(13,220)	$38,914	$(38,914)	$(13,220)

Reconciliation to United States GAAP is as follows:
Net (loss) income based on Canadian GAAP	$(13,220)	$2,960	$(16,180)	$29,990	$(16,770)	$(13,220)	$38,914	$(38,914)	$(13,220)
Effect of EITF 88-16	(8)	(38)	30	—	8	(8)	—	—	(8)
Tax effect on US GAAP adjustments	(17)	(2)	(15)	—	17	(17)	—	—	(17)

Net (loss) income based on United States GAAP	(13,245)	2,920	(16,165)	29,990	(16,745)	(13,245)	38,914	(38,914)	(13,245)
Effect of SFAS 130	22,914	11,553	(4,602)	2,842	(9,793)	22,914	1,030	(1,030)	22,914
Effect of SFAS 133	3,598	1,496	2,102	—	(3,598)	3,598	—	—	3,598
Tax effect on US GAAP adjustments	(1,009)	(210)	(799)	—	1,009	(1,009)	—	—	(1,009)

Comprehensive income (loss) based on United States GAAP	$12,258	$15,759	$(19,464)	$32,832	$(29,127)	$12,258	$39,944	$(39,944)	$12,258

Consolidating Statement of Operations
Period from February 2, 2005 (date of Incorporation) to September 30, 2005
(Restated—note 2)

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Sales	$—	$278,246	$755,131	$245,399	$(175,320)	$1,103,456	$195,212	$(65,466)	$1,233,202
Cost of sales	—	244,553	652,170	201,582	(175,320)	922,985	149,988	(65,109)	1,007,864

	—	33,693	102,961	43,817	—	180,471	45,224	(357)	225,338
Selling, general and administration expenses	—	19,971	58,229	10,856	—	89,056	16,760	—	105,816
Depreciation and amortization	—	7,081	33,144	8,862	—	49,087	9,510	942	59,539
Interest	—	42,363	60,356	58	—	102,777	(12,345)	—	90,432
Loss (income) from equity investments	35,557	(37,531)	(4,714)	—	(15,861)	(22,549)	19	22,549	19
Other expense (income)	—	18,266	2,034	(62)	—	20,238	205	—	20,443

(Loss) income before income taxes and non-controlling interest	(35,557)	(16,457)	(46,088)	24,103	15,861	(58,138)	31,075	(23,848)	(50,911)
Income taxes	—	(9,192)	(18,719)	4,407	—	(23,504)	4,393	(203)	(19,314)
Non-controlling interest	—	923	—	—	—	923	—	3,037	3,960

Net (loss) income	$(35,557)	$(8,188)	$(27,369)	$19,696	$15,861	$(35,557)	$26,682	$(26,682)	$(35,557)

Reconciliation to United States GAAP is as follows:
Net (loss) income based on Canadian GAAP	$(35,557)	$(8,188)	$(27,369)	$19,696	$15,861	$(35,557)	$26,682	$(26,682)	$(35,557)
Effect of EITF 88-16	389	175	214	—	(389)	389	—	—	389
Tax effect on US GAAP adjustments	(136)	(66)	(70)	—	136	(136)	—	—	(136)

Net (loss) income based on United States GAAP	(35,304)	(8,079)	(27,225)	19,696	15,608	(35,304)	26,682	(26,682)	(35,304)
Effect of SFAS 130	(6,169)	(5,339)	(274)	(2,050)	7,663	(6,169)	(569)	569	(6,169)
Effect of SFAS 133	9,370	5,112	4,258	—	(9,370)	9,370	—	—	9,370
Tax effect on US GAAP adjustments	(3,534)	(1,916)	(1,618)	—	3,534	(3,534)	—	—	(3,534)

Comprehensive (loss) income based on United States GAAP	$(35,637)	$(10,222)	$(24,859)	$17,646	$17,435	$(35,637)	$26,113	$(26,113)	$(35,637)

Consolidating Statement of Operations
Predecessor Period from January 1, 2005 to April 6, 2005

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Sales	$—	$130,345	$354,670	$112,233	$(62,561)	$534,687	$93,984	$(28,556)	$600,115
Cost of sales	—	107,164	308,678	88,393	(62,561)	441,674	73,628	(28,556)	486,746

	—	23,181	45,992	23,840	—	93,013	20,356	—	113,369
Selling, general and administration expenses	—	11,542	28,861	5,341	—	45,744	8,680	—	54,424
Depreciation and amortization	—	2,276	9,003	2,922	—	14,201	4,819	(8)	19,012
Interest	—	7,619	9,804	(391)	—	17,032	(5,831)	—	11,201
Loss (income) from equity investments	—	5,115	(1,569)	—	(6,592)	(3,046)	(292)	3,046	(292)
Other expense	—	41,738	23,057	1,409	—	66,204	471	—	66,675

(Loss) income before income taxes and non-controlling interest	—	(45,109)	(23,164)	14,559	6,592	(47,122)	12,509	(3,038)	(37,651)
Income taxes	—	(15,097)	(5,695)	3,682	—	(17,110)	8,794	—	(8,316)
Non-controlling interest	—	653	—	—	—	653	—	677	1,330

Net (loss) income	$—	$(30,665)	$(17,469)	$10,877	$6,592	$(30,665)	$3,715	$(3,715)	$(30,665)

Reconciliation to United States GAAP is as follows:
Net (loss) income based on Canadian GAAP	$—	$(30,665)	$(17,469)	$10,877	$6,592	$(30,665)	$3,715	$(3,715)	$(30,665)
Effect of SFAS 133	—	1,373	—	—	—	1,373	—	—	1,373
Tax effect on US GAAP adjustments	—	(453)	—	—	—	(453)	—	—	(453)

Net (loss) income based on United States GAAP	—	(29,745)	(17,469)	10,877	6,592	(29,745)	3,715	(3,715)	(29,745)
Effect of SFAS 130	—	(20,406)	(2,222)	(1,124)	3,346	(20,406)	(91)	91	(20,406)
Effect of SFAS 87	—	(198)	—	(198)	198	(198)	—	—	(198)
Effect of SFAS 133	—	168	—	—	—	168	—	—	168
Tax effect on US GAAP adjustments	—	39	—	89	(89)	39	—	—	39

Comprehensive (loss) income based on United States GAAP	$—	$(50,142)	$(19,691)	$9,644	$10,047	$(50,142)	$3,624	$(3,624)	$(50,142)

Consolidating Balance Sheet
September 30, 2006
(Restated—note 2)

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$17,733	$7,645	$15,359	$—	$40,737	$20,562	$—	$61,299
Accounts receivable	—	61,861	69,934	61,439	—	193,234	77,508	—	270,742
Intercompany receivable	—	44,483	28,543	32,998	(75,064)	30,960	22,777	(53,737)	—
Inventories	—	74,083	193,724	65,232	—	333,039	60,190	—	393,229
Prepaid expenses	—	6,351	6,212	5,390	—	17,953	3,576	—	21,529
Current future income taxes	—	3,113	24,887	1,584	—	29,584	4,804	—	34,388

	—	207,624	330,945	182,002	(75,064)	645,507	189,417	(53,737)	781,187
Property, plant and equipment	—	86,033	379,506	219,330	—	684,869	221,774	(2,508)	904,135
Goodwill	—	183,663	739,093	10,840	—	933,596	17,583	20,076	971,255
Intangible assets	—	230,369	260,204	11,536	—	502,109	10,477	5,353	517,939
Investments and advances	506,366	821,829	44,377	179,361	(937,565)	614,368	333,418	(947,786)	—
Other assets	—	39,594	33,180	271	—	73,045	670	—	73,715
Long-term future income taxes	—	—	—	714	—	714	13,827	—	14,541

	$506,366	$1,569,112	$1,787,305	$604,054	$(1,012,629)	$3,454,208	$787,166	$(978,602)	$3,262,772

Liabilities and Shareholder's Equity
Current liabilities:
Bank indebtedness	$—	$39,000	$29,000	$(5)	$—	$67,995	$13,771	$—	$81,766
Trade payables and accrued expenses	3,133	97,401	177,220	57,932	—	335,686	66,745	—	402,431
Intercompany payable	—	20,078	62,796	16,820	(75,064)	24,630	29,107	(53,737)	—
Income taxes payable	—	7,434	4,176	1,988	—	13,598	3,684	—	17,282
Current future income taxes	—	—	—	1,561	—	1,561	1,511	—	3,072
Current portion of long-term debt	—	6,251	5,932	—	—	12,183	15,168	—	27,351

	3,133	170,164	279,124	78,296	(75,064)	455,653	129,986	(53,737)	531,902
Long-term debt	—	931,611	1,268,021	57,784	—	2,257,416	85,191	(421,561)	1,921,046
Long-term future income taxes	—	58,586	125,664	25,241	—	209,491	15,158	711	225,360
Long-term liabilities	—	7,137	14,860	8,401	—	30,398	13,810	—	44,208
Non-controlling interest	—	—	—	—	—	—	—	37,023	37,023

	3,133	1,167,498	1,687,669	169,722	(75,064)	2,952,958	244,145	(437,564)	2,759,539
Shareholder's equity	503,233	401,614	99,636	434,332	(937,565)	501,250	543,021	(541,038)	503,233

	$506,366	$1,569,112	$1,787,305	$604,054	$(1,012,629)	$3,454,208	$787,166	$(978,602)	$3,262,772

The reconciliation of condensed consolidating balance sheet captions is as follows:
September 30, 2006
(Restated—note 2)

	Parent
	Canadian GAAP	Adjustments	U.S. GAAP
Other assets	$506,366	10,638	$517,004
Shareholders' equity	503,233	10,638	513,871
Total assets	$506,366	10,638	$517,004
	Canadian Issuer
	Canadian GAAP	Adjustments	U.S. GAAP
Current assets	$207,624	—	$207,624
Property, plant and equipment	86,033	(30)	86,003
Goodwill	183,663	(292)	183,371
Intangible assets	230,369	(339)	230,030
Other assets	861,423	10,039	871,462
Current liabilities	170,164	341	170,505
Long-term future income taxes	58,586	3,330	61,916
Shareholders' equity	401,614	5,707	407,321
Total assets	$1,569,112	9,378	$1,578,490
	US Issuer
	Canadian GAAP	Adjustments	U.S. GAAP
Goodwill	$739,093	(1,145)	$737,948
Intangible assets	260,204	(201)	260,003
Other assets	77,557	10,039	87,596
Long-term future income taxes	125,664	3,762	129,426
Shareholders' equity	99,636	4,931	104,567
Total assets	$1,787,305	8,693	$1,795,998

Consolidating Balance Sheet
December 31, 2005
(Restated—note 2)

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$11,495	$4,188	$8,724	$—	$24,407	$23,052	$—	$47,459
Accounts receivable	—	57,905	60,332	57,854	—	176,091	70,189	—	246,280
Intercompany receivable	—	18,329	21,410	14,152	(39,813)	14,078	22,466	(36,544)	—
Inventories	—	77,983	200,329	60,591	—	338,903	61,192	—	400,095
Prepaid expenses	—	1,460	8,727	4,895	—	15,082	6,012	—	21,094
Current future income taxes	—	587	32,382	2,263	—	35,232	1,153	—	36,385

	—	167,759	327,368	148,479	(39,813)	603,793	184,064	(36,544)	751,313
Property, plant and equipment	—	86,824	402,587	221,624	—	711,035	232,514	(2,796)	940,753
Goodwill	—	183,978	739,049	10,340	—	933,367	15,636	19,764	968,767
Intangible assets	—	235,092	279,889	12,554	—	527,535	11,260	5,823	544,618
Investments and advances	495,849	863,603	17,536	181,548	(911,473)	647,063	378,870	(1,025,933)	—
Other assets	—	35,185	36,715	267	—	72,167	1,143	—	73,310
Long-term future income taxes	—	—	—	1,381	—	1,381	17,163	—	18,544

	$495,849	$1,572,441	$1,803,144	$576,193	$(951,286)	$3,496,341	$840,650	$(1,039,686)	$3,297,305

Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$—	$56,000	$55,000	$—	$—	$111,000	$17,767	$—	$128,767
Trade payables and accrued expenses	3,500	73,773	172,790	43,014	—	293,077	62,326	—	355,403
Intercompany payable	—	11,710	29,480	21,104	(39,813)	22,481	14,063	(36,544)	—
Income taxes payable	—	9,795	4,209	1,866	—	15,870	3,293	—	19,163
Current future income taxes	—	—	—	2,242	—	2,242	195	—	2,437
Current portion of long-term debt	—	6,234	5,818	—	—	12,052	22,277	—	34,329

	3,500	157,512	267,297	68,226	(39,813)	456,722	119,921	(36,544)	540,099
Long-term debt	—	966,047	1,276,055	57,784	—	2,299,886	102,980	(460,733)	1,942,133
Long-term future income taxes	—	63,471	143,083	23,092	—	229,646	13,167	757	243,570
Long-term liabilities	—	7,346	13,533	7,967	—	28,846	19,640	—	48,486
Non-controlling interest	—	—	—	—	—	—	—	30,668	30,668

	3,500	1,194,376	1,699,968	157,069	(39,813)	3,015,100	255,708	(465,852)	2,804,956
Shareholders' equity	492,349	378,065	103,176	419,124	(911,473)	481,241	584,942	(573,834)	492,349

	$495,849	$1,572,441	$1,803,144	$576,193	$(951,286)	$3,496,341	$840,650	$(1,039,686)	$3,297,305

The reconciliation of condensed consolidating balance sheet captions is as follows:
December 31, 2005
(Restated—note 2)

	Parent
	Canadian GAAP	Adjustments	U.S. GAAP
Investments and advances	$495,849	4,074	$499,923
Shareholders' equity	492,349	4,074	496,423
Total assets	$495,849	4,074	$499,923
	Canadian Issuer
	Canadian GAAP	Adjustments	U.S. GAAP
Current assets	$167,759	111	$167,870
Property, plant and equipment	86,824	(96)	86,728
Goodwill	183,978	(878)	183,100
Intangible assets	235,092	(1,094)	233,998
Other assets	898,788	7,937	906,725
Current liabilities	157,512	33	157,545
Long-term future income taxes	63,471	2,640	66,111
Shareholders' equity	378,065	3,307	381,372
Total assets	$1,572,441	5,980	$1,578,421
	US Issuer
	Canadian GAAP	Adjustments	U.S. GAAP
Goodwill	$739,049	(3,451)	$735,598
Intangible assets	279,889	(1,075)	278,814
Other assets	54,251	7,937	62,188
Long-term future income taxes	143,083	2,644	145,727
Shareholders' equity	103,176	767	103,943
Total assets	$1,803,144	3,411	$1,806,555

Consolidating Statement of Cash Flows
For the nine month period ended September 30, 2006
(Restated—note 2)

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Cash provided by (used in):
Operating activities:
Net (loss) income	$(13,220)	$2,960	$(16,180)	$29,990	$(16,770)	$(13,220)	$38,914	$(38,914)	$(13,220)
Items not involving cash:
Depreciation and amortization	—	11,719	51,432	13,005	—	76,156	15,651	182	91,989
Financing fee write off	—	—	—	—	—	—	—	—	—
Amortization of financing fees	—	2,958	3,013	—	—	5,971	—	—	5,971
(Gain) loss on sale of property, plant and equipment	—	(640)	5,324	241	—	4,925	(369)	—	4,556
Loss (income) from equity investments	13,220	(56,482)	(6,729)	—	16,770	(33,221)	—	33,221	—
Share based awards	—	(165)	1,069	116	—	1,020	170	—	1,190
Future income taxes	—	(6,307)	(9,341)	2,613	—	(13,035)	4,668	(46)	(8,413)
Pension and post-retirement (income) expense and funding, net	—	(723)	707	435	—	419	—	—	419
Non-controlling interest	—	—	—	—	—	—	—	5,557	5,557
Change in non-cash operating working capital:
Accounts receivable	—	(1,594)	(7,687)	(3,585)	—	(12,866)	(11,364)	—	(24,230)
Inventories	—	3,520	12,386	(4,641)	—	11,265	(4,369)	—	6,896
Income taxes payable	—	(1,423)	(830)	315	—	(1,938)	(1,285)	—	(3,223)
Prepaid expenses	—	(5,003)	2,643	(1,039)	—	(3,399)	1,616	—	(1,783)
Accounts payable and accrued liabilities	(367)	19,597	2,425	14,902	—	36,557	6,656	—	43,213
Intercompany receivable	—	(5,261)	8,341	(18,846)	178	(15,588)	(1,606)	17,194	—
Intercompany payable	—	(8,649)	13,910	(4,273)	(178)	810	16,384	(17,194)	—
Equity compensation settlement liability	—	—	—	—	—	—	—	—	—

	(367)	(45,493)	60,483	29,233	—	43,856	65,066	—	108,922

Financing activities:	—
Change in bank and other indebtedness	—	(16,999)	(26,003)	(2)	—	(43,004)	(642)	—	(43,646)
Proceeds from issuance of long-term debt	—	—	—	—	—	—	875	—	875
Repayment of long-term debt	—	(5,127)	(4,420)	—	—	(9,547)	(23,270)	—	(32,817)
Change in long-term liabilities	—	(367)	565	—	—	198	—	—	198

	—	(22,493)	(29,858)	(2)	—	(52,353)	(23,037)	—	(75,390)

Investing activities:
Proceeds from sale of property, plant and equipment	—	8,239	7,879	3,850	—	19,968	247	—	20,215
Additions to property, plant and equipment	—	(2,273)	(19,805)	(2,686)	—	(24,764)	(10,550)	—	(35,314)
Investments and advances	367	69,958	(16,335)	(27,857)	—	26,133	(26,133)	—	—
Distributions to minority partners	—	—	—	—	—	—	(3,065)	—	(3,065)
Other investing activities	—	(6,402)	1,370	20	—	(5,012)	(1,196)	—	(6,208)

	367	69,522	(26,891)	(26,673)	—	16,325	(40,697)	—	(24,372)

Net foreign currency translation adjustment	—	4,702	(277)	4,077	—	8,502	(3,822)	—	4,680

Increase (decrease) in cash and cash equivalents	—	6,238	3,457	6,635	—	16,330	(2,490)	—	13,840
Cash and cash equivalents, beginning of period	—	11,495	4,188	8,724	—	24,407	23,052	—	47,459

Cash and cash equivalents, end of period	$—	$17,733	$7,645	$15,359	$—	$40,737	$20,562	$—	$61,299

Consolidating Statement of Cash Flows
Period from February 2, 2005 (date of Incorporation) to September 30, 2005
(Restated—note 2)

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Cash provided by (used in):
Operating activities:
Net (loss) income	$(35,557)	$(8,188)	$(27,369)	$19,696	$15,861	$(35,557)	$26,682	$(26,682)	$(35,557)
Items not involving cash:
Depreciation and amortization	—	7,081	33,144	8,862	—	49,087	9,510	942	59,539
Financing fee write off	—	—	—	—	—	—	—	—	—
Amortization of financing fees	—	4,993	5,892	—	—	10,885	—	—	10,885
Loss (gain) on sale of property, plant and equipment	—	—	147	(3)	—	144	(16)	—	128
Loss (income) from equity investments	35,557	(37,531)	(4,714)	—	(15,861)	(22,549)	19	22,549	19
Share based awards	—	350	1,346	74	—	1,770	112	—	1,882
Future income taxes	—	(6,076)	(16,579)	992	—	(21,663)	780	(203)	(21,086)
Pension and post-retirement expense and funding, net	—	—	357	—	—	357	—	—	357
Non-controlling interest	—	923	—	—	—	923	—	3,037	3,960
Change in non-cash operating working capital:
Accounts receivable	—	(11,514)	(19,802)	(3,461)	—	(34,777)	6,788	—	(27,989)
Inventories	—	9,406	15,657	4,850	—	29,913	1,093	—	31,006
Income taxes payable	—	(6,729)	(1,367)	728	—	(7,368)	754	—	(6,614)
Prepaid expenses	—	(2,295)	(1,866)	1,218	—	(2,943)	127	—	(2,816)
Accounts payable and accrued liabilities	—	5,101	(5,038)	(8,077)	—	(8,014)	(12,365)	412	(19,967)
Intercompany receivable	—	(2,089)	(4,140)	(11,299)	15,184	(2,344)	(2,287)	4,631	—
Intercompany payable	—	2,445	10,160	8,335	(15,184)	5,756	(1,125)	(4,631)	—
Equity compensation settlement liability	—	(35,906)	(21,780)	—	—	(57,686)	(56)	—	(57,742)

	—	(80,029)	(35,952)	21,915	—	(94,066)	30,016	55	(63,995)

Financing activities
Change in bank and other indebtedness	—	36,001	65,002	180	—	101,183	(10,723)	—	90,460
Proceeds from issuance of common shares	567,177	403,983	163,194	—	(567,177)	567,177	—	—	567,177
Proceeds from issuance of long-term debt	—	945,500	999,500	—	—	1,945,000	7,500	—	1,952,500
Repayment of long-term debt	—	(329,208)	(111,088)	—	—	(440,296)	(4,988)	—	(445,284)
Deferred financing fees	—	(39,057)	(38,943)	—	—	(78,000)	—	—	(78,000)

	567,177	1,017,219	1,077,665	180	(567,177)	2,095,064	(8,211)	—	2,086,853

Investing activities
Proceeds from sale of property, plant and equipment	—	6	1,398	—	—	1,404	7,684	—	9,088
Additions to property, plant and equipment	—	(3,801)	(27,067)	(3,102)	—	(33,970)	(7,247)	—	(41,217)
Acquisitions	—	(947,830)	(987,327)	4,972	—	(1,930,185)	14,803	—	(1,915,382)
Investments and advances	(567,177)	41,511	(24,103)	(6,594)	567,177	10,814	(11,074)	260	—
Distributions to minority partners	—	(17,775)	—	—	—	(17,775)	—	—	(17,775)
Other investing activities	—	(492)	346	(533)	—	(679)	(241)	607	(313)

	(567,177)	(928,381)	(1,036,753)	(5,257)	567,177	(1,970,391)	3,925	867	(1,965,599)

Net foreign currency translation adjustment	—	(944)	(1)	(3,936)	—	(4,881)	4,652	(922)	(1,151)

Increase in cash and cash equivalents	—	7,865	4,959	12,902	—	25,726	30,382	—	56,108
Cash and cash equivalents, beginning of period	—	—	—	—	—	—	—	—	—

Cash and cash equivalents, end of period	$—	$7,865	$4,959	$12,902	$—	$25,726	$30,382	$—	$56,108

Consolidating Statement of Cash Flows
Predecessor Period from January 1, 2005 to April 6, 2005

	Parent	Canadian Issuer	US Issuer	Guarantor Subsidiaries	Guarantor Adjustments	Combined	Non-Guarantor Subsidiaries	Adjustments	Consolidated
Cash provided by (used in):
Operating activities:
Net (loss) income	$—	$(30,665)	$(17,469)	$10,877	$6,592	$(30,665)	$3,715	$(3,715)	$(30,665)
Items not involving cash:
Depreciation and amortization	—	2,276	9,003	2,922	—	14,201	4,819	(8)	19,012
Amortization of financing fees	—	208	179	—	—	387	—	—	387
Loss on sale of property, plant and equipment	—	—	44	—	—	44	74	—	118
Loss (income) from equity investments	—	5,115	(1,569)	—	(6,592)	(3,046)	(292)	3,046	(292)
Share based awards	—	101	128	—	—	229	—	—	229
Future income taxes	—	(18,396)	(9)	2,350	—	(16,055)	2,206	—	(13,849)
Pension and post-retirement expense and funding, net	—	—	190	—	—	190	—	—	190
Non-controlling interest	—	653	—	—	—	653	—	677	1,330
Change in non-cash operating working capital:
Accounts receivable	—	(8,724)	29,683	4,129	—	25,088	(7,110)	—	17,978
Inventories	—	211	(3,612)	1,805	—	(1,596)	1,509	—	(87)
Income taxes payable	—	452	(4,842)	(303)	—	(4,693)	4,830	—	137
Prepaid expenses	—	(6,799)	106	(2,154)	—	(8,847)	(1,448)	—	(10,295)
Accounts payable and accrued liabilities	—	35,099	35,802	11,623	—	82,524	2,298	—	84,822
Intercompany receivable	—	(8,186)	(3,573)	(10,059)	18,454	(3,364)	(12,803)	16,167	—
Intercompany payable	—	5,280	21,260	4,991	(18,454)	13,077	3,090	(16,167)	—
Equity compensation settlement liability	—	35,906	21,780	—	—	57,686	56	—	57,742

	—	12,531	87,101	26,181	—	125,813	944	—	126,757

Financing activities
Change in bank and other indebtedness	—	—	(2)	(181)	—	(183)	201	—	18
Proceeds from issuance of common shares	—	469	—	—	—	469	—	—	469
Repayment of long-term debt	—	(94,410)	(48,570)	—	—	(142,980)	(2,474)	—	(145,454)

	—	(93,941)	(48,572)	(181)	—	(142,694)	(2,273)	—	(144,967)

Investing activities
Proceeds from sale of property, plant and equipment	—	133	52	—	—	185	218	—	403
Additions to property, plant and equipment	—	(2,219)	(7,979)	(623)	—	(10,821)	(1,580)	—	(12,401)
Investments and advances	—	79,349	(19,604)	(29,742)	—	30,003	(30,003)	—	—
Other investing activities	—	(1,573)	2	242	—	(1,329)	(288)	—	(1,617)

	—	75,690	(27,529)	(30,123)	—	18,038	(31,653)	—	(13,615)

Net foreign currency translation adjustment	—	2,382	—	(3,114)	—	(732)	(5,916)	—	(6,648)

(Decrease) increase in cash and cash equivalents	—	(3,338)	11,000	(7,237)	—	425	(38,898)	—	(38,473)
Cash and cash equivalents, beginning of period	—	14,838	6,490	12,209	—	33,537	52,951	—	86,488

Cash and cash equivalents, end of period	$—	$11,500	$17,490	$4,972	$—	$33,962	$14,053	$—	$48,015

Prospectus

Offer to Exchange

        Up to $412,000,000 aggregate principal amount of Senior Subordinated Notes due 2015 issued by Masonite Corporation, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Subordinated Notes due 2015 issued by Masonite Corporation.

        Up to $358,000,000 aggregate principal amount of Senior Subordinated Notes due 2015 issued by Masonite International Corporation, which have been registered under the Securities Act of 1933, for any and all outstanding Senior Subordinated Notes due 2015 issued by Masonite International Corporation.

        Until the date that is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                         , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        (a)   Eger Properties is incorporated under the laws of California.

        Under Section 317 of the California General Corporation Law ("CGCL"), a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

        Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized under Section 317.

        The amended and restated by-laws of Eger Properties provide that any person, his heirs, or his personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he is or was a director, officer, employee, or agent of the corporation or serves or served any other corporation or other enterprise in any capacity at the request of the corporation, shall be indemnified by the corporation, and the corporation may advance his related expenses to the full extent permitted by California law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the corporation whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee, or agent believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

        (b)   Castlegate Entry Systems, Inc., Crown Door Corporation and Masonite International Inc. are incorporated under the Canada Business Corporations Act (the "CBCA").

        The CBCA provides under Section 124 as follows:

          (1)   A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

          (2)   A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

          (3)   A corporation may not indemnify an individual under subsection (1) unless the individual:

  (a)
  acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

          (4)   A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

          (5)   Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual is seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) fulfils the conditions set out in subsection (3).

        The by-laws of Castlegate Entry Systems, Inc. provide that subject to subsections (2) and (3) stated above, the corporation shall indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

  (a)
  he acted honestly and in good faith with a view to the best interests of the corporation; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        The corporation is also authorized to execute agreements evidencing its indemnity in favor of the foregoing persons to the full extent permitted by law.

        The by-laws of Crown Door Corporation provides that subject to the limitations contained in the CBCA, the corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if

  (a)
  he acted honestly and in good faith with a view to the best interests of the corporation; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        The corporation shall also indemnify such person in such other circumstances as the CBCA permits or requires. In addition, the corporation may purchase and maintain insurance for the benefit of any person referred to in the previous paragraph against such liabilities and in such amounts as the board may from time to time determine and as permitted by the CBCA.

        (c)   Masonite Chile Holdings S.A. is incorporated under the laws of Chile.

        Chilean law provides that directors and officers acting in such capacity must use the care that a reasonably prudent and careful person would use under similar circumstances, guided by those ordinary considerations which ordinarily regulate human affairs. Likewise, directors and officers of a company are jointly and severally liable for any damage occasioned to the company and its shareholders arising from willful misconduct or negligence. Any provision of the company's by-laws or shareholder resolution providing any release or limitation of such liability of directors and officers to the company and its shareholders is null and void.

        (d)   Masonite Corporation, Pintu Acquisition Company, Inc. and WMW, Inc. are incorporated under the laws of Delaware.

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        In accordance with these provisions, the by-laws of Masonite Corporation provide that the corporation (i) shall indemnify every person who is or was a director or officer of the corporation or is or was serving at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; and (ii) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the corporation or is or was serving at the corporation's request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 of the General Corporation Law of the State of Delaware as the same (or any substitute therefor) may be in effect from time to time, provided that the reference to

"stockholders" in subsection (d) (3) of Section 145 shall require action by a quorum of disinterested directors of the sole stockholder.

        In addition, such indemnification (i) shall not be deemed exclusive of any other rights to which any person seeking indemnification under or apart from these provisions may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and (ii) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The by-laws of Pintu Acquisition Company, Inc. provide that directors, officers and employees of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding against any such person (except such proceedings as may be brought by the corporation) arising out of their service to the corporation or to another organization at the corporation's request, except for any liability arising out of or based upon personal injury or death which, however, the corporation may indemnify at its discretion. The corporation may maintain insurance to protect itself and any such director, officer or employee against any liability, cost or expense incurred in connection with any such action, suit or proceedings. These provisions shall be applicable to all actions, suits or proceedings commenced after the date of incorporation of the corporation and shall be applicable to persons who have ceased to be directors, officers or employees and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

        Likewise, the articles of incorporation of WMW, Inc. provides that each person who at any time is or was a director or officer of the corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (in this paragraph, a "Proceeding"), by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the corporation to provide broader Indemnification rights than such law prior to such amendment or enactment permitted the corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties. and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The corporation's obligations under this section include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

        (e)   Premdor Finance LLC is a limited liability company organized under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        In accordance with this provision, the Limited Liability Company Agreement of Premdor Finance LLC states that (a) to the fullest extent permitted by the Act, or other applicable law, each Covered Person shall be entitled to indemnification from the company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnification under the indemnification section shall be provided out of and to the extent of company assets only, and neither the Founding Member nor any Member or Manager shall have personal liability on account thereof. Such indemnification shall include the right to have expenses incurred by such Covered Person in connection with an action paid in advance by the company prior to final disposition of such action, subject to subsequent determination of the right to be so indemnified. Persons who are not Covered Persons may be similarly indemnified in respect of service to the company or to another such entity at the request of the company to the extent the Founding Member at any time determines that such person is entitled to the benefits of this Section. As used in the agreement, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement of an action. (b) The company shall have the express authority to enter into such agreements as the Board of Managers deems appropriate for the indemnification, including advancement of expenses, of present or future Covered Persons and other persons in connection with their service to, or status with, the company or any other corporation, partnership, joint venture, trust, employee benefit plan or other entity with whom such Covered Person or other person is serving at the request of the company. (c) The right of indemnification or advancement of expenses provided for (i) shall not be deemed exclusive of any other rights to which those seeking indemnification hereunder may be entitled, (ii) shall be deemed to create contractual rights in favor of persons entitled to indemnification, (iii) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were determined to be entitled to indemnification and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification and (iv) shall be applicable to actions, suits or proceedings commenced after the adoption of the agreement, whether arising from acts or omissions occurring before or after the adoption. The rights of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal. (d) The company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the company would have the power to indemnify such person against such liability or expense by law or under this article.

        (f)    Bonlea Limited, Masonite Europe Limited, Premdor Crosby Limited and Premdor U.K. Holdings Limited are incorporated under English Law and are subject to the Companies Act of 1985, as amended (the "Companies Act").

        English law does not permit a company to indemnify to any extent (whether directly or indirectly) a director of the company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company. However, this prohibition does not apply to a "qualifying third party indemnity provision" (see below section 309B(1) of the Companies Act) which satisfies conditions A to C set out in sections 309(B)(2), (3) and (4) of the Companies Act (see below). Section 309(C) of the Companies Act requires that each qualifying indemnity provision made by a company must be open to inspection by the shareholders of the company. In addition, this section requires that if any qualifying indemnity provision is in force when the directors' report was approved or at any time during the financial year to which the directors' report relates, the directors' report must include a statement to this effect.

        The Companies Act provides as follows:

        309A Provisions protecting directors from liability

        (1)   This section applies in relation to any liability attaching to a director of a company in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company.

        (2)   Any provision which purports to exempt (to any extent) a director of a company from any liability within subsection (1) is void.

        (3)   Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of—(a) the company, or (b) an associated company, against any liability within subsection (1) is void. This is subject to subsections (4) and (5).

        (4)   Subsection (3) does not apply to a qualifying third party indemnity provision (see section 309B(1)).

        (5)   Subsection (3) does not prevent a company from purchasing and maintaining for a director of—(a) the company, or (b) an associated company, insurance against any liability within subsection (1).

        (6)   In this section—"associated company", in relation to a company ("C"), means a company which is C's subsidiary, or C's holding company or a subsidiary of C's holding company; "provision" means a provision of any nature, whether or not it is contained in a company's articles or in any contract with a company.

        309B Qualifying third party indemnity provisions

        (1)   For the purposes of section 309A(4) a provision is a qualifying third party indemnity provision if it is a provision such as is mentioned in section 309A(3) in relation to which conditions A to C below are satisfied.

        (2)   Condition A is that the provision does not provide any indemnity against any liability incurred by the director—(a) to the company, or (b) to any associated company.

        (3)   Condition B is that the provision does not provide any indemnity against any liability incurred by the director to pay—(a) a fine imposed in criminal proceedings, or (b) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising).

        (4)   Condition C is that the provision does not provide any indemnity against any liability incurred by the director—(a) in defending any criminal proceedings in which he is convicted, or (b) in defending any civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (c) in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely—(i) section 144(3) or (4) (acquisition of shares by innocent nominee), or (ii) section 727 (general power to grant relief in case of honest and reasonable conduct).

        (5)   In paragraph (a), (b) or (c) of subsection (4) the reference to any such conviction, judgment or refusal of relief is a reference to one that has become final.

        (6)   For the purposes of subsection (5) a conviction, judgment or refusal of relief becomes final—(a) if not appealed against, at the end of the period of bringing an appeal, or (b) if appealed against, at the time when the appeal (or any further appeal) is disposed of.

        (7)   An appeal is disposed of—(a) if it is determined and the period for bringing any further appeal has ended, or (b) if it is abandoned or otherwise ceases to have effect.

        (8)   In this section "associated company" and "provision" have the same meaning as in section 309A.

        309C Disclosure of qualifying third party indemnity provisions

        (1)   Subsections (2) and (3) impose disclosure requirements in relation to a directors' report under section 234 in respect of a financial year.

        (2)   If—(a) at the time when the report is approved under section 234A, any qualifying third party indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, or (b) at any time during the financial year, any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that any such provision is or (as the case may be) was so in force.

        (3)   If the company has made a qualifying third party indemnity provision and—(a) at the time when the report is approved under section 234A, any qualifying third party indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, or (b) at any time during the financial year, any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that any such provision is or (as the case may be) was so in force.

        (4)   Subsection (5) applies where a company has made a qualifying third party indemnity provision for the benefit of a director of the company or of an associated company.

        (5)   Section 318 shall apply to—(a) the company, and (b) if the director is a director of an associated company, the associated company, as if a copy of the provision, or (if it is not in writing) a memorandum setting out its terms, were included in the list of documents in section 318(1).

        (6)   In this section—"associated company" and "provision" have the same meaning as in section 309A; and "qualifying third party indemnity provision" has the meaning given by section 309B(1).

        Section 310 of the Companies Act provides as follows:

        (1)   This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

        (2)   Except as provided by the following subsection, any such provision is void.

        (3)   This section does not prevent a company—(a) from purchasing and maintaining for any such auditor insurance against any such liability, or (b) from indemnifying any such auditor against any liability incurred by him—(i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

        Section 727 of the Companies Act provides as follows:

        (1)   If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability in such terms as the court thinks fit.

        (2)   If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

        (3)   Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

        The articles of association of Bonlea Limited provide that every Director or other officer or auditor of the company shall be indemnified out of the assets of the company against any losses or liabilities incurred by him in or about the lawful execution and discharge of his duties subject to the provisions of the Companies Act.

        The articles of association of Masonite Europe Limited and Premdor Crosby Limited state that Table A of the Companies Act applies to the company. In addition the company can purchase insurance in order to indemnify directors or officers in accordance with the indemnification provisions of the Companies Act.

        The articles of association of Premdor U.K. Holdings Limited provide that in addition to the indemnity conferred by Regulation 118 of Table A and subject to the provisions of the Companies Act, every such person as is mentioned in the said Regulation shall be entitled to be indemnified out of the assets of the company against all expenses, losses or liabilities incurred by him as agent of the company or for the company's benefit or intended benefit or in or about the discharge or intended discharge of his duties in relation to the company.

        (g)   Cutting Edge Tooling, Inc., Door Installation Specialists Corporation and Florida Made Door Co. are each incorporated under the laws of Florida.

        Section 607.0850 of the Florida Business Corporation Act, as amended ("FBCA"), grants each corporation organized thereunder the authority to indemnify each of its directors and officers in connection with actions, suits and proceedings brought against such person if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) a majority vote of directors who were not parties to the proceeding or a committee consisting solely of two or more directors not parties to the proceeding, (ii) independent legal counsel selected by a majority vote of the directors who were not parties to the proceeding or by a committee of directors duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding (or selected by the full board if a quorum or committee cannot be obtained), or (iii) the affirmative vote of the majority of the corporation's shareholders who were not parties to the proceeding.

        The FBCA further provides that the corporations may make any other or further indemnity by resolution, by-law, agreement, vote of shareholders or disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director's responsibilities under any other law, such as federal securities laws.

        The articles of incorporation and/or the amended and restated by-laws of Cutting Edge Tooling, Inc. provide that in addition to any rights and duties under applicable law, and as stated in the Articles of Incorporation, the corporation will indemnify and hold harmless all of its directors, officers, employees and agents, and former directors, officers, employees and agents, from and against all liabilities and obligations, including attorneys' fees incurred in connection with any actions taken or failed to be taken by said directors, officers, employees and agents in their capacity as such, including those actions taken or failed to be taken by said directors, officers, employees and agents in their capacity as such which amount to gross negligence, but not those actions which amount to willful misconduct.

        The amended and restated by-laws also state that the indemnification will not extend to any violation of the criminal law, a transaction from which an improper personal benefit was derived, those circumstances under which the director liability provisions of Chapter 607 of the Florida Status apply and willful misconduct or a conscious disregard for the best interests of the corporation taken by any of the corporation's directors, officers, employees or agents.

        The by-laws of Door Installation Specialists Corporation and the amended and restated by-laws of Florida Made Door Co. provide that any person, his heirs, or his personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he is or was a director, officer, employee, or agent of the corporation or serves or served any other corporation or other enterprise in any capacity at the request of the corporation, shall be indemnified by the corporation, and the corporation may advance his related expenses to the full extent permitted by Florida law. In discharging his duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the corporation whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee, or agent believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representative may be entitled. The corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

        (h)   Masonite Components, Masonite Europe and Masonite Ireland are incorporated under the laws of Ireland.

        Section 200 of the Irish Companies Act of 1963 (as amended) provides as follows:

          (1)   Subject as hereinafter provided, any provision whether contained in the articles of a company or in any contract with a company or otherwise for exempting any officer of the company or any person employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company shall be void, so, however, that: (a) nothing in this section shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force; and (b) notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, or in connection with any application under section 391 of the Company Act, 1963, or section 42 of the Companies (Amendment) Act, 1983, in which relief is granted to him by the court.

          (2)   Notwithstanding subsection (1), a company may purchase and maintain for any of its officers or auditors insurance in respect of any liability referred to in that subsection.

          (3)   Notwithstanding any provision contained in an enactment, the articles of a company or otherwise, a director may be counted in the quorum and may vote on any resolution to purchase or maintain any insurance under which the director may benefit.

          (4)   Any directors' and officers' insurance purchased or maintained by a company before the date on which the amendments made to this section by the Companies (Auditing and Accounting) Act 2003 came into operation is as valid and effective as it would have been if those amendments had been in operation when that insurance was purchased or maintained.

          (5)   In this section a reference to an officer or auditor includes any former or current officer or auditor of the company, as the case may be.

        The memorandum and articles of association of each of Masonite Components, Masonite Europe and Masonite Ireland provides that subject to section 200 of the Act every director of the company shall be indemnified by the company against, and it shall be the duty of the directors out of the funds of the company to pay, all costs, losses and expenses which any such director may incur or become liable to by reason of any contract entered into or any act or thing done by him as such director or in any way in the discharge of his duties. No director shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the company shall be vested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act by any person with whom any moneys, securities or effects shall be deposited, for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of this office or in relation thereto unless the same were to happen through his own wilful act or default.

        (i)    Masonite Mexico, S.A. de C.V. is incorporated under the laws of Mexico.

        Under Mexican law, a company will be jointly liable for resulting liabilities or expenses of the activities resulting from acts or activities carried out by the officers of the company within the scope of his/her authority. Pursuant to article 309 of the Commerce Code (Código de Comercio) an officer of the company is a director of the same or any person who is authorized to represent the company in the daily business development. In addition, article 146 of the General Law of Commercial Entities (Ley de Sociedades Mercantiles "LGSM") states that the officers shall perform their respective positions with their sole appointment. The officers do not need a specific authorization from the management body to perform their correspondent activities. Nevertheless, article 2563 of the Federal Civil Code (Código Civil Federal) states that an officer shall be liable for their acts in the event that they acted without (i) all possible and necessary diligence; or, (ii) as if they were the owners of the business.

        (j)    3061275 Nova Scotia Company is incorporated under the Companies Act (Nova Scotia).

        Under applicable Nova Scotia law, 3061275 Nova Scotia Company ("3061275 Nova Scotia") is permitted to indemnify its officers and directors on terms acceptable to its shareholders subject only to the general common law restrictions based on public policy and restrictions residing under specific legislation of relevant jurisdictions.

        Section 160 of the articles of association of 3061275 Nova Scotia provides that every current or former director or officer of 3061275 Nova Scotia, or person who acts or acted at such company's request, in the absence of dishonesty on such person's part, shall be indemnified by 3061275 Nova Scotia against all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any (i) claim made against such person or (ii) civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of 3061275 Nova Scotia or such body corporate, partnership or other association, whether 3061275 Nova Scotia is a claimant or party to such action or proceeding or otherwise.

        (k)   Masonite International Corporation is incorporated under the Business Corporations Act (Ontario).

        Section 136 of the Business Corporations Act (Ontario) provides that: (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if, (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. (2) A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1) (a) and (b). (3) Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defence of the action or proceeding; and (b) fulfils the conditions set out in clauses (1)(a) and (b).

        The by-laws of Masonite International Corporation provide that the corporation shall indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the heirs and legal representatives of any such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if

  (a)
  the person acted honestly and in good faith with a view to the best interests of the corporation; and

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the relevant conduct was lawful.

        In addition, the corporation may, with the approval of the court, indemnify a person referred to above in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by that person in connection with such action if the person fulfills the conditions set out in (a) and (b) above.

        The person referred to above is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by that person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate if the person seeking indemnity meets certain requirements set forth in the by-laws of the company.

        Subject to the Business Corporations Act (Ontario), the corporation may purchase and maintain insurance for the benefit of any person referred to above against any liability incurred by that person: (a) in the capacity as a director or officer of the corporation, except where the liability relates to that person's failure to act honestly and in good faith with a view to the best interests of the corporation; or (b) in the capacity as a director or officer of another body corporate where said person acts or acted in that capacity at the corporation's request, except where the liability relates to that person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

        (l)    Masonite PrimeBoard Acquisition Inc. is incorporated under the laws of North Dakota.

        Section 10-19.1-91 of North Dakota Business Corporation Act states that absent a provision in the company's articles or by-laws prohibiting indemnification or advancement of expenses, a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines including excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

  a.
  Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines including excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

  b.
  Acted in good faith;

  c.
  Received no improper personal benefit and section 10-19.1-51, if applicable, has been satisfied;

  d.
  In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

  e.
  In the case of acts or omissions occurring in the official capacity as described in the Act, the person reasonably believed that the conduct was in the best interests of the corporation, or reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

        In addition, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorney's fees and disbursements, incurred by the person in advance of the final disposition of the proceeding.

        The by-laws of Masonite PrimeBoard Inc. state that each director, officer, employee or agent of the corporation now or hereafter serving as such shall be indemnified by the corporation against any and all claims and liabilities including reasonable settlements to which he has or shall become subject by reason of serving or having served in such capacity, or by reason of any action alleged to have been taken, omitted, or neglected by him as such director, employee or agent; and the corporation shall reimburse each such person for all legal expenses reasonably incurred by him in connection with any such claim or liability, provided, however, that no such person shall be indemnified against, or reimbursed for any expense incurred in connection with, any claim or liability arising out of his own willful misconduct or gross negligence.

        (m)  Woodlands Millwork I, Ltd. is a limited partnership governed by the laws of Texas.

        Section 8.051 of Texas Business Organization Code states that: (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

        Section 8.052 states that (a) on application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

        Section 8.101 states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person's official capacity that the person's conduct was in the enterprise's best interests; and (ii) in any other case, that the person's conduct was not opposed to the enterprise's best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

        Section 8.102 states that (a) subject to subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person's duty to the enterprise; (B) breach of the person's duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

        The Limited Partnership Agreement of Woodlands Millwork I, Ltd. states that it will indemnify, hold harmless, and pay all judgments and claims by third parties against any General Partner relating to any liability or damage incurred by reason of any authorized act performed or omitted to be performed by such General Partner in connection with the business of the Partnership, including attorney fees incurred by such General Partner in connection with the defense of any action based on any such act or omission, which attorney fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended) as permitted by law. In the event of any action by a Partner against any General Partner, including a Partnership derivative suit, the Partnership shall indemnify, hold harmless, and pay all expenses of the General Partner, including attorney fees, if such General Partner is successful in such action.

        It also provides that it will indemnify, hold harmless, and pay all expenses, costs, or liabilities of any General Partner who, for the benefit of the Partnership, makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Partnership and who suffers any financial loss as the result of such action. In addition, no General Partner will be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

Item 21. Exhibits and Financial Statement Schedules

    (a)
    Exhibits

Exhibit No.	Description
2.1	Combination Agreement, dated December 22, 2004, by and between Stile Acquisition Corp. and Masonite International Corporation (incorporated by reference to Exhibit 99.1 filed with Masonite International Corporation's Report of Foreign Issuer on Form 6-K for the month of January 2005 (Commission File No. 001-11796))
2.2
Amended and Restated Combination Agreement, dated January 16, 2005, by and between Stile Acquisition Corp. and Masonite International Corporation (incorporated by reference to Exhibit 99.(A)(1) filed with Masonite International Corporation's Schedule 13E-3 filed on January 19, 2005 (Commission File No. 005-43863))

2.3
Second Amended and Restated Combination Agreement, dated February 17, 2005, by and between Stile Acquisition Corp. and Masonite International Corporation (incorporated by reference to Exhibit 99.2 filed with Masonite International Corporation's Report of Foreign Private Issuer on Form 6-K for the month of February 2005 (Commission File No. 001-11796))
3.1	Certificate of Incorporation and Certificate of Amendment of Certificate of the Incorporation of Masonite International Inc.
3.2	By-laws of Masonite International Inc.
3.3	Restated Certificate of Incorporation and Certificate of Amendment of the Certificate of Incorporation of Masonite Corporation
3.4	By-laws of Masonite Corporation
3.5	Articles of Amalgamation of Masonite International Corporation
3.6	By-laws of Masonite International Corporation
3.7	Memorandum and Articles of Association of 3061275 Nova Scotia Company
3.8	Memorandum and Articles of Association of Bonlea Limited
3.9	Certificate of Incorporation of Castlegate Entry Systems, Inc.
3.10	By-laws of Castlegate Entry Systems, Inc.
3.11	Certificate of Incorporation and Certificate of Amendment of Certificate of Incorporation of Crown Door Corporation
3.12	By-laws of Crown Door Corporation
3.13	Articles of Incorporation of Cutting Edge Tooling, Inc.
3.14	Amended and Restated By-laws of Cutting Edge Tooling, Inc.
3.15	Articles of Incorporation and Articles of Amendment of the Articles of Incorporation of Door Installation Specialists Corporation
3.16	By-laws of Door Installation Specialists Corporation
3.17	Certificate of Incorporation of Eger Properties
3.18	Amended and Restated By-laws of Eger Properties
3.19	Articles of Incorporation and Amendment to Articles of Incorporation of Florida Made Door Co.
3.20	Amended and Restated By-laws of Florida Made Door Co.
3.21	Certificate of Incorporation (Estatutos Sociales) of Masonite Chile Holdings S.A. (with English translation)
3.22	By-laws (Estatutos Sociales) of Masonite Chile Holdings S.A. (with English translation)
3.23	Memorandum and Articles of Association of Masonite Components
3.24	Memorandum and Articles of Association of Masonite Europe
3.25	Memorandum and Articles of Association of Masonite Europe Limited
3.26	Memorandum and Articles of Association of Masonite Ireland

3.27	Certificate of Incorporation (Estatutos Sociales) of Masonite Mexico, S.A. de C.V. (with English translation)
3.28	By-laws (Estatutos Sociales) of Masonite Mexico, S.A. de C.V. (with English translation)
3.29	Articles of Incorporation and Articles of Amendment to the Articles of Incorporation of Masonite Primeboard Inc.
3.30	By-laws of Masonite Primeboard Inc.
3.31	Certificate of Incorporation and Certificate of Amendment of the Certificate of Incorporation of Pintu Acquisition Company, Inc.
3.32	By-laws of Pintu Acquisition Company, Inc.
3.33	Memorandum and New Articles of Association of Premdor Crosby Limited
3.34	Certificate of Formation of Premdor Finance LLC
3.35	Limited Liability Company Agreement of Premdor Finance LLC
3.36	Memorandum and Articles of Association of Premdor U.K. Holdings Limited
3.37	Certificate of Incorporation of WMW, Inc.
3.38	By-laws of WMW, Inc.
3.39	Certificate of Limited Partnership of Woodlands Millwork I, Ltd.
3.40	Limited Partnership Agreement of Woodlands Millwork I, Ltd.
4.1
Indenture, dated October 6, 2006, by and among Masonite Corporation, as issuer, Masonite International Corporation, Masonite International Inc. and the other guarantors thereto and The Bank of New York, as Trustee, governing the Senior Subordinated Notes Due 2015
4.2
Indenture, dated October 6, 2006, by and among Masonite International Corporation, as issuer, Masonite Corporation, Masonite International Inc. and the other guarantors thereto and The Bank of New York, as Trustee, governing the Senior Subordinated Notes Due 2015
4.3
Registration Rights Agreement, dated October 6, 2006, by and among Masonite Corporation, Masonite International Corporation, Masonite International Inc. and the other guarantors thereto and The Bank of New York, as Trustee
5.1	Opinion and Consent of Davies Ward Phillips & Vineberg LLP
5.2	Opinion and Consent of Simpson Thacher & Bartlett LLP
10.1
Credit Agreement, dated as of April 6, 2005, among Stile U.S. Acquisition Corp., as the U.S. Borrower, Stile Acquisition Corp., as the Canadian Borrower, Stile Consolidated Corp., as Guarantor, The Several Lenders from Time to Time Parties Hereto and The Bank of Nova Scotia, as Administrative Agent and as Canadian Administrative Agent, and the other parties thereto
10.2
Senior Subordinated Loan Agreement, dated as of April 6, 2005, among Stile U.S. Acquisition Corp., as the U.S. Borrower, Stile Acquisition Corp., as the Canadian Borrower, Stile Consolidated Corp., as Guarantor, The Several Lenders from Time to Time Parties Hereto and The Bank of Nova Scotia, as Administrative Agent and as Canadian Administrative Agent, and the other parties thereto

10.3	Registration Rights Agreement, dated as of April 6, 2005, among Stile Holding Corp., KKR Millennium Fund (Overseas) Limited Partnership and KKR Partners (International) Limited Partnership
10.4	Management and Advisory Services Retainer Agreement, dated as of April 6, 2005, between Stile U.S. Acquisition Corp. and Kohlberg Kravis Roberts & Co. L.P.
10.5	Form of Management Stockholder's Agreement
10.6	Form of Sale Participation Agreement
12.1	Computation of Earnings to Fixed Charges
21.1	List of Subsidiaries
23.1	Consent of KPMG LLP
23.2	Consent of Davies Ward Phillips & Vineberg LLP (included as part of its opinion filed as Exhibit 5.1 hereof)
23.3	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.2 hereof)
24.1	Powers of Attorney for Masonite International Inc. (included on signature pages hereto)
24.2	Powers of Attorney for Masonite Corporation (included on signature pages hereto)
24.3	Powers of Attorney for Masonite International Corporation (included on signature pages hereto)
24.4	Powers of Attorney for Additional Registrants (included on signature pages hereto)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indentures
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Brokers, Dealers
99.3	Form of Letter to Clients
99.4	Form of Notice of Guaranteed Delivery
    (b)
    Financial Statement Schedules.

Schedule IIa. Valuation And Qualifying Accounts And Reserves
(In thousands of U.S. Dollars)

Column A	Column B	Column C and D	Column E
DESCRIPTION	Balance At Beginning Of Period	Additions and Deductions	Balance At End Of Period
For the Period February 2, 2005 to December 31, 2005
Reserve for doubtful accounts	$2,216	$(84)	$2,132

For the Period January 1, 2005 to April 6, 2005
Reserve for doubtful accounts	1,957	259	2,216

Year Ended December 31, 2004
Reserve for doubtful accounts	2,606	(649)	1,957

Year Ended December 31, 2003
Reserve for doubtful accounts	2,602	4	2,606

Item 22. Undertakings

        Each of the undersigned registrants hereby undertakes:

        (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4)   to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A.4 of Form 20-F at the start of any delayed offering or throughout a continuous offering;

        (5)   to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Masonite International Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on January 3, 2007.

MASONITE INTERNATIONAL INC.
By:	/s/ KENNETH W. FREEMAN
	Name:	Kenneth W. Freeman
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ SCOTT C. NUTTALL	Scott C. Nuttall Director

/s/ TAGAR C. OLSON	Tagar C. Olson Director
/s/ ROBERT V. TUBBESING	Robert V. Tubbesing Director
/s/ PAUL E. RAETHER	Paul E. Raether Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Masonite Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 3, 2007.

MASONITE CORPORATION
By:	/s/ KENNETH W. FREEMAN
	Name:	Kenneth W. Freeman
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ SCOTT C. NUTTALL	Scott C. Nuttall Director

/s/ TAGAR C. OLSON	Tagar C. Olson Director
/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Director
/s/ PAUL E. RAETHER	Paul E. Raether Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Masonite International Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on January 3, 2007.

MASONITE INTERNATIONAL CORPORATION
By:	/s/ KENNETH W. FREEMAN
	Name:	Kenneth W. Freeman
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ SCOTT C. NUTTALL	Scott C. Nuttall Director

/s/ ROBERT V. TUBBESING	Robert V. Tubbesing Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, 3061275 Nova Scotia Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on January 3, 2007.

3061275 NOVA SCOTIA COMPANY
By:	/s/ KENNETH W. FREEMAN
	Name:	Kenneth W. Freeman
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director

/s/ JAMES U. MORRISON	James U. Morrison Director
/s/ FREDERICK ARNOLD	Frederick Arnold Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Bonlea Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Darton, Barnsley, United Kingdom on January 3, 2007.

BONLEA LIMITED
By:	/s/ KENNETH G. MCKENZIE
Name: Kenneth G. McKenzie Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH G. MCKENZIE	Kenneth G. McKenzie (Principal Executive Officer) Chief Executive Officer
/s/ MICHAEL A. ARMSTRONG	Michael A. Armstrong Controller, Financial Reporting (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL A. ARMSTRONG	Michael A. Armstrong Director
/s/ ROSE M. MURPHY	Rose M. Murphy Director
/s/ KENNETH G. MCKENZIE	Kenneth G. McKenzie Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Castlegate Entry Systems, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada on January 3, 2007.

CASTLEGATE ENTRY SYSTEMS, INC.
By:	/s/ KENNETH W. FREEMAN
Name: Kenneth W. Freeman Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director
/s/ ROBERT V. TUBBESING	Robert V. Tubbesing Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Crown Door Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada on January 3, 2007.

CROWN DOOR CORPORATION
By:	/s/ KENNETH W. FREEMAN
Name: Kenneth W. Freeman Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director
/s/ ROBERT V. TUBBESING	Robert V. Tubbesing Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Cutting Edge Tooling, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 3, 2007.

CUTTING EDGE TOOLING, INC.
By:	/s/ KENNETH W. FREEMAN
Name: Kenneth W. Freeman Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director

/s/ JAMES U. MORRISON	James U. Morrison Director
/s/ STEPHEN MACISAAC	Stephen MacIsaac Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Door Installation Specialists Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 3, 2007.

DOOR INSTALLATION SPECIALISTS CORPORATION
By:	/s/ KENNETH W. FREEMAN
	Name:	Kenneth W. Freeman
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director

/s/ JAMES U. MORRISON	James U. Morrison Director
/s/ STEPHEN MACISAAC	Stephen MacIsaac Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Eger Properties has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 3, 2007.

EGER PROPERTIES
By:	/s/ KENNETH W. FREEMAN
	Name:	Kenneth W. Freeman
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director

/s/ JAMES U. MORRISON	James U. Morrison Director
/s/ STEPHEN MACISAAC	Stephen MacIsaac Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Florida Made Door Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 3, 2007.

FLORIDA MADE DOOR CO.
By:	/s/ KENNETH W. FREEMAN
	Name:	Kenneth W. Freeman
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director

/s/ JAMES U. MORRISON	James U. Morrison Director
/s/ STEPHEN MACISAAC	Stephen MacIsaac Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Masonite Chile Holdings S.A. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cabrero, Chile, on January 3, 2007.

MASONITE CHILE HOLDINGS S.A.
By:	/s/ JORGE VÉJAR
Name: Jorge Véjar Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ JORGE VÉJAR	Jorge Véjar Chief Executive Officer (Principal Executive Officer)
/s/ ADAMO PESCE	Adamo Pesce (Principal Financial Officer and Principal Accounting Officer) Controller
/s/ JAMES U. MORRISON	James U. Morrison Director
/s/ DANIEL ELLIS	Daniel Ellis Director
/s/ JORGE VÉJAR	Jorge Véjar Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Masonite Components has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Co. Leitrim, Republic of Ireland on January 3, 2007.

MASONITE COMPONENTS
By:	/s/ JAMES HOEY
Name: James Hoey Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ JAMES HOEY	James Hoey Chief Executive Officer (Principal Executive Officer)
/s/ CORMAC KEARNS	Cormac Kearns (Principal Financial Officer and Principal Accounting Officer)
/s/ CORMAC KEARNS	Cormac Kearns Director
/s/ JAMES HOEY	James Hoey Director
/s/ JAMES U. MORRISON	James U. Morrison Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Masonite Europe has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Co. Leitrim, Republic of Ireland on January 3, 2007.

MASONITE EUROPE
By:	/s/ JAMES HOEY
Name: James Hoey Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ JAMES HOEY	James Hoey Chief Executive Officer (Principal Executive Officer)
/s/ CORMAC KEARNS	Cormac Kearns (Principal Financial Officer and Principal Accounting Officer)
/s/ CORMAC KEARNS	Cormac Kearns Director
/s/ JAMES HOEY	James Hoey Director
/s/ JAMES U. MORRISON	James U. Morrison Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Masonite Europe Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Darton, Barnsley, United Kingdom on January 3, 2007.

MASONITE EUROPE LIMITED
By:	/s/ KENNETH G. MCKENZIE
Name: Kenneth G. McKenzie Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH G. MCKENZIE	Kenneth G. McKenzie Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL A. ARMSTONG	Michael A. Armstrong (Principal Financial Officer and Principal Accounting Officer)
/s/ ROGER BRUCE	Roger Bruce Director
/s/ MICHAEL A. ARMSTRONG	Michael A. Armstrong Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Masonite Ireland has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Co. Leitrim, Republic of Ireland on January 3, 2007.

MASONITE IRELAND
By:	/s/ JAMES HOEY
Name: James Hoey Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ JAMES HOEY	James Hoey Chief Executive Officer (Principal Executive Officer)
/s/ CORMAC KEARNS	Cormac Kearns (Principal Financial Officer and Principal Accounting Officer)
/s/ CORMAC KEARNS	Cormac Kearns Director
/s/ JAMES HOEY	James Hoey Director
/s/ JAMES U. MORRISON	James U. Morrison Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Masonite Mexico, S.A. de C.V. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cienega de Flores, Estado Nuevo Leon, Mexico, on January 3, 2007.

MASONITE MEXICO, S.A. DE C.V.
By:	/s/ MICHAEL STEVEN HALL
Name: Michael Steven Hall Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ MICHAEL STEVEN HALL	Michael Steven Hall Chief Executive Officer (Principal Executive Officer)
/s/ JOSÉ LUIS OYERVIDES ALONSO	José Luis Oyervides Alonso (Principal Financial Officer and Chief Accounting Officer)
/s/ MICHAEL STEVEN HALL	Michael Steven Hall Director
/s/ FREDERICK ARNOLD	Frederick Arnold Director

/s/ ROSE M. MURPHY	Rose M. Murphy Director
/s/ GUILLERMO ORTIZ HERNÁNDEZ	Guillermo Ortiz Hernández Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Masonite PrimeBoard Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 3, 2007.

MASONITE PRIMEBOARD INC.
By:	/s/ KENNETH W. FREEMAN
Name: Kenneth W. Freeman Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)

/s/ JAMES U. MORRISON	James U. Morrison Director
/s/ STEPHEN MACISAAC	Stephen MacIsaac Director
/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Pintu Acquisition Company, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 3, 2007.

PINTU ACQUISITION COMPANY, INC.
By:	/s/ KENNETH W. FREEMAN Name: Kenneth W. Freeman Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director

/s/ JAMES U. MORRISON	James U. Morrison Director
/s/ STEPHEN MACISAAC	Stephen MacIsaac Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Premdor Crosby Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Darton, Barnsley, United Kingdom, on January 3, 2007.

PREMDOR CROSBY LIMITED
By:	/s/ KENNETH G. MCKENZIE Name: Kenneth G. McKenzie Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH G. MCKENZIE	Kenneth G. McKenzie Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL A. ARMSTRONG	Michael A. Armstrong (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL A. ARMSTRONG	Michael A. Armstrong Director
/s/ KENNETH G. MCKENZIE	Kenneth G. McKenzie Director
/s/ ROSE M. MURPHY	Rose M. Murphy Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Premdor Finance LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on January 3, 2007.

PREMDOR FINANCE LLC
By:	/s/ FREDERICK ARNOLD Name: Frederick Arnold Title: Manager

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ FREDERICK ARNOLD	Frederick Arnold Manager
/s/ KAREN A. RADTKE	Karen A. Radtke Manager
/s/ TREVOR HEWELETT	Trevor Hewelett Manager
/s/ ROSE M. MURPHY	Rose M. Murphy Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Premdor U.K. Holdings Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Darton, Barnsley, United Kingdom, on January 3, 2007.

PREMDOR U.K. HOLDINGS LIMITED
By:	/s/ KENNETH G. MCKENZIE
Name: Kenneth G. McKenzie Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH G. MCKENZIE	Kenneth G. McKenzie Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL A. ARMSTRONG	Michael A. Armstrong (Principal Financial Officer and Principal Accounting Officer)
/s/ MICHAEL A. ARMSTRONG	Michael A. Armstrong Director
/s/ KENNETH G. MCKENZIE	Kenneth G. McKenzie Director
/s/ ROSE M. MURPHY	Rose M. Murphy Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, WMW, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 3, 2007.

WMW, INC.
By:	/s/ KENNETH W. FREEMAN
Name: Kenneth W. Freeman Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting (Principal Accounting Officer)
/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director

/s/ JAMES U. MORRISON	James U. Morrison Director
/s/ STEPHEN MACISAAC	Stephen MacIsaac Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Woodlands Millwork I, Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 3, 2007.

WOODLANDS MILLWORK I, LTD.
By:	/s/ KENNETH W. FREEMAN
Name: Kenneth W. Freeman Title: Chief Executive Officer of WMW, Inc., the General Partner (Principal Executive Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Frederick Arnold, Christopher A. Virostek and Rose M. Murphy and each of them the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 3, 2007.

Signature	Capacity

/s/ KENNETH W. FREEMAN	Kenneth W. Freeman Chief Executive Officer of WMW, Inc., the General Partner (Principal Executive Officer)
/s/ FREDERICK ARNOLD	Frederick Arnold Executive Vice President, Finance of WMW, Inc., the General Partner (Principal Financial Officer)
/s/ CHRISTOPHER A. VIROSTEK	Christopher A. Virostek Controller, Financial Reporting of WMW, Inc., the General Partner (Principal Accounting Officer)

/s/ LAWRENCE P. REPAR	Lawrence P. Repar Director of WMW, Inc., the General Partner
/s/ JAMES U. MORRISON	James U. Morrison Director of WMW, Inc., the General Partner
/s/ STEPHEN MACISAAC	Stephen MacIsaac Director of WMW, Inc., the General Partner

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TABLE OF ADDITIONAL REGISTRANT GUARANTORS
OFFER TO EXCHANGE
TABLE OF CONTENTS
PRESENTATION OF FINANCIAL AND OTHER INFORMATION
ENFORCEABILITY OF CIVIL LIABILITIES
EXCHANGE RATE INFORMATION
INDUSTRY DATA
PROSPECTUS SUMMARY
Our Company
Post-Transaction Initiatives
Business Strengths
Business Strategy
Issuer Information
Summary of the Terms of the Exchange Offer
Summary of the Terms of the Exchange Notes
Risk Factors
Summary Consolidated Financial Data
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
THE TRANSACTION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
MASONITE INTERNATIONAL INC. Unaudited Pro Forma Consolidated Statement of Operations (in millions of U.S. dollars)
MASONITE INTERNATIONAL INC. Notes to Unaudited Pro Forma Consolidated Financial Information (in millions of U.S. dollars)
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INDUSTRY OVERVIEW
BUSINESS
DIRECTORS AND SENIOR MANAGEMENT
MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF CERTAIN INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
BOOK-ENTRY, SETTLEMENT AND CLEARANCE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
AUDITORS' REPORT TO THE BOARD OF DIRECTORS OF MASONITE INTERNATIONAL INC.
Masonite International Inc. Revised Consolidated Statements of Operations Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005; Predecessor Period from January 1, 2005 to April 6, 2005; and the Predecessor Years Ended December 31, 2004 and December 31, 2003 (in thousands of U.S. dollars)
Masonite International Inc. Revised Consolidated Balance Sheets December 31, 2005 and 2004 (in thousands of U.S. dollars)
Masonite International Inc. Revised Consolidated Statements of Changes in Shareholder's Equity Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005; Predecessor Period From January 1, 2005 to April 6, 2005; and the Predecessor Years Ended December 31, 2004 and December 31, 2003 (in thousands of U.S. dollars)
Masonite International Inc. Revised Consolidated Statements of Cash Flows Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005; Predecessor Period from January 1, 2005 to April 6, 2005; and the Predecessor Years Ended December 31, 2004 and December 31, 2003 (in thousands of U.S. dollars)
Masonite International Inc. Notes to Revised Consolidated Financial Statements Successor Period from February 2, 2005 (Date of Incorporation) to December 31, 2005; Predecessor Period from January 1, 2005 to April 6, 2005; and the Predecessor Years Ended December 31, 2004 and December 31, 2003 (in thousands of U.S. dollars, except share and option information)
Consolidating Statement of Operations For the period from February 2, 2005 (date of Incorporation) to December 31, 2005 (Restated — note 2)
Consolidating Statement of Operations For the period from January 1, 2005 to April 6, 2005
Consolidating Statement of Operations For the year ended December 31, 2004
Consolidating Statement of Operations Year ended December 31, 2003
Consolidating Balance Sheet December 31, 2005 (Restated — note 2)
The reconciliation of condensed consolidating balance sheet captions is as follows: December 31, 2005
Consolidating Balance Sheet December 31, 2004
The reconciliation of condensed consolidating balance sheet captions is as follows: December 31, 2004
Consolidating Statement of Cash Flows For the period from February 2, 2005 (date of Incorporation) to December 31, 2005 (Restated — note 2)
Consolidating Statement of Cash Flows For the period from January 1, 2005 to April 6, 2005
Consolidating Statement of Cash Flows For the year ended December 31, 2004
Consolidating Statement of Cash Flows Year ended December 31, 2003
Masonite International Inc. Revised Unaudited Consolidated Statements of Operations Nine Month Period Ended September 30, 2006; Successor Period from February 2, 2005 (Date of Incorporation) to September 30, 2005; and the Predecessor Period from January 1, 2005 to April 6, 2005; (in thousands of U.S. dollars)
Masonite International Inc. Revised Unaudited Consolidated Balance Sheets September 30, 2006 and December 31, 2005 (in thousands of U.S. dollars)
Masonite International Inc. Revised Unaudited Consolidated Statements of Changes in Shareholder's Equity Nine Month Period Ended September 30, 2006; Period from February 2, 2005 (Date of Incorporation) to September 30, 2005; and the Predecessor Period from January 1, 2005 to April 6, 2005 (in thousands of U.S. dollars)
Masonite International Inc. Revised Unaudited Consolidated Statement of Cash Flows Nine Month Period Ended September 30, 2006; Period from February 2, 2005 (Date of Incorporation) to September 30, 2005; and the Predecessor Period from January 1, 2005 to April 6, 2005 (in thousands of U.S. dollars)
Consolidating Statement of Operations For the nine month period ended September 30, 2006 (Restated—note 2)
Consolidating Statement of Operations Period from February 2, 2005 (date of Incorporation) to September 30, 2005 (Restated—note 2)
Consolidating Statement of Operations Predecessor Period from January 1, 2005 to April 6, 2005
Consolidating Balance Sheet September 30, 2006 (Restated—note 2)
The reconciliation of condensed consolidating balance sheet captions is as follows: September 30, 2006 (Restated—note 2)
Consolidating Balance Sheet December 31, 2005 (Restated—note 2)
The reconciliation of condensed consolidating balance sheet captions is as follows: December 31, 2005 (Restated—note 2)
Consolidating Statement of Cash Flows For the nine month period ended September 30, 2006 (Restated—note 2)
Consolidating Statement of Cash Flows Period from February 2, 2005 (date of Incorporation) to September 30, 2005 (Restated—note 2)
Consolidating Statement of Cash Flows Predecessor Period from January 1, 2005 to April 6, 2005
Prospectus
Offer to Exchange
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Schedule IIa. Valuation And Qualifying Accounts And Reserves (In thousands of U.S. Dollars)
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